Filed Pursuant to Rule 424(b)(3)
Registration No. 333-201066

A MERGER PROPOSAL—YOUR VOTE IS IMPORTANT

Waterloo House

100 Pitts Bay Road

Pembroke HM 08 Bermuda

January 29, 2015

To the Shareholders of Platinum Underwriters Holdings, Ltd.:

We cordially invite you to attend a special general meeting of the shareholders (which we refer to as the “special general meeting”) of Platinum Underwriters Holdings, Ltd. (which we refer to as “Platinum”) to be held on February 27, 2015 at 9:00 a.m., Atlantic time at Platinum’s offices at Waterloo House, 100 Pitts Bay Road, Pembroke HM 08 Bermuda.

On November 23, 2014, Platinum, RenaissanceRe Holdings Ltd. (which we refer to as “RenaissanceRe”) and Port Holdings Ltd., a direct, wholly owned subsidiary of RenaissanceRe, which was formed solely for the purpose of effecting the merger (as defined below) (which we refer to as “Acquisition Sub”), entered into an Agreement and Plan of Merger (which we refer to as the “merger agreement”), a copy of which is included as Annex A to the attached proxy statement/prospectus. Under the terms of the merger agreement, Acquisition Sub will merge into Platinum, and Platinum will survive the merger and become a wholly owned subsidiary of RenaissanceRe (which we refer to as the “merger”).

Pursuant to the terms of the merger agreement, upon the closing of the merger, each common share of Platinum, par value $0.01 per share (which we refer to as the “Platinum common shares”) (excluding any dissenting share as to which appraisal rights have been properly exercised under Bermuda law), will be cancelled and converted into the right to receive, at the election of the holder thereof in accordance with the procedures set forth in the merger agreement, (i) an amount of cash equal to $66.00 (which we refer to as the “cash election consideration”), (ii) 0.6504 common shares of RenaissanceRe, par value $1.00 per share (which we refer to as “RenaissanceRe common shares”) (which we refer to as the “share election consideration”), or (iii) 0.2960 RenaissanceRe common shares (which we refer to as the “standard exchange ratio”) and an amount of cash equal to $35.96 (which we refer to, together with the standard exchange ratio, as the “standard election consideration”), in each case less any applicable withholding taxes and without interest, plus cash in lieu of any fractional RenaissanceRe common shares you would otherwise be entitled to receive, as further described in the merger agreement. We refer to the share election consideration, the cash election consideration and the standard election consideration, as applicable, for each Platinum common share as the “merger consideration.” The cash election consideration is subject to proration if the un-prorated aggregate share consideration is less than 7,500,000 RenaissanceRe common shares, and the share election consideration is subject to proration if the un-prorated aggregate share consideration is greater than 7,500,000 RenaissanceRe common shares. All Platinum common shares that are held by Platinum as treasury stock or held by any wholly owned subsidiary of Platinum, or owned by RenaissanceRe or any wholly owned subsidiary of RenaissanceRe immediately before the merger, will be cancelled and no payment will be made in respect thereof. RenaissanceRe common shares trade on the New York Stock Exchange (which we refer to as the “NYSE”) under the symbol “RNR” and Platinum common shares trade on the NYSE under the symbol “PTP.”

In addition, the merger agreement provides that, subject to applicable laws, following the date of approval and adoption of the merger agreement and the agreement required by Section 105 of the Companies Act of 1981 of Bermuda, as amended (which we refer to as the “Companies Act”), the form of which is attached as Exhibit A to the merger agreement (which we refer to as the “statutory merger agreement”) by Platinum shareholders and prior to the effective time of the merger, Platinum will declare and pay a special dividend of $10.00 per Platinum common share (which we refer to as the “special dividend”) to the holders of record of issued and outstanding Platinum common shares as of a record date for the special dividend to be set as designated by the board of directors of Platinum (which we refer to as “Platinum’s board of directors”). Platinum will cause the special dividend to be paid prior to the effective time of the merger. The special dividend is contingent upon the approval and adoption of the merger agreement, the statutory merger agreement and the merger by the requisite shareholder vote.

As set out in the merger agreement, upon the closing of the merger, each dissenting share shall be cancelled and (unless otherwise required by any applicable laws or orders), converted into the right to receive the merger consideration together with the special dividend as if an election for the standard election consideration had been made. Under Bermuda law, in the event of a merger of a Bermuda company with another company or corporation, any shareholder of the Bermuda company is entitled to receive fair value for its shares. Platinum’s board of directors considers the fair value for each Platinum common share to be the merger consideration and the special dividend. Any Platinum shareholder who is not satisfied that it has been offered fair value for its Platinum common shares and whose Platinum common shares are not voted in favor of the approval of the merger agreement, the statutory merger agreement and the merger may exercise its appraisal rights under the Companies Act to have the fair value of its Platinum common shares appraised by the Supreme Court of Bermuda pursuant to applicable law. Any Platinum shareholder intending to exercise appraisal rights MUST file its application for appraisal of the fair value of its Platinum common shares with the Supreme Court of Bermuda within ONE MONTH of the giving of the notice convening the special general meeting.

Platinum is soliciting proxies for use at the special general meeting to consider and vote upon a proposal to approve and adopt the merger agreement, the statutory merger agreement and the merger. The merger cannot be completed unless, among other things, Platinum shareholders approve and adopt the merger agreement, the statutory merger agreement and the merger (which we refer to as the “merger proposal”) by the requisite shareholder vote.

Platinum is also soliciting proxies from its shareholders with respect to three additional proposals: (1) a proposal to approve an amendment to Platinum’s bye-laws, the form of which amendment is included as Annex B to the attached proxy statement/prospectus, to reduce the shareholder vote required to approve a merger with any other company from (a) the affirmative vote of three-fourths of the votes cast thereon at a general meeting of the shareholders at which a quorum of two or more persons present in person and representing in person or by proxy in excess of one-third of the total issued shares of Platinum as at the record date is present to (b) a simple majority of the votes cast thereon at a general meeting of the shareholders at which a quorum of two or more persons present in person and representing in person or by proxy in excess of 50% of the total issued shares of Platinum as at the record date is present (which we refer to as the “bye-law amendment”); (2) a proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Platinum’s named executive officers in connection with the merger (which we refer to as the “compensation advisory proposal”) as described in the section of the attached proxy statement/prospectus titled “The Merger—Interests of Platinum’s Directors and Executive Officers in the Merger” and (3) a proposal to approve an adjournment of the special general meeting, if necessary or appropriate, for the solicitation of additional proxies from Platinum shareholders in favor of any of the aforementioned proposals if there are insufficient votes at the time of such adjournment to approve such proposals. Completion of the merger is not conditioned on approval of these additional proposals.

Your vote is important. Whether or not you plan to attend the special general meeting, please take the time to vote on the proposals by signing and returning the enclosed proxy card or voting instruction form, or by submitting your proxy over the Internet or by telephone, as soon as possible to ensure that your shares may be represented and voted at the special general meeting.

Platinum’s board of directors has unanimously (1) determined that the merger, on the terms and conditions set forth in the merger agreement, is fair to, and in the best interests of, Platinum, (2) approved the merger agreement, the statutory merger agreement and the transactions contemplated thereby, (3) determined that the bye-law amendment is advisable to and in the best interests of Platinum, and authorized and approved the bye-law amendment, and (4) resolved that the bye-law amendment and the merger proposal be submitted to Platinum shareholders for their consideration at the special general meeting. Accordingly, Platinum’s board of directors unanimously recommends that Platinum shareholders vote (1) “FOR” the bye-law amendment proposal, (2) “FOR” the merger proposal, and (3) “FOR” the other proposals described in the attached proxy statement/prospectus.

The attached proxy statement/prospectus provides Platinum shareholders with detailed information about the special general meeting, the bye-law amendment, the merger, the merger proposal, the compensation advisory proposal, Platinum and RenaissanceRe. You can also obtain other information from publicly available documents filed by Platinum and RenaissanceRe with the Securities and Exchange Commission. Platinum and RenaissanceRe encourage you to read the entire proxy statement/prospectus carefully, including the section titled “Risk Factors” beginning on page 23 thereof.

Sincerely,

Michael D. Price

President and Chief Executive Officer

Platinum Underwriters Holdings, Ltd.

None of the Securities and Exchange Commission, any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of the attached proxy statement/prospectus. Any representation to the contrary is a criminal offense.

The attached proxy statement/prospectus is dated January 29, 2015, and is first being mailed to Platinum shareholders on or about January 29, 2015.

Waterloo House

100 Pitts Bay Road

Pembroke HM 08 Bermuda

NOTICE OF SPECIAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON FEBRUARY 27, 2015

January 29, 2015

To the Shareholders of Platinum Underwriters Holdings, Ltd.:

Notice is hereby given that a special general meeting of shareholders (which we refer to as the “special general meeting”) of Platinum Underwriters Holdings, Ltd. (which we refer to as “Platinum”) will be held at Platinum’s offices at Waterloo House, 100 Pitts Bay Road, Pembroke HM 08 Bermuda, on February 27, 2015 at 9:00 a.m., Atlantic time, for the following purposes:

•	Proposal 1: to consider and vote on the proposal to approve an amendment to Platinum’s bye-laws, the form of which amendment is included as Annex B to the attached proxy statement/prospectus, to reduce the shareholder vote required to approve a merger with any other company from (a) the affirmative vote of three-fourths of the votes cast thereon at a general meeting of the shareholders at which a quorum of two or more persons present in person and representing in person or by proxy in excess of one-third of the total issued shares of Platinum as at the record date is present to (b) a simple majority of the votes cast thereon at a general meeting of the shareholders at which a quorum of two or more persons present in person and representing in person or by proxy in excess of 50% of the total issued shares of Platinum as at the record date is present;

•	Proposal 2: to consider and vote on the proposal to approve and adopt (a) the Agreement and Plan of Merger, dated as of November 23, 2014, among Platinum, RenaissanceRe Holdings Ltd. (which we refer to as “RenaissanceRe”) and Port Holdings Ltd., a direct, wholly owned subsidiary of RenaissanceRe, which was formed solely for the purpose of effecting the merger (as defined below) and will not conduct any business before the merger (which we refer to as “Acquisition Sub” ) (which agreement we refer to as the “merger agreement”), a copy of which is included as Annex A to the attached proxy statement/prospectus, (b) the agreement required by Section 105 of the Companies Act of 1981 of Bermuda, as amended (which we refer to as the “Companies Act”), the form of which is attached as Exhibit A to the merger agreement and which we refer to as the “statutory merger agreement,” and (c) the merger of Platinum and Acquisition Sub as contemplated by the merger agreement (which we refer to as the “merger”);

•	Proposal 3: to consider and vote on a proposal, on an advisory (non-binding) basis, to approve the compensation that may be paid or become payable to Platinum’s named executive officers in connection with the merger, as described in the section titled “The Merger—Interests of Platinum’s Directors and Executive Officers in the Merger” in the attached proxy statement/prospectus; and

•	Proposal 4: to adjourn the special general meeting, if necessary or appropriate, for the solicitation of additional proxies from Platinum shareholders in favor of any of the above proposals if there are insufficient votes at the time of such adjournment to approve such proposals.

Completion of the merger is conditioned on, among other things, approval of Proposal 2 above (which we refer to as the “merger proposal”), but is not conditioned on approval of Proposals 1, 3 or 4.

Pursuant to the terms of the merger agreement, upon the closing of the merger, each common share of Platinum, par value $0.01 per share (which we refer to as the “Platinum common shares”) (excluding any dissenting share as to which appraisal rights have been properly exercised under Bermuda law), will be cancelled and converted into the right to receive, at the election of the holder thereof in accordance with the procedures set forth in the merger agreement, (i) an amount of cash equal to $66.00 (which we refer to as the “cash election consideration”), (ii) 0.6504 common shares of RenaissanceRe, par value $1.00 per share (which we refer to as “RenaissanceRe common shares”) (which we refer to as the “share election consideration”), or (iii) 0.2960 RenaissanceRe common shares (which we refer to as the “standard exchange ratio”) and an amount of cash equal to $35.96 (which we refer to, together with the standard exchange ratio, as the “standard election consideration”), in each case less any applicable withholding taxes and without interest, plus cash in lieu of fractional RenaissanceRe common shares that each holder of Platinum common shares would otherwise be entitled to receive. We refer to the share election consideration, cash election consideration and the standard election consideration, as applicable, for each Platinum common share as the “merger consideration.” The cash election consideration is subject to proration if the un-prorated aggregate share consideration is less than 7,500,000 RenaissanceRe common shares, and the share election consideration is subject to proration if the un-prorated aggregate share consideration is greater than 7,500,000 RenaissanceRe common shares. All Platinum common shares that are held by Platinum as treasury stock or held by any wholly owned subsidiary of Platinum, or owned by RenaissanceRe or any wholly owned subsidiary of RenaissanceRe immediately before the merger, will be cancelled and no payment will be made in respect thereof.

In addition, the merger agreement provides that, subject to applicable laws, following the date of approval and adoption of the merger agreement by Platinum shareholders and prior to the effective time of the merger, Platinum will declare and pay a special dividend of $10.00 per Platinum common share (which we refer to as the “special dividend”) to the holders of record of issued and outstanding Platinum common shares as of a record date for the special dividend to be set as designated by the board of directors of Platinum (which we refer to as “Platinum’s board of directors”). Platinum will cause the special dividend to be paid prior to the effective time of the merger. The special dividend is contingent upon the approval and adoption of the merger proposal by the requisite shareholder vote.

As set out in the merger agreement, upon the closing of the merger, each dissenting share shall be cancelled and (unless otherwise required by any applicable laws or order) converted into the right to receive the merger consideration together with the special dividend as if an election for the standard election consideration had been made. Under Bermuda law, in the event of a merger of a Bermuda company with another company or corporation, any shareholder of the Bermuda company is entitled to receive fair value for its shares. Platinum’s board of directors considers the fair value for each common share to be the merger consideration and the special dividend. Based on the closing price of RenaissanceRe common shares on November 21, 2014, the fair value of each Platinum common share is $76.00. Any Platinum shareholder who is not satisfied that it has been offered fair value for its Platinum common shares and whose Platinum common shares are not voted in favor of the approval and adoption of the merger agreement, the statutory merger agreement and the merger, may exercise its appraisal rights under the Companies Act to have the fair value of its Platinum common shares appraised by the Supreme Court of Bermuda. Any Platinum shareholder intending to exercise appraisal rights MUST file its application for appraisal of the fair value of its Platinum common shares with the Supreme Court of Bermuda within ONE MONTH of the giving of the notice convening the special general meeting.

Only Platinum shareholders of record, as shown on Platinum’s register of members at the close of business on January 29, 2015, will be entitled to notice of, and to vote at, the special general meeting and any postponement or adjournment thereof.

Your vote is important. Whether or not you plan to attend the special general meeting, please take the time to vote on the proposals by signing and returning the enclosed proxy card or voting instruction form, or by submitting your proxy over the Internet or by telephone, as soon as possible to ensure that your shares may be represented and voted at the special general meeting.

At any time prior to their being voted at the special general meeting, proxies are revocable by written notice to the Secretary of Platinum, by a duly executed proxy bearing a later date or by voting in person at the special general meeting.

By order of the Board of Directors,

Michael E. Lombardozzi

Executive Vice President, General Counsel

Chief Administrative Officer and Secretary

Pembroke, Bermuda

January 29, 2015

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This proxy statement/prospectus forms a part of a registration statement on Form S-4 (Registration No. 333-201066) filed by RenaissanceRe Holdings Ltd. (which we refer to as “RenaissanceRe”) with the Securities and Exchange Commission (which we refer to as the “SEC”). It constitutes a prospectus of RenaissanceRe under Section 5 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, with respect to the common shares, par value $1.00 per share, of RenaissanceRe (which we refer to as the “RenaissanceRe common shares”) to be issued to shareholders of Platinum Underwriters Holdings, Ltd. (which we refer to as “Platinum”) pursuant to the Agreement and Plan of Merger, dated as of November 23, 2014, by and among RenaissanceRe, Platinum and Port Holdings Ltd. (which we refer to as the “merger agreement”), a copy of which is included as Annex A to this proxy statement/prospectus. In addition, it constitutes a proxy statement under Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and a notice of meeting with respect to the special general meeting, at which Platinum shareholders will consider and vote on, among other matters, an amendment to Platinum’s bye-laws, the form of which amendment is attached as Annex B to this proxy statement/prospectus, and approval and adoption of merger agreement and the transactions contemplated thereby.

You should rely only on the information contained in or incorporated by reference into this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated January 29, 2015. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of any date other than the date of the incorporated document containing such information. Neither the mailing of this proxy statement/prospectus to Platinum shareholders nor the issuance by RenaissanceRe of RenaissanceRe common shares pursuant to the merger agreement will create any implication to the contrary.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation.

Unless otherwise indicated or as the context requires, all references in this proxy statement/prospectus to “we,” “our” and “us” refer to Platinum and RenaissanceRe, collectively. Also, in this proxy statement/prospectus, “$” refers to U.S. dollars.

See the section of this proxy statement/prospectus titled “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this proxy statement/prospectus. We have not authorized anyone to provide you with information that is different from what is contained in or incorporated by reference into this proxy statement/prospectus. Therefore, if anyone does give you other information, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you.

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates by reference important business and financial information about RenaissanceRe and Platinum from documents previously filed with the SEC that are not included in or delivered with this proxy statement/prospectus. This information is available to you without charge from the SEC’s website at www.sec.gov. You can also obtain the documents that are incorporated by reference into this proxy statement/prospectus from RenaissanceRe or Platinum by requesting them in writing or by telephone using the following contact information:

RenaissanceRe Holdings Ltd. Attn: General Counsel Renaissance House 12 Crow Lane Pembroke HM 19 Bermuda (441) 295-4513	or	Platinum Underwriters Holdings, Ltd. Attn: General Counsel Waterloo House 100 Pitts Bay Road Pembroke HM 08 Bermuda (441) 295-7195

If you would like to request any documents, in order to ensure timely delivery, please do so by February 20, 2015 in order to receive them before the special general meeting. RenaissanceRe or Platinum, as the case may be, will promptly mail properly requested documents to requesting shareholders by first class mail, or another equally prompt means.

See the section of this proxy statement/prospectus titled “Where You Can Find More Information” for more information about the documents referred to in this proxy statement/prospectus.

In addition, if you have questions about the special general meeting, the merger agreement, the statutory merger agreement, the bye-law amendment, or the merger described in this proxy statement/prospectus, you may contact Platinum’s proxy solicitor, MacKenzie Partners, Inc., at (212) 929-5500, (800) 322-2885 or proxy@mackenziepartners.com.

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QUESTIONS AND ANSWERS ABOUT THE MERGER AND

THE SPECIAL GENERAL MEETING

The following questions and answers highlight selected information from this proxy statement/prospectus and may not contain all the information that is important to you. We encourage you to read this entire document carefully.

Q: Why am I receiving this proxy statement/prospectus?

A: On November 23, 2014, Platinum Underwriters Holdings, Ltd., which we refer to as “Platinum,” RenaissanceRe Holdings Ltd., which we refer to as “RenaissanceRe” and Port Holdings Ltd., a direct, wholly owned subsidiary of RenaissanceRe, which was formed solely for the purpose of effecting the merger and will not conduct any business before the merger, which we refer to as “Acquisition Sub,” entered into an Agreement and Plan of Merger, which we refer to as the “merger agreement,” a copy of which is included as Annex A to this proxy statement/prospectus, under which Acquisition Sub will merge into Platinum, which we refer to as the “merger.” Platinum will survive the merger and become a wholly owned subsidiary of RenaissanceRe; we refer to the entity surviving the merger as the “surviving company.” Pursuant to the terms of the merger agreement, upon the closing of the merger, each common share of Platinum, par value $0.01 per share (which we refer to as the “Platinum common shares”) (excluding any “dissenting shares” (as discussed below) as to which appraisal rights have been properly exercised under Bermuda law), will be cancelled and converted into the right to receive, at the election of the holder thereof (each such election, which we refer to as an “election”) in accordance with the procedures set forth in the merger agreement, (i) an amount of cash equal to $66.00 (which we refer to as the “cash election consideration”), (ii) 0.6504 common shares of RenaissanceRe, par value $1.00 per share (which we refer to as “RenaissanceRe common shares”) (which we refer to as the “share election consideration”) or (iii) 0.2960 RenaissanceRe common shares (which we refer to as the “standard exchange ratio”) and an amount of cash equal to $35.96 (which we refer to as the “standard cash amount”) (which we refer to, together with the standard exchange ratio, as the “standard election consideration”), in each case less any applicable withholding taxes and without interest, plus cash in lieu of any fractional RenaissanceRe common shares each holder of Platinum common shares would otherwise be entitled to receive. We refer to the share election consideration, cash election consideration and the standard election consideration, as applicable, for each Platinum common share as the “merger consideration.” The cash election consideration is subject to proration if the un-prorated aggregate share consideration is less than 7,500,000 RenaissanceRe common shares, and the share election consideration is subject to proration if the un-prorated aggregate share consideration is greater than 7,500,000 RenaissanceRe common shares. All Platinum common shares that are held by Platinum as treasury stock or held by any wholly owned subsidiaries of Platinum, or owned by RenaissanceRe or any of its wholly owned subsidiaries immediately before the merger, will be cancelled and no payment will be made in respect thereof.

In addition, the merger agreement provides that, subject to applicable laws, following the date of approval and adoption of the merger agreement and the agreement required by Section 105 of the Companies Act of 1981 of Bermuda, as amended (which we refer to as the “Companies Act”), the form of which is attached as Exhibit A to the merger agreement and which we refer to as the “statutory merger agreement,” by Platinum shareholders and prior to the effective time of the merger, Platinum will declare and pay a special dividend of $10.00 per Platinum common share (which we refer to as the “special dividend”) to the holders of record of issued and outstanding Platinum common shares as of a record date for the special dividend to be set as designated by the board of directors of Platinum, which we refer to as “Platinum’s board of directors.” Platinum will cause the special dividend to be paid prior to the effective time of the merger. The special dividend is contingent upon the approval and adoption of the merger proposal (as defined below) by the requisite shareholder vote.

Shares held by any Platinum shareholder who did not vote in favor of the merger proposal (as defined below) who is not satisfied that it has been offered fair value for its Platinum common shares may within one month of the giving of the notice calling the Platinum special general meeting (which we refer to as the “special general meeting”) apply to the Supreme Court of Bermuda, which we refer to as the “Bermuda Court,” to appraise the fair value of its Platinum common shares (each of such shareholders who we refer to as a “dissenting shareholder” and which shares we refer to as “dissenting shares”). As set out in the merger agreement, upon the closing of the merger, each dissenting share shall be cancelled and (unless otherwise required by any applicable laws or orders) converted into the right to receive the merger consideration as if an election for the standard election consideration had been made, together with the special dividend.

In order to complete the merger, among other things, Platinum shareholders must approve and adopt the merger agreement, statutory merger agreement and the merger, which we refer to as the “merger proposal.”

In addition, Platinum is soliciting proxies from its shareholders with respect to three additional proposals, upon which completion of the merger is not conditioned:

•	Platinum shareholders are being asked to consider and vote on the proposal to approve an amendment to Platinum’s bye-laws, the form of which amendment is included as Annex B to this proxy statement/prospectus, to reduce the shareholder vote required to approve a merger with any other company from (a) the affirmative vote of three-fourths of the votes cast thereon at a general meeting of the shareholders at which a quorum of two or more persons present in person and representing in person or by proxy in excess of one-third of the total issued shares of Platinum as at the record date is present to (b) a simple majority of the votes cast thereon at a general meeting of the shareholders at which a quorum of two or more persons present in person and representing in person or by proxy in excess of 50% of the total issued shares of Platinum as at the record date is present, which we refer to as the “bye-law amendment;”

•	Platinum shareholders are being asked to consider and vote on the proposal, on an advisory (non-binding) basis, to approve the compensation that may be paid or become payable to Platinum’s named executive officers in connection with the merger, which we refer to as the “compensation advisory proposal,” as described in the section of this proxy statement/prospectus titled “The Merger—Interests of Platinum’s Directors and Executive Officers in the Merger;” and

•	Platinum shareholders are being asked to consider and vote on the proposal to approve an adjournment of the special general meeting, if necessary or appropriate, for the solicitation of additional proxies from Platinum shareholders in favor of any of the above proposals if there are insufficient votes at the time of such adjournment to approve such proposals.

Q: When and where is the special general meeting?

A: The special general meeting will take place at 9:00 a.m., Atlantic time, on February 27, 2015, at Platinum’s offices at Waterloo House, 100 Pitts Bay Road, Pembroke HM 08 Bermuda.

Q: What is happening at the special general meeting?

A: At the special general meeting, Platinum shareholders will be asked:

•	Proposal 1: to consider and vote upon the proposal to approve the bye-law amendment;

•	Proposal 2: to consider and vote on the merger proposal;

•	Proposal 3: to consider and vote on, on an advisory (non-binding) basis, the compensation advisory proposal; and

•	Proposal 4: to approve an adjournment of the special general meeting, if necessary or appropriate, for the solicitation of additional proxies from Platinum shareholders in favor of any of the above proposals if there are insufficient votes at the time of such adjournment to approve such proposals.

Q: Why am I being asked to consider and vote on a proposal to approve, by non-binding, advisory vote, certain compensation arrangements for Platinum’s named executive officers of Platinum in connection with the merger?

A: In accordance with the rules promulgated under Section 14A of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (which we refer to as the “Exchange Act”) and the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Platinum is required to provide its shareholders with the opportunity to cast a non-binding, advisory vote on the compensation that may be paid or become payable to its named executive officers that is based on, or otherwise relates to, the merger.

Q: What will happen if Platinum shareholders do not approve the compensation advisory proposal?

A: Approval of the compensation that may be paid or become payable to Platinum’s named executive officers that is based on, or otherwise relates to, the merger is not a condition to completion of the merger. The vote is an advisory vote and will not be binding on Platinum or the surviving company. If the merger is completed, the merger-related compensation may be paid to Platinum’s named executive officers to the extent payable in accordance with the terms of their compensation agreements and arrangements even if Platinum shareholders do not approve by non-binding, advisory vote, the compensation advisory proposal.

Q: What will happen in the merger?

A: If Platinum shareholders approve and adopt the merger proposal and all other conditions to the merger have been satisfied or waived, Acquisition Sub will merge into Platinum, upon the terms and subject to the conditions set forth in the merger agreement. Upon the closing of the merger, the separate corporate existence of Acquisition Sub will cease and Platinum will survive as a wholly owned subsidiary of RenaissanceRe and as the surviving company.

Q: What will Platinum shareholders receive in the merger?

A: Under the terms of the merger agreement, each Platinum common share issued and outstanding immediately before the effective time of the merger (excluding any dissenting shares as to which appraisal rights have been properly exercised under Bermuda law), will be cancelled and converted into the right to receive (i) the cash election consideration, (ii) the share election consideration or (iii) the standard election consideration, in each case less any applicable withholding taxes and without interest. The number of RenaissanceRe common shares to be issued to Platinum shareholders (including for this purpose each holder of Platinum equity awards who has the right to make an election as consideration for the merger) is 7,500,000 RenaissanceRe common shares, and each of the cash election consideration and the share election consideration is subject to proration if the un-prorated aggregate share consideration is less than or greater than, respectively, 7,500,000 RenaissanceRe common shares. Platinum shareholders will not receive any fractional shares of RenaissanceRe common shares in the merger. Instead, Platinum shareholders will be paid cash in lieu of the fractional share interest to which such shareholders would otherwise be entitled as described in the section of this proxy statement/prospectus titled “The Merger Agreement—Merger Consideration.” All Platinum common shares that are held by Platinum as treasury stock or held by any wholly owned subsidiary of Platinum, or owned by RenaissanceRe or held by any wholly owned subsidiary of RenaissanceRe immediately before the merger, will be cancelled and no payment will be made in respect thereof.

In addition, the merger agreement provides that, subject to applicable laws, following the date of approval and adoption of the merger agreement and the statutory merger agreement by Platinum shareholders and prior to the effective time of the merger, Platinum will declare and pay the special dividend to the holders of record of issued and outstanding Platinum common shares as of a record date for the special dividend to be set as designated by Platinum’s board of directors. The special dividend is contingent upon the approval and adoption of the merger proposal by the requisite shareholder vote.

As set out in the merger agreement, upon the closing of the merger, each dissenting share shall be cancelled and (unless otherwise required by any applicable laws or orders) converted into the right to receive the merger consideration as if an election for the standard election consideration had been made together with the special dividend.

Q: Are shareholders able to exercise appraisal rights?

A: Dissenting shareholders may exercise, within one month after the date the notice convening the special general meeting is deemed to have been given, appraisal rights under Bermuda law to have the fair value of their Platinum common shares appraised by the Bermuda Court subject to compliance with all of the required procedures, as described in the section of this proxy statement/prospectus titled “The Merger—Dissenters’ Rights of Appraisal for Platinum Shareholders.”

Q: When do the parties expect to complete the merger?

A: The parties expect to complete the merger in the first half of 2015, although there can be no assurance that the parties will be able to do so. The closing of the merger is subject to customary closing conditions, including shareholder approvals and receipt of certain insurance and other regulatory approvals. Please see the section of this proxy statement/prospectus titled “The Merger Agreement—Conditions to the Merger” for more information.

Q: What happens if the merger is not completed?

A: If the merger proposal is not approved by the required number of Platinum shareholders or if the merger is not completed for any other reason, Platinum shareholders will not receive any merger consideration. Instead, Platinum shareholders will continue to own their Platinum common shares, Platinum will remain an independent public company and Platinum common shares will continue to be registered under the Exchange Act and traded on the New York Stock Exchange (which we refer to as the “NYSE”). If the merger agreement is terminated, under specified circumstances, Platinum will be required to pay RenaissanceRe a termination fee of $60.0 million, as described in the sections of this proxy statement/prospectus titled “The Merger Agreement—Termination” and “The Merger Agreement—Effects of Termination; Remedies.”

Q: What are the material U.S. federal income tax consequences of the merger and the special dividend?

A: The exchange of Platinum common shares for cash and/or RenaissanceRe common shares pursuant to the merger agreement generally will be a taxable transaction to U.S. holders (as defined in the section of this proxy statement/prospectus titled “Material U.S. Federal Income Tax Consequences”) for U.S. federal income tax purposes. If you are a U.S. holder and you exchange your Platinum common shares in the merger, you will generally recognize gain or loss in an amount equal to the difference, if any, between the sum of (1) the fair market value of the RenaissanceRe common shares received by you in the merger and (2) the amount of cash received by you in the merger (including cash in lieu of fractional shares), and your adjusted tax basis in your Platinum common shares.

Platinum intends to treat the special dividend as a dividend for federal income tax purposes and not as part of the merger consideration. Under this treatment, individual U.S. holders who meet the applicable holding period requirements under the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”) for qualified dividends (generally more than sixty (60) days during the one hundred twenty-one (121) day period surrounding the ex-dividend date) will be taxed on the special dividend at the preferential tax rates applicable to qualified dividend income. The Internal Revenue Service (which we refer to as the “IRS”) may disagree with such treatment and treat the special dividend as part of the merger consideration.

YOU SHOULD READ “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES” FOR A MORE DETAILED DISCUSSION OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER.

TAX MATTERS ARE COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND UPON THE FACTS OF YOUR PARTICULAR SITUATION. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, THE PARTIES URGE YOU TO CONSULT WITH YOUR TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER AND THE SPECIAL DIVIDEND TO YOU, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

Q: What shareholder vote is required to approve the items to be voted on at the special general meeting, including the merger?

A: The affirmative vote of a majority of the votes cast at the special general meeting, at which a quorum is present in accordance with Platinum’s bye-laws, is required to approve the bye-law amendment, which will become effective immediately if so approved. If the bye-law amendment is approved, the affirmative vote of a majority of the votes cast thereon at the special general meeting, at which a quorum of two or more persons present in person and representing in person or by proxy in excess of 50% of the total issued shares of Platinum as at the record date is present, is required to approve and adopt the merger proposal. If the bye-law amendment is not approved, the affirmative vote of three-fourths of the votes cast thereon at the special general meeting, at which a quorum of two or more persons present in person and representing in person or by proxy in excess of one-third of the total issued shares of Platinum as at the record date is present, will be required to approve and adopt the merger proposal. The affirmative vote of a majority of the votes cast at the special general meeting, at which a quorum is present in accordance with Platinum’s bye-laws, is required to approve each other matter to be acted on, including any adjournment proposal.

Q: How does Platinum’s board of directors recommend that Platinum shareholders vote?

A: Platinum’s board of directors, taking into consideration the reasons discussed under “The Merger—Reasons for the Merger and Recommendation of Platinum’s Board of Directors,” has unanimously (1) determined that the merger, on the terms and conditions set forth in the merger agreement, is fair to, and in the best interests of Platinum, (2) approved the merger agreement, the statutory merger agreement and the transactions contemplated thereby, (3) determined that the bye-law amendment is advisable to and in the best interests of Platinum, and authorized and approved the bye-law amendment and (4) resolved that the bye-law amendment and the merger proposal be submitted to the Platinum shareholders for their consideration at the special general meeting. Accordingly, Platinum’s board of directors recommends that Platinum shareholders vote (1) “FOR” the bye-law amendment proposal, (2) “FOR” the merger proposal and (3) “FOR” the other proposals described in this proxy statement/prospectus.

Q: What percentage of the outstanding RenaissanceRe common shares will the former Platinum shareholders own, in the aggregate, after the merger?

A: Based on the number of outstanding RenaissanceRe common shares, securities convertible into RenaissanceRe common shares, Platinum common shares and securities convertible into Platinum common shares as of January 26, 2015, and assuming each Platinum shareholder and each holder of Platinum equity awards who has the right to make the election receives the standard election consideration pursuant to the merger, we estimate that immediately after the merger, former Platinum shareholders will own, in the aggregate, approximately 16.19% of the RenaissanceRe common shares on a pro forma fully-diluted basis.

Q: Is RenaissanceRe’s financial condition relevant to my decision to vote in favor of the proposals?

A: Yes. RenaissanceRe’s financial condition is relevant to your decision to vote in favor of the proposals because the consideration you will receive upon completion of the merger may consist, in part, of RenaissanceRe common shares. You may receive RenaissanceRe common shares even if you elect the cash election. You should therefore consider RenaissanceRe’s financial condition before you decide to become one of RenaissanceRe shareholders through the merger. You should also consider the likely effect that RenaissanceRe’s acquisition of Platinum will have on RenaissanceRe’s financial condition. Please see the section of this proxy statement/prospectus titled “Risk Factors.” This proxy statement/prospectus contains financial information regarding RenaissanceRe and Platinum, as well as pro forma financial information for the acquisition of all of the issued and outstanding Platinum common shares by RenaissanceRe, all of which we encourage you to review carefully.

Q: Does RenaissanceRe have the financial resources to complete the merger?

A: RenaissanceRe expects to have sufficient cash on hand to complete the transactions contemplated by the merger agreement, including any cash that may be required to pay fees, expenses and other related amounts. Completion of the merger is not subject to any financing condition or contingency.

Q: What will be the composition of RenaissanceRe’s board of directors following completion of the merger?

A: Upon the completion of the merger, the board of directors of RenaissanceRe, which we refer to as “RenaissanceRe’s board of directors,” will not change and will consist of the directors serving on RenaissanceRe’s board of directors immediately prior to the completion of the merger.

Q: Who is entitled to vote at the special general meeting?

A: Only holders of record of Platinum shares as of the close of business on January 29, 2015, the record date for the special general meeting, are entitled to notice of, and to vote at, the special general meeting and any adjournment or postponement thereof.

Q: What do I need to do now?

A: The parties urge you to read carefully this proxy statement/prospectus, including its annexes and the documents incorporated by reference herein. You also are encouraged to review the documents referenced under the section of this proxy statement/prospectus titled “Where You Can Find More Information” and consult with your accounting, legal and tax advisors.

Q: How do I vote my shares?

A: Shareholder of Record. If your Platinum common shares are registered directly in your name, then you are considered a shareholder of record with respect to those shares and this proxy statement/prospectus and a proxy card were sent to you directly by Platinum. As a Platinum shareholder of record, you may vote by completing, dating, signing and mailing the enclosed Platinum proxy card in the return envelope provided as soon as possible or by following the instructions on the Platinum proxy card to submit your proxy by telephone or over the Internet at the website indicated. Completion of the proxy over the Internet is available through 11:59 p.m. Eastern Time on the business day before the special general meeting. Platinum shareholders of record may also vote by attending the special general meeting in person. However, whether or not you plan to attend the special general meeting in person, we encourage you to vote your shares in advance to ensure that your vote is represented at the special general meeting.

Beneficial Owner of Shares Held in Street Name. If your Platinum common shares are held in the name of a bank, broker or other similar organization or nominee, then you are considered a beneficial owner of such shares held for you in what is known as “street name.” Most shareholders of Platinum hold their Platinum common shares in “street name.” If this is the case, this proxy statement/prospectus has been forwarded to you by your bank, broker or other organization or nominee together with a voting instruction form. You may vote by completing and returning your voting instruction form to your broker. Please review the voting instruction form to see if you are able to submit your voting instructions by telephone or over the Internet. The organization or nominee holding your account is considered the shareholder of record for purposes of voting at the special general meeting. As a beneficial owner, you have the right to instruct the organization that holds your shares of record how to vote the Platinum common shares that you beneficially own. If you are a beneficial owner of Platinum common shares held in “street name” rather than a shareholder of record, you may only vote your Platinum common shares in person at the special general meeting if you obtain and bring a letter from the organization or nominee holding your Platinum common shares identifying you as the beneficial owner of those shares and authorizing you to vote your Platinum common shares at the special general meeting.

Q: If my Platinum common shares are held in “street name,” will my broker vote my shares for me?

A: If you are a beneficial owner of Platinum common shares whose shares are held in “street name,” you must instruct your broker, or such other organization or nominee that holds your shares of record, how to vote your shares at the special general meeting. If you do not direct your broker regarding how to vote your Platinum common shares, your shares will not be voted at the special general meeting because your broker does not have discretionary authority to vote your shares on Proposals 1, 2, or 3 being brought before the special general meeting. This is called a “broker non-vote.” A “broker non-vote” will be counted for purposes of establishing a quorum at the special general meeting, provided that your broker is in attendance in person or by proxy. A “broker non-vote” will not have the effect of a vote for or against a proposal voted upon at the special general meeting, but it will reduce the number of votes cast and therefore increase the relative influence of those shareholders voting. It is important that you provide your broker with instructions on how to vote your Platinum common shares by submitting your voting instruction form, or alternatively obtain a letter from your broker allowing you to attend and vote at the special general meeting in person, to avoid a “broker non-vote.”

Q: What do I do if I want to change my vote?

A: You may change your vote at any time before the vote takes place at the special general meeting. To do so, you may either complete and submit a new proxy card with a later date by mail or send a written notice to the Secretary of Platinum stating that you would like to revoke your proxy. You may also complete and submit a new proxy by telephone or over the Internet. In addition, you may elect to attend the special general meeting and vote in person, as described above. If you are a Platinum shareholder and you hold your shares through a bank, broker or other nominee, you may revoke the instructions only by informing the bank, broker or nominee in accordance with any procedures established by that nominee.

Q: What effect do abstentions and “broker non-votes” have on the proposals?

A: Abstentions and, if applicable, “broker non-votes” will be counted toward the presence of a quorum at the special general meeting, but will not be considered votes cast on any proposal brought before the special general meeting. Because the vote required to approve the proposals is the affirmative vote of the specified required percentage of the votes cast assuming a quorum is present, an abstention or, if applicable, a “broker non-vote” with respect to any proposal to be voted on at the special general meeting will not have the effect of a vote for or against the relevant proposal, but will reduce the number of votes cast and therefore increase the relative influence of those shareholders voting.

Q: Who should Platinum shareholders contact with any additional questions?

A: If you have additional questions about the merger, you should contact MacKenzie Partners, Inc. at:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, NY 10016

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

Toll Free: (800) 322-2885

If you are a Platinum shareholder and you would like additional copies of this proxy statement/prospectus, or if you need assistance voting your shares, you should contact MacKenzie Partners, Inc. at the address and/or telephone numbers set forth above.

Q: Where can I find more information about the companies?

A: You can find more information about RenaissanceRe and Platinum in the documents described under the section of this proxy statement/prospectus titled “Where You Can Find More Information.”

SUMMARY

This summary highlights the material information in this proxy statement/prospectus. To fully understand Platinum’s proposals and for a more complete description of the legal terms of the merger, you should carefully read this entire proxy statement/prospectus, including the annexes and documents incorporated by reference herein, and the other documents to which RenaissanceRe and Platinum have referred you. For information on how to obtain the documents that are on file with the Securities and Exchange Commission (which we refer to as the “SEC”), please see the section of this proxy statement/prospectus titled “Where You Can Find More Information.”

RenaissanceRe

RenaissanceRe is a Bermuda exempted company with its principal executive offices located at Renaissance House, 12 Crow Lane, Pembroke HM 19 Bermuda, telephone (441) 295-4513. Through its operating subsidiaries, RenaissanceRe seeks to produce superior returns for its shareholders by being a trusted, long-term partner to its customers for assessing and managing risk, delivering responsive solutions, and keeping its promises. RenaissanceRe common shares are quoted on the NYSE under the symbol “RNR.” At September 30, 2014, RenaissanceRe had total shareholders’ equity of approximately $3.74 billion and total assets of approximately $8.36 billion. RenaissanceRe has been assigned an enterprise risk management rating of “Very Strong,” which is the highest rating assigned by Standard and Poor’s Rating Services (which we refer to as “S&P”), and indicates that S&P believes RenaissanceRe has very strong capabilities to consistently identify, measure, and manage risk exposures and losses within RenaissanceRe’s predetermined tolerance guidelines.

For additional information about RenaissanceRe and its business, including how to obtain the documents that RenaissanceRe has filed with the SEC, see the section of this proxy statement/prospectus titled “Where You Can Find More Information.”

Platinum

Platinum is a Bermuda exempted holding company which provides property and marine, casualty and finite risk reinsurance coverages to a diverse clientele of insurers and select reinsurers on a worldwide basis. Platinum common shares are quoted on the NYSE under the symbol “PTP.” At September 30, 2014, Platinum had total shareholders’ equity of approximately $1.70 billion and total assets of approximately $3.69 billion. Its principal executive offices are located at Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda, and its telephone number is (441) 295-7195.

For additional information about Platinum and its business, including how to obtain the documents that Platinum has filed with the SEC, see the section of this proxy statement/prospectus titled “Where You Can Find More Information.”

Risk Factors (page 23)

You should carefully consider the risks described in the section of this proxy statement/prospectus titled “Risk Factors” before deciding whether to vote for approval of the merger proposal. These risks include:

•	risks relating to the merger;

•	risks related to RenaissanceRe following completion of the merger;

•	other risks related to RenaissanceRe; and

•	other risks related to Platinum.

The Merger (page 62)

Under the merger agreement, Acquisition Sub will merge with and into Platinum, with Platinum as the surviving company to become a wholly owned subsidiary of RenaissanceRe. The closing of the merger is expected to occur on the third business day after the satisfaction or waiver of the closing conditions set forth in the merger agreement, unless otherwise agreed in writing by the parties. The merger will become effective upon the issuance of the certificate of merger by the Registrar of Companies in Bermuda (which we refer to as the “Registrar”), or such other time as the certificate of merger may provide, which we refer to as the “effective time.” The consummation of the merger is subject to the conditions set forth in the merger agreement. RenaissanceRe, Acquisition Sub and Platinum will cause the application for the registration of the surviving company to be filed with the Registrar on the date of the closing of the merger (which we refer to as the “closing date”).

Immediately following the closing of the merger, based on the respective capitalizations of Platinum and RenaissanceRe as of January 26, 2015, and assuming each holder of Platinum common shares and each holder of Platinum equity awards who has the right to make the election receives the standard election consideration in the merger, we anticipate that Platinum’s existing shareholders will own, in the aggregate, approximately 16.19% of RenaissanceRe’s outstanding common shares on a fully-diluted pro forma basis.

Merger Consideration (page 107)

Upon completion of the merger, Platinum shareholders will be entitled to receive for each Platinum common share held by them, (i) the cash election consideration, which is an amount of cash equal to $66.00, (ii) the share election consideration, which is 0.6504 RenaissanceRe common shares, or (iii) the standard election consideration, which is comprised of the standard election ratio (which is 0.2960 RenaissanceRe common shares) and the standard cash amount (which is an amount of cash equal to $35.96), in each case less applicable withholding taxes and plus cash in lieu of any fractional RenaissanceRe common shares such Platinum shareholders would otherwise be entitled to receive. The number of RenaissanceRe common shares to be issued to Platinum shareholders as consideration for the merger is 7,500,000 RenaissanceRe common shares, and each of the cash election consideration and the share election consideration is subject to proration if the un-prorated aggregate share consideration is less than or greater than, respectively, 7,500,000 RenaissanceRe common shares. For a description of the specific proration mechanics, please see Section 2.1(c) of the merger agreement included as Annex A to this proxy statement/prospectus.

Election and Proration Procedures (page 107)

Prior to the effective time, RenaissanceRe will designate an exchange agent reasonably acceptable to Platinum (which we refer to as the “exchange agent”), for the purpose of exchanging Platinum common shares for the merger consideration, and on the closing date, RenaissanceRe will deposit with the exchange agent (1) certificates, or, at RenaissanceRe’s option, shares in book-entry form, representing the RenaissanceRe common shares to be exchanged in the merger, and (2) cash in a sufficient amount to pay the aggregate cash portion of the merger consideration. Following the effective time, RenaissanceRe will also promptly deposit with the exchange agent any dividends or distributions on the RenaissanceRe common shares with a record date on or following the effective time in respect of the RenaissanceRe common shares to be issued to former Platinum shareholders who have not yet exchanged their Platinum common shares for the merger consideration.

RenaissanceRe will direct the exchange agent to mail to each Platinum shareholder a form of election and instructions describing the procedures for surrendering Platinum common shares in exchange for the merger consideration. After the effective time, each holder of Platinum common shares who surrenders title to such shares and delivers a duly executed election form, electing either the standard election consideration, cash election consideration or share election consideration, together with any other documents reasonably required by the exchange agent, will be entitled to be paid the applicable form of merger consideration for each Platinum common share held by such holder. Any Platinum shareholder that has not made an election prior to 5:00 p.m. on the second business day preceding the effective time (which we refer to as the “election deadline”) shall be deemed to have elected to take the standard election consideration.

Any Platinum shareholder may, at any time prior to the election deadline, change or revoke such holder’s election by written notice received by the exchange agent prior to the election deadline accompanied by a properly completed and signed revised election form and by withdrawal prior to the election deadline of such holder’s certificates or any documents in respect of book-entry shares, as applicable, previously deposited with the exchange agent. After an election is validly made with respect to any Platinum common shares, any subsequent transfer of such Platinum common shares shall automatically revoke such election and, if the subsequent transfer of such Platinum common shares occurs after the election deadline, an election for the standard election consideration shall be deemed to have been made with respect to such Platinum common shares.

Special Dividend (page 121)

Pursuant to the merger agreement, following the date of approval and adoption by Platinum shareholders of the merger agreement and statutory merger agreement, and subject to applicable laws, Platinum shall declare and pay the special dividend of $10.00 per Platinum common share to the holders of record of issued and outstanding Platinum common shares as of a record date for the special dividend to be set as designated by Platinum’s board of directors. The special dividend is required to be paid prior to the effective time.

The Merger Agreement (page 106)

A copy of the merger agreement is included as Annex A to this proxy statement/prospectus. RenaissanceRe and Platinum encourage you to read the entire merger agreement carefully because it is the principal document governing the merger. For more information on the merger agreement, see the section of this proxy statement/prospectus titled “The Merger Agreement.”

The Special General Meeting (page 129)

The special general meeting will take place at 9:00 a.m., Atlantic time, on February 27, 2015, at Platinum’s offices at Waterloo House, 100 Pitts Bay Road, Pembroke HM 08 Bermuda. At the special general meeting, Platinum shareholders will be asked:

•	Proposal 1: to consider and vote upon the proposal to approve the bye-law amendment;

•	Proposal 2: to consider and vote on the merger proposal;

•	Proposal 3: to consider and vote on, on an advisory (non-binding) basis, the compensation advisory proposal; and

•	Proposal 4: to approve an adjournment of the special general meeting, if necessary or appropriate, for the solicitation of additional proxies from Platinum shareholders in favor of any of the above proposals if there are insufficient votes at the time of such adjournment to approve such proposals.

Platinum Record Date and Voting by Platinum Directors and Executive Officers

Only Platinum shareholders of record, as shown on Platinum’s register of members, at the close of business on January 29, 2015, the record date for the special general meeting, will be entitled to notice of, and to vote at, the special general meeting or any adjournment or postponement thereof. As of January 29, 2015, the record date for the special general meeting, there were 24,845,418 Platinum common shares issued and outstanding. As of the same date, Platinum directors, executive officers and their affiliates had the right to vote 719,218 Platinum common shares, representing approximately 2.9% of the total Platinum common shares issued and outstanding. Platinum currently expects that all of its directors and executive officers will vote “FOR” each proposal on the Platinum proxy card.

Quorum

The quorum required at the special general meeting is two or more persons present in person and representing in person or by proxy in excess of 50% of the total issued shares of Platinum as at the record date. If the bye-law amendment is not approved, the quorum required specifically for the merger proposal is two or more persons present in person and representing in person or by proxy in excess of one-third of the total issued shares of Platinum as at the record date.

Required Vote

The vote required for each of the proposals is set forth below under the description of each proposal. See the section of this proxy statement/prospectus titled “Proposals to be Submitted to Platinum Shareholders; Voting Requirements and Recommendations.”

Voting Securities

As of January 29, 2015, the record date for the special general meeting, there were 24,845,418 Platinum common shares issued and outstanding. Platinum common shares are the only class of Platinum securities that are entitled to vote at the special general meeting or any adjournment or postponement thereof.

Each Platinum common share entitles its holder to one vote on each matter that is voted upon at the Platinum special general meeting or any adjournment or postponement thereof, subject to certain provisions of Platinum’s bye-laws whereby the voting power of all shares will be adjusted to the extent necessary so that there is no 9.5% Member (as such capitalized term is defined in Platinum’s bye-laws), although such adjustment shall not apply in the event that one shareholder owns greater than 75% of the voting power of the issued shares of Platinum. Platinum’s board of directors may deviate from the principles with respect to the adjustment of voting power in Platinum’s bye-laws and determine that shares held by a Platinum shareholder shall carry different voting rights as it determines appropriate (i) to avoid the existence of any 9.5% Member, or (ii) to avoid adverse tax, legal or regulatory consequences to Platinum or any subsidiary of Platinum, or any direct or indirect holder of shares. At the sole discretion of Platinum’s board of directors, Platinum’s board of directors may decline to register a transfer of shares (i) if it appears to Platinum’s board of directors that any non-de minimis adverse tax, legal or regulatory consequences to Platinum or any of its subsidiaries or any direct or indirect holder of shares would result from the transfer; and (ii) if it appears to Platinum’s board of directors that any person would become a 10% Member (as such capitalized term is defined in Platinum’s bye-laws) as a result of such transfer. The purpose of these adjustments to voting power and ownership limitations is to avoid any adverse U.S. tax, legal or regulatory consequences to Platinum. For the avoidance of doubt, a Platinum common share may carry a fraction of a vote.

Because the applicability of Platinum’s voting power reduction bye-law provisions to any particular shareholder depends on facts and circumstances that may be known only to the shareholder or related persons, Platinum requests that holders of Platinum common shares holding 9.5% or more of Platinum’s issued common shares contact Platinum promptly so that we may determine whether the voting power of such holder’s Platinum common shares should be reduced. Platinum’s board of directors may require any direct or indirect holder of shares to provide such information as Platinum’s board of directors may reasonably request for the purpose of determining whether that shareholder’s voting rights are to be adjusted. If a Platinum shareholder fails to respond to such a request, or submits incomplete or inaccurate information in response to such a request, Platinum’s board of directors may determine in its sole discretion that such holder’s shares shall carry no voting rights, in which case such holder shall not exercise any voting rights in respect of such shares until otherwise determined by Platinum’s board of directors. Any determination by Platinum’s board of directors as to adjustments or eliminations of voting power of any shares shall be final and binding and any vote taken based on such determination shall not be capable of being challenged solely on the basis of such determination.

Abstentions and Broker Non-Votes

Abstentions and, if applicable, “broker non-votes” will be counted toward the presence of a quorum at the special general meeting, but will not be considered votes cast on any proposal brought before the special general meeting. Because the vote required to approve the proposals to be voted upon at the special general meeting is the affirmative vote of the specified required percentage of the votes cast assuming a quorum is present, an abstention or, if applicable, a “broker non-vote” with respect to any proposal to be voted on at the special general meeting will not have the effect of a vote for or against the relevant proposal, but will reduce the number of votes cast and therefore increase the relative influence of those shareholders voting.

Recommendations of Platinum’s Board of Directors (page 74)

On November 22, 2014, Platinum’s board of directors unanimously (1) determined that the merger, on the terms and conditions set forth in the merger agreement, is fair to, and in the best interests of, Platinum, (2) approved the merger agreement, the statutory merger agreement and the transactions contemplated thereby, (3) determined that the bye-law amendment is advisable to and in the best interests of Platinum, and authorized and approved the bye-law amendment and (4) resolved that the bye-law amendment and the merger proposal be submitted to Platinum shareholders for their consideration at the special general meeting. Accordingly, Platinum’s board of directors unanimously recommends that Platinum shareholders vote (1) “FOR” the bye-law amendment proposal, (2) “FOR” the merger proposal and (3) “FOR” the other proposals described in this proxy statement/prospectus.

Opinion of Financial Advisor (page 80)

Goldman, Sachs & Co. (which we refer to as “Goldman Sachs”), delivered its opinion to the board of directors of Platinum that, as of November 23, 2014 and based upon and subject to the factors and assumptions set forth therein, the standard election consideration, the cash election consideration and the share election consideration, taken in the aggregate with the special dividend (which we refer to as the “aggregate consideration”) to be paid pursuant to the merger agreement was fair from a financial point of view to the holders (other than RenaissanceRe and its affiliates) of the outstanding Platinum common shares. The merger consideration is subject to certain procedures and limitations contained in the merger agreement, as to which procedures and limitations Goldman Sachs expressed no opinion.

The full text of the written opinion of Goldman Sachs, dated November 23, 2014, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C to this proxy statement/prospectus. Goldman Sachs provided its opinion for the information and assistance of the board of directors of Platinum in connection with its consideration of the transactions contemplated by the merger agreement. The Goldman Sachs opinion is not a recommendation as to how any holder of Platinum common shares should vote or make any election with respect to the transactions contemplated by the merger agreement or any other matter. Pursuant to an engagement letter between Platinum and Goldman Sachs, Platinum has agreed to pay Goldman Sachs a transaction fee that is estimated, based on the information available as of the date of announcement, as approximately $19 million, all of which is contingent upon consummation of the transactions contemplated by the merger agreement.

For a more complete discussion, see the section of this proxy statement/prospectus titled “The Merger—Opinion of Financial Advisor” in this proxy statement/prospectus. See also Annex C to this proxy statement/prospectus.

Conditions to Closing (page 123)

Closing of the merger is subject to certain customary conditions, including, without limitation:

•	approval of the merger proposal by Platinum shareholders;

•	the receipt of required approvals from the Maryland Insurance Administration and the Bermuda Monetary Authority (which we refer to as the “BMA” and from which a no objection letter with respect to the merger was received on December 10, 2014), and the expiration or termination of the applicable waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which we refer to as the “HSR Act;”

•	the absence of any law, regulation, order or injunction prohibiting the merger;

•	the RenaissanceRe common shares to be issued in the merger having been approved for listing on the NYSE, subject to official notice of issuance;

•	RenaissanceRe’s registration statement (of which this proxy statement/prospectus forms a part) having been declared effective by the SEC under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (which we refer to as the “Securities Act”);

•	the accuracy of the representations and warranties made by the parties in the merger agreement, subject to the materiality standards provided in the merger agreement; and

•	the performance in all material respects by each party of its obligations required to be performed by it under the merger agreement at or prior to the closing.

At any time prior to the completion of the merger, the parties may, to the extent legally permissible, waive compliance with any of the conditions contained in the merger agreement, as described in the section of this proxy statement/prospectus titled “The Merger Agreement—Amendments and Waiver of the Merger Agreement.”

Consents and Approvals (page 117)

The merger is conditioned on the receipt or completion of authorizations, consents, approvals of, or declarations or filings with the Maryland Insurance Administration and the BMA (from which a no objection letter with respect to the merger was received on December 10, 2014). Additionally, under the HSR Act, RenaissanceRe and Platinum cannot close the merger until they have notified the Antitrust Division of the Department of Justice (which we refer to as the “Antitrust Division”) and the Federal Trade Commission (which we refer to as the “FTC”) of the merger and furnished them with certain information and materials relating to the merger, and the applicable waiting period has terminated or expired. RenaissanceRe and Platinum filed the required notifications with the Antitrust Division and the FTC on December 17, 2014. On December 31, 2014, the FTC granted early termination of the waiting period.

Notwithstanding the foregoing, in connection with obtaining a “required regulatory approval,” as defined in the section of this proxy statement/prospectus titled “The Merger Agreement—Other Actions” none of RenaissanceRe, Platinum or any of their respective subsidiaries will be required to commence any legal action, and neither RenaissanceRe nor any of its affiliates will be required to agree to take or refrain from taking, any action that would individually or in the aggregate with any other actions, conditions, limitations, restrictions or requirements, result in or constitute a “burdensome condition” (as described in the merger agreement and as defined in the section of this proxy statement/prospectus titled “The Merger Agreement—Conditions to the Merger”).

For a more detailed description of the regulatory requirements for the merger, see the section of this proxy statement/prospectus titled “The Merger—Consents and Approvals.”

Restrictions on Solicitation of Takeover Proposals by Platinum; Requirement to Submit to Vote (page 118)

Platinum has agreed that neither it nor any of its subsidiaries nor any of the officers, directors or representatives of it or its subsidiaries will solicit, initiate or knowingly facilitate or encourage (including by providing non-public information) the submission of any inquiries or requests for non-public information regarding, or the making or consummation of any proposal or offer that constitutes, or would reasonably be expected to lead to, a “takeover proposal” (as described in the merger agreement and as defined in the section of this proxy statement/prospectus titled “The Merger Agreement—Restrictions on Solicitation of Takeover Proposals”).

Platinum’s board of directors may withdraw or withhold, or modify, amend or qualify in a manner adverse to RenaissanceRe, its recommendation that Platinum shareholders approve the merger proposal under certain circumstances described in the merger agreement. Platinum must, however, submit the merger proposal to a vote of Platinum shareholders at the special general meeting, even if Platinum’s board of directors withdraws or withholds, or modifies, amends or qualifies in a manner adverse to RenaissanceRe, its recommendation.

For a more detailed description of the restrictions on solicitation of takeover proposals by Platinum and the ability of Platinum’s board of directors to change its recommendation, see the section of this proxy statement/prospectus titled “The Merger Agreement—Restrictions on Solicitation of Takeover Proposals.”

Termination of the Merger Agreement (page 123)

The merger agreement may be terminated, at any time before the effective time, by mutual written consent of RenaissanceRe, Acquisition Sub and Platinum, and, subject to certain limitations described in the merger agreement, by either RenaissanceRe or Platinum by notice to the other party, if any of the following occurs:

•	the merger has not been consummated by October 1, 2015;

•	the approval of the merger proposal is not obtained at the special general meeting;

•	any law, regulation, order or injunction prohibiting the merger is in effect and becomes final and nonappealable; or

•	subject to certain restrictions, the other party has breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in the merger agreement, in each case in a manner that would preclude the satisfaction of certain closing conditions, and such breach or failure is not cured within thirty (30) days following written notice to the breaching party.

In addition, RenaissanceRe may terminate the merger agreement if Platinum’s board of directors withholds or withdraws its recommendation that Platinum shareholders approve the merger proposal, or approves an alternative takeover proposal, or if Platinum willfully and materially breaches its non-solicitation obligations or its obligations to convene the special general meeting to approve the merger proposal.

In limited circumstances, Platinum may terminate the merger agreement upon determining that an unsolicited alternative takeover proposal is superior from Platinum’s perspective to the merger, and that Platinum’s board of directors would be required, to avoid violating its fiduciary duties under applicable law, to recommend the alternative takeover proposal.

For a more detailed description of termination rights under the merger agreement, see the section of this proxy statement/prospectus titled “The Merger Agreement—Termination of the Merger Agreement.”

Effect of Termination; Termination Fee (page 125)

The merger agreement provides that RenaissanceRe will be entitled to receive from Platinum a termination fee of $60.0 million (which we refer to as the “termination fee”) if RenaissanceRe terminates the merger agreement as a result of Platinum’s board of directors having withheld or withdrawn its recommendation that Platinum shareholders approve the merger proposal or as a result of Platinum’s board of directors having approved a bona fide alternative takeover proposal that Platinum’s board of directors determined is more favorable to Platinum shareholders than the merger.

The termination fee is also payable to RenaissanceRe if Platinum terminates the merger agreement upon determining that an unsolicited alternative takeover proposal is superior, from Platinum’s perspective, to the merger, and that Platinum’s board of directors would be required, to avoid violating its fiduciary duties under applicable law, to recommend the alternative proposal and Platinum enters into an alternative transaction agreement with respect to such superior proposal.

The termination fee is also payable to RenaissanceRe if the merger agreement is terminated by RenaissanceRe as a result of Platinum willfully and materially breaching its non-solicitation obligations or its obligations to convene the special general meeting to approve the merger proposal.

In addition, the termination fee is payable to RenaissanceRe (1) if Platinum receives an alternative takeover proposal prior to termination, (2) the merger agreement is terminated either by RenaissanceRe or Platinum because the merger has not been consummated by October 31, 2015 or because the requisite shareholder vote to approve and adopt the merger proposal is not obtained at the special general meeting, or by RenaissanceRe as a result of Platinum breaching a covenant, agreement, representation or warranty that would preclude satisfaction of certain closing conditions and such breach is not cured within thirty (30) days following written notice to Platinum and (3) Platinum agrees to an alternative takeover proposal within twelve months of such termination. For a more detailed description of the effects of termination, see the section of this proxy statement/prospectus titled “The Merger Agreement—Termination of the Merger Agreement—Effect of Termination; Remedies.”

Treatment of Equity Awards (page 109)

Treatment of Share Options

Immediately prior to the earlier of the record date for the election form and the record date for the special dividend (which we refer to as the “option exercise date”), each outstanding option to purchase Platinum common shares granted under Platinum’s equity compensation plans (which we refer to as a “share option”), whether vested or unvested, shall be deemed exercised (on a net exercise basis) as of the option exercise date (with no action required on the part of the holder of the share option), and the holders of such share options shall be entitled, at their election, to receive the cash election consideration, the share election consideration, or the standard election consideration and to receive the special dividend, in each case, with respect to the net number of Platinum common shares deliverable to such holders of such share options upon such exercise. Elections of share option holders are subject to the same terms and conditions, including any applicable proration, as applicable to the holders of Platinum common shares. Any share option outstanding as of the effective time shall be automatically terminated and forfeited for no consideration, and all rights with respect to such share options shall terminate as of the effective time.

Treatment of Restricted Shares

At the effective time, each restricted Platinum common share granted under Platinum’s equity compensation plans (which we refer to as a “restricted share award”) that is then outstanding shall become fully vested and non-forfeitable and shall be converted into the right to receive, at the election of the holder thereof in accordance with the terms and conditions applicable to elections made by holders of Platinum common shares, the share election consideration, the cash election consideration or the standard election consideration. Elections of restricted share award holders are subject to the same terms and conditions, including any applicable proration, as applicable to the holders of Platinum common shares. Each holder of a restricted share award shall be entitled to receive the special dividend with respect to the number of Platinum common shares underlying each such restricted share award.

Treatment of Restricted Share Units

At the effective time, each outstanding time-based restricted share unit granted under Platinum’s equity compensation plans (which we refer to as a “time-based RSU”), whether vested or unvested, shall be canceled and converted into the right to receive, at the election of the holder thereof in accordance with the terms and conditions applicable to elections made by holders of Platinum common shares, the share election consideration, the cash election consideration or the standard election consideration with respect to the number of Platinum common shares underlying such time-based RSU. Elections of time-based RSU holders are subject to the same terms and conditions, including any applicable proration, as applicable to the holders of Platinum common shares. Each holder of a time-based RSU shall be credited with a dividend equivalent payment equal to the amount of the special dividend multiplied by the number of Platinum common shares underlying each such time-based RSU, which dividend equivalent payment shall be paid on the day prior to the closing date.

Treatment of Market-Based Share Units

At the effective time, each outstanding market-based share unit granted under Platinum’s equity compensation plans (which we refer to as an “MSU”), whether vested or unvested, shall be canceled and converted into the right to receive, at the election of the holder thereof in accordance with the terms and conditions applicable to elections made by holders of Platinum common shares, the share election consideration, the cash election consideration or the standard election consideration with respect to the “MSU achieved shares,” which, for the purposes of the merger agreement, are the number of share units subject to each such MSU immediately prior to the effective time multiplied by the quotient of (A) the average of the closing prices of the Platinum common shares on the NYSE for the twenty (20) trading days ending on the date immediately preceding the effective time, provided that for any of the trading days on or after the record date of the special dividend, the value of the special dividend will be added to the share price used to compute the twenty (20) trading day average, divided by (B) the average of the closing prices of Platinum common shares on the NYSE for the twenty (20) trading days ending on the last day of the fiscal quarter immediately preceding the date of grant of the MSU, subject to any maximum or minimum limitations set forth in the individual award agreement. Elections of MSU holders are subject to the same terms and conditions, including any applicable proration, as applicable to the holders of common shares. Each holder of an MSU shall be credited with a dividend equivalent payment equal to the amount of the special dividend multiplied by the number of MSU achieved shares underlying each such MSU, which dividend equivalent payment shall be paid on the day prior to the closing date.

Treatment of Executive Incentive Plan Restricted Share Units

At the effective time, each outstanding share unit award granted under Platinum’s Amended and Restated Executive Incentive Plan (which award we refer to as an “EIP award” and which plan we refer to as the “EIP”), whether vested or unvested, shall be canceled and converted into the right to receive an amount in cash equal to (A) the applicable number of EIP achieved shares multiplied by (B) the sum of (x) the standard cash amount plus (y) the product of the standard exchange ratio multiplied by the closing price of RenaissanceRe common shares on the NYSE as of the business day immediately prior to the closing date, which amount will be adjusted by the compensation committee of Platinum’s board of directors (which we refer to as “Platinum’s compensation committee”) as necessary in accordance with the terms of Platinum’s 2010 Share Incentive Plan, any applicable award agreements and the agreed-upon adjustment methodology to reflect the special dividend. Pursuant to the applicable adjustment methodology, the nominal value of each share unit shall be $76.00 and if the payment date of the special dividend occurs prior to the end of the fiscal quarter immediately preceding the effective time, then the special dividend (1) shall not reduce shareholders’ equity as used to calculate Platinum’s return on equity (which we refer to as “ROE”) for ROE-based EIP awards and (2) shall be added back to fully converted book value per common share (which we refer to as “BVPCS”) for BVPCS-based EIP awards. For purposes of the merger agreement, the number of “EIP achieved shares,” with respect to an EIP award, is the amount, subject to any maximum or minimum limitations set forth in the individual award agreement and the EIP, equal to the product of the total number of share units subject to such EIP award immediately prior to the effective time (A) multiplied by a fraction, the numerator of which is the number of days in the individual performance period prior to the closing date and the denominator of which is the total number of days during the performance period, multiplied by (B) a performance factor determined in accordance with the applicable award agreement and the EIP.

For a more detailed description of the treatment of equity awards, see the section of this proxy statement/prospectus titled “The Merger Agreement—Treatment of Platinum Options and Other Platinum Equity Awards.”

Interests of Platinum’s Directors and Executive Officers in the Merger (page 91)

The directors and executive officers of Platinum will have interests in the merger that may be different from or in addition to those of Platinum shareholders generally. These interests include the treatment in the merger of Platinum equity compensation awards, bonus awards, severance plans and other rights that may be held by Platinum’s directors and executive officers, and the indemnification of current and former Platinum directors and officers by RenaissanceRe. Platinum’s board of directors was aware of and considered these interests when it unanimously (1) determined that the merger, on the terms and conditions set forth in the merger agreement, is fair to, and in the best interests of, Platinum, (2) approved the merger agreement, the statutory merger agreement and the transactions contemplated thereby, (3) determined that the bye-law amendment is advisable to and in the best interests of Platinum and authorized and approved the bye-law amendment and (4) resolved that the bye-law amendment and the merger proposal be submitted to Platinum shareholders for their consideration at the special general meeting. See the sections of this proxy statement/prospectus titled “The Merger—Interests of Platinum’s Directors and Executive Officers in the Merger” and “The Merger—Advisory Vote on Merger-Related Compensation for Platinum’s Named Executive Officers.”

Dividends and Distributions (page 91)

Each of RenaissanceRe and Platinum has historically paid a quarterly cash dividend to its respective shareholders. Under the terms of the merger agreement, prior to the completion of the merger, (i) RenaissanceRe is permitted to continue to declare and pay ordinary course quarterly cash dividends on issued and outstanding RenaissanceRe common shares, with record and payment dates consistent with past practice, in an amount not to exceed $0.35 per share per quarter and (ii) in addition to payment of the special dividend, Platinum is permitted to continue to declare and pay ordinary course quarterly cash dividends on issued and outstanding Platinum common shares, with record and payment dates consistent with past practice, in an amount not to exceed $0.08 per share per quarter.

Anticipated Accounting Treatment (page 103)

RenaissanceRe will account for the acquisition of Platinum common shares pursuant to the merger under the acquisition method of accounting in accordance with Accounting Standards Codification Topic 805, “Business Combinations,” (which we refer to as “ASC 805”), under which the total consideration paid in the merger will be allocated among acquired assets and assumed liabilities based on the fair values of the assets acquired and liabilities assumed. RenaissanceRe anticipates that the purchase price paid will exceed the fair value of the net assets acquired and the excess will be accounted for as goodwill.

Intangible assets with definite lives will be amortized over their estimated useful lives. Goodwill resulting from the merger will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that the management of RenaissanceRe determines that the value of goodwill has become impaired, an accounting charge will be taken in the fiscal quarter in which such determination is made.

Material U.S. Federal Income Tax Consequences (page 152)

The exchange of Platinum common shares for cash and RenaissanceRe common shares pursuant to the merger agreement generally will be a taxable transaction to U.S. holders (as defined in the section of this proxy statement/prospectus titled “Material U.S. Federal Income Tax Consequences”) for U.S. federal income tax purposes. If you are a U.S. holder and you exchange your Platinum common shares in the merger, you will generally recognize gain or loss in an amount equal to the difference, if any, between the sum of (1) the fair market value of the shares of RenaissanceRe common shares received by you in the merger and (2) the amount of cash received by you in the merger (including cash in lieu of fractional shares), and your adjusted tax basis in your Platinum common shares.

Platinum intends to treat the special dividend as a dividend for federal income tax purposes and not as part of the merger consideration. Under this treatment, individual U.S. holders who meet the applicable holding period requirements under the Code for qualified dividends (generally more than sixty (60) days during the one hundred twenty-one (121) day period surrounding the ex-dividend date) will be taxed on the special dividend at the preferential tax rates applicable to qualified dividend income. The IRS may disagree with such treatment and treat the special dividend as part of the merger consideration.

YOU SHOULD READ THE SECTION OF THIS PROXY STATEMENT/PROSPECTUS TITLED “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES” FOR A MORE DETAILED DISCUSSION OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. TAX MATTERS ARE COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND UPON THE FACTS OF YOUR PARTICULAR SITUATION. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, THE PARTIES URGE YOU TO CONSULT WITH YOUR TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER AND THE SPECIAL DIVIDEND TO YOU, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

Listing of RenaissanceRe Common Shares (page 104)

RenaissanceRe will submit the necessary applications to cause the RenaissanceRe common shares to be issued as a portion of the merger consideration to be authorized for listing on the NYSE, subject to official notice of issuance. Approval of this listing is a condition to the completion of the merger.

Comparison of Shareholder Rights (page 134)

After the merger, those Platinum shareholders who receive RenaissanceRe common shares as part of the merger consideration will become RenaissanceRe shareholders and their rights will be governed by RenaissanceRe’s memorandum of association and bye-laws. There will be differences between the current rights of Platinum shareholders and the rights to which such shareholders will be entitled as shareholders of RenaissanceRe. See the section of this proxy statement/prospectus titled “Comparison of Shareholders’ Rights” for a discussion of the different rights associated with the RenaissanceRe common shares.

Appraisal Rights (page 99)

Under Bermuda law, Platinum shareholders have rights of appraisal, where those who do not vote in favor of the merger proposal and who are not satisfied that they have been offered a fair price for their shares will be permitted to apply to the Bermuda Court within a certain time frame. See the section of this proxy statement/prospectus titled “The Merger—Dissenters’ Rights of Appraisal for Platinum Shareholders” for a discussion of the appraisal rights of the fair value of the Platinum common shares.

FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus, including information contained or incorporated by reference into this proxy statement/prospectus, may include forward-looking statements, both with respect to RenaissanceRe and Platinum and their industries, that reflect their current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may,” “would” and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond RenaissanceRe’s and Platinum’s control. Accordingly, there are or will be important risks and uncertainties that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. RenaissanceRe and Platinum believe that these risks and uncertainties include, but are not limited to, the following: (1) we are exposed to significant losses from catastrophic events and other exposures that we cover, which we expect to cause significant volatility in our financial results from time to time; (2) the inherent uncertainties in our reserving process, particularly as regards to large catastrophic events and longer tail casualty lines; (3) the frequency and severity of catastrophic and other events which we cover could exceed our estimates and cause losses greater than we expect; (4) the risk of the lowering or loss of any of the financial strength, claims paying or enterprise wide risk management ratings of RenaissanceRe, Platinum or any of their respective subsidiaries, or changes in the policies or practices of the rating agencies; (5) risks associated with appropriately modeling, pricing for, and contractually addressing new or potential factors in loss emergence; (6) the risk we might be bound to policyholder obligations beyond our underwriting intent, or unable to enforce our own intent in respect of retrocessional arrangements, including in each case due to emerging claims and coverage issues; (7) risks due to reliance on a small and decreasing number of reinsurance brokers and other distribution services for a material portion of our revenue; (8) the risk that our customers may fail to make premium payments due to us, as well as the risk of failures of our reinsurers, brokers or other counterparties to honor their obligations to us, including as regards to large catastrophic events, and also including their obligations to make third party payments for which we might be liable; (9) a contention by the IRS that any of our Bermuda subsidiaries, is subject to U.S. taxation; (10) other risks relating to potential adverse tax developments, including potential changes to the taxation of inter-company or related party transactions; (11) risks relating to adverse legislative developments that could reduce the size of the private markets we serve, or impede their future growth, including proposals to shift U.S. catastrophe risks to federal mechanisms; similar proposals at the state level in the U.S. or failing to implement reforms to reduce such coverage; and the risk that new legislation will be enacted in the international markets we serve which might reduce market opportunities in the private sector, weaken our customers or otherwise adversely impact us; (12) risks relating to the inability, or delay, in the claims paying ability of private market participants in Florida, particularly following a large windstorm or of multiple smaller storms, which we believe would weaken or destabilize the Florida market and give rise to an unpredictable range of impacts which might be adverse to us, perhaps materially so; (13) risks associated with our investment portfolio, including the risk that our investment assets may fail to yield attractive or even positive results; and the risk that investment managers may breach our investment guidelines, or the inability of such guidelines to mitigate investment risks; (14) risks associated with implementing our business strategies and initiatives; (15) risks associated with potential for loss of services of any one of our key senior officers, and the risk that we fail to attract or retain the executives and employees necessary to manage our business; (16) changes in economic conditions, including interest rate, currency, equity and credit conditions which could affect our investment portfolio or declines in our investment returns for other reasons which could reduce our profitability and hinder our ability to pay claims promptly in accordance with our strategy; (17) risks associated with highly subjective judgments, such as valuing our more illiquid assets, and determining the impairments taken on our investments, all of which impact our reported financial position and operating results; (18) risks associated with our retrocessional reinsurance protection, including the risks that the coverages and protections we seek may become unavailable or only available on unfavorable terms, that the forms of retrocessional protection available in the market on acceptable terms may give rise to more risk in our net portfolio than we find desirable or that we correctly identify, or that we are otherwise unable to cede our own assumed risk to third parties; and the risk that providers of protection do not meet their obligations to us or do not do so on a timely basis; (19) risks associated with inflation, which could cause loss costs to increase, and impact the performance of our investment portfolio, thereby adversely impacting our financial position or operating results; (20) operational risks, including system or human failures, which risks could result in our incurring material losses; (21) risks that we may require additional capital in the future, which may not be available or may be available only on unfavorable terms; (22) risks relating to our potential failure to comply with covenants in our debt agreements, which failure could provide our lenders the right to accelerate our debt which would adversely impact us; (23) the risk of potential challenges to the claim of exemption from insurance regulation of RenaissanceRe, Platinum’s and certain of their respective subsidiaries in certain jurisdictions under certain current laws and the risk of increased global regulation of the insurance and reinsurance industry; (24) risks relating to the inability of our operating subsidiaries to declare and pay dividends, which could cause us to be unable to pay dividends to our shareholders or to repay our indebtedness; (25) the risk that there could be regulatory or legislative changes adversely impacting RenaissanceRe or Platinum, each as a Bermuda-based company, relative to our competitors, or actions taken by multinational organizations having such an impact; (26) risks relating to operating in a highly competitive environment, which we expect to continue to increase over time from new competition from traditional and non-traditional participants; (27) risks arising out of possible changes in the distribution or placement of risks due to increased consolidation of customers or insurance and reinsurance brokers; and (28) risks relating to changes in regulatory regimes and/or accounting rules, which could result in significant changes to our financial results; as well as RenaissanceRe’s and Platinum’s management’s response to any of the aforementioned factors.

Additionally, the merger is subject to risks and uncertainties, including: (A) that RenaissanceRe and Platinum may be unable to complete the merger because, among other reasons, conditions to the completion of the merger may not be satisfied or waived; (B) uncertainty as to the timing of completion of the merger, (C) uncertainty as to the long-term value of RenaissanceRe common shares; and (D) failure to realize the anticipated benefits of the merger, including as a result of failure or delay in integrating Platinum’s businesses into RenaissanceRe, as well as RenaissanceRe’ and Platinum’s management’s response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors set forth in the section of this proxy statement/prospectus titled “Risk Factors” and those included in RenaissanceRe’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and the risk factors included in Platinum’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other documents of RenaissanceRe and Platinum on file with the SEC. Any forward-looking statements made or referenced in this proxy statement/prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by RenaissanceRe or Platinum will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, RenaissanceRe and Platinum or their respective businesses or operations. Each forward-looking statement speaks only as of the date of the particular statement and, except as may be required by applicable law, RenaissanceRe and Platinum undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

RISK FACTORS

In addition to the other information included or incorporated by reference into this proxy statement/prospectus, including the matters addressed in the section of this proxy statement/prospectus titled “Forward-Looking Statements,” you should carefully consider the following risks before deciding whether to vote in favor of the merger proposal. In addition, you should read and consider carefully the risks associated with the businesses of RenaissanceRe and Platinum because these risks will also affect RenaissanceRe following completion of the merger. These risks can be found in the Annual Reports on Form 10-K for the fiscal year ended December 31, 2013, and any amendments thereto, for each of RenaissanceRe and Platinum, as such risks may be updated or supplemented in each company’s subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are incorporated by reference into this proxy statement/prospectus. You should also read and consider carefully the other information in this proxy statement/prospectus and the other documents incorporated by reference into this proxy statement/prospectus. See the section of this proxy statement/prospectus titled “Where You Can Find More Information” for information on how you can view RenaissanceRe’s and Platinum’s incorporated documents. If any of the risks described below or in the reports incorporated by reference into this proxy statement/prospectus actually occurs, the respective businesses, financial results, financial conditions, operating results or share prices of RenaissanceRe or Platinum or the combined company could be materially adversely affected.

Risk Factors Relating to the Merger

Failure to complete the merger could negatively impact the price of Platinum common shares, as well as its future business and financial results, and could adversely impact RenaissanceRe and Platinum’s respective abilities to realize the anticipated strategic benefits of the merger.

The merger agreement contains a number of conditions precedent that must be satisfied or waived prior to the completion of the merger. There are no assurances that all of the conditions to the merger will be so satisfied or waived. If the conditions to the merger are not satisfied or waived, then RenaissanceRe and Platinum may be unable to complete the merger. See the section of this proxy statement/prospectus titled “The Merger Agreement—Conditions to the Merger” for a discussion of the conditions to the merger.

If the merger is not completed, the ongoing business of Platinum may be adversely affected as follows:

•	the attention of management of Platinum will have been diverted to the merger instead of being directed solely to its own operations and the pursuit of other opportunities that could have been beneficial to it;

•	the manner in which brokers, insurers, cedents and other third parties perceive Platinum may be negatively impacted, which in turn could affect its ability to compete for or write new business or obtain renewals in the marketplace;

•	the loss of time and resources;

•	Platinum may be required, in certain circumstances, to pay a termination fee of $60.0 million, as provided in the merger agreement; and

•	the ratings of Platinum or its reinsurance subsidiaries may be adversely affected, which could have an adverse effect on its business, financial condition and operating results.

Additionally, in approving the merger agreement and the statutory merger agreement and the transactions contemplated thereby, each of the boards of directors of Platinum and RenaissanceRe considered a number of factors and potential benefits, including, in the case of Platinum, the fact that the merger consideration to be received by the Platinum shareholders (including the special dividend) represented a premium of approximately 24% over the closing share price of Platinum common shares on November 21, 2014, the last trading day prior to the execution of the merger agreement, and a premium of approximately 14% over the all-time highest closing share price of Platinum common shares on July 16, 2014, in each case based on the closing share price of RenaissanceRe common shares on November 21, 2014 and, in the case of RenaissanceRe, its belief that the acquisition of Platinum’s business will further RenaissanceRe’s strategy to produce superior returns for its shareholders over the long-term by pursuing market leadership in segments where leadership is derived from superior underwriting. If the merger is not completed, neither Platinum, RenaissanceRe nor any of their respective shareholders will realize these and other anticipated benefits of the merger. Moreover, each of Platinum and RenaissanceRe would also have nevertheless incurred substantial fees and costs, such as legal, accounting and financial advisor fees, and the loss of management time and resources.

See the sections of this proxy statement/prospectus titled “The Merger Agreement—Termination of the Merger Agreement,” “The Merger–Reasons for the Merger and Recommendation of Platinum’s Board of Directors” and “The Merger—RenaissanceRe’s Reasons for the Merger.”

Because the market price of RenaissanceRe common shares will fluctuate, Platinum shareholders cannot be sure of the value of the merger consideration they will receive.

Upon completion of the merger, each Platinum common share will be converted into the right to receive, at the Platinum shareholder’s election, the share election consideration, the cash election consideration, or the standard election consideration. The market price of RenaissanceRe common shares may vary from the price of RenaissanceRe common shares on the date the merger was announced, on the date that this proxy statement/prospectus was mailed to Platinum shareholders, and on the date of the special general meeting. Thus, to the extent any Platinum shareholder receives RenaissanceRe common shares as part of the merger consideration, any change in the market price of RenaissanceRe common shares prior to completion of the merger will affect the value of the merger consideration that such Platinum shareholder will receive. Accordingly, at the time of the special general meeting and prior to the election deadline, Platinum shareholders will not necessarily know or be able to calculate the value of the merger consideration they would receive upon completion of the merger. Share price changes may result from a variety of factors, including general market and economic conditions, changes in the companies’ respective businesses, operations and prospects, and regulatory considerations. Many of these factors are beyond the control of either Platinum or RenaissanceRe. Neither company is permitted to terminate the merger agreement, and Platinum is not permitted to resolicit the vote of its shareholders, solely because of changes in the market prices of either company’s shares. Platinum shareholders are urged to obtain current market quotations for RenaissanceRe common shares and Platinum common shares when they consider whether to vote in favor of the merger proposal. See the sections of this proxy statement/prospectus titled “Comparative Per Share Data” and “Market Price and Dividend Information.”

Platinum shareholders may receive a form of consideration different from what they elect to receive.

The aggregate number of RenaissanceRe common shares to be issued to Platinum shareholders (including for this purpose each holder of Platinum equity awards who has the right to make the election) as consideration for the merger is 7,500,000 RenaissanceRe common shares.

As a result, if the cash elections or share elections are oversubscribed or undersubscribed, then certain adjustments will be made to the merger consideration to be paid to Platinum shareholders who make such elections to proportionately reduce or increase the cash or share amounts received by such shareholders, in the manner described below in the section of this proxy statement/prospectus titled “The Merger Agreement—Merger Consideration.” Thus, Platinum shareholders may receive a portion of the merger consideration in a form they did not elect. Those Platinum shareholders electing the cash election consideration or the share election consideration may, notwithstanding their elections to receive the merger consideration in the form of all cash or all shares, respectively, receive a combination of cash and RenaissanceRe common shares. Additionally, if the aggregate merger consideration to be paid to any Platinum shareholder would result in such holder receiving a fractional RenaissanceRe common share, cash shall be paid in lieu of such fractional share. As a result, at the time of the special general meeting and prior to the election deadline, Platinum shareholders who make the cash election or share election will not necessarily know or be able to calculate the amount of the cash consideration they would receive, or the exchange ratio used to determine the number of RenaissanceRe common shares they would receive upon completion of the merger.

RenaissanceRe and Platinum must obtain certain approvals of and satisfy certain requirements imposed by governmental and regulatory authorities to complete the merger, which, if delayed or not granted, may jeopardize or delay the merger, result in additional expenditures of money and resources and/or reduce the anticipated benefits of the combination contemplated by the merger.

The merger is conditioned on, among other things, the receipt or completion of authorizations, consents, orders and approvals of, or declarations or filings with the Maryland Insurance Administration and the BMA, and the expiration or termination of the applicable waiting period required under the HSR Act. On December 10, 2014, the BMA notified RenaissanceRe’s special Bermuda counsel in writing that it had no objection to RenaissanceRe’s ownership of Platinum pursuant to the merger. On December 31, 2014, the FTC granted early termination of the waiting period under the HSR Act. While RenaissanceRe and Platinum have obtained the requisite consent from the BMA and early termination of the waiting period from the FTC, if the consent from the Maryland Insurance Administration is not received, then RenaissanceRe and Platinum may not be obligated to complete the merger.

Subject to the terms and conditions of the merger agreement, RenaissanceRe and Platinum have agreed to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under the merger agreement and applicable laws, rules and regulations to close the merger and the other transactions contemplated by the merger agreement as promptly as practicable, as discussed in the section of this proxy statement/prospectus titled “The Merger Agreement—Consents and Approvals.” Notwithstanding the foregoing, in connection with obtaining a required regulatory approval, none of RenaissanceRe, Platinum or any of their respective subsidiaries will be required to commence any legal action, and neither RenaissanceRe nor any of its affiliates will be required to agree to take or refrain from taking, any action that would individually or in the aggregate with any other actions, conditions, limitations, restrictions or requirements, result in or constitute a “burdensome condition,” as more particularly described in the following paragraph.

The Maryland Insurance Administration has broad discretion in administering the applicable governing regulations. However, RenaissanceRe shall not be required to close the merger if the Maryland Insurance Administration imposes a “burdensome condition,” which means a requirement in connection with obtaining approval of the merger that RenaissanceRe, Platinum or any of their respective subsidiaries (i) establish any guarantee, “keep well” or capital maintenance arrangement to maintain capital or risk based capital of Platinum Underwriters Reinsurance, Inc. substantially in excess of its capital and risk based capital levels as of the date of the merger agreement or (ii) agree to any other condition, limitation, restriction or requirement that, if implemented or effected, would result in a material adverse effect on RenaissanceRe or any of its subsidiaries or a material adverse effect on Platinum or any of its subsidiaries, or a material adverse effect on either party’s ability to perform its respective obligations under the merger agreement without material delay or impairment.

See the section of this proxy statement/prospectus titled “The Merger Agreement—Conditions to the Merger” for a discussion of the conditions to the merger and the section titled “Regulatory Matters” for a description of the requisite regulatory consents or requirements that must be satisfied in connection with the merger, as well as the exceptions relating to “burdensome conditions.”

Platinum and RenaissanceRe may waive certain of the conditions to the completion of the merger without resoliciting or seeking Platinum shareholder approval.

Each of the conditions to Platinum’s or RenaissanceRe’s obligations to complete the merger may be waived, to the extent legally permissible, in whole or in part by RenaissanceRe or Platinum, as applicable. Platinum’s board of directors will evaluate the materiality of any such waiver to determine whether resolicitation of proxies is necessary or, if Platinum shareholders have approved the merger proposal, whether further shareholder approval is necessary. In the event that any such waiver is not determined to be significant enough to require resolicitation or additional approval of Platinum shareholders, the merger may be completed without seeking any further shareholder approval.

Once Platinum shareholders approve the merger, the closing may occur even if a more attractive transaction becomes available to a party and its shareholders.

The ability of Platinum to participate in any discussions or negotiations with, or furnish information to, any third party in response to a superior acquisition proposal will cease upon shareholder adoption and approval of the merger proposal. As a result, once Platinum shareholders have adopted and approved the merger proposal and unless the merger agreement is terminated pursuant to its terms, Platinum will be required to close the merger upon the satisfaction of all the other conditions to closing (which conditions include a limited number of regulatory approvals and do not include the obtaining of any contractual consents) even if, after the requisite Platinum shareholder approval has been obtained but before the closing of the merger, a superior acquisition proposal is received from a third party or another material intervening event has occurred.

The merger agreement contains provisions that could discourage potential acquirers from making a competing proposal to acquire Platinum.

The merger agreement contains provisions that could discourage potential acquirers from making a competing proposal to acquire Platinum, including (1) restrictions on Platinum’s and each of its subsidiaries’ ability to solicit, initiate or knowingly facilitate or encourage (including by providing non-public information) any inquiries or requests for information regarding, or the making of any proposal or offer that could reasonably be expected to result in, a competing proposal to acquire Platinum, (2) the requirement that if the merger agreement is terminated under certain circumstances, Platinum would be required to pay RenaissanceRe a termination fee of $60.0 million, and (3) the requirement that the merger proposal be submitted to a vote of Platinum shareholders even if Platinum’s board of directors withholds or withdraws (or modifies or qualifies in a manner adverse to RenaissanceRe) its recommendation that Platinum shareholders vote to approve the merger proposal. As a result of these limitations, Platinum may lose opportunities to enter into a more favorable transaction than the merger. See the section of this proxy statement/prospectus titled “The Merger Agreement—Restrictions on Solicitation of Takeover Proposals” for a discussion of the restrictions on Platinum’s ability to pursue alternative transactions.

Platinum will be subject to business uncertainties and contractual restrictions while the proposed merger is pending, which could adversely affect Platinum’s business.

The merger agreement requires Platinum to act in the ordinary course of business and restricts Platinum, without the consent of RenaissanceRe, from taking certain specified actions until the proposed merger occurs or the merger agreement terminates. See the section of this proxy statement/prospectus titled “The Merger Agreement—Conduct of Business Pending Closing of the Merger” for a more detailed description of the restrictions on Platinum’s conduct of business. These restrictions may prevent Platinum from pursuing otherwise attractive business opportunities and making other changes to its business before completion of the merger or, if the merger is not completed, termination of the merger agreement.

Each of RenaissanceRe and Platinum will be exposed to underwriting and other business risks during the period that each party’s business continues to be operated independently from the other.

Until completion of the merger, each of RenaissanceRe and Platinum will operate independently from the other in accordance with such party’s distinct underwriting guidelines, investment policies, referral processes, authority levels and risk management policies and practices. As a result, during this period, Platinum may assume risks that RenaissanceRe would not have assumed for itself, accept premiums that, in RenaissanceRe’s judgment, do not adequately compensate it for the risks assumed, make investment decisions that would not adhere to RenaissanceRe’s investment policies or otherwise make business decisions or take on exposure that, while consistent with Platinum’s general business approach and practices, are not the same as those of RenaissanceRe. Significant delays in completing the merger will materially increase the risk that Platinum will operate its business in a manner that differs from how the business would have been conducted by RenaissanceRe.

Uncertainties associated with the merger may cause a loss of management personnel and other key employees of Platinum, which could adversely affect its businesses.

Uncertainty about the effect of the merger on Platinum’s employees and customers may have an adverse effect on its business. These uncertainties may impair Platinum’s ability to attract, retain and motivate key personnel until the merger is completed and for a period of time thereafter, and could cause customers and others that deal with each party to seek to change the existing business relationships with Platinum. Employee retention may be particularly challenging during the pendency of the merger. If key employees depart or if customers and others that deal with Platinum change in an adverse manner their existing business relationships with Platinum, its business could be seriously harmed. If the business of Platinum is adversely affected, RenaissanceRe may not be able to realize the anticipated benefits of the merger.

Some directors and executive officers of Platinum have interests in the merger that are different from, or in addition to, the interests of Platinum shareholders generally.

In considering the recommendations of Platinum’s board of directors with respect to the merger, shareholders should be aware that some of Platinum’s directors and executive officers have financial interests in the merger that are different from, or in addition to, the interests of Platinum shareholders generally. See the section of this proxy statement/prospectus titled “The Merger—Interests of Platinum’s Directors and Executive Officers in the Merger.”

The fairness opinion delivered to Platinum’s board of directors by Goldman Sachs will not reflect changes in circumstances between the signing of the merger agreement and the completion of the merger.

Platinum’s board of directors has not obtained an updated fairness opinion as of the date of this proxy statement/prospectus from Goldman Sachs, Platinum’s financial advisor. Changes in the operations and prospects of RenaissanceRe or Platinum, general market and economic conditions and other factors that may be beyond their control, and on which the fairness opinion was based, may alter the value of RenaissanceRe or Platinum or the prices of RenaissanceRe common shares or Platinum common shares by the time the transactions contemplated by the merger agreement are completed. The opinion does not speak as of the time the transactions contemplated by the merger agreement will be completed or as of any date other than the date of the opinion. Because Platinum does not anticipate asking Goldman Sachs to update its opinion, this opinion only addresses the fairness of the aggregate consideration to be paid pursuant to the merger agreement to the holders (other than RenaissanceRe and its affiliates) of the outstanding Platinum common shares, from a financial point of view, at the time the merger agreement was executed. A copy of Goldman Sachs’ written opinion is included as Annex C to this proxy statement/prospectus. For a description of the opinion and a summary of the material financial analyses performed in connection with rendering the opinion, see the section of this proxy statement/prospectus titled “The Merger—Opinion of Financial Advisor.”

Platinum shareholders will have reduced ownership and voting interests after the merger and will exercise less influence over the management of RenaissanceRe than they currently exercise over the management of Platinum.

After the completion of the merger, Platinum shareholders will own in the aggregate a significantly smaller percentage of RenaissanceRe than they currently own of Platinum. Based on the number of outstanding RenaissanceRe common shares, securities convertible into RenaissanceRe common shares, Platinum common shares and securities convertible into Platinum common shares as of January 26, 2015 and assuming each Platinum shareholder and each holder of Platinum equity awards who has the right to make the election receives the standard election consideration, Platinum shareholders are expected to own, in the aggregate, immediately following the completion of the merger, approximately 16.19% of the outstanding RenaissanceRe common shares on a pro forma fully-diluted basis. In addition, no current directors of Platinum will join RenaissanceRe’s board of directors. Consequently, Platinum shareholders as a group will have less influence over the management and policies of RenaissanceRe than they currently exercise over the management and policies of Platinum.

Anticipation of the special dividend may result in the price of Platinum common shares declining on or after the ex-dividend date or payment date of the special dividend.

The merger agreement requires that, subject to applicable laws, following the date of approval and adoption of the merger agreement by the Platinum shareholders and prior to the effective time, Platinum shall declare and pay the special dividend to the holders of record of issued and outstanding Platinum common shares as of a record date for the special dividend to be set as designated by Platinum’s board of directors. Anticipation of the special dividend may cause upward pressure on or support of the price of Platinum common shares as investors purchase or hold shares to collect the expected special dividend. The special dividend will reduce the shareholders’ equity of Platinum and the price of Platinum common shares may decline on or after the ex-dividend date or payment date of the special dividend.

Several “investigations of the merger” have been announced by law firms in connection with the possible commencement of a lawsuit against Platinum challenging the merger, and if any such lawsuit is filed, an adverse ruling may prevent the merger from being completed.

Several “investigations of the merger” have been announced by law firms in connection with the possible commencement of a lawsuit against Platinum, as well as the members of Platinum’s board of directors, challenging the directors’ actions in connection with the merger agreement. Additionally, on January 16, 2014, Platinum’s board of directors received a letter from counsel to a purported shareholder of Platinum, alleging certain breaches of fiduciary duties in connection with the merger agreement, demanding that Platinum’s board of directors take certain actions and reserving the right to commence legal action. Any such lawsuit would be expected to seek, among other things, injunctive relief to enjoin the defendants from completing the merger on the agreed-upon terms.

One of the conditions to the closing of the merger is that no order, injunction, decree or law shall be in effect that prohibits completion of the merger. Consequently, if any such lawsuit is commenced and a settlement or other resolution is not reached and the plaintiffs secure injunctive or other relief prohibiting or otherwise adversely affecting RenaissanceRe and Platinum’s ability to complete the merger, then such injunctive or other relief may prevent the merger from becoming effective within the expected timeframe or at all.

Risk Factors Relating to RenaissanceRe Following the Merger

Future results of RenaissanceRe may differ materially from the Preliminary Unaudited Pro Forma Consolidated Financial Information of RenaissanceRe presented in this proxy statement/prospectus.

The future results of RenaissanceRe following the completion of the merger may be materially different from those shown in the Preliminary Unaudited Pro Forma Consolidated Financial Information of RenaissanceRe presented in this proxy statement/prospectus, which show only a combination of RenaissanceRe’s and Platinum’s historical results after giving effect to the merger. Additionally, if the merger is consummated, RenaissanceRe anticipates incurring estimated transaction and integration costs of approximately $30.0 million, which costs have not been reflected in the Preliminary Unaudited Pro Forma Consolidated Financial Information of RenaissanceRe presented in this proxy statement/prospectus, as they are nonrecurring in nature and difficult to determine as of the date of this proxy statement/prospectus. In addition, the merger and post-merger integration process may give rise to unexpected liabilities and costs, including costs associated with the defense and resolution of possible litigation or other claims. Unexpected delays in completing the merger or in connection with the post-merger integration process may significantly increase the related costs and expenses incurred by RenaissanceRe.

The integration of RenaissanceRe and Platinum following the merger may present significant challenges and costs.

RenaissanceRe may face significant challenges, including technical, accounting and other challenges, in combining RenaissanceRe’s and Platinum’s operations. RenaissanceRe and Platinum entered into the merger agreement because each company believes that the merger will be beneficial to it and its respective shareholders. Achieving the anticipated benefits of the merger will depend in part upon whether RenaissanceRe will be successful in integrating Platinum’s businesses in a timely and efficient manner. RenaissanceRe may not be able to accomplish this integration process smoothly or successfully, and it may incur unanticipated costs in connection with obtaining regulatory consents and approvals required to complete the merger, which could also adversely affect its ability to integrate the operations of Platinum into RenaissanceRe or reduce the anticipated benefits of the merger.

Potential difficulties RenaissanceRe may encounter as part of the integration process include the following:

•	delays in the integration of management teams, strategies, operations, products and services;

•	diversion of the attention of management as a result of the merger;

•	differences in business backgrounds, corporate cultures and management philosophies that may delay successful integration;

•	the inability to retain key employees;

•	the inability to establish and maintain integrated risk management systems, underwriting methodologies and controls, which could give rise to excess accumulation or aggregation of risks, underreporting or underrepresentation of exposures or other adverse consequences;

•	the inability to create and enforce uniform financial, compliance and operating controls, procedures, policies and information systems;

•	complexities associated with managing Platinum’s operating units as a component of RenaissanceRe, including the challenge of integrating complex systems, technology, networks and other assets of Platinum into those of RenaissanceRe in a seamless manner that minimizes any adverse impact on customers, brokers, employees and other constituencies;

•	potential unknown liabilities and unforeseen increased expenses or delays associated with the merger, including one-time cash costs to integrate Platinum beyond current estimates; and

•	the disruption of, or the loss of momentum in, the combined company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies,

any of which could adversely affect the combined company’s ability to maintain relationships with customers, brokers, employees and other constituencies or RenaissanceRe’s ability to achieve the anticipated benefits of the merger or could otherwise adversely affect the business and financial results of RenaissanceRe after the merger.

In addition, RenaissanceRe will incur integration and restructuring costs following the completion of the merger as it integrates the businesses of Platinum. Although the parties expect that the realization of efficiencies related to the integration of the businesses will offset incremental transaction, integration and restructuring costs over time, neither RenaissanceRe nor Platinum can give any assurance that this net benefit will be achieved at any time in the future.

RenaissanceRe’s future results will suffer if it does not effectively manage its expanded operations following the merger.

Following completion of the merger, RenaissanceRe may continue to expand its operations and its future success depends, in part, upon its ability to manage its expansion opportunities, which pose numerous risks and uncertainties, including the need to integrate the operations and business of Platinum into its existing business in an efficient and timely manner, to combine systems and management controls and to integrate relationships with customers, vendors and business partners.

The price of RenaissanceRe common shares after the merger will be affected by factors different from those affecting the price of RenaissanceRe common shares or the value of Platinum common shares before the merger.

As the businesses and business strategies of RenaissanceRe and Platinum are different, the results of operations as well as the price of RenaissanceRe common shares following the merger may be affected by factors different from those factors affecting RenaissanceRe or Platinum as independent stand-alone entities. For example, a greater portion of the gross written premiums of RenaissanceRe have historically been attributed to writing catastrophe coverage, which is typically characterized by loss events that are low frequency but high severity, than Platinum, which in comparison has written a greater percentage of its gross premiums providing casualty coverage, which is typically characterized by a relatively higher frequency but lower severity of loss events. For a discussion of RenaissanceRe’s and Platinum’s businesses and certain risk factors to consider in connection with their respective businesses, see the respective sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each of RenaissanceRe’s and Platinum’s Annual Reports on Form 10-K for the year ended December 31, 2013 and other documents incorporated by reference into this proxy statement/prospectus.

The market price of RenaissanceRe common shares may decline in the future as a result of the sale of such shares held by former Platinum shareholders or current RenaissanceRe shareholders or due to other factors.

RenaissanceRe will issue an aggregate of 7,500,000 RenaissanceRe common shares to Platinum shareholders (including for this purpose each holder of Platinum equity awards who has the right to make the election) in the merger. Upon the receipt of RenaissanceRe common shares as merger consideration, former holders of Platinum common shares may seek to sell the RenaissanceRe common shares delivered to them. Current RenaissanceRe shareholders may also seek to sell RenaissanceRe common shares held by them following, or in anticipation of, consummation of the merger. These sales (or the perception that these sales may occur), coupled with the increase in the outstanding number of RenaissanceRe common shares, may affect the market for, and the market price of, RenaissanceRe common shares in an adverse manner. None of these shareholders are subject to a “lock-up” or “market stand off” agreement.

The market price of RenaissanceRe common shares may also decline in the future as a result of the merger for a number of other reasons, including:

•	the unsuccessful integration of Platinum into RenaissanceRe;

•	the failure of RenaissanceRe to achieve the anticipated benefits of the merger, including financial results, as rapidly as or to the extent anticipated;

•	decreases in RenaissanceRe’s financial results before or after the closing of the merger;

•	as described below, any failure to maintain RenaissanceRe’s financial strength, claims paying and enterprise-wide risk management ratings as a result of the merger; or

•	general market or economic conditions unrelated to RenaissanceRe’s performance.

These factors are, to some extent, beyond the control of RenaissanceRe.

The financial analyses and forecasts considered by Platinum’s financial advisors and Platinum’s board of directors may not be realized, which may adversely affect the market price of the RenaissanceRe common shares following the merger.

In performing certain financial analyses and delivering its opinion to Platinum’s board of directors that, as of November 23, 2014 and based upon and subject to the factors and assumptions set forth therein, the aggregate consideration to be paid pursuant to the merger agreement was fair from a financial point of view to the holders (other than RenaissanceRe and its affiliates) of the outstanding Platinum common shares, Goldman Sachs reviewed, among other things, projected non-public financial statements and other projected non-public financial data prepared and furnished to it by Platinum management. See the section of this proxy statement/prospectus titled “The Merger—Platinum Strategic Plan.” None of the projected non-public financial statements and other projected non-public financial data was prepared with a view toward public disclosure or compliance with the published guidelines of the SEC or the American Institute of Certified Public Accountants regarding projections and forecasts. These projections are inherently based on various estimates and assumptions that are subject to the judgment of those preparing them. These projections are also subject to significant economic, competitive, industry and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of RenaissanceRe and Platinum. Accordingly, there can be no assurance that Platinum’s financial condition or results of operations will not be significantly worse than those set forth in such projected non-public financial statements and other projected non-public financial data. Significantly worse financial results could have a material adverse effect on the market price of Platinum common shares prior to the completion of the merger or the RenaissanceRe common shares following the completion of the merger.

The merger may result in a ratings downgrade of RenaissanceRe or its insurance affiliates, which may result in a material adverse effect on RenaissanceRe’s business, financial condition and operating results, as well as the market price of RenaissanceRe common shares following the merger.

Ratings with respect to claims paying ability and financial strength are important factors in maintaining customer confidence in RenaissanceRe and its ability to market insurance and reinsurance products and compete with other insurance and reinsurance companies. Rating organizations regularly analyze the financial performance and condition of insurers and reinsurers. RenaissanceRe holds the highest possible enterprise risk management rating of “Very Strong” from S&P, and has held the highest possible enterprise risk management rating from S&P for as long as S&P has provided such ratings. The reinsurance operating subsidiaries of RenaissanceRe are rated AA- by S&P, A+ by A.M Best, A1 by Moody’s Investors Service, Inc. (which we refer to as “Moody’s”) and A+ by Fitch Ratings (which we refer to as “Fitch”). Subsequent to the announcement of the merger, S&P and Fitch have affirmed the ratings of the insurance subsidiaries of RenaissanceRe, with a stable outlook, and Moody’s affirmed the ratings of RenaissanceRe and the insurance subsidiaries of RenaissanceRe, with a negative outlook.

While RenaissanceRe anticipates that its other financial strength and claims paying ratings will be affirmed subsequent to the closing of the merger, there is no guarantee that such affirmations will occur. In connection with the completion of the merger, any of these ratings agencies may reevaluate RenaissanceRe’s ratings.

Following the merger, any ratings downgrades, or the potential for ratings downgrades, of RenaissanceRe or its subsidiaries could adversely affect RenaissanceRe’s ability to market and distribute products and services and successfully compete in the marketplace, which could have a material adverse effect on its business, financial condition and operating results, as well as the market price for RenaissanceRe common shares. For example, a downgrade may increase RenaissanceRe’s cost of borrowing, may negatively impact RenaissanceRe’s ability to raise additional debt capital, may negatively impact RenaissanceRe’s ability to successfully compete in the marketplace and may negatively impact the willingness of counterparties to deal with RenaissanceRe, each of which could have a material adverse effect on the business, financial condition and results of operations of RenaissanceRe following the merger and the market value of RenaissanceRe common shares. In addition, most of the reinsurance contracts of each of RenaissanceRe’s and Platinum’s reinsurance subsidiaries contain provisions that would allow ceding companies to terminate the contract or demand security following a downgrade in financial strength ratings below specified levels by one or more rating agencies. Neither RenaissanceRe nor Platinum can predict the extent to which this termination right would be exercised, if at all; however, the effect of such termination could have a significant and negative effect on RenaissanceRe’s financial condition and results of operations following the merger. Even in the absence of contractual provisions, numerous cedents and brokers prefer to secure coverage or assign preferential allocations to the highest rated reinsurers, and accordingly, any decrease in ratings could adversely affect the ability of the combined company to access the businesses it will seek to underwrite.

RenaissanceRe will be subject to certain contractual restrictions while the proposed merger is pending, which could limit RenaissanceRe’s opportunities.

The merger agreement requires RenaissanceRe to act generally in the ordinary course of business and restricts RenaissanceRe, without the consent of Platinum, from taking certain specified actions until the proposed merger occurs or the merger agreement terminates, including restrictions on the ability of RenaissanceRe to issue, deliver or sell any additional shares or any securities convertible into shares (other than in connection with the satisfaction of certain tax withholding obligations or pursuant to the conversion of pre-existing convertible securities), or to take certain other actions which would reasonably be expected to prevent or to impede, interfere with, hinder or delay in any material respect the consummation of the merger. See the section of this proxy statement/prospectus titled “The Merger Agreement—Conduct of Business Pending the Closing of the Merger” for a more detailed description of the restrictions on RenaissanceRe’s conduct of business. These restrictions may prevent RenaissanceRe from pursuing otherwise attractive business opportunities, exploring potentially attractive opportunities for strategic transactions or inorganic growth, or from making other changes to its business before completion of the merger or, if the merger is not completed, termination of the merger agreement, which might otherwise be expected by RenaissanceRe to be in the interest of its shareholders, including future shareholders of the combined company.

Following the merger, RenaissanceRe will become subject to certain laws and regulations applicable to Platinum’s business to which it would not otherwise have been subject.

Platinum’s U.S.-based reinsurance subsidiary is subject to the requirements of certain regulatory agencies and bodies, including the Maryland Insurance Administration, to which RenaissanceRe’s operations are not currently subject. Following the merger, the operations of Platinum’s U.S.-based reinsurance subsidiary will continue as part of the surviving company and, accordingly, RenaissanceRe will become subject to the laws and regulations applicable to such operations. Among other things, RenaissanceRe may be impacted by requirements under Maryland laws or regulations, including requirements that may be imposed by the Maryland Insurance Administration, in respect of the capital, operations or liquidity of the surviving company’s U.S.-based reinsurance subsidiary. In addition, costs associated with understanding and complying with the regulations and requirements imposed by the Maryland Insurance Administration, as well as any changes or amendments to such regulations, will result in increased costs or burdens for RenaissanceRe as a result of the merger. It is difficult to predict or quantify the additional costs to RenaissanceRe that may result from complying with the additive regulatory requirements imposed by the regulatory agencies with oversight authority over the operations to be acquired in the merger.

Uncertainties associated with the merger may cause a loss of key employees which could adversely affect the future business, operations and financial results of RenaissanceRe following the merger.

The success of RenaissanceRe after the merger will depend in part upon the ability of RenaissanceRe and Platinum to retain key employees. Competition for qualified personnel can be intense. In addition, key employees may depart because of issues relating to the uncertainty or difficulty of integration or a desire not to remain with RenaissanceRe after the merger. Accordingly, no assurance can be given that RenaissanceRe or Platinum will be able to attract, retain or motivate key employees or qualified new employees to provide their services to RenaissanceRe following the merger. If key employees depart because of issues relating to the uncertainty and difficulty of integration, RenaissanceRe’s business could be adversely impacted.

Platinum’s counterparties to contracts and arrangements may acquire certain rights upon the merger, which could negatively affect RenaissanceRe following the merger.

In analyzing the value of Platinum, RenaissanceRe ascribed meaningful value to the revenue streams and renewal prospects of Platinum’s in-force portfolio of business, particularly the casualty business, written by Platinum’s U.S. operating subsidiary. Platinum and its operating subsidiaries are parties to numerous contracts, agreements, licenses, permits, authorizations and other arrangements that contain provisions giving counterparties certain rights (including, in some cases, termination rights) upon a “change in control” of Platinum or its subsidiaries. The definition of “change in control” varies from contract to contract, ranging from a narrow to a broad definition, and in some cases, the “change in control” provisions may be implicated by the merger. If such “change in control” provisions are triggered as a result of the merger, a wide range of consequences may result, including the possibility that cedents will have the right to cancel and commute a contract, or the requirement that Platinum return unearned premiums, net of commissions, or post certain collateral requirements.

Whether a counterparty would have any of these or other rights in connection with the merger depends upon the language of its agreement with Platinum or its applicable subsidiaries. Whether a counterparty exercises any cancellation rights it has would depend on, among other factors, such counterparty’s views with respect to the financial strength and business reputation of RenaissanceRe following the merger, the extent to which such counterparty currently has reinsurance coverage with RenaissanceRe’s affiliates, the prevailing market conditions, the pricing and availability of replacement reinsurance coverage and RenaissanceRe’s ratings following the merger. Neither Platinum nor RenaissanceRe can currently predict the extent to which such cancellation rights would be triggered or exercised, if at all.

In addition to the fact that a significant portion of Platinum’s in-force reinsurance contracts contain special termination provisions that may be triggered following a change in control, many of these reinsurance contracts, as well as most reinsurance and insurance contracts of RenaissanceRe’s, renew annually, and so whether or not they may be terminated following the merger, reinsurance cedents or policyholders may choose not to renew these contracts with RenaissanceRe following the merger.

Termination of in-force contracts or failure to renew reinsurance or insurance agreements and policies by contractual counterparties could adversely affect the benefits to be received by RenaissanceRe from Platinum’s contractual arrangements. If the benefits from these arrangements are less than expected, including as a result of these arrangements being terminated, determined to be unenforceable, in whole or in part, or the counterparties to such arrangements failing to satisfy their obligations thereunder, the benefits of the merger to RenaissanceRe may be significantly less than anticipated.

Any RenaissanceRe common shares received by Platinum shareholders as a result of the merger will have different rights from Platinum common shares.

Following completion of the merger, Platinum shareholders will no longer be shareholders of Platinum, and those Platinum shareholders who receive RenaissanceRe common shares as a portion of their merger consideration will become shareholders of RenaissanceRe. There will be important differences between the current rights of Platinum shareholders and the rights to which such shareholders will be entitled as shareholders of RenaissanceRe. See the section of this proxy statement/prospectus titled “Comparison of Shareholder Rights” for a discussion of the different rights associated with the RenaissanceRe common shares.

Following the merger, RenaissanceRe may require additional capital in the future, which may not be available to it on satisfactory terms as a result of the merger, if at all.

Following the merger, RenaissanceRe will require liquidity to pay claims, fund its operating expenses, make interest and principal payments on its debt and pay dividends. In anticipation of these liquidity needs, RenaissanceRe is currently contemplating conducting an offering of senior secured notes in a principal amount of $300.0 million, the proceeds of which may be used to, among other things, fund a portion of the cash component of the merger consideration and for other working capital purposes.

Any future debt financing may not be available on terms that are favorable to RenaissanceRe, if at all. Markets in the U.S., Europe and elsewhere have experienced extreme volatility and disruption in recent years due to financial stresses that affected the liquidity of the financial markets. These circumstances have at times reduced access to the public and private debt markets. If RenaissanceRe cannot obtain adequate sources of financing on favorable terms, or at all, its business, operating results and financial condition could be adversely affected.

In addition, in connection with the merger, approval from the counterparties to Platinum’s credit facilities may be necessary to the extent RenaissanceRe determines to keep such credit facilities in effect upon the completion of the merger. There can be no assurance that the approvals by counterparties to Platinum’s credit facilities, if required, will be obtained. If RenaissanceRe is unable to obtain such approvals, it may be forced to find alternative sources of financing (including through debt or equity financings), such financing may not be available, or, if available, may be on unfavorable terms, which could adversely affect the business and financial condition of RenaissanceRe.

Other Risk Factors Relating to Platinum

You should read and consider carefully other risk factors specific to Platinum that will also affect RenaissanceRe after the merger, described in Part I, Item 1A of Platinum’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, under this section of this proxy statement/prospectus, “Risk Factors,” as such risks may be updated or supplemented by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other documents that have been filed by Platinum with the SEC and which are incorporated by reference into this proxy statement/prospectus. See the section of this proxy statement/prospectus titled “Where You Can Find More Information” for the location of information incorporated by reference into this proxy statement/prospectus.

Other Risk Factors Relating to RenaissanceRe

You should read and consider carefully other risk factors specific to RenaissanceRe that will also affect RenaissanceRe after the merger, described in Part I, Item 1A of RenaissanceRe’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, under this section of this proxy statement/prospectus, “Risk Factors,” as such risks may be updated or supplemented by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other documents that have been filed by RenaissanceRe with the SEC and which are incorporated by reference into this proxy statement/prospectus. See the section of this proxy statement/prospectus titled “Where You Can Find More Information” for the location of information incorporated by reference into this proxy statement/prospectus.

THE COMPANIES

RenaissanceRe

RenaissanceRe is a Bermuda exempted company with its principal executive offices located at Renaissance House, 12 Crow Lane, Pembroke HM 19 Bermuda, telephone (441) 295-4513. Through its operating subsidiaries, RenaissanceRe seeks to produce superior returns for its shareholders by being a trusted, long-term partner to its customers for assessing and managing risk, delivering responsive solutions, and keeping its promises. RenaissanceRe common shares are quoted on the NYSE under the symbol “RNR.” At September 30, 2014, RenaissanceRe had total shareholders’ equity of approximately $3.74 billion and total assets of approximately $8.36 billion. RenaissanceRe has been assigned an enterprise risk management rating of “Very Strong,” which is the highest rating assigned by S&P, and indicates that S&P believes RenaissanceRe has very strong capabilities to consistently identify, measure, and manage risk exposures and losses within RenaissanceRe’s predetermined tolerance guidelines.

For additional information about RenaissanceRe and its business, including how to obtain the documents that RenaissanceRe has filed with the SEC, see the section of this proxy statement/prospectus titled “Where You Can Find More Information.”

Acquisition Sub

Acquisition Sub was formed as a Bermuda exempted company on November 18, 2014. Acquisition Sub’s principal executive offices are located at Renaissance House, 12 Crow Lane, Pembroke HM 19 Bermuda, telephone (441) 295-4513. Acquisition Sub is a wholly owned subsidiary of RenaissanceRe that was formed for the sole purpose of effecting the merger. Acquisition Sub has engaged in no business activities to date and it has no material assets or liabilities of any kind other than those incident to its formation and those incurred in connection with the merger agreement, statutory merger agreement and the merger.

Platinum

Platinum is a Bermuda exempted holding company which provides property and marine, casualty and finite risk reinsurance coverages to a diverse clientele of insurers and select reinsurers on a worldwide basis. Platinum common shares are quoted on the NYSE under the symbol “PTP.” At September 30, 2014, Platinum had total shareholders’ equity of approximately $1.70 billion and total assets of approximately $3.69 billion. Its principal executive offices are located at Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda, and its telephone number is (441) 295-7195.

For additional information about Platinum and its business, including how to obtain the documents that Platinum has filed with the SEC, see the section of this proxy statement/prospectus titled “Where You Can Find More Information.”

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF RENAISSANCERE

Set forth below is certain selected historical consolidated financial data relating to RenaissanceRe and its consolidated subsidiaries. The selected historical consolidated financial data as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, has been derived from RenaissanceRe’s audited consolidated financial statements and accompanying notes included in its Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference into this proxy statement/prospectus. The selected historical consolidated financial data as of December 31, 2011, 2010 and 2009, and for the years ended December 31, 2010 and 2009, has been derived from RenaissanceRe’s audited consolidated financial statements and accompanying notes for such years, which have been filed with the SEC but which are not incorporated by reference into this proxy statement/prospectus. The unaudited selected historical consolidated financial data as of September 30, 2014 and 2013, and for the nine months ended September 30, 2014 and 2013, has been derived from RenaissanceRe’s unaudited consolidated financial statements included in its Quarterly Reports on Form 10-Q as filed with the SEC and incorporated by reference into this proxy statement/prospectus. The consolidated financial statements as of September 30, 2014 and 2013, and for the nine months ended September 30, 2014 and 2013, are unaudited, but, in the opinion of RenaissanceRe’s management, contain all adjustments necessary to present fairly RenaissanceRe’s financial position and results of operations for the periods indicated. You should not take historical results as necessarily indicative of the results that may be expected for any future period.

More comprehensive financial information, including management’s discussion and analysis of financial condition and results of operations, is contained in other documents filed by RenaissanceRe with the SEC, and the following summary is qualified in its entirety by reference to such other documents and all of the financial information and notes contained in those documents. See the section of this proxy statement/prospectus titled “Where You Can Find More Information.”

The following table sets forth summarized consolidated operational data for RenaissanceRe for the years ended December 31, 2013, 2012, 2011, 2010 and 2009 and for the nine months ended September 30, 2014 and 2013:

(in thousands, except per share data)	Nine months ended September 30,		Year ended December 31,
	2014	2013	2013	2012	2011	2010	2009
	(unaudited)	(unaudited)
Selected Consolidated Statements of Operations Data
Gross premiums written	$1,417,792	$1,521,290	$1,605,412	$1,551,591	$1,434,976	$1,165,295	$1,228,881

Net premiums written	$956,467	$1,123,163	$1,203,947	$1,102,657	$1,012,773	$848,965	$838,333

Net premiums earned	$805,929	$857,861	$1,114,626	$1,069,355	$951,049	$864,921	$882,204
Net claims and claim expenses incurred	209,950	192,141	171,287	325,211	861,179	129,345	(70,698)
Acquisition expenses	104,727	94,475	125,501	113,542	97,376	94,961	104,150
Operational expenses	135,437	133,447	191,105	179,151	169,661	166,042	153,552

Underwriting income (loss)	$355,815	$437,798	$626,733	$451,451	$(177,167)	$474,573	$695,200

Net investment income	$98,430	$129,296	$208,028	$165,725	$146,871	$212,081	$313,271
Net realized and unrealized gains (losses) on investments	$10,958	$(26,788)	$35,076	$163,121	$43,956	$136,318	$98,587
Net other-than-temporary impairments	$—	$—	$—	$(343)	$(552)	$(829)	$(22,450)
Income (loss) from continuing operations	$465,679	$510,904	$839,346	$765,425	$(38,833)	$798,482	$1,045,959
Income (loss) from discontinued operations	$—	$2,422	$2,422	$(16,476)	$(51,559)	$62,670	$6,700
Net income (loss)	$465,679	$513,326	$841,768	$748,949	$(90,392)	$861,152	$1,052,659
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$339,570	$397,020	$665,676	$566,014	$(92,235)	$702,613	$838,858

Selected per Share Data
Income (loss) from continuing operations available (attributable) to RenaissanceRe common shareholders per common share—diluted	$8.26	$8.79	$14.82	$11.56	$(0.82)	$11.18	$13.29

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share—diluted	$8.26	$8.84	$14.87	$11.23	$(1.84)	$12.31	$13.40

Dividends per common share	$0.87	$0.84	$1.12	$1.08	$1.04	$1.00	$0.96

The following table sets forth summarized consolidated balance sheet data for RenaissanceRe as of December 31, 2013, 2012, 2011, 2010 and 2009 and September 30, 2014 and 2013:

(in thousands, except per share data)	As of September 30,		As of December 31,
	2014	2013	2013	2012	2011	2010	2009
	(unaudited)	(unaudited)
Selected Consolidated Balance Sheet Data
Total investments	$6,731,424	$6,427,512	$6,821,712	$6,355,394	$6,202,001	$6,100,212	$6,015,259
Cash and cash equivalents	300,547	266,350	408,032	304,145	216,984	277,738	203,112
Total assets	8,356,935	8,353,955	8,179,131	7,928,628	7,744,912	8,138,278	7,926,212
Reserve for claims and claim expenses	1,532,780	1,683,709	1,563,730	1,879,377	1,992,354	1,257,843	1,344,433
Unearned premiums	758,272	754,077	477,888	399,517	347,655	286,183	317,592
Debt	249,499	249,407	249,430	349,339	349,247	549,155	300,000
Capital leases	26,900	27,212	27,138	27,428	25,366	25,706	26,014
Preference shares	400,000	400,000	400,000	400,000	550,000	550,000	650,000
Total shareholders’ equity attributable to RenaissanceRe	$3,735,860	$3,710,714	$3,904,384	$3,503,065	$3,605,193	$3,936,325	$3,840,786
Selected Share Data
Common shares outstanding	38,888	44,391	43,646	45,542	51,543	54,110	61,745
Book value per common share	$85.78	$74.58	$80.29	$68.14	$59.27	$62.58	$51.68

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF PLATINUM

Set forth below is certain selected historical consolidated financial data relating to Platinum and its consolidated subsidiaries. The selected historical financial data as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, has been derived from Platinum’s audited consolidated financial statements and accompanying notes included in its Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference into this proxy statement/prospectus. The selected historical consolidated financial data as of December 31, 2011, 2010 and 2009, and for the years ended December 31, 2010 and 2009, has been derived from Platinum’s audited consolidated financial statements and accompanying notes for such years, which have been filed with the SEC but which are not incorporated by reference into this proxy statement/prospectus. The unaudited selected historical consolidated financial data as of September 30, 2014 and 2013, and for the nine months ended September 30, 2014 and 2013, has been derived from Platinum’s unaudited consolidated financial statements included in its Quarterly Reports on Form 10-Q as filed with the SEC and incorporated by reference into this proxy statement/prospectus. The consolidated financial statements as of September 30, 2014 and 2013, and for the nine months ended September 30, 2014 and 2013, are unaudited, but, in the opinion of Platinum’s management, contain all adjustments necessary to present fairly Platinum’s financial position and results of operations for the periods indicated. You should not take historical results as necessarily indicative of the results that may be expected for any future period.

More comprehensive financial information, including management’s discussion and analysis of financial condition and results of operations, is contained in other documents filed by Platinum with the SEC, and the following summary is qualified in its entirety by reference to such other documents and all of the financial information and notes contained in those documents. See the section of this proxy statement/prospectus titled “Where You Can Find More Information.”

The following table sets forth summarized consolidated operational data for Platinum for the years ended December 31, 2013, 2012, 2011, 2010 and 2009 and the nine months ended September 30, 2014 and 2013:

(in thousands, except per share data)	Nine months ended September 30,		Year ended December 31,
	2014	2013	2013	2012	2011	2010	2009
	(unaudited)	(unaudited)
Selected Consolidated Statements of Operations Data
Gross premiums written	$394,436	$430,016	$579,761	$569,724	$687,296	$779,526	$924,674

Net premiums written	$379,901	$419,033	$567,121	$565,000	$651,514	$760,589	$897,834

Net premiums earned	$380,561	$405,146	$553,413	$566,496	$689,452	$779,994	$937,336
Net losses and loss adjustment expenses	143,552	120,807	167,446	183,660	805,437	467,420	478,342
Net acquisition expenses	83,391	91,207	123,767	115,437	133,177	146,676	176,419
Other underwriting expenses	39,805	40,615	55,486	55,182	47,564	57,029	64,387

Underwriting income (loss)	$113,813	$152,517	$206,714	$212,217	$(296,726)	$108,869	$218,188

Net investment income	$52,860	$54,110	$72,046	$99,947	$125,863	$134,385	$163,941
Net realized and unrealized gains on investments	$1,998	$24,698	$23,920	$88,754	$3,934	$107,791	$78,630
Net other-than-temporary impairments	$(224)	$(2,002)	$(2,033)	$(3,031)	$(22,370)	$(36,610)	$(17,603)
Income (loss) from continuing operations	$129,040	$174,655	$223,278	$327,228	$(224,064)	$215,498	$383,291
Net income (loss) available (attributable) to Platinum common shareholders	$129,040	$174,655	$223,278	$327,228	$(224,064)	$215,498	$381,990
Selected per Share Data
Income (loss) from continuing operations per common share—diluted	$4.78	$5.63	$7.35	$9.60	$(6.04)	$4.78	$7.33
Dividends per common share	$0.24	$0.24	$0.32	$0.32	$0.32	$0.32	$0.32

The following table sets forth summarized consolidated balance sheet data for Platinum as of December 31, 2013, 2012, 2011, 2010 and 2009 and September 30, 2014 and 2013:

(in thousands, except per share data)	As of September 30,		As of December 31,
	2014	2013	2013	2012	2011	2010	2009
	(unaudited)	(unaudited)
Selected Consolidated Balance Sheet Data
Total investments	$1,940,280	$2,011,619	$2,027,944	$2,227,299	$3,377,534	$3,224,621	$3,686,865
Cash and cash equivalents	1,339,149	1,565,405	1,464,418	1,720,395	792,510	987,877	682,784
Total assets	3,686,159	4,009,259	3,923,885	4,333,303	4,551,611	4,614,313	5,021,578
Unpaid losses and loss adjustment expenses	1,498,342	1,758,056	1,671,365	1,961,282	2,389,614	2,217,378	2,349,336
Unearned premiums	130,366	130,488	126,300	113,960	121,164	154,975	180,609
Debt obligations	250,000	250,000	250,000	250,000	250,000	250,000	250,000
Capital leases	—	—	—	—	—	—	—
Redeemable preference shares	—	—	—	—	—	—	—
Shareholders’ equity	$1,696,648	$1,698,930	$1,746,707	$1,894,534	$1,690,859	$1,895,455	$2,077,731
Selected Share Data
Common shares outstanding	24,827	27,910	28,143	32,722	35,526	37,758	45,943
Book value per common share	$68.34	$60.87	$62.07	$57.90	$47.59	$50.20	$45.22
Diluted book value per common share	$67.01	$59.26	$60.64	$56.39	$46.88	$47.48	$41.58

PRELIMINARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following preliminary unaudited pro forma consolidated financial statements combine the separate historical consolidated financial information of RenaissanceRe and Platinum after giving effect to the merger, and the assumptions and adjustments described in the accompanying notes to the pro forma financial information. The preliminary unaudited pro forma condensed consolidated balance sheet as of September 30, 2014 is presented as if the merger had occurred on September 30, 2014. The preliminary unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2013 and the nine months ended September 30, 2014 are presented as if the merger had occurred on January 1, 2013. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the merger and, with respect to the statements of operations only, expected to have a continuing impact on the consolidated results of operations.

The preparation of the preliminary unaudited pro forma consolidated financial statements and related adjustments required management to make certain assumptions and estimates. The preliminary unaudited pro forma consolidated financial statements should be read together with:

•	the accompanying notes to the preliminary unaudited pro forma consolidated financial statements;

•	RenaissanceRe’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2013, included in RenaissanceRe’s Annual Report on Form 10-K for the year ended December 31, 2013;

•	Platinum’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2013, included in Platinum’s Annual Report on Form 10-K for the year ended December 31, 2013;

•	RenaissanceRe’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the three and nine months ended September 30, 2014 included in RenaissanceRe’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2014;

•	Platinum’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the three and nine months ended September 30, 2014 included in Platinum’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2014; and

•	other information pertaining to RenaissanceRe and Platinum contained in or incorporated by reference into this proxy statement/prospectus. See the sections titled “Selected Historical Consolidated Financial Data of RenaissanceRe” and “Selected Historical Consolidated Financial Data of Platinum” included elsewhere in this proxy statement/prospectus.

RenaissanceRe has not had sufficient time to completely evaluate the tangible and identifiable intangible assets of Platinum and RenaissanceRe has not completed a formal valuation study at this preliminary stage. Accordingly, the preliminary unaudited pro forma adjustments, including the allocations of the acquisition consideration, have been made solely for the purpose of providing preliminary unaudited pro forma consolidated financial statements.

A final determination of the acquisition consideration and fair values of Platinum’s assets and liabilities, which cannot be made prior to the completion of the merger, will be based on the actual net tangible and intangible assets of Platinum that exist as of the date of completion of the transaction. Consequently, amounts preliminarily allocated to goodwill and intangible assets could change significantly from those allocations used in the preliminary unaudited pro forma consolidated financial statements presented below and could result in a material change in amortization of acquired finite lived intangible assets.

In connection with the plan to integrate the operations of RenaissanceRe and Platinum following the completion of the merger, RenaissanceRe anticipates that nonrecurring charges will be incurred. RenaissanceRe is not able to determine the timing, nature, and amount of these charges as of the date of this proxy statement/prospectus. However, these charges will affect the results of operations of RenaissanceRe and Platinum, as well as those of the combined company following the completion of the merger, in the period in which they are incurred. The preliminary unaudited pro forma consolidated financial statements do not include the effects of costs associated with any restructuring or integration activities resulting from the transaction, as they are nonrecurring in nature and not factually supportable at the time that the preliminary unaudited pro forma consolidated financial statements were prepared.

The adjustments that will be recorded as of the completion of the merger may differ materially from the information presented in these preliminary unaudited pro forma consolidated financial statements including, but not limited to, as a result of:

•	the occurrence of natural or man-made catastrophic events which trigger losses on catastrophe-exposed insurance contracts written by Platinum;

•	changes in the fair value of Platinum’s investment portfolio due to market volatility;

•	changes in the trading price for RenaissanceRe common shares;

•	net cash used or generated in Platinum’s operations between the signing of the merger agreement and completion of the merger;

•	the timing of the completion of the merger; and

•	other changes in Platinum’s net assets that occur prior to completion of the merger, which could cause material differences in the information presented below.

The preliminary unaudited pro forma consolidated financial statements are provided for informational purposes only. Additionally, the preliminary unaudited pro forma consolidated financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. The estimates of fair value are preliminary and are dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive valuation. Accordingly, actual adjustments to the preliminary unaudited pro forma consolidated financial statements will differ, perhaps materially, from those reflected in the preliminary unaudited pro forma consolidated financial statements because the assets and liabilities of Platinum will be recorded at their respective fair values on the date the merger is consummated and the preliminary assumptions used to estimate these fair values may change between now and the completion of the merger. In addition, the preliminary unaudited pro forma consolidated financial statements do not give consideration to the impact of possible revenue enhancements, expense efficiencies, synergies or asset dispositions that may result from the merger.

Selected Unaudited Pro Forma Condensed Consolidated Balance Sheet Data

As of September 30, 2014

(unaudited)

(in thousands, except per share amounts)	As of September 30, 2014
(unaudited)
Selected Unaudited Pro Forma Condensed Consolidated Balance Sheet Data
Total investments	$8,175,355
Cash and cash equivalents	1,221,801
Total assets	11,526,874
Reserve for claims and claim expenses	3,109,036
Unearned premiums	959,654
Debt	828,599
Capital leases	26,900
Preference shares	400,000
Total shareholders’ equity	4,428,810
Selected Share Data
Common shares outstanding	46,388
Book value per common share	$86.85

Selected Unaudited Pro Forma Condensed Consolidated Statement Of Operations Data

For the Nine Months Ended September 30, 2014 and the Year Ended December 31, 2013

(unaudited)

(in thousands, except per share data)	Nine months ended September 30, 2014	Year ended December 31, 2013
	(unaudited)	(unaudited)
Selected Unaudited Pro Forma Condensed Consolidated Statement of Operations Data
Gross premiums written	$1,883,244	$2,220,787

Net premiums written	$1,407,384	$1,806,682

Net premiums earned	$1,186,490	$1,668,039
Net claims and claim expenses incurred	334,584	313,509
Acquisition expenses	202,118	267,935
Operational expenses	175,242	246,591

Underwriting income	$474,546	$840,004

Net investment income	$143,685	$269,934
Net realized and unrealized gains (losses) on investments and net other-than-temporary impairments	$55,728	$(45,030)
Income from continuing operations	$624,871	$959,343
Net income	$624,871	$959,343
Income from continuing operations available to common shareholders	$498,762	$783,251

Selected Per Share Data
Income from continuing operations available to common shareholders per common share—diluted (Note 4)	$10.28	$14.98
Dividends per common share	$0.87	$1.12

Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2014

(unaudited)

(in thousands, except per share amounts)	RenaissanceRe	Platinum	Adjustments		Pro Forma
	(unaudited)	(unaudited)	(unaudited)		(unaudited)
Assets
Fixed maturity investments trading, at fair value	$4,750,766	$95,155	$1,333,794	(a)	$6,178,715
Fixed maturity investments available for sale, at fair value	28,069	1,818,856	(1,818,856	)(b)	28,069
Short term investments, at fair value	1,031,143	26,269	—		1,057,412
Equity investments trading, at fair value	301,714	—	(10,287	)(c)	291,427
Other investments, at fair value	501,487	—	—		501,487
Investments in other ventures, under equity method	118,245	—	—		118,245

Total investments	6,731,424	1,940,280	(496,349)		8,175,355
Cash and cash equivalents	300,547	1,339,149	(418,895	)(d)	1,220,801
Premiums receivable	630,718	135,113	71,016	(e)	836,847
Prepaid reinsurance premiums	195,978	6,495	—		202,473
Funds held by ceding companies	—	90,385	(90,385	)(f)	—
Reinsurance recoverable	79,043	2,491	—		81,534
Accrued investment income	25,514	20,184	—		45,698
Deferred acquisition costs	130,108	32,641	(32,641	)(g)	130,108
Receivable for investments sold	147,206	—	—		147,206
Reinsurance deposit assets	—	82,397	(82,397	)(h)	—
Deferred tax assets	—	19,705	(19,705	)(i)	—
Other assets	108,443	17,319	196,435	(j)	322,197
Goodwill and other intangible assets	7,954	—	356,701	(k)	364,655

Total assets	$8,356,935	$3,686,159	$(516,220)		$11,526,874

Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$1,532,780	$1,498,342	$77,914	(l)	$3,109,036
Unearned premiums	758,272	130,366	71,016	(m)	959,654
Debt	249,499	250,000	329,100	(n)	828,599
Reinsurance balances payable	501,155	53,775	9,448	(o)	564,378
Payable for investments purchased	284,295	—	—		284,295
Other liabilities	203,908	57,028	—		260,936

Total liabilities	3,529,909	1,989,511	487,478		6,006,898

Redeemable noncontrolling interests	1,091,166	—	—		1,091,166
Shareholders’ Equity
Preference shares	400,000	—	—		400,000
Common shares	38,888	248	7,252	(p)	46,388
Additional paid-in capital	—	—	705,450	(q)	705,450
Accumulated other comprehensive income	3,829	87,471	(87,471	)(r)	3,829
Retained earnings	3,293,143	1,608,929	(1,628,929	)(s)	3,273,143

Total shareholders’ equity	3,735,860	1,696,648	(1,003,698)		4,428,810

Total liabilities, noncontrolling interests and shareholders’ equity	$8,356,935	$3,686,159	$(516,220)		$11,526,874

Selected Share Data
Common shares outstanding	38,888	24,827	(17,327	)(t)	46,388
Book value per common share	$85.78	$68.34	n/m		$86.85

n/m—not meaningful.

See accompanying notes to the preliminary unaudited pro forma consolidated financial statements.

Pro Forma Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2014

(unaudited)

(in thousands, except per share data)	RenaissanceRe	Platinum	Adjustments		Pro Forma
	(unaudited)	(unaudited)	(unaudited)		(unaudited)
Revenues
Gross premiums written	$1,417,792	$394,436	$71,016	(u)	$1,883,244

Net premiums written	$956,467	$379,901	$71,016	(v)	$1,407,384

Net premiums earned	$805,929	$380,561	$—	(w)	$1,186,490
Net investment income	98,430	52,860	(7,605	)(x)	143,685
Net foreign exchange gains	6,367	255	—		6,622
Equity in earnings of other ventures	21,237	—	—		21,237
Other (loss) income	(1,642)	2,797	—		1,155
Net realized and unrealized gains on investments and net other-than-temporary impairments	10,958	1,774	42,996	(y)	55,728

Total revenues	941,279	438,247	35,391		1,414,917

Expenses
Net claims and claim expenses incurred	209,950	143,552	(18,918	)(z)	334,584
Acquisition expenses	104,727	83,391	14,000	(aa)	202,118
Operational expenses	135,437	58,324	(18,519	)(ab)	175,242
Corporate expenses	12,404	—	18,519	(ac)	30,923
Interest expense	12,875	14,363	3,813	(ad)	31,051

Total expenses	475,393	299,630	(1,105)		773,918

Income before taxes	465,886	138,617	36,496		640,999
Income tax expense	(207)	(9,577)	(6,344	)(ae)	(16,128)

Net income	465,679	129,040	30,152		624,871
Net income attributable to noncontrolling interests	(109,323)	—	—		(109,323)

Net income attributable to controlling interest	356,356	129,040	30,152		515,548
Dividends on preference shares	(16,786)	—	—		(16,786)

Net income available to common shareholders	$339,570	$129,040	$30,152		$498,762

Per Share Data
Income from continuing operations available to common shareholders per common share—basic (Note 4)	$8.38	$4.83	n/m		$10.41
Income from continuing operations available to common shareholders per common share—diluted (Note 4)	$8.26	$4.78	n/m		$10.28
Average shares outstanding—basic (Note 4)	39,983	26,683	(19,183)		47,483
Average shares outstanding—diluted (Note 4)	40,578	27,001	(19,501)		48,078
Dividends per common share	$0.87	$0.24	n/m		$0.87

n/m—not meaningful.

See accompanying notes to the preliminary unaudited pro forma consolidated financial statements.

Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2013

(unaudited)

(in thousands, except per share data)	RenaissanceRe	Platinum	Adjustments		Pro Forma
	(unaudited)	(unaudited)	(unaudited)		(unaudited)
Revenues
Gross premiums written	$1,605,412	$579,761	$35,614	(u)	$2,220,787

Net premiums written	$1,203,947	$567,121	$35,614	(v)	$1,806,682

Net premiums earned	$1,114,626	$553,413	$—	(w)	$1,668,039
Net investment income	208,028	72,046	(10,140	)(x)	269,934
Net foreign exchange gains	1,917	234	—		2,151
Equity in earnings of other ventures	23,194	—	—		23,194
Other (loss) income	(2,359)	3,477	—		1,118
Net realized and unrealized gains on investments and net other-than-temporary impairments	35,076	21,887	(101,993	)(y)	(45,030)

Total revenues	1,380,482	651,057	(112,133)		1,919,406

Expenses					—
Net claims and claim expenses incurred	171,287	167,446	(25,224	)(z)	313,509
Acquisition expenses	125,501	123,767	18,667	(aa)	267,935
Operational expenses	191,105	82,714	(27,228	)(ab)	246,591
Corporate expenses	33,622	—	27,228	(ac)	60,850
Interest expense	17,929	19,125	7,178	(ad)	44,232

Total expenses	539,444	393,052	621		933,117

Income from continuing operations before taxes	841,038	258,005	(112,754)		986,289
Income tax expense	(1,692)	(34,727)	9,473	(ae)	(26,946)

Income from continuing operations	839,346	223,278	(103,281)		959,343
Income from discontinued operations	2,422	—	(2,422	)(af)	—

Net income	841,768	223,278	(105,703)		959,343
Net income attributable to noncontrolling interests	(151,144)	—	—		(151,144)

Net income attributable to controlling interest	690,624	223,278	(105,703)		808,199
Dividends on preference shares	(24,948)	—	—		(24,948)

Net income available to common shareholders	$665,676	$223,278	$(105,703)		$783,251

Per Share Data
Income from continuing operations available to common shareholders per common share—basic (Note 4)	$15.08	$7.46	n/m		$15.21
Income from continuing operations available to common shareholders per common share—diluted (Note 4)	$14.82	$7.35	n/m		$14.98
Average shares outstanding—basic (Note 4)	43,349	29,909	(22,409)		50,849
Average shares outstanding—diluted (Note 4)	44,128	30,334	(22,834)		51,628
Dividends per common share	$1.12	$0.32	n/m		$1.12

n/m—not meaningful.

See accompanying notes to the preliminary unaudited pro forma consolidated financial statements.

NOTES TO PRELIMINARY UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Pro Forma Basis of Presentation

On November 23, 2014, RenaissanceRe, Acquisition Sub and Platinum entered into the merger agreement.

The preliminary unaudited pro forma consolidated balance sheet as of September 30, 2014 and the preliminary unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2014 and the year ended December 31, 2013 are based on the historical financial statements of RenaissanceRe and Platinum after giving effect to the completion of the merger and the assumptions and adjustments described in the accompanying notes. The preliminary unaudited pro forma consolidated financial information does not give consideration to the impact of possible revenue enhancements, expense efficiencies, synergies, strategy modifications, asset dispositions or other actions.

The transaction will be accounted for under the acquisition method of accounting in accordance with ASC 805 with RenaissanceRe as the acquiring entity. In business combination transactions in which the consideration given is not in the form of cash (that is, in the form of non-cash assets, liabilities incurred, or equity interests issued), measurement of the acquisition consideration is based on the fair value of the consideration given or the fair value of the assets (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable.

Under ASC 805, all of the Platinum assets acquired and liabilities assumed in this business combination are recognized at their acquisition-date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. Changes in deferred tax asset valuation allowances and income tax uncertainties, if any, after the acquisition date will generally affect income tax expense. Subsequent to the completion of the merger, RenaissanceRe and Platinum will finalize an integration plan, which may affect how the assets acquired, including intangible assets, will be utilized by the combined company.

A final determination of the acquisition consideration and estimated fair value of Platinum’s assets and liabilities, including the fair value of the estimated identifiable intangible assets, cannot be made prior to the completion of the merger, and will be based on the actual net tangible and intangible assets of Platinum that exist as of the date of completion of the transaction. Consequently, the estimated fair value adjustments, and amounts preliminarily allocated to goodwill, could change significantly from those allocations used in the preliminary unaudited pro forma consolidated financial statements presented below. RenaissanceRe has not had sufficient time to complete a formal valuation study of Platinum’s assets and liabilities, including identifiable intangible assets, at this preliminary stage and as the determination of the fair value of Platinum’s assets and liabilities, including the fair value of identifiable intangible assets, will not be made until the completion of the merger, RenaissanceRe does not expect to complete a formal valuation study until the first reporting period subsequent to completion of the merger. Accordingly, the preliminary unaudited pro forma adjustments, including the allocations of the acquisition consideration, have been made based on estimates solely for the purpose of providing preliminary unaudited pro forma consolidated financial information.

At this preliminary stage, the estimated identifiable finite lived intangible assets include broker relationships, renewal rights, value of business acquired, trademarks and trade names, internally developed and used computer software and covenants not to compete. The weighted average useful life of the estimated identifiable finite lived intangible assets is estimated to be 10.5 years. There is significant uncertainty at this preliminary stage regarding the valuation of the identifiable intangible assets and the determination of the weighted average useful life, as such these items could change significantly from those used in the preliminary unaudited pro forma consolidated financial statements presented below and could result in a material change in the amortization of acquired intangible assets. The estimated indefinite lived identifiable intangible assets represent insurance licenses which are estimated to have an indefinite life and are therefore not amortized, but will be subject to periodic impairment testing and is subject to the same risks and uncertainties noted for the identifiable finite lived intangible assets. Goodwill represents the excess of the estimated purchase price over the estimated fair value of Platinum’s assets and liabilities, including the fair value of the estimated identifiable finite and indefinite lived intangible assets, and will not be amortized, but will be subject to periodic impairment testing.

Upon consummation of the merger and the completion of a formal valuation study, the fair value of the assets and liabilities will be estimated, including the estimated fair value of the identifiable intangible assets and allocation of the excess purchase price to goodwill, and such items could change significantly from those used in the preliminary unaudited pro forma consolidated financial statements presented below and could result in a material change in the amortization of the fair value adjustments including the acquired identifiable intangible assets.

In connection with the plan to integrate the operations of RenaissanceRe and Platinum following the completion of the merger, RenaissanceRe anticipates that nonrecurring charges will be incurred. RenaissanceRe is not able to determine the timing, nature, and amount of these charges as of the date of this proxy statement/prospectus. However, these charges will affect the results of operations of RenaissanceRe and Platinum, as well as those of the combined company following the completion of the merger, in the period in which they are incurred. The preliminary unaudited pro forma consolidated financial statements do not include the effects of the costs associated with any restructuring or integration activities resulting from the transaction, as they are nonrecurring in nature and not factually supportable at the time that the preliminary unaudited pro forma consolidated financial statements were prepared.

The preliminary unaudited pro forma information is presented solely for informational purposes and is not necessarily indicative of the consolidated results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company.

Note 2. Preliminary Acquisition Consideration

Upon completion of the merger, each Platinum common share (other than dissenting shares) shall be canceled and converted into the right to receive, at the election of the holder thereof in accordance with the terms of the merger agreement, (i) the cash election consideration, which is an amount of cash equal to $66.00, (ii) the share election consideration, which is 0.6504 RenaissanceRe common shares, or (iii) the standard election consideration, which is comprised of the standard exchange ratio (which is 0.2960 RenaissanceRe common shares) and the standard cash amount (which is an amount of cash equal to $35.96), in each case less applicable withholding taxes and plus cash in lieu of any fractional RenaissanceRe common shares such Platinum shareholders would otherwise be entitled to receive. The number of RenaissanceRe common shares to be issued to Platinum shareholders as consideration for the merger is 7,500,000 RenaissanceRe common shares, and each of the cash election consideration and the share election consideration is subject to proration if the un-prorated aggregate share consideration is less than or greater than, respectively, 7,500,000 RenaissanceRe common shares. All Platinum common shares that are held by Platinum as treasury stock or held by any wholly owned subsidiary of Platinum, or owned by RenaissanceRe or any wholly owned subsidiary of RenaissanceRe immediately before the merger, will be canceled and no payment will be made in respect thereof. At the effective time, all Platinum common shares held by a dissenting shareholder shall be canceled and, unless otherwise required by any applicable law or order, converted into the right to receive the standard election consideration. In the event that the fair value of a dissenting share as appraised by the Bermuda Court is greater than the standard election consideration, the dissenting shareholder shall be entitled to receive such difference from Platinum by payment made within thirty (30) days after such fair value is finally determined pursuant to such appraisal procedure.

In addition, the merger agreement requires that, subject to applicable laws, following the date of approval and adoption of the merger agreement by the Platinum shareholders and prior to the effective time, Platinum shall declare and pay the special dividend of $10.00 per Platinum common share to the holders of record of outstanding Platinum common shares as of a record date for the special dividend to be set as designated by Platinum’s board of directors.

Calculation of Preliminary Acquisition Consideration; Funding of Preliminary Acquisition Consideration and Preliminary Estimate of Goodwill and Intangible Assets Acquired

The preliminary estimate of the acquisition consideration, funding of preliminary acquisition consideration and preliminary estimate of goodwill and intangible assets acquired noted below, have been calculated using unaudited consolidated financial information of RenaissanceRe and Platinum as at September 30, 2014, except for the estimated maximum number of Platinum common shares which may be canceled in the merger which is based on Platinum common shares outstanding on November 23, 2014 (the date of the merger agreement), and the closing price of RenaissanceRe’s common shares which assumes a transaction effective date of December 16, 2014. The amount of consideration will be adjusted subsequently to reflect the actual number of issued and outstanding Platinum common shares and the closing price of RenaissanceRe common shares and Platinum common shares on the day before the actual effective date of the merger, in accordance with the merger agreement.

(in thousands, except per share amounts)

Preliminary Acquisition Consideration

Special dividend
Estimated maximum number of Platinum common shares which may be canceled in the merger	25,338
Special dividend per outstanding common share of Platinum	$10.00

Special dividend paid to common shareholders of Platinum		$253,380
RenaissanceRe common shares
Common shares issued by RenaissanceRe	7,500
Common share price of RenaissanceRe as of December 16, 2014	$95.06

Market value of common shares issued by RenaissanceRe to common shareholders of Platinum		712,950
Platinum common shares
Platinum common shares held by RenaissanceRe canceled immediately prior to the merger		10,287
Cash consideration
Estimated maximum number of Platinum common shares which may be canceled in the merger	25,338
Common shares of Platinum owned by RenaissanceRe canceled immediately prior to the merger	(169)

Estimated maximum number of Platinum common shares which may be canceled in the merger excluding those owned by RenaissanceRe canceled immediately prior to the merger	25,169
Agreed cash price paid to common shareholders of Platinum	$35.96

Cash consideration paid by RenaissanceRe to common shareholders of Platinum		905,077

Total preliminary acquisition consideration		$1,881,694

Funding of Preliminary Acquisition Consideration

Special dividend
Special dividend paid to common shareholders of Platinum from Platinum’s available cash resources		$253,380
RenaissanceRe common shares
Market value of common shares issued by RenaissanceRe to common shareholders of Platinum based on the common share price of RenaissanceRe as of December 16, 2014 of $95.06		712,950
Platinum common shares
Platinum common shares held by RenaissanceRe canceled immediately prior to the merger		10,287
Cash consideration
Cash consideration funded by the proceeds of the $300.0 million debt issuance, net of estimated debt issuance costs	297,500
Cash consideration funded through the sale of a portion of RenaissanceRe’s fixed maturity investments trading (determined as 80% of the portion of the cash consideration funded by the total of the sale of a portion of RenaissanceRe’s fixed maturity investments trading and available cash resources)	486,062
Cash consideration funded by available cash resources (determined as 20% of the portion of the cash consideration funded by the total of the sale of a portion of RenaissanceRe’s fixed maturity investments trading and available cash resources)	121,515

Total cash consideration paid by RenaissanceRe to common shareholders of Platinum		905,077

Total preliminary acquisition consideration		$1,881,694

(in thousands, except per share amounts)
Preliminary Estimate of Goodwill and Intangible Assets Acquired
Shareholders’ equity of Platinum	$1,696,648
Cash and cash equivalents (estimated Platinum transaction costs)	(24,000)

Adjusted shareholders’ equity of Platinum	1,672,648
Preliminary adjustments for fair value, by applicable balance sheet caption (see Note 3 for description):
Deferred acquisition costs	(42,089)
Other assets	3,948
Reserve for claims and claim expenses	(77,914)
Debt	(31,600)

Total of preliminary adjustments for fair value by applicable balance sheet caption	(147,655)
Preliminary adjustments for fair value of the identifiable intangible assets:
Identifiable indefinite lived intangible assets (state insurance licenses)	8,000
Identifiable finite lived intangible assets (broker relationships, renewal rights, value of business acquired, trademarks and trade names, internally developed and used computer software and covenants not to compete)	152,000

Total preliminary adjustments for fair value of the identifiable intangible assets	160,000
Total preliminary adjustments for fair value by applicable balance sheet caption and identifiable intangible assets	12,345

Estimated shareholders’ equity of Platinum at fair value	1,684,993
Total preliminary acquisition consideration	1,881,694

Estimated purchase price over the fair value of net assets acquired assigned to goodwill	$196,701

As noted above, the common share price of RenaissanceRe used in the pro forma information was $95.06, the last reported sale price on the NYSE as of December 16, 2014. The effect of a $1.00 increase (decrease) in the common share price of RenaissanceRe, would be a $7.5 million increase (decrease) in the market value of the common shares issued by RenaissanceRe, resulting in a $7.5 million increase (decrease) in the total preliminary acquisition consideration and a corresponding $7.5 million increase (decrease) in the estimated excess purchase price over the fair value of the net assets acquired assigned to goodwill.

Note 3. Preliminary Unaudited Pro Forma Adjustments

The preliminary unaudited pro forma consolidated financial statements are not necessarily indicative of what the financial position and results from operations actually would have been had the merger been completed at the date indicated and includes adjustments which are preliminary and may be revised. Such revisions may result in material changes. The financial position shown herein is not necessarily indicative of what the past financial position of the combined companies would have been, nor necessarily indicative of the financial position of the post-merger periods. The preliminary unaudited pro forma consolidated financial statements do not give consideration to the impact of possible revenue enhancements, expense efficiencies, synergies, strategy modifications, asset dispositions or other actions that may result from the merger.

The following preliminary unaudited pro forma adjustments result from accounting for the merger, including the determination of fair value of the assets, liabilities and commitments which RenaissanceRe, as the acquirer for accounting purposes, acquired from Platinum. The descriptions related to these preliminary unaudited pro forma adjustments are as follows:

Adjustments to the Pro Forma Condensed Consolidated Balance Sheet

(in thousands)		Increase (decrease) as of September 30, 2014
Assets
(a)	Adjustments to fixed maturity investments trading, at fair value:
	To reflect the portion of the cash consideration paid by RenaissanceRe to Platinum common shareholders to effect the merger funded through the sale of a portion of RenaissanceRe’s fixed maturity investments trading.	$(486,062)
	To reclassify Platinum’s fixed maturity investments available for sale to fixed maturity investments trading to conform to RenaissanceRe’s accounting policies.	1,818,856

		1,332,794

(b)	To reclassify Platinum’s fixed maturity investments available for sale to fixed maturity investments trading to conform to RenaissanceRe’s accounting policies.	(1,818,856)
(c)	To reflect the elimination of the fair value of the common shares of Platinum owned by RenaissanceRe and canceled immediately prior to the merger.	(10,287)
(d)	Adjustments to cash and cash equivalents:
	To reflect the $10.00 special dividend paid to the common shareholders of Platinum.	(253,380)
	To reflect cash inflow from the $300.0 million debt issuance, net of $2.5 million of estimated debt issuance costs, to fund part of the cash consideration paid to effect the merger.	297,500
	To reflect the portion of the cash consideration paid by RenaissanceRe to Platinum common shareholders to effect the merger funded by the proceeds of the $300.0 million debt issuance, net of $2.5 million of estimated debt issuance costs.	(297,500)
	To reflect the portion of the cash consideration paid by RenaissanceRe to Platinum common shareholders to effect the merger funded by available cash resources.	(121,515)
	To reflect estimated transaction costs to be paid by RenaissanceRe.	(20,000)
	To reflect estimated transaction costs to be paid by Platinum.	(24,000)

		(418,895)

(e)	Adjustment to conform balance to RenaissanceRe accounting policies (see footnote (1)).	71,016
(f)	Adjustment to reclassify the balance to other assets to conform with RenaissanceRe presentation.	(90,385)
(g)	Adjustments to deferred acquisition costs:
	Adjustment to conform balance to RenaissanceRe accounting policies (see footnote (1)).	9,448
	To reflect deferred acquisition costs at fair value which is estimated to be $Nil.	(42,089)

		(32,641)

(h)	Adjustment to reclassify the balance to other assets to conform with RenaissanceRe presentation.	(82,397)
(i)	Adjustment to reclassify the balance to other assets to conform with RenaissanceRe presentation.	(19,705)
(j)	Adjustments to other assets:
	To reflect the elimination of deferred debt issuance costs related to Platinum’s existing senior notes which have an estimated fair value of $Nil.	(1,221)
	To reflect deferred tax assets, net, related to preliminary unaudited pro forma adjustments (excluding stock-based compensation) using the U.S. statutory rate of 35% for adjustments impacting the U.S. operations and using the Bermuda statutory rate of 0% for adjustments impacting the Bermuda operations.	6,652
	To reflect the elimination of a deferred tax asset related to Platinum’s stock-based compensation.	(1,483)
	Adjustment to reclassify the balance to other assets to conform with RenaissanceRe presentation.	90,385
	Adjustment to reclassify the balance to other assets to conform with RenaissanceRe presentation.	82,397
	Adjustment to reclassify the balance to other assets to conform with RenaissanceRe presentation.	19,705

		196,435

(k)	Adjustments to goodwill and other intangible assets:
	To reflect the estimated fair value of identifiable indefinite lived intangible assets resulting from the merger (state insurance licenses).	8,000
	To reflect the estimated fair value of identifiable finite lived intangible assets resulting from the merger (broker relationships, renewal rights, value of business acquired, trademarks and trade names, internally developed and used computer software and covenants not to compete).	152,000
	To reflect goodwill determined as the preliminary acquisition consideration paid to effect the merger in excess of the estimated fair value of the net assets acquired.	196,701

		356,701

	Total adjustments to assets	$(516,220)

(in thousands)		Increase (decrease) as of September 30, 2014
Liabilities
(l)	To reflect net claims and claim expenses at fair value. The adjustments reflect an increase in net claims and claim expenses due to the addition of an estimated market based risk margin which represents the estimated cost of capital required by a market participant to assume the net claims and claim expenses, partially offset by a deduction which represents the discount due to the present value calculation of the unpaid claims and claim expenses based on an estimated payout of the net unpaid claims and claim expenses.	$77,914
(m)	Adjustment to conform balance to RenaissanceRe accounting policies (see footnote (1)).	71,016
(n)	Adjustments to debt:
	To reflect $300.0 million debt issuance to fund the portion of the cash consideration paid to effect the merger, net of $2.5 million of estimated debt issuance costs.	297,500
	To reflect Platinum’s existing senior notes at fair value using indicative market pricing obtained from third-party service providers.	31,600

		329,100

(o)	Adjustment to conform balance to RenaissanceRe accounting policies (see footnote (1)).	9,448

	Total adjustments to liabilities	$487,478

Shareholders’ Equity
(p)	Adjustments to common shares:
	To reflect the par value of the RenaissanceRe common shares issued as part of the consideration paid to effect the merger.	$7,500
	To reflect the elimination of the par value of Platinum’s common shares outstanding.	(248)

		7,252

(q)	To reflect additional-paid in capital from RenaissanceRe common shares issued as part of the consideration paid to effect the merger.	705,450
(r)	To reflect the elimination of Platinum’s accumulated other comprehensive income in connection with the reclassification of Platinum’s fixed maturity investments available for sale to fixed maturity investments trading to conform with RenaissanceRe’s accounting policies.	(87,471)
(s)	Adjustments to retained earnings:
	To reflect estimated transaction costs to be paid by RenaissanceRe.	(20,000)
	To reflect estimated transaction costs to be paid by Platinum.	(24,000)
	To reflect the recognition of Platinum’s accumulated other comprehensive income through retained earnings in connection with the reclassification of Platinum’s fixed maturity investments available for sale to fixed maturity investments trading to conform with RenaissanceRe’s accounting policies.	87,471
	To reflect the elimination of Platinum’s retained earnings, net of adjustments.	(1,672,400)

		(1,628,929)

	Total adjustments to shareholders’ equity	(1,003,698)

	Total adjustments to liabilities and shareholders’ equity	$(516,220)

(t)	Adjustments to common shares outstanding (in thousands of shares):
	To reflect elimination of Platinum’s common shares outstanding.	(24,827)
	To reflect RenaissanceRe common shares issued as part of the consideration paid to effect the merger.	7,500

		(17,327)

Adjustments to the Pro Forma Condensed Consolidated Statement of Operations

		Increase (decrease) for the
(in thousands)		Nine months ended September 30, 2014	Year ended December 31, 2013
Revenues
(u)	Adjustment to conform balance to RenaissanceRe accounting policies (see footnote (1)).	$71,016	$35,614
(v)	Adjustment to conform balance to RenaissanceRe accounting policies (see footnote (1)).	71,016	35,614
(w)	Adjustments to net premiums earned:
	Adjustment to conform balance to RenaissanceRe accounting policies (see footnote (1)).	71,016	35,614
	Adjustment to conform balance to RenaissanceRe accounting policies (see footnote (1)).	(71,016)	(35,614)

	Adjustment to conform balance to RenaissanceRe accounting policies (see footnote (1)).	—	—

(x)	To reflect the estimated impact on net investment income due to decreases in fixed maturity investments trading and cash and cash equivalents as a result of cash consideration paid by RenaissanceRe to Platinum common shareholders to effect the merger and transaction costs incurred by RenaissanceRe and Platinum (see footnote (2)).	(7,605)	(10,140)
(y)	To reclassify the change in net unrealized gains (losses) in conjunction with the reclassification of Platinum’s fixed maturity investments available for sale to fixed maturity investments trading to conform to RenaissanceRe’s accounting policies.	42,996	(101,993)

	Total adjustments to revenues	35,391	(112,133)

Expenses
(z)	To amortize the adjustments resulting from the difference between the estimated fair value and the historical carrying value of Platinum’s net reserve for claims and claim expenses.	(18,918)	(25,224)
(aa)	Adjustments to acquisition expenses:
	Adjustment to conform balance to RenaissanceRe accounting policies (see footnote (1)).	9,448	6,100
	Adjustment to conform balance to RenaissanceRe accounting policies (see footnote (1)).	(9,448)	(6,100)
	To amortize identifiable intangible assets using a weighted average useful life of 10.5 years.	14,000	18,667

		14,000	18,667

(ab)	Adjustment to reclassify the balance from operating expenses to corporate expenses to conform balance to RenaissanceRe presentation.	(18,519)	(27,228)
(ac)	Adjustment to reclassify the balance to corporate expenses from operating expenses to conform balance to RenaissanceRe presentation.	18,519	27,228
(ad)	Adjustments to interest expense:
	To amortize the fair value adjustment of Platinum’s existing senior notes to the expected maturity date of the senior notes.	(6,937)	(7,155)
	To reflect interest expense of 4.75% on $300.0 million debt issuance by RenaissanceRe to fund part of the consideration paid to effect the merger.	10,688	14,250
	To amortize the estimated debt issuance costs of $2.5 million on the $300.0 million debt issuance by RenaissanceRe to fund part of the consideration paid to effect the merger. The debt issuance costs are being amortized over the estimated 30 year term of the debt.	62	83

		3,813	7,178

	Total adjustments to expenses	(1,105)	621

(ae)	To reflect the income tax impact on preliminary unaudited pro forma adjustments using the U.S. statutory rate of 35% for adjustments impacting the U.S. operations and using the Bermuda statutory rate of 0% for adjustments impacting the Bermuda operations.	(6,344)	9,473
(af)	To remove the impact of income from discontinued operations in order to provide a pro forma condensed consolidated statement of operations which reflects only the results of continuing operations.	—	(2,422)

	Total adjustments to net income	$30,152	$(105,703)

(1)

The entries to conform the accounting policies relate to aligning the methodologies for recognizing gross premiums written for excess of loss reinsurance contracts under U.S. generally accepted accounting principles. RenaissanceRe recognizes the estimated annual gross premiums written on excess of loss reinsurance contracts at the reinsurance contract inception date while

Platinum recognizes gross premiums written over the policy exposure period. Both methods are acceptable under U.S. generally accepted accounting principles and since RenaissanceRe and Platinum both earn the premium and related acquisition expenses consistently over the policy exposure period the conforming accounting policy entries do not impact net income.

The entries include increasing premiums receivable, deferred acquisition costs, unearned premium and reinsurance balances payable on the pro forma condensed consolidated balance sheet to reflect the gross premiums written due to Platinum and related acquisition costs payable by Platinum, which would have been recognized over the policy exposure period by Platinum. In the pro forma condensed consolidated statement of operations, there is a related increase in gross and net premiums written, but as the premium and related acquisition expenses are unearned there is no impact to net income related to conforming this accounting policy.

(2)	The table below outlines the calculation to determine the estimated impact on net investment income due to decreases in fixed maturity investments trading and cash and cash equivalents as a result of the cash consideration paid by RenaissanceRe to Platinum common shareholders to effect the merger, inclusive of the special dividend, and estimated transaction costs to be paid by RenaissanceRe and Platinum:

(in thousands, except percentages)	Annualized return	Impact on assets	Impact on net investment income
Reductions to fixed maturity investments trading, at fair value:
To reflect the portion of the cash consideration paid by RenaissanceRe to Platinum common shareholders to effect the merger funded through the sale of a portion of RenaissanceRe’s fixed maturity investments trading.	2.00%	$(486,062)	$(9,721)
Reductions to cash and cash equivalents:
To reflect the $10.00 special dividend paid to the common shareholders of Platinum.	0.10%	(253,380)	(253)
To reflect part of the cash consideration paid by RenaissanceRe to Platinum common shareholders to effect the merger funded by available cash resources.	0.10%	(121,515)	(122)
To reflect estimated transaction costs to be paid by RenaissanceRe.	0.10%	(20,000)	(20)
To reflect estimated transaction costs to be paid by Platinum.	0.10%	(24,000)	(24)

Impact on net investment income for the year ended December 31, 2013			$(10,140)
Impact on net investment income for the nine months ended September 30, 2014 (pro-rated for nine months)			$(7,605)

Note 4. Earnings per Share

Pro forma earnings per common share for the nine months ended September 30, 2014 and for the year ended December 31, 2013 have been calculated using RenaissanceRe’s historical weighted average common shares outstanding, plus 7,500,000 RenaissanceRe common shares assumed to be issued to Platinum shareholders per the merger agreement.

The following table sets forth the calculation of basic and diluted earnings per common share and the calculation of the basic and diluted weighted average common shares outstanding for the nine months ended September 30, 2014 and for the year ended December 31, 2013:

	Nine months ended September 30, 2014		Year ended December 31, 2013
(in thousands, except per share data)	Basic	Diluted	Basic	Diluted
Pro forma net income available to RenaissanceRe common shareholders	$498,762	$498,762	$783,251	$783,251
Pro forma amounts allocated to participating common shareholders(1)	(4,517)	(4,517)	(9,813)	(9,813)

Pro forma income from continuing operations	$494,245	$494,245	$773,438	$773,438

Average common shares outstanding:
RenaissanceRe historical	39,983	40,578	43,349	44,128
RenaissanceRe common shares issued to Platinum shareholders to effect the merger	7,500	7,500	7,500	7,500

Pro forma average common shares outstanding	47,483	48,078	50,849	51,628

Pro forma income from continuing operations available to common shareholders per common share	$10.41	$10.28	$15.21	$14.98

(1)	Represents estimated earnings attributable to holders of unvested restricted shares.

COMPARATIVE PER SHARE DATA

The historical earnings per share, dividends and book values of RenaissanceRe and Platinum shown in the table below are derived from their respective audited consolidated financial statements as of and for the year ended December 31, 2013 and unaudited consolidated financial statements as of and for the nine months ended September 30, 2014. The unaudited pro forma comparative basic and diluted earnings per share data give effect to the acquisition method of accounting as if the merger had been completed on January 1, 2013. The unaudited pro forma book value per share information was computed as if the merger had been completed on September 30, 2014.

You should read this information in conjunction with the historical financial information of RenaissanceRe and Platinum included or incorporated elsewhere into this proxy statement/prospectus, including RenaissanceRe’s and Platinum’s respective financial statements and related notes thereto. The unaudited pro forma per share data is not necessarily indicative of actual results had the merger occurred as of the dates or during the periods indicated. The unaudited pro forma data is not necessarily indicative of future operations of RenaissanceRe or Platinum.

This pro forma per share financial data does not give consideration to the impact of possible revenue enhancements, expense efficiencies, synergies, strategy modifications, asset dispositions or other actions. This pro forma per share data is subject to risks and uncertainties, including those discussed in the section of this proxy statement/prospectus titled “Risk Factors.”

Per share data as of and for the nine months ended September 30, 2014:

	RenaissanceRe Historical	Platinum Historical	Pro Forma
Book value per common share	$85.78	$68.34	$86.85
Dividends per common share	$0.87	$0.24	$0.87
Income from continuing operations available to common shareholders per common share—basic	$8.38	$4.83	$10.41
Income from continuing operations available to common shareholders per common share—diluted	$8.26	$4.78	$10.28

Per share data as of and for the year ended December 31, 2013:

	RenaissanceRe Historical	Platinum Historical	Pro Forma
Book value per common share	$80.29	$62.07	n/a	(1)
Dividends per common share	$1.12	$0.32	$1.12
Income from continuing operations available to common shareholders per common share—basic	$15.08	$7.46	$15.21
Income from continuing operations available to common shareholders per common share—diluted	$14.82	$7.35	$14.98

(1)	Not applicable as the preliminary pro forma condensed consolidated balance sheet is presented as of September 30, 2014.

MARKET PRICE AND DIVIDEND INFORMATION

RenaissanceRe

RenaissanceRe common shares are quoted on the NYSE under the ticker symbol “RNR.” The following table shows the high and low prices for the RenaissanceRe common shares and cash dividends per share, for the periods indicated as reported by the NYSE. These prices do not necessarily represent actual transactions.

	RenaissanceRe
	High	Low	Dividend
Year ending December 31, 2015
First quarter (through January 26, 2015)	$99.04	$93.89	n/a

Year ending December 31, 2014
Fourth quarter	$103.57	$94.24	$0.29
Third quarter	$108.99	$95.93	$0.29
Second quarter	$107.51	$95.90	$0.29
First quarter	$98.00	$89.64	$0.29

Year ended December 31, 2013
Fourth quarter	$97.53	$89.90	$0.28
Third quarter	$90.68	$83.19	$0.28
Second quarter	$95.00	$82.50	$0.28
First quarter	$92.23	$79.83	$0.28

Year ended December 31, 2012
Fourth quarter	$82.76	$75.29	$0.27
Third quarter	$78.39	$70.00	$0.27
Second quarter	$80.53	$72.41	$0.27
First quarter	$79.11	$71.18	$0.27

On November 21, 2014, the last business day before the public announcement of the merger agreement, and January 26, 2015, the last reported sales price of RenaissanceRe common shares, as reported by the NYSE, was $101.46 and $96.96, respectively. RenaissanceRe shareholders and Platinum shareholders are encouraged to obtain current market quotations for RenaissanceRe common shares before making any decision with respect to the merger. No assurance can be given concerning the market price for RenaissanceRe common shares before or after the date on which the merger will close. The market price for RenaissanceRe common shares will fluctuate between the date of this proxy statement/prospectus and the date on which the merger closes and thereafter.

As of January 26, 2015, there were one hundred fifteen (115) holders of record of RenaissanceRe common shares.

Platinum

Platinum common shares are quoted on the NYSE under the ticker symbol “PTP.” The following table shows the high and low prices for the Platinum common shares and cash dividends per share, for the periods indicated as reported by NYSE. These prices do not necessarily represent actual transactions.

	Platinum
	High	Low	Dividend
Year ending December 31, 2015
First Quarter (through January 26, 2015)	$74.70	$72.46	n/a

Year ending December 31, 2014
Fourth quarter	$75.50	$57.98	$0.08
Third quarter	$66.57	$58.35	$0.08
Second quarter	$66.43	$58.91	$0.08
First quarter	$61.05	$55.03	$0.08

Year ended December 31, 2013
Fourth quarter	$63.60	$57.84	$0.08
Third quarter	$61.06	$56.63	$0.08
Second quarter	$59.50	$54.06	$0.08
First quarter	$56.34	$46.24	$0.08

Year ended December 31, 2012
Fourth quarter	$47.40	$40.89	$0.08
Third quarter	$43.08	$37.58	$0.08
Second quarter	$38.43	$34.97	$0.08
First quarter	$37.64	$32.94	$0.08

On November 21, 2014, the business day before the public announcement of the merger agreement, and January 26, 2015, the last reported sales price of Platinum common shares, as reported by the NYSE, was $61.27 and $74.21, respectively. Platinum shareholders and RenaissanceRe shareholders are encouraged to obtain current market quotations for Platinum common shares before making any decision with respect to the merger. No assurance can be given concerning the market price for Platinum common shares before or after the date on which the merger will close. The market price for Platinum common shares will fluctuate between the date of this proxy statement/prospectus and the date on which the merger closes and thereafter.

As of January 26, 2015, there were forty-three (43) holders of record of Platinum common shares.

THE MERGER

General; Effects of the Merger

On November 23, 2014, Platinum, RenaissanceRe and Acquisition Sub entered into the merger agreement under which Acquisition Sub will merge into Platinum. Platinum will survive the merger and become a wholly owned subsidiary of RenaissanceRe. Pursuant to the terms of the merger agreement, upon the closing of the merger, each Platinum common share (excluding any dissenting shares as to which appraisal rights have been properly exercised under Bermuda law) will be cancelled and converted into the right to receive, at the election of the holder thereof in accordance with the procedures set forth in the merger agreement, (i) the cash election consideration, (ii) the share election consideration or (iii) the standard election consideration, in each case less any applicable withholding taxes and without interest, plus cash in lieu of any fractional RenaissanceRe common shares each holder of Platinum common shares would otherwise be entitled to receive. The cash election consideration is subject to proration if the un-prorated aggregate share consideration is less than 7,500,000 RenaissanceRe common shares, and the share election consideration is subject to proration if the un-prorated aggregate share consideration is greater than 7,500,000 RenaissanceRe common shares.

In addition, the merger agreement provides that, subject to applicable laws, following the date of approval and adoption of the merger agreement and the statutory merger agreement by the Platinum shareholders and prior to the effective time, Platinum will declare and pay the special dividend to the holders of record of issued and outstanding Platinum common shares as of a record date for the special dividend to be set as designated by Platinum’s board of directors. The special dividend is contingent upon the approval and adoption of the merger proposal by the requisite shareholder vote. All Platinum common shares that are held by Platinum as treasury stock or held by any wholly owned subsidiaries of Platinum, or owned by RenaissanceRe or any of its wholly owned subsidiaries immediately before the merger will be cancelled and no payment will be made in respect thereof.

Background of the Merger

RenaissanceRe was established in Bermuda in 1993 to write principally property catastrophe reinsurance and today is a leading global provider of reinsurance and insurance coverages and related services. RenaissanceRe’s core products include property catastrophe reinsurance, specialty reinsurance, and certain insurance products primarily written through Syndicate 1458 or on an excess and surplus lines basis. RenaissanceRe’s objective is to produce superior returns for its shareholders by being a trusted, long-term partner to its customers for assessing and managing risk, and by delivering responsive solutions.

Platinum is a Bermuda-headquartered leading provider of property and marine, casualty and finite risk reinsurance coverages to a diverse clientele of insurers and reinsurers on a worldwide basis. Platinum operates through its principal subsidiaries in Bermuda and the U.S. Platinum was originally formed through a spin-off of The St. Paul Companies’ reinsurance operations in October 2002, and its common shares began trading on the NYSE on November 1, 2002.

Concurrently with the completion of Platinum’s initial public offering, RenaissanceRe invested in common shares of Platinum for an aggregate purchase price of $84.2 million, which represented 8.7% of the Platinum common shares outstanding upon completion of the initial public offering. In connection with this investment, RenaissanceRe also received certain other rights, including the right to nominate one director to Platinum’s board of directors, subject to certain conditions, and a ten-year option to purchase up to an additional 2,500,000 Platinum common shares at a price per share equal to 120% of the initial public offering price. RenaissanceRe’s director nominee resigned from Platinum’s board of directors in 2005 and was not replaced with another RenaissanceRe nominee. In 2005 RenaissanceRe sold all of the Platinum common shares it purchased in 2002. RenaissanceRe sold the purchase option to Platinum in 2011. See “Certain Relationships and Related Transactions—RenaissanceRe and Platinum; Platinum IPO.”

Platinum’s board of directors and senior management regularly review and evaluate Platinum’s long-term strategic plans and competitive positioning in the global reinsurance market with the goal of maximizing shareholder value. As part of this ongoing process, Platinum’s board of directors and senior management from time to time consider a variety of potential alternatives with respect to Platinum and its businesses, including possible acquisitions, divestitures and business combination transactions. Additionally, from time to time, Platinum has received unsolicited and preliminary inquiries from other insurance and reinsurance companies or other industry investors that have sought to explore Platinum’s possible interest in various strategic transactions.

On May 8, 2014, Platinum received an unsolicited letter from a publicly-traded company (which we refer to as “Party A”) containing a non-binding preliminary indication of interest to acquire Platinum at a price of $75.82 per Platinum common share, with 50% of the consideration proposed to be payable in cash and the remaining 50% in shares of Party A. On May 8 and May 9, 2014, Michael D. Price, Platinum’s President and Chief Executive Officer, informed each of the other members of Platinum’s board of directors about Party A’s proposal individually by telephone.

On May 19, 2014, in connection with Party A’s letter and Platinum’s consideration of possible courses of action, Platinum held a specially convened meeting of Platinum’s board of directors in Bermuda. At the meeting, which was also attended by Michael E. Lombardozzi, Platinum’s General Counsel, Chief Administrative Officer and Secretary, and representatives of Goldman Sachs and Sullivan & Cromwell (which we refer to as “S&C”), Platinum’s board of directors reviewed, among other things, the current status of Platinum’s business and its strategic plan. A representative of S&C reviewed the fiduciary duties of Platinum’s board of directors under applicable law as well as other legal considerations relevant to a potential business combination transaction. During an adjournment of the board meeting, Mr. Price, Dan Carmichael, the Chairman of Platinum’s board of directors, John Hass, Mr. Lombardozzi and representatives of Goldman Sachs met with representatives of Party A to clarify certain terms of Party A’s May 8 proposal. After the board meeting resumed, Messrs. Price, Carmichael, Hass, Lombardozzi and representatives of Goldman Sachs reported on the meeting with Party A. Representatives of Goldman Sachs then reviewed certain preliminary financial analyses of Platinum on a standalone basis and of a potential transaction with Party A on the terms set forth in its letter of May 8. Discussion ensued among the directors about the value that pursuing Platinum’s standalone strategic plan or other strategic and operating alternatives might deliver to Platinum as compared to pursuing a business combination with Party A. The directors also reviewed and discussed with representatives of Goldman Sachs and S&C the structure of various alternative confidential and publicly-disclosed strategic processes and the risks to Platinum’s business, retention of key employees and relationships with customers, cedents, reinsureds, retrocessionaires and brokers of undertaking such alternative processes. After extensive discussion, Platinum’s board of directors resolved that it was in the best interests of Platinum to explore a potential transaction with Party A and to contact on a confidential basis a number of other parties to explore their interest in a possible transaction. Platinum’s board of directors and representatives of Goldman Sachs then reviewed and discussed the current strategic direction, financial capacity and likely interest in a combination with Platinum of various potential parties (other than Party A), including all parties the chief executive officer or equivalent senior officer or representative of which had expressed to Platinum interest in a potential business combination with Platinum in recent years. After further discussion, Platinum’s board of directors instructed Mr. Price to contact five parties (which we refer to as “Party B”, “Party C”, “Party D”, “Party E” and “Party F”, respectively) with a view to exploring their interest in a potential transaction with Platinum. Platinum’s board of directors also instructed representatives of Goldman Sachs to assess the potential strategic interest and ability to move quickly of certain other potential parties. Platinum’s board of directors, together with representatives of Goldman Sachs and S&C, then discussed the appropriate response to Party A’s proposal. Thereafter, Platinum’s board of directors instructed Mr. Price to inform Party A that, while Platinum would generally be interested in exploring a potential transaction with Party A, the value indication that Party A had put forward in its proposal of May 8 did not meet Platinum’s expectation of value and that, subject to the execution of a confidentiality agreement, Platinum would be prepared to offer Party A access to certain non-public information regarding Platinum to assist it in formulating a revised value indication. In addition, Platinum’s board of directors and representatives of S&C also reviewed (without members of Platinum’s management being present) certain executive compensation matters that would arise in connection with a change in control of Platinum. Finally, Platinum’s board of directors considered the utility of forming a transaction committee and the composition thereof and resolved to establish and delegate authority to a transaction committee comprised of Messrs. Price, Carmichael and Hass (which we refer to as “Platinum’s transaction committee”) to lead the process to consider a potential business combination transaction.

On May 21, 2014, in accordance with the instructions of Platinum’s board of directors, Mr. Price contacted the chief executive officer or equivalent senior officer or representative of each of Parties B, C, D, E and F.

On May 22, 2014, the senior officer of Party D informed Mr. Price that Party D was not interested in pursuing a transaction with Platinum as it had embarked on a different strategic path. Also on May 22, 2014, the senior officer of Party E informed Mr. Price that Party E was not in a position to consider a transaction for approximately the next six months and that Platinum should not consider Party E a part of its process. Also on May 22, 2014, a representative of Party F conveyed to Mr. Price that Party F was interested in exploring a transaction with Platinum and would like to meet with Mr. Price at the earliest opportunity.

On May 23, 2014, as instructed by Platinum’s board of directors, Mr. Price communicated to Party A’s senior officer that the value indication set forth in Party A’s letter of May 8 did not meet Platinum’s expectations regarding value and offered to provide Party A with certain limited non-public information regarding Platinum to assist it in formulating a revised value indication, subject to the execution of a confidentiality agreement. Mr. Price emphasized that value/price and minimum conditionality were the most important factors to Platinum in considering a potential transaction. Later the same day, Party A and Platinum entered into a confidentiality agreement and Party A received certain confidential information from Platinum.

Also on May 23, 2014, the senior officer of Party C informed Mr. Price that, while Party C would generally be interested in exploring a possible transaction with Platinum, it had no desire to participate in a competitive process and declined to provide a value indication. During another phone call the next day, the senior officer of Party C declined an offer by Mr. Price to provide Party C (subject to the execution of a confidentiality agreement) with certain limited non-public information regarding Platinum if Party C undertook to provide a value indication. Mr. Price informed the senior officer of Party C that, without a preliminary value indication, it was impossible for Platinum to assess the credibility of Party C’s interest in a potential transaction.

On May 27, 2014, Mr. Price and Mr. Lombardozzi met, as requested by Party F, with representatives of Party F at Platinum’s offices in Stamford, Connecticut, to discuss the expression of interest that a representative of Party F had communicated to Mr. Price on May 22. The parties agreed that Platinum would provide Party F, subject to the execution of a confidentiality agreement, with certain limited non-public information regarding Platinum to assist Party F in formulating an initial value indication, which Mr. Price requested to receive by May 30, 2014.

On May 28, 2014, Platinum and Party F (as well as certain shareholders of Party F) entered into a confidentiality agreement and Party F received the same limited confidential information that Platinum had previously provided to Party A. Later the same day, Messrs. Price and Lombardozzi participated in a call with representatives of Party F to answer certain questions regarding the confidential information that Party F had received from Platinum.

On May 28, 2014, after consultation with the other members of Platinum’s transaction committee individually, Mr. Price informed the senior officer of Party C that, unless Party C provided Platinum with a value indication by May 30, 2014, Platinum would no longer consider Party C a part of the process and that he should not expect to hear further from Mr. Price regarding a potential transaction.

Also on May 28, 2014, Mr. Price received an unsolicited call from a representative of an investment bank purportedly on behalf of another reinsurance company (which we refer to as “Party G”) indicating that Party G wanted to have a conversation with Mr. Price regarding Platinum. Following this call, Mr. Price sought to contact Party G’s senior officer (with whom Mr. Price had a long-standing direct line of communication). The next day, Party G’s senior officer returned Mr. Price’s call, stating that if Party G was interested in exploring a transaction with Platinum, he would contact Mr. Price directly, noting further that Platinum was not a good strategic fit for Party G in his view and that Party G would in any event not be prepared to pay a premium over Platinum’s book value.

On May 29, 2014, Messrs. Price and Lombardozzi attended a call with representatives of Party A, who conveyed that Party A was potentially interested in pursuing a potential transaction with Platinum based on the confidential information that it had been provided on May 23, that Party A wanted to commence due diligence as soon as possible and that, subject to uncovering additional value in Platinum’s organization in the course of due diligence, the $75.82 value indication in its proposal of May 8 remained unchanged. Later the same day, Platinum received a letter from Party A to same effect, requesting Platinum’s response by June 11, 2014.

Also on May 29, 2014, Mr. Price received a call from the senior officer of Party B who indicated that in Party B’s view Platinum was overcapitalized by approximately $1.0 billion and that Party B would not be prepared to pay a premium on undeployed capital. He further indicated that Party B would be willing to consider paying a premium of approximately 20-25% on Platinum’s deployed capital (which Party B estimated to be in the region of $850.0 million), provided that Platinum would distribute any excess capital in the form of a special pre-closing dividend.

On May 30, 2014, a representative of Party F informed Mr. Price that Party F had a high level of interest in a potential transaction with Platinum. Later the same day, as previewed on the call, Platinum received a written nonbinding proposal providing for the acquisition of Platinum by Party F at an all-cash price of $81.00-82.00 per Platinum common share and requesting a 21-day exclusivity period for negotiations.

On May 31, 2014, Mr. Price and Mr. Lombardozzi informed the other members of Platinum’s transaction committee about Party F’s letter and participated in a process update call with representatives of Goldman Sachs and S&C.

On June 1, 2014, Mr. Price and Mr. Lombardozzi participated in a call with representatives of Party A to discuss next steps. Upon being encouraged by Mr. Price to increase its value indication, Party A’s senior officer responded that Platinum should not expect a sizeable increase in the offer price. Mr. Price thereupon offered to provide Party A with additional confidential information via an electronic data room to help Party A revisit its value indication and re-confirm its interest in a transaction. Mr. Price conveyed that it was important to Platinum that Party A indicate its best price and complete as much due diligence as possible prior to June 10, 2014 in advance of a meeting of Platinum’s board of directors that was scheduled for June 12, 2014. Later the same day, Mr. Price conveyed the same information to a representative of Party F.

On June 2, 2014, Platinum’s transaction committee met to discuss the status of the discussions with the potential counterparties that had been contacted by Mr. Price between May 19 and June 2. The meeting was also attended by Mr. Lombardozzi and representatives of Goldman Sachs and S&C. Mr. Price and representatives of Goldman Sachs briefed the other members of Platinum’s transaction committee on the responses that Platinum and representatives of Goldman Sachs had received to date in connection with Platinum’s strategic review process and an update on Platinum’s discussions with Party A. Representatives of Goldman Sachs reported that, with respect to the certain other parties whose potential strategic interest and ability to move quickly Goldman Sachs had been requested to assess by Platinum’s board of directors on May 19, none had significant existing North American reinsurance operations nor appeared to be advanced in considering their respective potential strategic interest in acquiring a Bermuda-based reinsurer, and representatives of Goldman Sachs also expressed concerns regarding such parties’ respective ability to move quickly to consider and complete a transaction with Platinum. After discussion, Platinum’s transaction committee determined that Platinum should not solicit an indication of interest from such parties. Representatives of Goldman Sachs also presented certain updated preliminary financial analyses of Platinum on a standalone basis and also provided an illustrative estimate of the value of the indication of interest that Party B had provided to Mr. Price orally on May 29, 2014, based on certain factors and assumptions including an assumption of all-share consideration, of approximately $72.44 per Platinum common share. After extensive discussion, Platinum’s transaction committee determined that Party A and Party F should be invited to proceed with a two-phase due diligence process involving a first phase of limited due diligence prior to the next meeting of Platinum’s board of directors on June 12, 2014. Platinum’s transaction committee further authorized and instructed representatives of Goldman Sachs to send Party A and Party F a process letter requesting the submission by June 10, 2014, of revised non-binding indications of interest setting forth proposed transaction value, structure and contingencies for consideration at Platinum’s June 12 board meeting.

After the meeting of Platinum’s transaction committee on June 2, Mr. Price briefed each of Platinum’s other executive officers about Platinum’s strategic process.

On June 3, 2014, representatives of Goldman Sachs sent the process letter to Party A and Party F, in accordance with the instruction of Platinum’s transaction committee. Platinum thereupon provided Party A and Party F with access to an electronic data room and Platinum’s outside actuaries.

On June 3, 2014, Mr. Price met with Kevin O’Donnell, the President and Chief Executive Officer of RenaissanceRe, for lunch at Mr. O’Donnell’s request. During the course of the meeting Mr. O’Donnell expressed an interest in acquiring Platinum and Mr. Price informed Mr. O’Donnell that Platinum was currently conducting a strategic review. Mr. Price told Mr. O’Donnell that Stephen H. Weinstein, RenaissanceRe’s General Counsel, Chief Compliance Offer and Secretary, should contact Mr. Lombardozzi as to the participation by RenaissanceRe in Platinum’s review process. Later the same day, Mr. Price informed the other members of Platinum’s transaction committee and Mr. Lombardozzi of his conversation with Mr. O’Donnell, and it was agreed that Platinum should allow RenaissanceRe to provide a proposal.

Mr. Lombardozzi and Mr. Weinstein spoke on the evening of June 3, 2014. Mr. Lombardozzi informed Mr. Weinstein that Platinum’s board of directors would be meeting on June 12, 2014 and that if RenaissanceRe desired to have Platinum’s board of directors consider RenaissanceRe’s interest in a potential transaction with Platinum, it should submit a non-binding indication of interest in writing that would include an indicative price and the form of consideration. Mr. Lombardozzi noted that Platinum’s board of directors was focused on value and lack of conditionality of any proposal and not on social issues. Mr. Weinstein reiterated the seriousness of RenaissanceRe’s interest in a potential transaction with Platinum and suggested that the financial advisors of Platinum and RenaissanceRe make contact. Mr. Lombardozzi and Mr. Weinstein also discussed the process for Platinum and RenaissanceRe to enter into a confidentiality agreement.

On June 4, 2014, Mr. Price met with Mr. O’Donnell at RenaissanceRe’s office in Bermuda. Mr. Price reiterated Mr. Lombardozzi’s statements to Mr. Weinstein the prior evening that Platinum’s board of directors would be meeting on June 12, 2014 and that if RenaissanceRe was interested in having Platinum’s board of directors consider RenaissanceRe’s interest in a potential transaction with Platinum, it should submit a written non-binding proposal to Platinum. The parties additionally further discussed the strategic direction of the industry and the benefits which could potentially be obtained in a transaction combining the companies. Mr. Price described in general terms the initial diligence materials that would be made available to RenaissanceRe assuming execution of a confidentiality agreement. Mr. Price reiterated to Mr. O’Donnell the focus of Platinum’s board of directors on value and limited conditionality. Mr. Price also noted that Platinum was working with Goldman Sachs as its financial advisor.

Subsequently on June 4, 2014, Platinum and RenaissanceRe entered into a confidentiality agreement, and RenaissanceRe received the same limited confidential information that Platinum had previously provided to Party A and Party F on May 23 and May 28, respectively.

On June 5, 2014, pursuant to Platinum’s instructions, a representative of Goldman Sachs called a representative of Morgan, Stanley & Co. LLC (which we refer to as “Morgan Stanley”), RenaissanceRe’s financial advisor, instructing RenaissanceRe to submit a written non-binding indication of interest to Platinum by June 10, 2014 for consideration at the next meeting of Platinum’s board of directors on June 12, 2014. A representative of Goldman Sachs again stressed that Platinum’s board of directors was focused on the value and lack of conditionality of any proposal, and was flexible as to the form of consideration (stressing that bidders should use whatever form of consideration they believed would allow them to deliver the most value) but that social issues were not a focus of Platinum’s board of directors.

On June 6, 2014, Mr. O’Donnell confirmed to Mr. Price receipt of the confidential information provided by Platinum to RenaissanceRe on June 4, 2014. Mr. O’Donnell asked Mr. Price questions regarding that information and the process to obtain access to additional non-public information about Platinum. Mr. O’Donnell stated that he was scheduled to provide an informational update to RenaissanceRe’s board of directors on the same day. Mr. Price recommended that RenaissanceRe’s written non-binding indication of interest should set forth a specific proposed price or narrow range of proposed prices and that such proposal should reflect the highest price that RenaissanceRe was willing to pay. Mr. O’Donnell said that RenaissanceRe was contemplating a value indication in the low-to-mid $70’s per Platinum common share and noted his belief that a transaction with RenaissanceRe would entail minimum conditionality and high closing certainty. Mr. Price pointed out to Mr. O’Donnell that it would be helpful for RenaissanceRe’s written proposal to set forth its best indication of value at a specific price.

On June 6 and June 9, 2014, representatives of Platinum and Party A held several due diligence meetings regarding Platinum in New York and Bermuda.

On June 8, 2014, Mr. Price received a call from the senior officer of Party C to “check in”. Mr. Price reiterated that the content of the message he had delivered to the senior officer of Party C on May 28, 2014 had not changed because Party C had still not provided a value indication.

On June 10, 2014, in accordance with the process letter distributed by Goldman Sachs on June 3, Platinum received written non-binding indications of interest from:

•	Party A, proposing a price of $72.66 per Platinum common share (revised downward from $75.82 per Party A’s original proposal of May 8), with 50% of the consideration payable in cash and the remaining 50% in shares of Party A, and requesting a 30-day exclusivity period;

•	Party F, proposing a price of $82.00 per Platinum common share in cash and requesting exclusivity through July 15, 2014; and

•	RenaissanceRe, proposing a price of $72.00-76.00 per Platinum common share, with 60% of the consideration payable in cash and the remaining 40% in RenaissanceRe common shares, and requesting exclusivity for an unspecified period of time.

On June 11 and 12, 2014, Messrs. Price and Lombardozzi participated in various calls with representatives of Party F to clarify the terms of Party F’s June 10 indication of interest.

On June 12, 2014, Platinum’s board of directors held a meeting in Toronto, Canada, to review and discuss the indications of interest that Platinum had received from Party A, Party F and RenaissanceRe on June 10 and orally from Party B on May 29. The meeting also was attended by Mr. Lombardozzi and representatives of Goldman Sachs and S&C. Mr. Price and representatives of Goldman Sachs provided Platinum’s board of directors with a summary of certain key terms of Party A’s, Party B’s, Party F’s and RenaissanceRe’s indications of interest and an update on the discussions that Platinum and representatives of Goldman Sachs had had with those parties to date. Representatives of Goldman Sachs provided an overview of each of Party A’s, Party F’s and RenaissanceRe’s business profile and certain preliminary financial data points. Mr. Price provided Platinum’s board of directors with an update on the recent financial performance of Platinum’s business and Platinum’s current strategic plan. Representatives of Goldman Sachs reviewed certain preliminary financial analyses of Platinum on a standalone basis and of Party A’s, Party F’s and RenaissanceRe’s offers, in each case based on the terms of their June 10 indications of interest, as well as of Party B’s oral indication of interest of May 29. The directors asked Mr. Price and representatives of Goldman Sachs and S&C questions relating to the relative merits and risks of the proposals received from Party A, Party B, Party F and RenaissanceRe, in particular with respect to value and conditionality. It was noted that Party A’s indication of interest contained certain additional conditions that were not present in Party F’s or RenaissanceRe’s proposals, including requirements for the approval of a transaction with Platinum by Party A’s shareholders and the maintenance of certain minimum ratings on Party A’s and Platinum’s part. After extensive discussion, Platinum’s board of directors determined that the non-binding indications of interest of Party A and of RenaissanceRe, and the oral indication of interest from Party B, were insufficient (on absolute terms, i.e. without regard to Party F’s or any other competing proposal) to provide a basis for further dialogue between the parties due to inadequate value and, in the case of Party A, excessive conditionality. Platinum’s board of directors then approved Platinum entering into an exclusivity agreement with Party F to commence upon the execution of an exclusivity agreement and lasting through June 30, 2014, on the condition that Platinum would have the right to terminate the exclusivity agreement between 5:00 p.m. on June 22, 2014 and 5:00 p.m. on June 23, 2014 if final agreement on commercial terms had not been reached between Platinum and Party F by June 22, 2014. Discussion then ensued between the directors and representatives of Goldman Sachs on appropriate responses by Mr. Price to Party A, Party B and RenaissanceRe. Platinum’s board of directors also approved Platinum entering into a formal engagement letter with Goldman Sachs, which was executed by Platinum and Goldman Sachs on June 16, 2014.

Later on June 12, 2014, Platinum and Party F executed an exclusivity agreement on the terms described above.

Also on June 12, 2014, pursuant to the instructions of Platinum’s board of directors, Mr. Price informed the senior officer of Party A that Platinum’s board of directors had determined that Platinum would no longer be proceeding to consider a potential transaction with Party A.

Also on June 12, 2014, pursuant to the instructions of Platinum’s board of directors, Mr. Price informed Mr. O’Donnell that Platinum would no longer be proceeding to consider a potential transaction with RenaissanceRe.

Also on June 12, 2014, U.S. Senate Finance Committee Chairman Ron Wyden sent a letter (which we refer to as the “Wyden letter”) to U.S. Treasury Secretary Jacob Lew and IRS Commissioner John Koskinen criticizing the failure of the U.S. Treasury and the IRS to close a perceived “loophole” wherein investors were allegedly utilizing insurance companies located in offshore jurisdictions as shelters for investment income. The Wyden letter also requested additional information on actions and legislative measures either taken or to be taken in the future by the U.S. Treasury and the IRS to address the issue.

On June 13, 2014, based on the determination of Platinum’s board of directors that the value offered by Party B’s proposal was inadequate, Mr. Price informed Party B that Platinum was not interested in pursuing a potential transaction with Party B at this time.

On June 14, 2014, Party F provided Platinum with certain confidential information regarding Party F and certain of its shareholders to assist Platinum with reverse due diligence on Party F and certain of its shareholders.

Between June 14 and June 23, 2014, S&C and Party F’s outside legal counsel exchanged and negotiated numerous drafts of a merger agreement between Platinum and Party F. During the same period, representatives of Platinum, S&C, Party F, Party F’s outside legal counsel and Platinum’s and Party F’s respective auditing firms continued to conduct due diligence regarding Platinum and Party F with a view to completing their review as soon as possible, and the parties also reviewed and discussed the implications of the Wyden letter.

By June 23, 2014, Messrs. Price and Lombardozzi had received oral confirmation from representatives of Party F that Party F had successfully completed its due diligence on Platinum. In addition, Platinum and Party F had prepared draft communications for and tentatively scheduled meetings with the Maryland Insurance Administration for June 24, 2014 and various rating agencies for June 25, 2014 as well as a conference call with the BMA for June 30, 2014 to brief each of them on a transaction between Platinum and Party F.

On June 23, 2014, Mr. Price received a call from a representative of Party F informing him that Party F was unwilling to move forward with the proposed transaction due to the substantially elevated regulatory risk to Party F resulting from the Wyden letter.

Platinum and Party F thereupon terminated the exclusivity agreement on June 23, 2014.

Later the same day, Mr. Price informed Platinum’s board of directors by email that (i) Party F had decided not to proceed with the transaction for the reasons described above, (ii) the meeting of Platinum’s board of directors that had previously been scheduled for June 28, 2014 to consider and potentially approve a transaction with Party F with a view to publicly announcing a transaction on June 30, 2014 was canceled and (iii) Platinum’s board of directors would instead revert to its regular quarterly reporting process and reconvene at its next regularly scheduled meeting on July 22, 2014.

On July 16, 2014, after Platinum’s earnings release for the second quarter of fiscal 2014, Mr. O’Donnell called Mr. Price to inquire as to the status of Platinum’s strategic process given that he had not seen any public announcement of a transaction by Platinum. In response, Mr. Price stated that Platinum had terminated its strategic process and Platinum’s management would return to focusing entirely on operating its business in the ordinary course on a standalone basis.

Subsequent to its regular quarterly investor earnings call on July 17, 2014, Platinum re-engaged on July 18, 2014 in repurchasing Platinum common shares in the public market in the ordinary course of business pursuant to its existing share repurchase program.

On October 3, 2014, Mr. O’Donnell contacted Mr. Price. Mr. O’Donnell stated that RenaissanceRe continued to have an interest in pursuing a business combination transaction with Platinum. Mr. O’Donnell noted that RenaissanceRe continued to believe that a combination of the two companies would present financial and strategic benefits to both companies and their shareholders. Mr. Price stated that Platinum was not currently engaged in a strategic process but that Platinum’s board of directors would evaluate seriously a written offer from RenaissanceRe if it reflected a range of value that was both higher and narrower than the range submitted by RenaissanceRe on June 10. Mr. O’Donnell commented that access to non-public information regarding Platinum would assist RenaissanceRe in formulating a more specific offer. Mr. O’Donnell stated that a select group from the RenaissanceRe senior management team would perform some preliminary valuation work based on publicly available information regarding Platinum. Mr. O’Donnell also indicated that RenaissanceRe would want discussions regarding a possible transaction to proceed on an exclusive basis.

On October 15, 2014, Platinum released its earnings for the third quarter of fiscal 2014.

On October 16, 2014, shortly after Platinum’s third quarter investor earnings call, Mr. Price received a phone call from Mr. O’Donnell. Mr. O’Donnell stated that Mr. Price’s remarks during the earnings call had reinforced his view that RenaissanceRe and Platinum saw the development of the reinsurance business in similar ways and that RenaissanceRe was planning to submit to Platinum a written proposal for RenaissanceRe to acquire Platinum. Mr. O’Donnell stated his belief that an acquisition of Platinum by RenaissanceRe would be beneficial to both companies and their respective shareholders and, among other things, would provide Platinum with an ideal platform to allow its business to continue to thrive. Mr. O’Donnell stated that his management team had undertaken a preliminary valuation based on publicly available information regarding Platinum. Mr. O’Donnell indicated that he intended to confer the next day with RenaissanceRe’s board of directors with a view to providing Platinum with a non-binding indication of interest, which would include a higher and narrower value indication range than the $72.00-76.00 proposal that RenaissanceRe had submitted in June. Mr. O’Donnell indicated that he expected that RenaissanceRe’s value indication would represent a premium of 20% or more to the then current trading price of Platinum common shares. He also indicated that RenaissanceRe’s proposal would continue to have only limited conditionality. Mr. O’Donnell noted that, if Platinum was interested in the proposal to be submitted by RenaissanceRe, then the parties should move forward on the basis of a focused timeline in order to efficiently utilize key management resources of both companies. Mr. O’Donnell added that RenaissanceRe would commit significant resources, including devoting the attention of its senior management and fully engaging financial advisors and legal counsel, with a view to execution of a transaction by mid-November 2014. Mr. O’Donnell noted that executing a transaction by mid-November would benefit both companies in respect of January 1, 2015 reinsurance policy renewals. Mr. O’Donnell further indicated that, in light of the benefits of completing a potential transaction on the basis of a focused timeline, and the commitment of resources and incurrence of costs to that end, RenaissanceRe’s proposal would contemplate a 30-day exclusivity period. Mr. Price stated that Platinum’s board of directors would evaluate seriously a written offer from RenaissanceRe and could be expected to focus its evaluation on value and limited conditionality.

On October 17, 2014, Platinum received a revised non-binding indication of interest from RenaissanceRe, which proposed a price range of $76.00-78.00 per Platinum common share, with approximately 61-62% of the consideration payable in cash (including a $10.00 special dividend per Platinum common share to be paid by Platinum immediately prior to closing) and the balance in RenaissanceRe common shares, and limited conditionality and conditioned the proposal on Platinum and RenaissanceRe entering into a 30-day exclusivity period.

Later the same day, after receipt of RenaissanceRe’s revised indication of interest, Mr. Price called the senior officer of Party E and a representative of Party F to inquire if Party E or Party F had any interest in potentially acquiring Platinum.

On October 18, 2014, Mr. Price spoke again to the senior officer of Party E and a representative of Party F. The senior officer of Party E informed Mr. Price that Party E might consider discussing a possible transaction with Platinum in three to six months, and expressed Party E’s reluctance to engage in talks at the present time. With respect to value, he initially stated that he hesitated to quote a price valuation in the range of between $75.00 and 76.00 and, on being questioned by Mr. Price as to what he meant by this, he then responded that Mr. Price should disregard this possible price range. The representative of Party F stated that renewed interest from Party F in a transaction was highly improbable and unrealistic given that the business and regulatory considerations that had arisen for Party F as a result of the Wyden letter in June remained unchanged.

On October 19, 2014, Mr. Price consulted with each of the other members of Platinum’s transaction committee individually, who considered RenaissanceRe’s proposal (including the request for exclusivity) and noted its increased indicative value and narrower range and continued limited conditionality. After this consultation, Mr. Price informed a senior executive of RenaissanceRe that Platinum would be prepared to grant RenaissanceRe an exclusivity period if RenaissanceRe would collapse the $76.00-78.00 price range into a single point at the top end of that range. Later the same day, Mr. O’Donnell contacted Mr. Price to reiterate RenaissanceRe’s strong preference to announce a transaction by mid-November so as to benefit both companies in respect of the January 1, 2015 reinsurance policy renewals. He further stated that RenaissanceRe would not be prepared to collapse its proposed price range into a single price point at this time and that Platinum should assess RenaissanceRe’s offer on the terms that RenaissanceRe had communicated on October 16.

On October 20, 2014, representatives of Morgan Stanley contacted representatives of Goldman Sachs to emphasize that RenaissanceRe was unwilling to proceed with a transaction without an exclusivity period.

Also on October 20, 2014, Mr. Price contacted Mr. O’Donnell to inquire about the proposed scope of, and any subject matters that might be of particular interest to, RenaissanceRe in its due diligence process regarding Platinum. Mr. O’Donnell indicated that RenaissanceRe had committed significant resources to the due diligence process and was fully engaged in the due diligence process and had so far not identified any significant areas of concern.

Later on October 20, 2014, Platinum’s board of directors held a specially scheduled meeting in Toronto, Canada, to discuss the renewed indication of interest that Platinum had received from RenaissanceRe on October 17. The meeting also was attended by Mr. Lombardozzi and representatives of Goldman Sachs and S&C. Mr. Price and representatives of Goldman Sachs provided Platinum’s board of directors with a summary of certain key terms of RenaissanceRe’s revised proposal and the discussions that Platinum and representatives of Goldman Sachs had had with RenaissanceRe since October 16. Representatives of Goldman Sachs provided an updated overview of RenaissanceRe business profile and certain financial data points. Mr. Price provided Platinum’s board of directors with an update on the recent financial performance of Platinum’s business and Platinum’s current strategic plan. Representatives of Goldman Sachs reviewed certain preliminary financial analyses of Platinum on a standalone basis and reviewed certain preliminary financial analyses regarding RenaissanceRe’s offer based on the terms of its October 17 proposal. Representatives of Goldman Sachs and Mr. Price also reviewed Platinum’s other available strategic alternatives, including proceeding on a standalone basis and pursuing a possible transaction with other parties. After discussion with their advisors, the directors concluded that, based on, among other things, the extensive discussions with, and analyses of, potential acquirers that Platinum and representatives of Goldman Sachs had conducted in May and June, Party E and Party F were the most viable other potential acquirers of Platinum besides RenaissanceRe. Mr. Price discussed with the other members of Platinum’s board of directors the conversations he had had with the senior officer of Party E and the representative of Party F on October 17 and 18. After discussion by the directors among themselves and with representatives of Goldman Sachs and S&C, Platinum’s board of directors determined that Platinum should not take any additional steps with respect to Party E and Party F at this time. Platinum’s board of directors also reviewed Platinum’s dividend capacity in connection with the $10.00 special pre-closing dividend proposed by RenaissanceRe. After further discussion of the merits and risks of a transaction with RenaissanceRe, Platinum’s board of directors resolved that it was in the best interests of Platinum to explore a potential transaction with RenaissanceRe considering the value and high degree of deal certainty that the terms of RenaissanceRe’s October 16 letter provided to Platinum, and authorized the company to enter into a 30-day exclusivity period with RenaissanceRe, on the condition that RenaissanceRe would be required to reaffirm its indicative price range after 15 days, failing which Platinum would be entitled to terminate the exclusivity agreement.

On October 22, 2014, Platinum and RenaissanceRe entered into an exclusivity agreement for a 30-day period lasting until November 22, 2014, with a requirement, consistent with the instructions of Platinum’s board of directors, for RenaissanceRe to confirm on November 6, 2014 whether its indicative valuation analysis remained consistent with the range it had communicated to Platinum in its October 16 letter and, if not, Platinum would have the right, within five days, to terminate the exclusivity period. Later the same day, Platinum granted RenaissanceRe access to an electronic data room to assist it with due diligence regarding Platinum.

Also on October 22, 2014, Mr. Price contacted the senior officer of Party E to inform him that, in light of Party E’s position regarding value and timing for a possible transaction, Platinum’s board of directors had determined that there was no basis for further discussions between Platinum and Party E at this point.

On October 27, 2014, Mr. O’Donnell and Ms. Mitchell initiated discussions regarding a possible future executive role for Ms. Mitchell at the combined company.

Between October 29 and November 18, 2014, representatives of Platinum, Goldman Sachs, S&C, RenaissanceRe, Morgan Stanley and Willkie Farr & Gallagher LLP, RenaissanceRe’s outside legal counsel (which we refer to as “Willkie”), participated in numerous due diligence meetings and conference calls regarding Platinum. On October 31, 2014, upon Platinum’s instruction, S&C sent a first draft of the merger agreement to Willkie.

On November 6, 2014, Mr. O’Donnell contacted Mr. Price to confirm that RenaissanceRe’s value indication remained unchanged at $76.00-78.00 per Platinum common share. Mr. O’Donnell stated that RenaissanceRe was impressed with Platinum’s organization, but he noted that RenaissanceRe’s due diligence review had shown that Platinum’s future forecasted profitability was lower than consensus analyst estimates and had also caused

RenaissanceRe to revise downward the expected level of potential synergies as a result of a merger with Platinum. Mr. O’Donnell indicated that RenaissanceRe nevertheless continued to favorably consider proceeding with a transaction, albeit with a less favorable view as to the potential financial benefits of the transaction. He further conveyed that RenaissanceRe was tentatively scheduling a special meeting of its board of directors to approve a transaction with Platinum for November 23, 2014, with a view to publicly announcing the transaction prior to market open on November 24, 2014.

Later the same day, in accordance with the terms of the exclusivity agreement, RenaissanceRe confirmed in writing that its indicative valuation analysis remained consistent with the range it had communicated to Platinum in its letter of October 16.

On November 7, 2014, Willkie sent a revised draft of the merger agreement to S&C. S&C and Willkie subsequently exchanged and discussed over the phone or in person various further drafts and revisions of the merger agreement through November 23, 2014. During this time, the parties continued to discuss and negotiate various potential agreement terms, including representations and warranties, pre-closing covenants, closing conditions, termination provisions, provisions related to the tax structure of the transaction and deal protection provisions.

On November 8, 2014, Mr. Price was contacted by a senior officer of Party E, who stated that on November 10 he was going to meet with a representative of a private equity firm that may have an interest in acquiring Platinum. He further stated that Party E would consider joining a potential transaction as a co-investor of the private equity firm with a 10-20% stake, and asked Mr. Price if he should raise the proposition at the November 10 meeting. Mr. Price responded that he was not in a position to discuss the matter.

On November 10, 2014, after conferring with the other members of Platinum’s transaction committee and representatives of S&C, Mr. Price contacted Mr. O’Donnell by email to request that RenaissanceRe increase the cash component of the consideration offered by RenaissanceRe and inquired about the possibility of a member of Platinum’s board of directors being appointed to the board of directors of the combined company. Mr. O’Donnell responded by email the next day that RenaissanceRe was unwilling to change the terms of its offer.

On November 11, 2014, RenaissanceRe provided Platinum with access to an electronic data room to assist Platinum with due diligence on RenaissanceRe.

On November 12 and 13, RenaissanceRe held a meeting of its board of directors to discuss, among other things, the terms and status of the proposed transaction with Platinum. Later on November 13, 2014, Mr. O’Donnell informed Mr. Price that RenaissanceRe’s board of directors was supportive of the proposed transaction on a preliminary basis and that RenaissanceRe’s due diligence regarding Platinum was largely complete subject to confirmation of a few remaining items. Mr. O’Donnell also confirmed that RenaissanceRe’s board of directors was scheduled to meet on November 23, 2014 to formally consider and potentially approve the transaction with a view to making a public announcement the following morning. Mr. Price and Mr. O’Donnell agreed to talk again regarding price the following day.

On November 14, 2014, Mr. Price and Mr. O’Donnell spoke again by telephone regarding price. Mr. O’Donnell stated that $76.00 per Platinum common share was RenaissanceRe’s price point. Upon being pressed by Mr. Price for a higher price, Mr. O’Donnell responded that, based on the results of RenaissanceRe’s substantial due diligence on Platinum’s business, $76.00 was a full price and that RenaissanceRe would not increase the price above $76.00. Mr. Price and Mr. O’Donnell also jointly noted that only a few issues on the merger agreement remained to be resolved at this point.

After Mr. Price and Mr. Lombardozzi had conferred with each of the other members of Platinum’s transaction committee individually regarding Mr. Price’s conversation with Mr. O’Donnell, Mr. Price informed Mr. O’Donnell that, subject to the parties reaching agreement on the merger agreement, Platinum’s board of directors would consider RenaissanceRe’s $76.00 offer at a specially scheduled meeting on November 22, 2014.

On November 20, 2014, a due diligence conference call regarding RenaissanceRe was attended by representatives of RenaissanceRe, Morgan Stanley, Willkie, Platinum, Goldman Sachs and S&C.

On November 21, 2014, Mr. Price and Jeffrey D. Kelly, the Chief Financial Officer of RenaissanceRe, discussed certain remaining open issues regarding the draft merger agreement with a view to reaching agreement in principle on all outstanding points prior to the meeting of Platinum’s board of directors the following day.

On November 22, 2014, Platinum’s board of directors held a specially scheduled meeting in Toronto, Canada. The meeting was also attended by Mr. Lombardozzi and representatives of Goldman Sachs, S&C and Conyers, Dill & Pearman, outside legal counsel to Platinum as to matters of Bermuda law (which we refer to as “Conyers”). Prior to the meeting, the members of Platinum’s board of directors had been provided with a set of meeting materials, including a draft of the substantially negotiated merger agreement, a summary of the fiduciary duties of Platinum’s board of directors under applicable law prepared by Conyers, a summary of the key terms and conditions of the proposed merger agreement prepared by S&C, a summary of the compensation payments and benefits to which Platinum’s executive officers would be entitled in connection with a change in control of Platinum prepared by S&C, certain financial analyses prepared by Goldman Sachs, as further described below under “The Merger—Opinion of Financial Advisor”, and a set of draft board resolutions. At the meeting, Mr. Price and representatives of Goldman Sachs reviewed the course of the negotiations with RenaissanceRe since the last board meeting. Mr. Price also provided Platinum’s board of directors with an update on any recent contacts he had had with other potential parties since the last board meeting, noting the call he had received from the senior officer of Party E on November 7, 2014. Representatives of Conyers and S&C reviewed with the directors their fiduciary duties under applicable law, the terms of the merger agreement, the proposed bye-law amendment and (without members of Platinum’s management being present) certain executive compensation matters arising in connection with a change in control of Platinum, and answered the directors’ questions. Platinum’s board of directors was advised that, although the implied $76.00 price per Platinum common share had been agreed with RenaissanceRe, the allocation between RenaissanceRe common shares and cash for the standard election consideration was still approximate (RenaissanceRe would be issuing 7,500,000 common shares in the merger, and therefore the allocation would depend on a final calculation of the number of fully diluted outstanding Platinum common shares, including the number of shares eligible to make a consideration election in the merger). Messrs. Price and Lombardozzi summarized the due diligence that Platinum and its advisors had performed on RenaissanceRe, noting that it had raised no material issues. Mr. Price presented an update on Platinum’s recent financial performance and reviewed Platinum’s strategic plan on a standalone basis. Representatives of Goldman Sachs and Mr. Price discussed with the directors RenaissanceRe’s recent financial performance, as well as certain projections prepared by Platinum’s management regarding RenaissanceRe on a standalone basis and potential synergies for the combined company. Representatives of Goldman Sachs then reviewed with Platinum’s board of directors certain financial analyses prepared by Goldman Sachs, as further described below under “—Opinion of Financial Advisor”, and answered directors’ questions. Platinum’s board of directors then discussed the terms of the proposed merger agreement, as well as the prospects of a superior offer being submitted by any other potential bidder and concluded that a proposal superior to RenaissanceRe’s with respect to value and conditionality was unlikely to be forthcoming based on the process that Platinum had conducted and that the current proposed transaction with RenaissanceRe represented Platinum’s best option for maximizing shareholder value. Goldman Sachs then delivered its oral opinion (which was subsequently confirmed in writing on November 23, 2014) to Platinum’s board of directors, that, as of November 23, 2014 and based upon and subject to the factors and assumptions set forth therein, the standard election consideration, the cash election consideration and the share election consideration, taken in the aggregate with the special dividend, to be paid pursuant to the merger agreement was fair from a financial point of view to the holders (other than RenaissanceRe and its affiliates) of the outstanding Platinum common shares. After further discussion, Platinum’s board of directors unanimously, for the reasons described under “—Reasons for the Merger and Recommendation of Platinum’s Board of Directors” below, (1) determined that the merger, on the terms and conditions set forth in the merger agreement, was fair to, and in the best interests of, Platinum, (2) approved the merger proposal, (3) determined that the bye-law amendment was advisable to and in the best interests of Platinum, and authorized and approved the bye-law amendment, and (4) resolved that the bye-law amendment and the merger proposal be submitted to the Platinum shareholders for their consideration at a special meeting of shareholders and to recommend to the Platinum shareholders that they vote their shares in favor of the approval and adoption of the bye-law amendment and the merger proposal, all as described in the section of this proxy statement/prospectus titled “Proposals to be Submitted to Platinum Shareholders; Voting Requirements and Recommendations.”

Later the same day, Mr. Price informed Messrs. O’Donnell and Kelly that Platinum’s board of directors had unanimously approved the proposed transaction with RenaissanceRe.

On November 23, 2014, RenaissanceRe’s board of directors met. Prior to the meeting, the members of RenaissanceRe’s board of directors had been provided with a set of meeting materials, including a draft of the substantially negotiated merger agreement, an updated financial analysis of the proposed transaction and a set of draft board resolutions. At this meeting, RenaissanceRe’s board of directors discussed, among other things, the terms of the proposed merger agreement. RenaissanceRe’s board of directors received extensive, detailed presentations by management and outside advisers, including Morgan Stanley; Deloitte Consulting, who had been retained to assist with aspects of RenaissanceRe’s due diligence; and Wachtell, Lipton, Rosen & Katz, outside counsel to RenaissanceRe’s board of directors. Mr. O’Donnell summarized for RenaissanceRe’s board of directors management’s recommendation and strategic assessment that the proposed acquisition of Platinum would further RenaissanceRe’s strategy and was on terms that were fair to the parties. Mr. O’Donnell also updated RenaissanceRe’s board of directors as to developments since the last informational communication from management. Mr. Weinstein and a representative of Wachtell, Lipton, Rosen & Katz reviewed with members of RenaissanceRe’s board of directors their fiduciary duties under applicable law and the terms of the merger agreement, and answered related questions. Mr. Kelly presented to RenaissanceRe’s board of directors with respect to the transaction valuation, completion of due diligence, management’s integration plan and communications plan, and other matters. A representative of Deloitte summarized the due diligence it had performed in respect of Platinum, noting that in the view of Deloitte the matters studied were not likely to give rise to material issues to RenaissanceRe. Representatives of Morgan Stanley then reviewed with RenaissanceRe’s board of directors a range of valuation and market analyses conducted by Morgan Stanley in assessing the merger. After discussion, RenaissanceRe’s board of directors determined, for the reasons described under “—RenaissanceRe’s Reasons for the Merger,” that it was advisable and in the best interests of RenaissanceRe to enter into the merger agreement and approved the merger and the merger agreement. Immediately after the conclusion of the board meeting, Mr. O’Donnell informed Mr. Price about the decision of RenaissanceRe’s board of directors.

The merger agreement was executed in the evening of November 23, 2014, and Platinum and RenaissanceRe announced the transaction through press releases issued in the early morning of November 24, 2014 prior to the open of the U.S. financial markets.

Reasons for the Merger and Recommendation of Platinum’s Board of Directors

At its meeting on November 22, 2014, following detailed presentations by, and discussions with, Platinum’s management, financial advisor and outside legal counsel, Platinum’s board of directors unanimously (1) determined that the merger, on the terms and conditions set forth in the merger agreement, is fair to, and in the best interests of, Platinum, (2) approved the merger agreement, the statutory merger agreement and the transactions contemplated thereby, (3) determined that the bye-law amendment is advisable to and in the best interests of Platinum, and authorized and approved the bye-law amendment, and (4) resolved to recommend to the Platinum shareholders that they approve and adopt the bye-law amendment and the merger proposal. Accordingly, Platinum’s board of directors unanimously recommends that Platinum shareholders vote (1) “FOR” the bye-law amendment proposal, (2) “FOR” the merger proposal and (3) “FOR” the other proposals described in this proxy statement/prospectus.

Considerations and Factors Weighing in Favor of the Merger

In reaching its decision to unanimously approve the bye-law amendment, the merger agreement, the statutory merger agreement and the transactions contemplated thereby, Platinum’s board of directors consulted with members of Platinum’s management, as well as with Platinum’s financial advisor and outside legal counsel, and considered a variety of factors weighing positively in favor of the merger, including the following:

•	the value to be received by Platinum shareholders in the merger, including the fact that the consideration to be received by the Platinum shareholders (including the special dividend) represented a premium of approximately 24% over the closing share price of Platinum common shares on November 21, 2014, the last trading day prior to the execution of the merger agreement, and a premium of approximately 14% over the all-time highest closing share price of Platinum common shares on July 16, 2014, in each case based on the closing share price of RenaissanceRe common shares on November 21, 2014;

•	the belief of Platinum’s board of directors that the merger is likely to receive necessary regulatory approvals in a relatively timely manner without material adverse conditions and, based on the terms of the merger agreement, that the proposed transaction has a high degree of closing certainty, including as a result of the absence of a financing condition and RenaissanceRe’s commitments in the merger agreement to use its reasonable best efforts to complete the merger (subject to the terms and conditions of the merger agreement), thus increasing the likelihood that the merger will be consummated;

•	the belief of Platinum’s board of directors that Platinum was widely considered to be a likely acquisition target and the fact that Platinum’s board of directors conducted a strategic review process that included discussions with, proposals from and negotiations with multiple parties, but did not yield another potential sale transaction that was more attractive to Platinum shareholders in terms of value and closing certainty than the proposed transaction with RenaissanceRe;

•	the historical and current market prices of Platinum common shares and RenaissanceRe common shares;

•	the determination by Platinum’s board of directors that RenaissanceRe’s offer represented the best opportunity to maximize shareholder value and that none of the other strategic and operating options available to Platinum (including remaining independent and pursuing Platinum’s standalone business plan) was likely to present an opportunity that is equal or superior to the proposed transaction with RenaissanceRe or to create value for Platinum shareholders that is equal to or greater than the value created by the proposed transaction in the foreseeable future, after considering the risks, potential advantages, uncertainties and time required to execute these other strategic and operating options (including the risk-adjusted probabilities associated with achieving Platinum’s long term strategic plan as a standalone company);

•	the financial analysis of Goldman Sachs, Platinum’s financial advisor in connection with the merger and the opinion of Goldman Sachs to Platinum’s board of directors that, as of November 23, 2014, and based upon and subject to the factors and assumptions set forth therein, the standard election consideration, the cash election consideration and the share election consideration, taken in the aggregate with the special dividend, to be paid pursuant to the merger agreement was fair from a financial point of view to the holders (other than RenaissanceRe and its affiliates) of the outstanding Platinum common shares, as more fully described in the section of this proxy statement/prospectus titled “The Merger—Opinion of Financial Advisor;”

•

the possibility that, if Platinum did not enter into the merger agreement, (1) there would not be another opportunity for Platinum shareholders to receive as high a price as a result of a sale of Platinum, in light of the belief of Platinum’s board of directors that it was unlikely that there would be other bidders that would be prepared to offer more than RenaissanceRe’s offer, (2) it could take a considerable period of time before the trading price of Platinum common shares would reach and sustain $76.00 per share (the value of RenaissanceRe’s offer per Platinum common share at the time of announcement) as adjusted for present value, and (3) the risks of a challenging reinsurance and investment environment could reduce its earnings and adversely impact its book value, in which case a comparable transaction may no longer be available or a rating agency could downgrade Platinum’s rating;

•	the mixed equity and cash nature of the consideration to be received by Platinum shareholders, which offered Platinum shareholders the opportunity to participate in the future earnings and growth expected of RenaissanceRe following the completion of the merger, while also providing shareholders with a substantial cash payout of $35.96 per Platinum common share (assuming a standard election) in addition to the $10.00 special dividend per Platinum common share;

•	that the merger agreement provides Platinum shareholders with the ability to choose the standard election consideration, the share election consideration or the cash election consideration for their shares of Platinum common stock (subject to proration for Platinum shareholders who elect to receive the share election consideration or the cash election consideration);

•	the opportunity for Platinum shareholders to benefit from any increase in the trading price of RenaissanceRe common shares between the announcement of the merger and the completion of the merger because the merger agreement provides for a fixed exchange ratio (and thus a fixed number of RenaissanceRe common shares) (subject to the possibility of proration in the case of the share election consideration and the cash election consideration);

•	historical information concerning Platinum’s and RenaissanceRe’s respective businesses, results of operations, financial condition, earnings, return to shareholders, competitive positions and prospects on a standalone and pro forma combined basis, which indicated that combining Platinum and RenaissanceRe would be beneficial to Platinum shareholders because the combined company would be better positioned to be successful over the long term than Platinum on a standalone basis;

•	the satisfactory results of Platinum management’s due diligence review of RenaissanceRe’s business, results of operations, financial condition, earnings and return to shareholders;

•	the strong balance sheet and cash flow of RenaissanceRe and its historical pattern of returning capital to shareholders through dividends (the rate of which currently paid by RenaissanceRe on its common shares is significantly higher than the rate currently paid by Platinum on its common shares) and share repurchases, and the expectation that the combined company would likely continue this pattern of returning capital to shareholders;

•	Platinum’s board of directors’ assessment, based on its analysis and understanding of the business, results of operations, financial condition, earnings and future prospects of the combined company, that RenaissanceRe, following the completion of the merger, is expected to have shareholders’ equity of approximately $4.5 billion (as of September 30, 2014), resulting in improved financial strength, higher capital efficiency and an increased flexibility to deploy capital and capacity;

•	the belief of Platinum’s board of directors that the proposed transaction will be accretive to the earnings per share of RenaissanceRe, following completion of the merger;

•	the current and expected future landscape of the reinsurance industry and, in light of the increasing regulatory, financial and competitive challenges facing industry participants (including, among other things, limited growth in traditional reinsurance markets, declining margins resulting from increased price pressure on premium rates and the low interest rate environment, a potential decrease in the ability to sustain historic levels of prior-year reserve releases, and competition from new products such as insurance-linked securities and alternative providers of capital), the likelihood that RenaissanceRe, following completion of the merger, would be better positioned than Platinum on a standalone basis to meet these challenges and capitalize on the changing business opportunities in the property and casualty reinsurance market if the expected strategic, operational and financial benefits of the proposed transaction were realized;

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the belief of Platinum’s board of directors that RenaissanceRe, following completion of the merger, would have greater scale, scope and reach, a wider and more diversified range of product offerings, a larger underwriting platform, expanded broker relationships and a more balanced risk profile than Platinum on a standalone basis, thereby allowing the combined company to better weather the structural changes as well as cyclical conditions in the reinsurance industry, to reduce volatility of earnings and cash flows and to deliver more stable results under a wider range of market conditions and economic environments, while at the same time creating a foundation for future growth;

•	the belief of Platinum’s board of directors that the more comprehensive portfolio of products and services resulting from a combination of Platinum and RenaissanceRe and RenaissanceRe’s superior enterprise risk management, financial strength and claims paying ratings would make the combined company a more attractive partner for existing and potential customers, cedents, reinsureds, retrocessionaires and brokers, expand its client base and generally strengthen its brand recognition in the reinsurance industry;

•	although no assurance can be given that any level of operational and structural synergies would be achieved following the completion of the merger, the belief of Platinum’s board of directors that the combination of Platinum and RenaissanceRe would generate significant economies of scale and cost savings due to the complementary nature of the two companies’ operations and their overlapping and complementary products and customer base;

•	Platinum’s pre-existing relationship and familiarity with RenaissanceRe, including as a result of RenaissanceRe’s investment in Platinum in connection with Platinum’s formation and initial public offering in 2002 and the membership of one of RenaissanceRe’s previous chief executive officers (prior to his appointment to such position) on Platinum’s board of directors;

•	the recommendation of Platinum’s senior management team in favor of the merger;

•	the risk that prolonging Platinum’s sale process could have resulted in the loss of an opportunity to complete a transaction with RenaissanceRe and distracted Platinum’s senior management from implementing Platinum’s business plan;

•	the fact that the merger agreement permits Platinum to continue to declare and pay regular quarterly cash dividends at historical levels consistent with past practice;

•	the belief that the terms and conditions of the merger agreement, including, but not limited to, the representations, warranties and covenants of the parties, the conditions to closing and the form and structure of the merger consideration, are reasonable and customary;

•	the fact that there are limited circumstances in which RenaissanceRe may terminate the merger agreement;

•	the fact that the merger agreement permits Platinum, subject to certain conditions, to furnish or disclose information to, and to engage in discussions or negotiations with, a third party that makes an unsolicited takeover proposal if Platinum’s board of directors determines in good faith, after consultation with its financial advisor and outside legal counsel, that such proposal constitutes, or is reasonably likely to result in, a superior proposal (as defined in the merger agreement) and, after consultation with its outside legal counsel, that the failure to take such action would violate its fiduciary duties under applicable laws;

•	the fact that the merger agreement permits Platinum’s board of directors, subject to certain conditions, to change its recommendation in support of the merger in response to an intervening event (regardless of the existence of a competing takeover proposal) if Platinum’s board of directors determines in good faith, after consultation with its financial advisor and outside legal counsel, that the failure to take such action would violate its fiduciary duties under applicable laws;

•

the fact that the merger agreement permits Platinum’s board of directors to cause or permit Platinum to terminate the merger agreement in order to enter into an agreement relating to an unsolicited superior proposal (subject to certain conditions and the payment of a termination fee of $60.0 million) if

Platinum’s board of directors determines, after consultation with outside legal counsel, that the failure to take such action would violate its fiduciary duties under applicable laws;

•	the belief of Platinum’s board of directors that the termination fee of $60.0 million (approximately equal to 3.14% of the equity value of the proposed transaction at the time of announcement) payable by Platinum to RenaissanceRe upon termination of the merger agreement in certain circumstances is reasonable, customary and not likely to significantly deter another party from making a competing takeover proposal for Platinum;

•	the fact that Platinum will not be required to pay a termination fee or reimburse RenaissanceRe for its expenses if the merger agreement is terminated by either party in the event that the Platinum shareholders do not approve the proposed transaction at the special general meeting and no competing takeover proposal has been made or announced prior to the special general meeting;

•	the requirement, assuming that the bye-law amendment to reduce the shareholder vote required to approve a merger of Platinum with any other company is passed, that the merger proposal be approved and adopted by holders of a majority of the votes cast thereon at the special general meeting, at which a quorum of two or more persons present in person and representing in person or by proxy in excess of 50% of the total issued shares as at the record date is present, or, if the bye-law amendment is not passed, that the merger proposal be approved and adopted by holders of three-fourths of the votes cast thereon at the special general meeting, at which a quorum of two or more persons present in person and representing in person or by proxy in excess of one-third of the total issued shares of Platinum as at the record date is present;

•	the fact that a vote of the Platinum shareholders is required under Bermuda law to consummate the merger, and that if the merger is approved by the Platinum shareholders, those Platinum shareholders who do not vote in favor of the approval and adoption of the merger proposal at the special general meeting will have the right to demand appraisal of their Platinum common shares pursuant to Bermuda law;

•	Platinum’s ability to specifically enforce RenaissanceRe’s obligations under the merger agreement, including RenaissanceRe’s obligations to complete the merger; and

•	the fact that the terms of the merger agreement were determined through negotiations between Platinum, with the advice of its outside advisors, and RenaissanceRe, with the advice of its outside advisors.

Considerations and Factors Weighing Against the Merger

In the course of its deliberations, Platinum’s board of directors also identified and considered a variety of risks and countervailing factors weighing negatively against the merger, including the following:

•	the possibility that the completion of the merger may be delayed or not occur at all, and the adverse impact this would have on Platinum and its business;

•	the possible failure of Platinum shareholders to approve and adopt the merger agreement and the statutory merger agreement;

•	Platinum shareholders could be adversely affected by a decrease in the trading price of RenaissanceRe common shares following the announcement of the merger because the fixed exchange ratio will not adjust to compensate for changes in the price of RenaissanceRe common shares prior to the completion of the merger;

•

the fact that, if the merger is not completed, Platinum will be required to (1) pay its own expenses associated with the merger agreement and the transactions contemplated thereby and (2) in certain circumstances and subject to the terms and conditions of the merger agreement, pay RenaissanceRe a termination fee of $60.0 million, as more fully described in the section of this proxy statement/

prospectus titled “The Merger Agreement—Termination of the Merger Agreement—Effects of Termination; Remedies;”

•	the possibility that the following factors, either individually or in combination, could discourage potential acquirors from making a competing proposal to acquire Platinum: (1) the fact that, subject to certain customary limited exceptions, Platinum is prohibited from soliciting, participating in any discussions or negotiations with respect to, providing any information to any third party regarding or entering into any agreement for the acquisition of Platinum, (2) the requirement that, in certain circumstances and subject to the terms and conditions of the merger agreement, Platinum will be required to pay RenaissanceRe a termination fee of $60.0 million if the merger agreement is terminated prior to the completion of the merger, and (3) the requirement that the approval of the merger agreement be submitted to a vote of the Platinum shareholders even if Platinum’s board of directors withholds or withdraws (or modifies or qualifies in a manner adverse to RenaissanceRe) its recommendation, each as more fully described in the sections of this proxy statement/prospectus titled “The Merger Agreement—Restrictions on Solicitation of Takeover Proposals” and “The Merger Agreement—Termination of the Merger Agreement—Effects of Termination; Remedies;”

•	the possible disruption to Platinum’s business that may result from the announcement of the merger, including the diversion of management and employee attention from the day-to-day operations of Platinum’s business, potential employee attrition and the potential adverse effect on Platinum’s customer, cedent, reinsured, retrocessionaire, broker, supplier and other commercial relationships;

•	the restrictions on the conduct of Platinum’s business during the period between execution of the merger agreement and completion of the merger, which may delay or prevent Platinum from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of Platinum during the term of the merger agreement;

•	that the conduct of RenaissanceRe’s business during the period between execution of the merger agreement and completion of the merger is not restricted other than with respect to certain enumerated matters;

•	integration risks associated with combining the two companies, including the challenge of blending separate corporate cultures, integrating business systems, retaining key employees during the transition and of harmonizing compensation philosophies and employee compensation and benefit plans;

•	the adverse impact that business uncertainty during the period between execution of the merger agreement and completion of the merger could have on Platinum’s ability to attract, retain and motivate key employees pending completion of the merger;

•	that certain of Platinum’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of Platinum shareholders generally, as described below in the section of this proxy statement/prospectus titled “—Interests of Platinum’s Directors and Executive Officers in the Merger;”

•	the fact that the merger consideration and the special dividend are expected to be taxable for U.S. federal income tax purposes for Platinum shareholders, as described in the section of this proxy statement/prospectus titled “Material U.S. Federal Income Tax Consequences;”

•	the risk that governmental entities may not approve the merger or may impose conditions on Platinum or RenaissanceRe in order to gain approval for the merger that may adversely impact the combined company and RenaissanceRe is not required to agree to any “burdensome condition;”

•	the possibility that Platinum shareholders may not react favorably to the merger, and the execution risk and additional costs that would be required to complete the merger as a result of any legal actions and/or appraisal actions brought by Platinum shareholders;

•	the possibility that the anticipated cost savings and synergies and other benefits sought to be obtained from the merger might not be achieved in the time frame contemplated or at all, and the other numerous risks and uncertainties that could adversely affect the combined company’s operating results; and

•	the risks of the type and nature described in the section of this proxy statement/prospectus titled “Risk Factors.”

The above discussion of the information and factors considered by Platinum’s board of directors includes the material information and factors, both positive and negative, considered by Platinum’s board of directors, but is not intended to be exhaustive and may not include all of the information and factors considered by Platinum’s board of directors. The above factors are not presented in any order of priority. In view of the variety of factors considered in connection with its evaluation and the complexity of these matters, Platinum’s board of directors did not quantify, rank or otherwise assign relative or specific weights to the factors considered in reaching its conclusion that the merger is fair to, and in the best interests of, Platinum. Rather, Platinum’s board of directors views its position and recommendation as being based on the totality of the information presented to and considered by it. In addition, individual members of Platinum’s board of directors may have given different weights to different factors. This explanation of the reasoning of Platinum’s board of directors and certain information presented in this section is forward-looking in nature and should be read in light of the factors discussed in the section of this proxy statement/prospectus titled “Forward-Looking Statements.”

After careful consideration, Platinum’s board of directors unanimously concluded, in its business judgment, that the factors weighing in favor of the merger outweighed the factors weighing against the merger. Platinum’s board of directors unanimously recommends that Platinum shareholders vote (1) “FOR” the bye-law amendment proposal, (2) “FOR” the merger proposal and (3)  “FOR” the other proposals described in this proxy statement/prospectus.

Opinion of Financial Advisor

Goldman Sachs delivered its opinion to the board of directors of Platinum that, as of November 23, 2014 and based upon and subject to the limitations and assumptions set forth therein, the aggregate consideration to be paid pursuant to the merger agreement was fair from a financial point of view to the holders (other than RenaissanceRe and its affiliates) of the outstanding Platinum common shares. The merger consideration is subject to certain procedures and limitations contained in the merger agreement, as to which procedures and limitations Goldman Sachs expressed no opinion.

The full text of the written opinion of Goldman Sachs, dated November 23, 2014, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C to this proxy statement/prospectus. Goldman Sachs provided its opinion for the information and assistance of the board of directors of Platinum in connection with its consideration of the transactions contemplated by the merger agreement and such opinion does not constitute a recommendation as to how any holder of Platinum common shares should vote or make any election with respect to the transactions contemplated by the merger agreement or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the merger agreement;

•	annual reports to shareholders and Annual Reports on Form 10-K of Platinum and RenaissanceRe for the five fiscal years ended December 31, 2013;

•	certain interim reports to shareholders and Quarterly Reports on Form 10-Q of Platinum and RenaissanceRe;

•	certain other communications from Platinum and RenaissanceRe to their respective shareholders;

•	certain publicly available research analyst reports for Platinum and RenaissanceRe;

•	certain internal financial analyses and forecasts for RenaissanceRe prepared by its management;

•	certain financial analyses and forecasts for RenaissanceRe and certain internal financial analyses and forecasts for Platinum, in each case, as prepared by the management of Platinum and approved for Goldman Sachs’ use by Platinum (which we refer to as the “Forecasts”); and certain operating synergies projected by the managements of Platinum and RenaissanceRe to result from the transactions contemplated by the merger agreement, as approved for Goldman Sachs’ use by Platinum (which we refer to as the “Synergies”).

Goldman Sachs also held discussions with members of the senior managements of Platinum and RenaissanceRe regarding their assessment of the strategic rationale for, and the potential benefits of, the transactions contemplated by the merger agreement and the past and current business operations, financial condition and future prospects of RenaissanceRe and with members of the senior management of Platinum regarding their assessment of the past and current business operations, financial condition and future prospects of Platinum. In addition, Goldman Sachs reviewed the reported price and trading activity for the Platinum common shares and for the RenaissanceRe common shares; compared certain financial and stock market information for Platinum and RenaissanceRe with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the property and casualty insurance and reinsurance industry and in other industries; and performed such other studies and analyses, and considered such other factors, as Goldman Sachs deemed appropriate.

For purposes of rendering the opinion described above, Goldman Sachs, with Platinum’s consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, Goldman Sachs, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with Platinum’s consent that the Forecasts and the Synergies have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Platinum. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of Platinum or RenaissanceRe or any of their respective subsidiaries, and Goldman Sachs was not furnished with any such evaluation or appraisal. Goldman Sachs are not actuaries and its services did not include any actuarial determination or evaluation by Goldman Sachs or any attempt to evaluate actuarial assumptions, and Goldman Sachs has relied on Platinum’s actuaries with respect to reserve adequacy. In that regard, Goldman Sachs has made no analysis of, and expresses no opinion as to, the adequacy of the loss and loss adjustments expenses reserves of Platinum and RenaissanceRe. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the transactions contemplated by the merger agreement will be obtained without any adverse effect on Platinum or RenaissanceRe or on the expected benefits of the transactions contemplated by the merger agreement in any way meaningful to Goldman Sachs’ analysis. Goldman Sachs also assumed that the transactions contemplated by the merger agreement will be consummated on the terms set forth in the merger agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to Goldman Sachs’ analysis.

Goldman Sachs’ opinion did not address the underlying business decision of Platinum to engage in the transactions contemplated by the merger agreement, or the relative merits of the transactions contemplated by the merger agreement as compared to any strategic alternatives that may be available to Platinum, nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addresses only the fairness from a financial point of view to the holders (other than RenaissanceRe and its affiliates) of the outstanding Platinum common shares, as of the date of the opinion, of the aggregate consideration to be paid pursuant to the merger agreement. Goldman Sachs did not express any view on, and its opinion did not address, any other term or aspect of the merger agreement or the transactions contemplated thereby or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the transactions contemplated by the merger agreement, including, the fairness of the transactions contemplated by the merger agreement to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of Platinum, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Platinum, or class of such persons, in connection with the transactions contemplated by the merger agreement, whether relative to the aggregate consideration to be paid to the holders (other than RenaissanceRe and its affiliates) of the outstanding Platinum common shares pursuant to the merger agreement or otherwise. Goldman Sachs did not express any opinion as to the prices at which RenaissanceRe common shares will trade at any time or as to the impact of the transactions contemplated by the merger agreement on the solvency or viability of Platinum or RenaissanceRe or the ability of Platinum or RenaissanceRe to pay their respective obligations when they come due. Goldman Sachs’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of the opinion and Goldman Sachs assumes no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Goldman Sachs’ advisory services and opinion were provided for the information and assistance of the board of directors of Platinum in connection with its consideration of the transactions contemplated by the merger agreement and such opinion does not constitute a recommendation as to how any holder of Platinum common shares should vote or make any election with respect to the transactions contemplated by the merger agreement or any other matter. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.

The following is a summary of the material financial analyses delivered by Goldman Sachs to the board of directors of Platinum in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before November 21, 2014, the last trading day before Goldman Sachs delivered its financial analysis to the board of directors of Platinum, and is not necessarily indicative of current market conditions.1

Implied Transaction Premium Analysis.

Based on the aggregate consideration to be paid pursuant to the merger agreement, Goldman Sachs calculated that the consideration to be paid for each Platinum common share would have an implied value of $76.00, based upon the $101.48 volume weighted average price of the RenaissanceRe common shares for the 20-day period ending on November 21, 2014.

Goldman Sachs analyzed the $76.00 implied per share consideration in relation to the closing price of Platinum common shares on November 21, 2014 (the last trading day before Goldman Sachs delivered its

[1]

As discussed above under “The Merger—Background of the Merger,” during the November 22, 2014 meeting of the Platinum board of directors, the board was informed that the allocation between Renaissance Re common shares and cash for the standard election consideration had not yet been finalized. The financial analyses presented by Goldman Sachs at such board meeting, and summarized under “The Merger—Opinion of Financial Advisor,” were based on a standard election consideration of 0.2962 RenaissanceRe common shares and $35.94 in cash, which was the most currently available information; the final standard election consideration was subsequently determined to be 0.2960 RenaissanceRe common shares and $35.96 in cash, which change in allocation Platinum did not view as material.

financial analysis to the board of directors of Platinum), May 8, 2014 (the day on which Platinum received a proposal from Party A) and October 16, 2014 (the last trading day before RenaissanceRe’s revised indication of interest on October 17, 2014), in relation to the highest closing market price of Platinum common shares for the 52-week period ending November 21, 2014 (on July 16, 2014) and the all-time highest closing market price (on July 16, 2014) and in relation to the average market prices of Platinum common shares for the 30-day, 60-day and 90-day periods ended November 21, 2014.

The analysis indicated that the $76.00 implied per share consideration to be paid pursuant to the merger agreement represented:

•	a premium of 24.0% based on the closing market price of $61.27 per share on November 21, 2014 (the last trading day before Goldman Sachs delivered its financial analysis to the board of directors of Platinum);

•	a premium of 19.9% based on the closing market price of $63.37 per share on May 8, 2014 (the day on which Platinum received a proposal from Party A);

•	a premium of 26.2% based on the closing market price of $60.21 per share on October 16, 2014 (the last trading day before RenaissanceRe’s revised indication of interest on October 17, 2014);

•	a premium of 14.2% based on the 52-week and all-time high price of $66.57 per share as of July 16, 2014;

•	a premium of 23.3% based on the 30-day average of $61.64 per share as of November 21, 2014;

•	a premium of 23.9% based on the 60-day average of $61.34 per share as of November 21, 2014; and

•	a premium of 23.2% based on the 90-day average of $61.68 per share as of November 21, 2014.

Illustrative Dividend Discount Model Analysis of Platinum.

Goldman Sachs performed an illustrative dividend discount model analysis on Platinum using the Forecasts for Platinum. Goldman Sachs calculated indications of the net present value (as of March 31, 2015 (the assumed closing date of the merger)) of estimated dividend streams and share repurchases for the period beginning with the second quarter of 2015 through 2019 and illustrative terminal values, which were calculated using terminal multiples of price to book value (including accumulated other comprehensive income (which we refer to as “AOCI”)) of 0.71x to 1.11x and Platinum’s projected book value as of December 31, 2019 according to the Forecasts for Platinum, using discount rates ranging from 7.0% to 9.0%, reflecting Goldman Sachs’ estimates of Platinum’s cost of equity. This analysis resulted in illustrative present value indications per Platinum common share ranging from $52.17 to $74.60.

Selected Companies Analysis.

Goldman Sachs reviewed and compared certain financial information, ratios and public market multiples for Platinum and RenaissanceRe to corresponding financial information, ratios and public market multiples for the following publicly traded corporations in the insurance and reinsurance industry:

Multiline Reinsurance Companies:

•	ACE Limited

•	XL Group plc

•	Arch Capital Group Ltd.

•	Everest Re Group, Ltd.

•	PartnerRe Ltd.

•	AXIS Capital Holdings Limited

•	Allied World Assurance Company Holdings, AG

•	Aspen Insurance Holdings Limited

•	Endurance Specialty Holdings Ltd.

Bermuda Property Companies:

•	Validus Holdings, Ltd

•	Lancashire Holdings Limited

•	Montpelier Re Holdings Ltd

Other Companies:

•	Alleghany Corporation

•	Greenlight Capital Re, Ltd.

Although none of the selected companies is directly comparable to Platinum or RenaissanceRe, the companies included were chosen because they are publicly traded companies with operations that, for purposes of analysis, may be considered similar to certain operations of Platinum and RenaissanceRe.

The multiples and ratios of the selected companies were based on the closing prices of their respective common shares on November 21, 2014; financial data obtained from SEC filings, Capital IQ and SNL Financial; and estimates from Institutional Brokers’ Estimate System (which we refer to as “IBES”). The multiples and ratios for Platinum and RenaissanceRe were based on the closing price of Platinum common shares and RenaissanceRe common shares, respectively, on November 21, 2014 and financial data obtained from SEC filings, Capital IQ, IBES and SNL Financial.

With respect to each of the selected companies and Platinum and RenaissanceRe, Goldman Sachs calculated, among other things:

•	price as a multiple of estimated 2014 earnings per share (calendarized to December 31);

•	price as a multiple of estimated 2015 earnings per share (calendarized to December 31);

•	price as a multiple of per basic share book value (including AOCI), as of the most recent publicly available data;

•	price as a multiple of per basic share book value (excluding AOCI), as of the most recent publicly available data; and

•	price as a multiple of per basic share tangible book value (including AOCI), as of the most recent publicly available data.

The results of these analyses are summarized as follows:

			Multiline Reinsurance Companies		Bermuda Property Companies		Other Companies
	Platinum	RenaissanceRe	Median	Range	Median	Range	Median	Range
2014E P/E	10.4x	10.0x	9.5x	7.8x – 13.1x	8.5x	8.3x – 9.7x	14.1x	13.9x – 14.3x
2015E P/E	14.6x	11.7x	10.8x	9.6x – 15.5x	9.6x	8.4x – 11.1x	11.7x	7.1x – 16.3x
P/BV (incl. AOCI)	0.91x	1.21x	1.00x	0.94x –1.35x	1.01x	1.00x –1.28x	1.05x	0.99x – 1.11x
P/BV (excl. AOCI)	0.96x	1.21x	1.04x	0.94x – 1.37x	1.01x	1.00x – 1.30x	1.08x	1.04x – 1.11x
P/TBV (incl. AOCI)	0.91x	1.21x	1.06x	0.96x – 1.59x	1.05x	1.00x – 1.42x	1.07x	1.03x – 1.11x

Selected Transactions Analysis.

Goldman Sachs reviewed and compared the implied premia paid in the following insurance and reinsurance industry transactions since 2005:

•	Markel Corp.’s acquisition of Alterra Capital Holdings Ltd. announced in December 2012;

•	Validus Holdings Ltd.’s acquisition of Flagstone Reinsurance Holdings SA announced in August 2012;

•	Alleghany Corp.’s acquisition of Transatlantic Holdings Inc. announced in November 2011;

•	Max Capital Group’s acquisition of Harbor Point Ltd. announced in March 2010;

•	Validus Holdings Ltd.’s acquisition of IPC Holdings, Ltd. announced in July 2009;

•	PartnerRe Ltd.’s acquisition of PARIS RE Holdings Limited announced in July 2009;

•	Maiden Holdings, Ltd.’s acquisition of GMAC RE, LLC announced in October 2008;

•	Tower Group, Inc.’s acquisition of CastlePoint Holdings, Ltd. announced in August 2008;

•	SCOR SE’s acquisition of Converium Holding AG announced in February 2007;

•	Argonaut Group, Inc.’s acquisition of PXRE Group, Ltd. announced in March 2007; and

•	Swiss Re Ltd’s acquisition of GE Insurance Solutions/Employers Reinsurance Corp. announced in November 2005.

For each of the selected transactions, Goldman Sachs calculated the multiples of the implied consideration to estimated current fiscal year GAAP earnings (which we refer to as “FY1 Earnings”) and to estimated one-year forward fiscal year GAAP earnings (which we refer to as “FY2 Earnings”), the implied consideration to per GAAP basic share book value (including AOCI) and the implied consideration to per basic share tangible book value (including AOCI), based on information (to the extent available) obtained from publicly available data, SNL Financial and Capital IQ.

While none of the companies that participated in the selected transactions are directly comparable to Platinum, the companies that participated in the selected transactions were chosen because they are companies with operations that, for purposes of analysis, may be considered similar to certain operations of Platinum.

The following table presents the results of this analysis:

	Minimum	Median	Mean	Maximum
FY1 Earnings	7.0x	12.9x	13.3x	19.5x
FY2 Earnings	5.0x	12.2x	10.9x	15.1x
P/BV (incl. AOCI)	0.74x	0.91x	0.97x	1.36x
P/TBV (incl. AOCI)	0.79x	0.94x	1.09x	1.72x

Selected Transactions Premium Analysis.

Goldman Sachs analyzed certain financial information relating to the transactions contemplated by the merger agreement and the selected transactions referenced above in “Selected Transactions Analysis”. Based on information obtained (to the extent available) from publicly available data, SNL Financial and Capital IQ, with respect to each selected transaction, Goldman Sachs calculated the premia of the purchase prices to the closing market prices of the target’s common stock one-day prior to the announcement date or, if earlier, one-day prior to the public disclosure date and 30-days prior to the announcement date.

The following presents the results of the analysis:

•	The median premium to the undisturbed closing market price one-day prior to announcement or, if earlier, one-day prior to the public disclosure date was 28.3%;

•	The mean premium to the undisturbed closing market price one-day prior to announcement or, if earlier, one-day prior to the public disclosure date was 27.8%;

•	The median premium to the undisturbed closing market price 30-days prior to announcement was 22.8%;

•	The mean premium to the undisturbed closing market price 30-days prior to announcement was 28.1%;

Premia Paid Analysis.

Goldman Sachs reviewed publicly available data relating to transactions with U.S. targets with a value in excess of $1 billion announced between January 1, 2004 and November 13, 2014. For each of the transactions, Goldman Sachs compared, based on information it obtained from Thomson Reuters, the implied premium paid in such transaction to the target’s closing share price one trading day prior to announcement of the relevant transaction.

The following table represents the results of this analysis:

Year	Number of Transactions	Average Announced Premium to 1-Day Prior Price
2004	62	24%
2005	85	23%
2006	96	23%
2007	162	24%
2008	51	27%
2009	34	44%
2010	72	34%
2011	63	35%
2012	54	43%
2013	59	30%
2014 YTD	73	30%
Median		30%

Illustrative Contribution Analysis.

Goldman Sachs performed illustrative contribution analyses based on historical information of Platinum and RenaissanceRe, current market data of Platinum and RenaissanceRe and the implied consideration for the transactions contemplated by the merger agreement. Goldman Sachs analyzed the relative size of Platinum and RenaissanceRe across a variety of metrics.

The results of the analyses are summarized as follows:

Metric	Platinum	RenaissanceRe
Valuation
Total Deal Value (Diluted)	33%	67%
Current Basic Market Cap	28%	72%

Income Statement (FY2013)
Gross Premiums Written	26%	74%
Net Premiums Earned	33%	67%
Net Investment Income	26%	74%
Net Income	25%	75%

Balance Sheet (12/31/2013)
Assets	32%	68%
Cash and Investments	33%	67%
Debt	50%	50%
Book Value	33%	67%
Tangible Book Value	33%	67%

Illustrative Pro Forma Accretion/Dilution Analysis.

Goldman Sachs performed illustrative pro forma analyses of the potential impact of the merger using earnings estimates for Platinum and RenaissanceRe set forth in the Forecasts for RenaissanceRe pro forma for the transactions contemplated by the merger agreement including the Synergies. For the estimated years 2015 and 2016, Goldman Sachs compared the projected earnings per RenaissanceRe common share on a standalone basis, to the projected earnings per RenaissanceRe common share on a pro forma basis for the transactions contemplated by the merger agreement, in each case conducting an analysis including the reserve releases contemplated by such Forecasts and an analysis excluding the reserve releases contemplated by such Forecasts. Based on such analyses, the transactions contemplated by the merger agreement would be accretive to RenaissanceRe’s shareholders on an earnings per share basis of 6.2% and 15.8% in the years 2015 and 2016, respectively, with respect to the reserve release scenario and 1.9% to 13.7% in the years 2015 and 2016, respectively, with respect to the no reserve release scenario.

Illustrative Dividend Discount Model Analysis of RenaissanceRe Pro Forma.

Goldman Sachs also performed illustrative dividend discount model analyses, using the Forecasts for RenaissanceRe pro forma for the transactions contemplated by the merger agreement including the Synergies. Goldman Sachs conducted such analyses including the reserve releases contemplated by such Forecasts and such analyses excluding the reserve releases contemplated by such Forecasts. The analyses were based on (i) the estimated pro forma book value of the combined entity, (ii) Platinum shareholders ownership of 16.3% of the combined company based on diluted shares and (iii) a $45.94 cash consideration component (inclusive of the special dividend). Goldman Sachs calculated indications of net present value (as of March 31, 2015 (the assumed closing date of the merger)) of estimated dividend streams and share repurchases for the period beginning with the second quarter of 2015 through 2019 and the illustrative terminal values were then calculated using terminal multiples of price to book value of 0.90x to 1.30x and RenaissanceRe’s pro forma projected book value as of December 31, 2019 according to the Forecasts for RenaissanceRe pro forma for the transactions contemplated by the merger agreement including the Synergies, using discount rates ranging from 5.5% to 7.5%, reflecting Goldman Sachs’ estimates of RenaissanceRe’s pro forma cost of equity. This analysis resulted in illustrative present value indications with respect to the RenaissanceRe offer per Platinum common share ranging from $75.32 to $85.27 with respect to the reserve releases scenario and $73.35 to $83.21 with respect to the no reserve releases scenario.

Illustrative Pro Forma Analysis at Various Price to Book Trading Multiples.

Goldman Sachs prepared an illustrative analysis of the low, blended and high total pro forma value of the implied consideration per Platinum diluted share, using the Forecasts for RenaissanceRe pro forma for the transactions contemplated by the merger agreement including the Synergies and based on (i) the estimated pro forma book value per share of the combined entity as of March 31, 2015 (the assumed closing date of the merger), as of December 31, 2015 and as of December 31, 2016, (ii) trading multiples of book value of 1.01x, 1.13x and 1.24x (based on the Platinum and RenaissanceRe blended current trading multiples by market capitalization and plus or minus 10% of 1.13x), (iii) Platinum shareholders ownership of 16.3% of the combined company based on diluted shares and (iv) a $45.94 cash consideration component (inclusive of the special dividend) grown at blended current costs of equity by market capitalization after the closing of the merger. The future values of the estimated pro forma value of the implied consideration per Platinum diluted share were then discounted to determine present values as of March 31, 2015 (the assumed closing date of the merger) using a discount rate of 6.5%, reflecting Goldman Sachs’ estimate of the blended current costs of equity by market capitalization of Platinum and RenaissanceRe.

Such pro forma value was then compared to an illustrative standalone value of Platinum, using the Forecasts for Platinum and based on the estimated standalone book value per share of Platinum as of March 31, 2015 (the assumed closing date of the merger), as of December 31, 2015 and as of December 31, 2016 and the trading multiples of book value of 0.91x as of November 21, 2014 and 0.82x and 1.01x (plus or minus 10% of 0.91x). The future values of the estimated standalone value per Platinum common share were then discounted to determine present values as of March 31, 2015 (the assumed closing date of the merger) using a discount rate of 8.0%, reflecting Goldman Sachs’ estimate of the Platinum standalone cost of equity.

The results of this analysis are summarized as follows:

		Book Value Perspective (Future Value)			Book Value Perspective (Present Value)
	Multiple	Close	2015	2016	Close	2015	2016
Platinum Standalone
Low (-10%)	0.82x	$55.14	$59.08	$63.51	$55.14	$54.69	$54.42
Current	0.91x	$61.37	$65.64	$70.56	$61.37	$60.76	$60.47
High (+10%)	1.01x	$67.39	$72.20	$77.62	$67.39	$66.84	$66.51

Pro Forma Implied Value of Offer
Low (-10%)	1.01x	$73.46	$76.97	$82.61	$73.46	$72.25	$72.78
Blended	1.13x	$76.52	$80.17	$86.10	$76.52	$75.25	$75.86
High (+10%)	1.24x	$79.58	$83.37	$89.59	$79.58	$78.25	$78.93

General.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Platinum, RenaissanceRe or the transactions contemplated by the merger agreement.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs providing its opinion to the board of directors of Platinum as to the fairness from a financial point of view to the holders (other than RenaissanceRe and its affiliates) of the outstanding Platinum common shares of the aggregate consideration to be paid pursuant to the merger agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Platinum, RenaissanceRe, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The aggregate consideration was determined through arm’s-length negotiations between Platinum and RenaissanceRe and was approved by the board of directors of Platinum. Goldman Sachs provided advice to Platinum during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to Platinum or the board of directors of Platinum or that any specific amount of consideration constituted the only appropriate consideration for the transactions contemplated by the merger agreement.

As described above, Goldman Sachs’ opinion to the board of directors of Platinum was one of many factors taken into consideration by the board of directors of Platinum in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with its opinion and is qualified in its entirety by reference to the full text of the written opinion of Goldman Sachs included as Annex C to this proxy statement/prospectus.

Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Platinum, RenaissanceRe, any of their respective affiliates and third parties, or any currency or commodity that may be involved in the transactions contemplated by the merger agreement. Goldman Sachs acted as financial advisor to Platinum in connection with, and participated in certain of the negotiations leading to, the transactions contemplated by the merger agreement. Goldman Sachs has provided certain financial advisory and/or underwriting services to Platinum and/or its affiliates from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive compensation. During the two year period ended November 23, 2014, the Investment Banking Division of Goldman Sachs received no compensation for financial advisory and underwriting services provided to Platinum and/or its affiliates. Goldman Sachs has also provided certain financial advisory and/or underwriting services to RenaissanceRe and/or its affiliates or sponsored entities from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as co-manager with respect to a public offering by RenaissanceRe of preferred shares in May 2013 and as joint bookrunner with respect to a private placement of catastrophe bonds issued by Mona Lisa Re Ltd., a special purpose vehicle of which RenaissanceRe was sponsor and cedent, (aggregate principal amount $150 million) in July 2013. During the two year period ended November 23, 2014, the Investment Banking Division of Goldman Sachs has received compensation for financial advisory and underwriting services provided to RenaissanceRe and/or its affiliates of approximately $0.8 million. Goldman Sachs may also in the future provide financial advising and/or underwriting services to Platinum, RenaissanceRe and their respective affiliates for which the Investment Banking Division of Goldman Sachs may receive compensation.

The board of directors of Platinum selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the transactions contemplated by the merger agreement. Pursuant to a letter agreement, effective as of June 16, 2014, Platinum engaged Goldman Sachs to act as its financial advisor in connection with the transactions contemplated by the merger agreement. The engagement letter between Platinum and Goldman Sachs provides for a transaction fee that is estimated, based on the information available as of the date of announcement, as approximately $19 million, all of which is contingent upon consummation of the transactions contemplated by the merger agreement. In addition, Platinum has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Platinum Strategic Plan

The standalone strategic plan as of November 22, 2014 (which we refer to as the “strategic plan”) prepared by Platinum’s management was considered by Platinum’s board of directors in connection with its approval and entry into the merger agreement. A summary of the strategic plan is being provided herein because it was considered, among other factors, by Platinum’s board of directors in connection with the merger (for a more detailed description of other factors, see the section above “—Reasons for the Merger and Recommendation of Platinum’s Board of Directors”). Platinum also provided Goldman Sachs with the strategic plan for the purpose of evaluating the merger and other potential strategic and operating options.

The strategic plan reflects numerous judgments, estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Platinum’s business, all of which are difficult to predict and many of which are beyond Platinum’s control. The strategic plan is subjective in many respects and is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the strategic plan constitutes forward-looking information and is subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted, including the various risks set forth in Platinum’s periodic reports and in the section of this proxy statement/prospectus titled “Risk Factors.” See also the section of this proxy statement/prospectus titled “Forward-Looking Statements.” There can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. The strategic plan cannot be considered a reliable predictor of future results and should not be relied upon as such. The strategic plan covers multiple years and such information by its nature becomes less reliable with each successive year.

The strategic plan does not take into account any circumstances or events occurring after the date it was prepared, including the announcement of the merger. The strategic plan does not take into account the effect of any failure to occur of the merger and should not be viewed as accurate or continuing in that context. See the section of this proxy statement/prospectus titled “Risk Factors—Risks Related to the Merger.”

The strategic plan was prepared solely for use in connection with evaluating the merger and not with a view toward public disclosure or toward complying with generally accepted accounting principles, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the strategic plan is unaudited and neither Platinum’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the strategic plan included below, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the strategic plan.

The inclusion of the strategic plan herein is not deemed an admission or representation by Platinum that it is viewed by Platinum as material information of Platinum or the surviving company. The strategic plan is not included in this proxy statement/prospectus in order to induce any holder of Platinum common shares to approve or adopt the merger proposal. Platinum does not intend to update or otherwise revise the strategic plan to reflect circumstances existing since its preparation to reflect the occurrence of unanticipated events even in the event that any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions.

Subject to the foregoing qualifications, the following is a summary of the strategic plan:

	As of and for the Fiscal Years Ended December 31,
	($ in millions)
	2014E	2015E	2016E	2017E	2018E	2019E
Summary of Platinum Strategic Plan
Net premiums written	$489	$484	$480	$480	$480	$480
Combined ratio	73.4%	93.4%	96.5%	95.4%	98.5%	100.6%
Net income	$148	$94	$120	$124	$116	$109
Share repurchases and dividends paid	$326	$173	$116	$124	$116	$109
Shareholders’ equity	$1,611	$1,531	$1,536	$1,536	$1,536	$1,536

Dividends and Distributions

Each of RenaissanceRe and Platinum has historically paid a quarterly cash dividend to its respective shareholders. Under the terms of the merger agreement, prior to the completion of the merger, (i) RenaissanceRe is permitted to continue to declare and pay ordinary course quarterly cash dividends on the RenaissanceRe common shares, with record and payment dates consistent with past practice, in an amount not to exceed $0.35 per share per quarter and (ii) in addition to payment of the special dividend, Platinum is permitted to continue to declare and pay ordinary course quarterly cash dividends on the Platinum common shares, with record and payment dates consistent with past practice, in an amount not to exceed $0.08 per share per quarter.

Interests of Platinum’s Directors and Executive Officers in the Merger

In considering the recommendation of Platinum’s board of directors that you vote to adopt the merger agreement, you should be aware that Platinum’s executive officers and directors have economic interests in the merger that are different from, or in addition to, those of Platinum shareholders generally. Platinum’s board of directors was aware of and considered these interests when it unanimously (1) determined that the merger, on the terms set forth in the merger agreement and the statutory merger agreement is fair to, and in the best interests of, Platinum, (2) approved the merger agreement, the statutory merger agreement and the transactions contemplated thereby, (3) determined that the bye-law amendment is advisable to and in the best interests of Platinum and authorized and approved the bye-law amendment and (4) resolved that the bye-law amendment and the merger proposal be submitted to the Platinum shareholders for their consideration at the special general meeting.

Advisory Vote on Merger-Related Compensation for Platinum’s Named Executive Officers

This section sets forth the information required by Item 402(t) of the SEC’s Regulation S-K regarding compensation for each “named executive officer” of Platinum that is based on, or otherwise relates to, the merger. The plans or arrangements pursuant to which such payments would be made (other than the merger agreement), consist of Platinum’s Amended and Restated Change in Control Severance Plan (which we refer to as the “CIC Plan”), Platinum’s Amended and Restated Annual Incentive Plan, and, with respect to equity awards, Platinum’s Amended and Restated 2010 Share Incentive Plan, the EIP, Amended and Restated Section 162(m) Performance Incentive Plan and the respective equity awards specifying the terms and conditions of each such award. No changes were made in the terms and conditions of such plans or the equity awards, other than (i) as specified in the merger agreement and described in the section of this proxy statement/prospectus titled “The Merger Agreement—Treatment of Platinum Options and Other Platinum Equity Awards” and (ii) to amend certain awards granted under the EIP to provide for the payment of such awards to be in cash, rather than shares, in accordance with the terms of the merger agreement applicable to awards granted under the EIP generally. No named executive officer will receive any pension or nonqualified deferred compensation enhancement that is based on or otherwise relates to the merger.

The potential payments in the table below are based on the following assumptions:

•	the relevant price per Platinum common share is $74.22, which is the average closing market price per Platinum common share as quoted on the NYSE over the first five business days following the first public announcement of the merger on November 24, 2014;

•	the closing date is March 31, 2015, which is the estimated date of the closing of the merger solely for purposes of this golden parachute compensation disclosure; and

•	the named executive officers of Platinum are terminated without cause or resign for good reason (we refer to each as a “covered termination” for purposes of this section), in either case immediately following the assumed closing date on March 31, 2015.

The amounts shown are estimates of amounts that would be payable to the named executive officers based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement/prospectus. Some of the assumptions are based on information not currently available and, as a result, the actual amounts received by a named executive officer may differ materially from the amounts shown in the following table.

The following tables, footnotes and discussion describe both single-trigger and double-trigger benefits for the named executive officers. For purposes of this discussion, “single-trigger” refers to benefits that arise solely from the closing of the merger and “double-trigger” refers to benefits that require two conditions, which are the closing of the merger as well as a covered termination within two years following the closing of the merger.

Golden Parachute Compensation
Name	Cash(1) ($)	Equity(2) ($)	Pension/ NQDC ($)	Perquisites/ Benefits(3) ($)	Tax Reimbursement(4) ($)	Other ($)	Total ($)
Michael D. Price	4,993,973	6,394,415	—	44,132	—	—	11,432,520
Allan C. Decleir	1,492,397	2,333,090	—	104,428	—	—	3,929,915
Robert S. Porter	2,476,233	3,492,119	—	121,927	—	—	6,090,279
H. Elizabeth Mitchell(5)	2,476,233	3,492,119	—	37,725	—	—	6,006,076
Michael E. Lombardozzi	2,186,986	3,492,119	—	50,639	—	—	5,729,744

(1)

These amounts include both single-trigger and double-trigger benefits. The amounts reflect estimated payments of (i) a pro-rated annual bonus for the year in which the merger occurs (single-trigger), based on the period of service completed for the plan year during which the merger occurs and the performance goals achieved by Platinum as of the end of the fiscal quarter immediately preceding the closing date, payable on or as soon as practicable following the closing date and (ii) the lump-sum cash severance that would be provided to the named executive officer under the terms of the CIC Plan if the named executive officer were to experience a covered termination for the purposes of the CIC Plan on or within two years following the closing date, calculated as two times the sum of the named executive officer’s base salary and target bonus for the year of termination, and payable as soon as practicable after termination of employment (double-trigger). For purposes of this table, pro-rated annual bonuses have been estimated assuming 2014 target award opportunities and target performance. Receipt of the double-trigger payments is conditioned upon the named executive officer’s execution and non-revocation of a general release and compliance with covenants relating to non-solicitation of customers and non-solicitation and no-hire of employees, in each case through the period ending on the two-year anniversary of their covered termination, non-disparagement and confidentiality. Details of the payments are shown in the following supplementary table:

Name	Single-Trigger Payment	Double-Trigger Payment	Total ($)
	Pro-Rated Annual Bonus ($)	Severance ($)
Mr. Price	343,973	4,650,000	4,993,973
Mr. Decleir	74,897	1,417,500	1,492,397
Mr. Porter	158,733	2,317,500	2,476,233
Ms. Mitchell	158,733	2,317,500	2,476,233
Mr. Lombardozzi	126,986	2,060,000	2,186,986

(2)	These amounts are single-trigger benefits. The amounts reflect estimates of payments for the unvested portion of restricted share awards granted in 2014 and MSUs awarded in 2012 and 2013, for which vesting will accelerate as a result of the merger. In addition, the amounts also include estimated payments for the unvested portion of EIP awards granted in 2013 and 2014, for which vesting will accelerate as a result of the merger with respect to a pro-rated portion of the award. As of March 31, 2015, the estimated closing date, no named executive officer will hold unvested share options or unvested time-based RSUs. The amounts above do not include amounts in respect of equity awards that are currently vested or that will vest prior to the estimated closing date. Please see the section of this proxy statement/prospectus titled “The Merger Agreement—Treatment of Platinum Options and Other Platinum Equity Awards” for a description of the treatment of outstanding equity awards in connection with the merger.

The actual amounts received by the named executive officers will be determined based on the conversions described in the section of this proxy statement/prospectus titled “The Merger Agreement—Treatment of Platinum Options and Other Platinum Equity Awards” and may be higher or lower than the estimated amounts shown above. With respect to restricted share awards, the amounts above are based on a price per Platinum common share of $74.22, which is the average closing market price per Platinum common share as quoted on the NYSE over the first five business days following the first public announcement of the merger on November 24, 2014. With respect to MSUs, the amounts above reflect estimated performance based on a price per Platinum common share of $74.22, and include the payment of accumulated dividend equivalents in respect of regular quarterly dividends in accordance with the terms of the underlying award agreements. With respect to EIP awards, the amounts above reflect estimated performance based on Platinum’s average ROE or BVPCS, as applicable, through the fiscal quarter ended on September 30, 2014 and a price per Platinum common share of $74.22, and are pro-rated based on time of service completed during the performance period through the estimated closing of the merger on March 31, 2015.

Amounts payable in respect of the special dividend are not included in the table above. Please see the section titled “The Merger Agreement—Treatment of Platinum Options and Other Platinum Equity Awards” for a description of the treatment of the special dividend for the purposes of outstanding equity awards. In addition to the consideration received as described above, holders of restricted share awards will receive the special dividend with respect to each restricted share award held by such holder and holders of MSUs will receive a dividend equivalent payment with respect to the number of MSUs shares that are deemed achieved for each MSU award. The estimated amounts of unvested equity awards for which the named executive officers would receive payment of the special dividend or a dividend equivalent based on a merger closing date of March 31, 2015 and, with respect to determining performance achievement for MSUs, a price per Platinum common share of $74.22 are: Mr. Price—62,212 MSUs; Mr. Decleir—6,551 restricted shares and 18,659 MSUs; Mr. Porter—8,330 restricted shares and 28,192 MSUs; Ms. Mitchell—8,330 restricted shares and 28,192 MSUs; and Mr. Lombardozzi—8,330 restricted shares and 28,192 MSUs.

EIP awards held by Mr. Decleir were amended, subject to the closing of the merger, to provide for payment in cash, rather than in shares, and such awards will receive the same treatment upon the closing of the merger as applicable to EIP awards generally.

Details of the payments to be received in connection with outstanding unvested equity awards are shown in the following supplementary table:

Name	Restricted Shares ($)	MSUs ($)	EIP Awards ($)	Total ($)
Mr. Price	—	4,665,609	1,728,806	6,394,415
Mr. Decleir	486,215	1,398,586	448,289	2,333,090
Mr. Porter	618,253	2,113,779	760,087	3,492,119
Ms. Mitchell	618,253	2,113,779	760,087	3,492,119
Mr. Lombardozzi	618,253	2,113,779	760,087	3,492,119

(3)	These amounts are double-trigger benefits. The amounts represent (i) the estimated cost to Platinum of continued healthcare, disability and life insurance coverage for each named executive officer and such named executive officer’s dependents for two years based on the annual cost to Platinum of providing these benefits in 2014 and (ii) for Mr. Decleir and Mr. Porter, the reimbursement by Platinum of reasonable relocation and repatriation expenses to return the named executive officer to his home country (for purposes of this disclosure, the maximum eligible reimbursement amounts are shown; actual reimbursement will be based on expenses actually incurred and may be lower than the amounts shown). Receipt of these benefits is conditioned upon the named executive officer’s execution and non-revocation of a general release. Details of the payments are shown in the following supplementary table:

Name	Benefits Continuation ($)	Relocation / Repatriation ($)	Total ($)
Mr. Price	44,132	—	44,132
Mr. Decleir	54,428	50,000	104,428
Mr. Porter	71,927	50,000	121,927
Ms. Mitchell	37,725	—	37,725
Mr. Lombardozzi	50,639	—	50,639

(4)	The named executive officers are eligible for a benefit under a previous version of the CIC Plan which provides that if any payments to a participant under the CIC Plan would be subject to the excise tax on “excess parachute payments” under Section 280G of the Code, the participant will receive a full gross-up payment to be made whole for the effects of the tax, provided that if such payments to the participant under the CIC Plan would not exceed the excise tax limit by more than 10%, such payments will be reduced below the limit. Based on estimates made in connection with the preparation of this proxy statement/prospectus, no gross-up payments are expected to be triggered for any named executive officer.

(5)	On November 24, 2014, Ms. Mitchell entered into a letter agreement with RenaissanceRe which sets out certain terms and conditions of her employment with the surviving company following the effective time. Pursuant to the terms of the letter agreement, in addition to other benefits, Ms. Mitchell will receive an annual base salary of $525,000, will receive a minimum annual cash bonus for the 2015 calendar year equal to $875,000 and will be eligible to receive an equity award with a grant date fair market value of $1,030,000 in a form consistent with equity awards made to RenaissanceRe’s other senior executives as part of its annual grant cycle, with a mix of both time-based (75%) and performance-based (25%) awards. Ms. Mitchell will also be entitled to fifteen (15) hours of use of corporate aircraft for her personal use. In connection with entering into the letter agreement, Ms. Mitchell has agreed that she will not elect to trigger any payments under the CIC Plan as a result of her new employment terms pursuant to the letter agreement until at least the one-year anniversary of the merger.

Equity Compensation Awards

Treatment of Share Options

Immediately prior to the earlier of the record date for the election form and the option exercise date, each outstanding share option, whether vested or unvested, shall be deemed exercised (on a net exercise basis) as of the option exercise date (with no action required on the part of the holder of the share option), and the holders of such share options shall be entitled, at their election, to receive the cash election consideration, the share election consideration or the standard election consideration and to receive the special dividend, in each case, with respect to the net number of Platinum common shares deliverable to such holders upon such exercise. Elections of share option holders are subject to the same terms and conditions, including any applicable proration, as applicable to the holders of common shares. Any share option outstanding as of the effective time shall be automatically terminated and forfeited for no consideration, and all rights with respect to such share options shall terminate as of the effective time.

Treatment of Restricted Shares

At the effective time, each restricted share award that is then outstanding shall become fully vested and non-forfeitable and shall be converted into the right to receive, at the election of the holder thereof in accordance with the terms and conditions applicable to elections made by holders of Platinum common shares, the share election consideration, the cash election consideration or the standard election consideration. Elections of restricted share award holders are subject to the same terms and conditions, including any applicable proration, as applicable to the holders of common shares. Each holder of a restricted share award shall be entitled to receive the special dividend with respect to the number of Platinum common shares underlying each such restricted share award.

Treatment of Restricted Share Units

At the effective time, each outstanding time-based RSU, whether vested or unvested, shall be canceled and converted into the right to receive, at the election of the holder thereof in accordance with the terms and conditions applicable to elections made by holders of Platinum common shares, the share election consideration, the cash election consideration or the standard election consideration with respect to the number of Platinum common shares underlying such time-based RSU. Elections of time-based RSU holders are subject to the same terms and conditions, including any applicable proration, as applicable to the holders of common shares. Each holder of a time-based RSU shall be credited with a dividend equivalent payment equal to the amount of the special dividend multiplied by the number of Platinum common shares underlying each such time-based RSU, which dividend equivalent payment shall be paid on the day prior to the closing date.

Treatment of Market-Based Share Units

At the effective time, each outstanding MSU, whether vested or unvested, shall be canceled and converted into the right to receive, at the election of the holder thereof in accordance with the terms and conditions applicable to elections made by holders of Platinum common shares, the share election consideration, the cash election consideration or the standard election consideration with respect to the MSU achieved shares, which, for the purposes of the merger agreement, is the number of share units subject to such MSU immediately prior to the effective time multiplied by the quotient of (A) the average of the closing prices of the Platinum common shares on the NYSE for the twenty (20) trading days ending on the date immediately preceding the effective time, provided that for any of the trading days on or after the record date of the special dividend, the value of the special dividend will be added to the share price used to compute the twenty (20) trading day average, divided by (B) the average of the closing prices of Platinum common shares on the NYSE for the twenty (20) trading days ending on the last day of the fiscal quarter immediately preceding the date of grant of the MSU, subject to any maximum or minimum limitations set forth in the individual award agreement. Elections of MSU holders are subject to the same terms and conditions, including any applicable proration, as applicable to the holders of common shares. Each holder of an MSU shall be credited with a dividend equivalent payment equal to the amount of the special dividend multiplied by the number of MSU achieved shares underlying such MSU, which dividend equivalent payment shall be paid on the day prior to the closing date.

Treatment of Executive Incentive Plan Restricted Share Units

At the effective time, each outstanding EIP award, whether vested or unvested, shall be canceled and converted into the right to receive an amount in cash equal to (A) the applicable number of EIP achieved shares multiplied by (B) the sum of (x) the standard cash amount plus (y) the product of the standard exchange ratio multiplied by the closing price of RenaissanceRe common shares on the NYSE as of the business day immediately prior to the closing date, which amount will be adjusted by Platinum’s compensation committee in accordance with the terms of Platinum’s 2010 Share Incentive Plan, any applicable award agreements and the agreed-upon adjustment methodology to reflect the special dividend. Pursuant to the applicable adjustment methodology, the nominal value of each share unit shall be $76.00 and if the payment date of the special dividend occurs prior to the end of the fiscal quarter immediately preceding the effective time, then the special dividend (1) shall not reduce shareholders’ equity as used to calculate Platinum’s ROE for ROE-based EIP awards and (2) shall be added back to fully converted BVPCS for BVPCS-based EIP awards. For purposes of the merger agreement, the number of EIP achieved shares, with respect to an EIP award, is the amount, subject to any maximum or minimum limitations set forth in the individual award agreement and the EIP, equal to the product of the total number of share units subject to such EIP award immediately prior to the effective time (A) multiplied by a fraction, the numerator of which is the number of days in the applicable performance period prior to the closing date and the denominator of which is the total number of days during the performance period, multiplied by (B) a performance factor determined in accordance with the individual award agreement and the EIP.

Unvested Equity Compensation Awards

See the section of this proxy statement/prospectus titled “—Advisory Vote on Merger-Related Compensation for Platinum’s Named Executive Officers” for information regarding unvested equity compensation awards for the named executive officers determined in accordance with Item 402(t) of the SEC’s Regulation S-K. As of March 31, 2015, which is the estimated date of the closing of the merger for purposes of this section of the proxy statement/prospectus, Platinum’s non-employee directors as a group will hold unvested time-based restricted share units with an estimated value of $418,989 (based on a price per Platinum common share of $74.22, which is the average closing market price per Platinum common share as quoted on the NYSE over the first five business days following the first public announcement of the merger on November 24, 2014), and Platinum’s other executive officers as a group will hold unvested equity awards with the following estimated values: restricted shares—$729,286; MSUs—$2,481,151; and EIP awards—$896,578 (based on a price per Platinum common share of $74.22). These estimated amounts include the payment of accumulated dividends in accordance with the terms of the underlying award agreements, other than with respect to EIP awards. No director or executive officer holds unvested share options. See this section above “—Advisory Vote on Merger-Related Compensation for Platinum’s Named Executive Officers” for the assumptions used to calculate these estimates.

Annual Incentive Plan

Pursuant to Platinum’s Annual Incentive Plan, participants (including executive officers) are entitled to receive pro-rated portions of their annual incentive bonuses for the year in which a change in control (such as the merger) occurs, subject to the continued employment of the participant through the time of the change in control. The prorated portion of the annual incentive bonus would be based on the period of service completed for the plan year during which the change in control occurs, the participant’s target award opportunity and the performance goals achieved by Platinum as of the end of the fiscal quarter immediately preceding the date of the change in control, as determined by the compensation committee of Platinum’s board of directors prior to the change in control in its sole discretion.

See the section above titled “—Advisory Vote on Merger-Related Compensation for Platinum’s Named Executive Officers” for the estimated amounts that Platinum’s named executive officers would receive under Platinum’s Annual Incentive Plan upon a change of control on March 31, 2015. Platinum’s other executive officers as a group would receive approximately $149,794 under Platinum’s Annual Incentive Plan upon a change of control on March 31, 2015.

Change in Control Severance Plan

Platinum’s CIC Plan provides severance benefits to participants (including the executive officers) in the event of a covered termination. The severance benefits that the participants are eligible to receive pursuant to the CIC Plan include the following: (i) payment of all accrued compensation and vacation and sick pay within thirty (30) days following the termination; (ii) a lump-sum cash severance payment equal to the sum of the participant’s highest rate of base salary in the last twelve months plus the participant’s target bonus for the year of termination multiplied by a severance multiple (which is 200% for the executive officers); (iii) the immediate vesting of all share options, restricted shares or other equity incentives held by the participant that have not previously vested (other than EIP awards, which vest in accordance with their terms, typically on a pro-rated basis), with all share options remaining exercisable for one year following the termination of employment (or the expiration of the full original term of the option, if earlier); (iv) continued healthcare, disability and life insurance coverage for the participant and the participant’s dependents commencing on the termination of employment and continuing for the period of time equal to one year multiplied by the severance multiple (which is 200% for the executive officers); and (v) the participant’s reasonable relocation expenses to return to his or her home country, if applicable, within thirty (30) days after submission of supporting documentation (subject to a maximum of $50,000 for Messrs. Decleir and Porter pursuant to their employment agreements with Platinum). In the event of a change in control, severance amounts that may become payable to a participant in the CIC Plan, pursuant to the terms of the CIC Plan, in the event of a covered termination of employment as described above will be deposited in a rabbi trust, which will be administered by an independent trustee and have restrictions on the ability of the surviving company to amend the trust or cancel benefits thereunder.

A previous version of the CIC Plan provided that if any payments to a participant under the CIC Plan would be subject to the excise tax on “excess parachute payments” under Section 280G of the Code, the participant would be entitled to a full gross-up payment to be made whole for the effects of the tax, provided that if such payments to the participant under the CIC Plan would not exceed the excise tax limit by more than 10%, such payments will be reduced below the limit. Although this benefit is not provided under the current CIC Plan, as a result of the terms of the previous version of the CIC Plan, participants in the previous version of the CIC Plan, including the executive officers, remain entitled to it. Based on estimates made in connection with entering into definitive documentation of the merger agreement, no gross-up payments are expected to be triggered for any named executive officer.

A participant’s receipt of severance benefits pursuant to the CIC Plan is conditioned upon the participant’s execution and non-revocation of a waiver and release of any and all claims against Platinum and its affiliates, officers and directors, and agreement to comply with covenants relating to non-solicitation of customers and non-solicitation and no-hire of employees (which, in each case, apply for a two-year period following a covered termination of each executive officer), non-disparagement and confidentiality.

Any amounts payable to a participant in the CIC Plan under any other plan or agreement with Platinum on account of the participant’s termination will be offset against payments made to the participant pursuant to the CIC Plan to the extent necessary to avoid duplication of benefits.

Under the CIC Plan, “cause” means the participant’s (i) willful and continued failure to perform substantially his or her duties (other than any such failure resulting from the participant’s incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the participant by Platinum’s board of directors; (ii) willful engagement in illegal conduct or gross misconduct which is demonstrably and materially injurious to Platinum or its affiliates; or (iii) conviction of, or plea of guilty or nolo contendere to, a felony or other crime involving moral turpitude; provided, in each case, that three-quarters of Platinum’s board of directors (excluding the participant, if applicable) adopts a resolution finding that “cause” exists.

Under the CIC Plan, “good reason” means the occurrence of any of the following events without the express written consent of the participant: (i) a reduction in base salary or target annual incentive bonus; (ii) a reduction in the scope of his or her duties, responsibilities or authority (including reporting responsibilities); (iii) any requirement that he or she be principally based in any location other than the location in which he or she was principally based immediately prior to the change in control; or (iv) Platinum’s breach of any of the material provisions of any employment agreement between it and the participant; subject, in each case, to the participant giving Platinum notice of “good reason” within ninety (90) days of the initial triggering event and Platinum’s right to cure the “good reason” condition within thirty (30) days thereafter.

See the section above titled “—Advisory Vote on Merger-Related Compensation for Platinum’s Named Executive Officers” for the estimated amounts that Platinum’s named executive officers would receive under the CIC Plan upon a covered termination as of March 31, 2015. Platinum’s other executive officers as a group would receive approximately $2,835,000 upon a covered termination under the CIC Plan as of March  31, 2015.

Letter Agreement

On November 24, 2014, Ms. Mitchell entered into a letter agreement with RenaissanceRe which sets out certain terms and conditions of her employment with the surviving company following the effective time. Pursuant to the terms of the letter agreement, Ms. Mitchell will remain chief executive officer of Platinum’s U.S. underwriting operations and serve in a transitional role for a period of one year following the merger. During the one-year transition period, Ms. Mitchell will receive an annual base salary of $525,000 and will receive a minimum annual cash bonus for the 2015 calendar year equal to $875,000, subject to continued employment with the surviving company through December 31, 2015. Ms. Mitchell will also be entitled to fifteen (15) hours of use of corporate aircraft for her personal use.

In addition, following the merger, Ms. Mitchell will be eligible to receive an equity award with a grant date fair market value of $1,030,000 in a form consistent with equity awards made to RenaissanceRe’s other senior executives as part of its annual grant cycle. The equity award will consist of a mix of both time-based (75%) and performance-based (25%) restricted RenaissanceRe common shares that, in each case, will be subject to the terms and conditions of RenaissanceRe’s equity plans and award agreements. In the event that Ms. Mitchell and RenaissanceRe are unable to enter into a mutually agreeable employment agreement to extend her employment period beyond the end of the one-year transition period, the portion of Ms. Mitchell’s equity award that is then outstanding and unvested (i) that is subject to solely time-based vesting, will be immediately accelerated and (ii) that is subject to time- and performance-based vesting will remain outstanding and continue to vest (without regard to any service conditions) based on actual performance through the completion of the applicable performance period. In connection with entering into the letter agreement, Ms. Mitchell has agreed that she will not elect to trigger any payments under the CIC Plan as a result of her new employment terms pursuant to the letter agreement until at least the end of the one-year transition period.

Indemnification; Directors’ and Officers’ Insurance

Under the merger agreement, each present and former director and officer of Platinum will have rights to indemnification and expense advancement arising out of matters existing or occurring at or prior to the merger, from RenaissanceRe and the surviving company, for six years on the same terms and conditions as such director or officer was indemnified by Platinum immediately prior to the merger. In addition, RenaissanceRe will, or will cause the surviving company to, maintain directors’ and officers’ liability insurance for at least six years from and after the merger. For additional information see the section of this proxy statement/prospectus titled “The Merger Agreement—Directors’ and Officers’ Indemnification and Insurance.”

Board of Directors of RenaissanceRe Following the Merger

Upon completion of the merger, RenaissanceRe’s board of directors will not change and will consist of the directors serving on RenaissanceRe’s board of directors immediately prior to completion of the merger.

Approval of Platinum Shareholders

Approval of the Bye-Law Amendment. The affirmative vote of a majority of the votes cast at the special general meeting, at which a quorum is present in accordance with Platinum’s bye-laws, is required to approve the bye-law amendment, as described in the section of this proxy statement/prospectus titled “Proposals to be Submitted to Platinum Shareholders; Voting Requirements and Recommendations—Proposal 1. Approval of the Bye-Law Amendment.”

Approval and Adoption of the Merger Proposal. If the bye-law amendment is approved, the affirmative vote of a majority of the votes cast thereon at the special general meeting, at which a quorum of two or more persons present in person and representing in person or by proxy in excess of 50% of the total issued shares of Platinum as at the record date is present, is required to approve and adopt the merger proposal. If the bye-law amendment is not approved, the affirmative vote of three-fourths of the votes cast thereon at the special general meeting, at which a quorum of two or more persons present in person and representing in person or by proxy in excess of one-third of the total issued shares of Platinum as at the record date is present, will be required to approve and adopt the merger proposal. This proposal is further described in the section of this proxy statement/prospectus titled “Proposals to be Submitted to Platinum Shareholders; Voting Requirements and Recommendations—Proposal 2. Approval and Adoption of the Merger Proposal.”

Approval of the Compensation Advisory Proposal. The affirmative vote of a majority of the votes cast at the special general meeting, at which a quorum is present in accordance with Platinum’s bye-laws, is required to approve the compensation advisory proposal, as described in the section of this proxy statement/prospectus titled “Proposals to be Submitted to Platinum Shareholders; Voting Requirements and Recommendations—Proposal 3. Approval of the Compensation Advisory Proposal.”

The affirmative vote of a majority of the votes cast at the special general meeting, at which a quorum is present in accordance with Platinum’s bye-laws, is required to approve each other matter to be acted on at the special general meeting, including any adjournment proposal.

Dissenters’ Rights of Appraisal for Platinum Shareholders

Any dissenting shareholder who did not vote in favor of the merger proposal who is not satisfied that he has been offered fair value for its Platinum common shares may within one month of the giving of the notice calling the special general meeting apply to the Bermuda Court to appraise the fair value of its Platinum common shares.

Where the Bermuda Court has appraised the fair value of any Platinum common shares and the merger, as is anticipated, has proceeded prior to the appraisal then, within one month of the Bermuda Court appraising the value of the Platinum common shares, if the amount paid to any dissenting shareholder for its Platinum common shares is less than that appraised by the Bermuda Court, Platinum shall pay to such dissenting shareholder the difference between the amount paid to that dissenting shareholder and the value appraised by the Bermuda Court.

There shall be no right of appeal from an appraisal by the Bermuda Court. The costs of any application to the Bermuda Court to appraise the fair value of the Platinum common shares shall be at the discretion of the Bermuda Court.

RenaissanceRe’s Reasons for the Merger

RenaissanceRe’s board of directors has determined that the merger is advisable and in the best interests of RenaissanceRe and has approved and adopted the merger agreement. In evaluating the merger, RenaissanceRe’s board of directors consulted with RenaissanceRe’s management, as well as with RenaissanceRe’s advisors, and, in reaching its conclusions, RenaissanceRe’s board of directors considered a number of factors that RenaissanceRe’s board of directors views as supporting its decision, including, but not limited to, the following:

•	its belief that the acquisition is complementary to and enhances what it believes are RenaissanceRe’s principal competitive advantages—superior customer relationships, superior risk selection and superior capital management—by broadening RenaissanceRe’s relationships and facilitating the application of these core capabilities to a broader client base, thereby increasing RenaissanceRe’s access to desirable risk and offering opportunities for efficient capital management;

•	its belief that the acquisition of Platinum’s business will, in particular, accelerate the growth of RenaissanceRe’s U.S. platform, by expanding its client base and enhancing RenaissanceRe’s U.S. market presence in the casualty and specialty reinsurance lines of business;

•	its belief that the acquisition will allow RenaissanceRe to increase its market presence, offer a broader array of products and serve its clients with a larger capital base that reflects its financial strength and capital flexibility;

•	that the merger will create a company with greater size and economies of scale, which should better enable RenaissanceRe to respond to competitive pressures and provide RenaissanceRe an increased opportunity to compete profitably;

•	its belief that the merger will be attractive to RenaissanceRe from a financial perspective, including by being accretive to book value per share and earnings per share, and that the combined company will have greater financial strength and flexibility post-closing;

•	the opportunity that the merger provides to reduce costs associated with running two separate public companies, including compensation costs for Platinum’s executive management, costs related to Platinum’s board of directors, NYSE listing fees, transfer agent fees, legal and accounting fees related to SEC filings and shareholder mailings, printing and mailing expenses for periodic reports and proxy statements, annual meeting expenses and other investor relations related expenses, with initial estimates by RenaissanceRe management of annual cost savings of approximately $30.0 million for the combined company, though RenaissanceRe management does not anticipate achieving this level of cost saving until future years as initially any such saving shall be applied in a partial year and offset by estimated transaction and integration costs of approximately $30.0 million;

•	its belief that the acquisition will facilitate the pursuit of efficiencies in the risk portfolio of the combined company, as RenaissanceRe will implement its proprietary modeling, risk management and scientific resources across the entire combined portfolio;

•	its belief that Platinum integrates well with RenaissanceRe’s risk management culture, given the historical relationship between the companies, RenaissanceRe management’s assessment of the quality of Platinum’s book of business, and management’s belief that RenaissanceRe and Platinum have complementary views on underwriting standards;

•	that the addition of Platinum’s business to RenaissanceRe is intended to create a more diversified pool of underwriting risk by product and geography, including markets which have recently represented an increasing portion of RenaissanceRe’s gross written premiums, and as to which the merger will accelerate RenaissanceRe’s market presence;

•	the potential opportunity to utilize third party capital vehicles to support Platinum’s business, thereby supporting potential increased capital efficiency, product scope and fee income for the combined company;

•	its belief that the combined company’s financial strength, greater diversification, cash position, reduced capital needs, increased market presence and enhanced capital flexibility will continue to support RenaissanceRe’s strong financial strength and claims paying ratings (subsequent to the announcement of the merger, S&P and Fitch affirmed the ratings of the insurance subsidiaries of RenaissanceRe, with a stable outlook, and Moody’s affirmed the ratings of RenaissanceRe and the insurance subsidiaries of RenaissanceRe, with a negative outlook);

•	the ongoing representation by all of RenaissanceRe’s existing directors on RenaissanceRe’s board of directors after the acquisition, and that RenaissanceRe’s senior management will continue to manage RenaissanceRe;

•	that, while it is currently contemplated that RenaissanceRe may issue additional senior debt during 2015, RenaissanceRe’s board of directors believes, based on discussions with RenaissanceRe management and its current anticipated capital requirements, that RenaissanceRe has sufficient surplus capital available to pay the cash portion of the merger consideration without issuing any additional debt and while maintaining an excess capital position; and

•	the terms of the merger agreement, which resulted from arm’s-length negotiations between RenaissanceRe and its advisors, on the one hand, and Platinum and its advisors, on the other hand.

In addition to the factors described above, RenaissanceRe’s board of directors also considered the following factors:

•	the understanding by RenaissanceRe’s board of directors and management of the business, operations and financial condition of Platinum;

•	the cooperation of the parties in the due diligence process and the satisfactory results of RenaissanceRe management’s due diligence review of Platinum’s business, results of operations, financial condition, earnings and returns to shareholders;

•	RenaissanceRe’s management’s assessment of the strong cultural compatibility of the two firms in light of, among other things, their historical relationship and comparable underwriting-focused cultures;

•	the fact that the aggregate amount of RenaissanceRe common shares as merger consideration is fixed;

•	the terms and conditions of the merger agreement and the likelihood of receiving the required shareholder and regulatory approvals and of completing the merger on the anticipated schedule;

•	the availability of sufficient liquidity in both companies that no external financing is required for the transactions; and

•	the provisions in the merger agreement relating to termination of the merger agreement and payment of the termination fee (and the amount thereof).

RenaissanceRe’s board of directors weighed the foregoing against a number of potentially negative factors, including:

•	the possibility that the anticipated cost savings and synergies and other benefits sought to be obtained from the merger might not be achieved in the time frame contemplated or at all, and the other numerous risks and uncertainties that could adversely affect the combined company’s operating results;

•	the execution risk, operational costs, and economic expenses that would be required to complete the merger and to successfully complete the integration of Platinum’s business;

•	integration risks associated with combining the two companies, including the challenge of blending separate corporate cultures, integrating business systems, retaining key employees during the transition and of harmonizing compensation philosophies and employee compensation and benefit plans;

•	the potential disruption to RenaissanceRe’s business that could result from the announcement and pursuit of the merger, including the diversion of management and employee attention;

•	risks related to the fact that the results of operations as well as the price of RenaissanceRe common shares following the acquisition will be affected by factors different from those factors affecting RenaissanceRe prior to the acquisition;

•	the risk that Platinum’s loss reserves may not be adequate and reserve charges may be taken in the future;

•	the risk that A.M. Best, S&P, Moody’s or Fitch might lower the ratings of RenaissanceRe, or any of its reinsurance subsidiaries following the merger (although subsequent to the announcement of the merger, S&P and Fitch have affirmed the ratings of the insurance subsidiaries of RenaissanceRe, with a stable outlook, and Moody’s affirmed the ratings of RenaissanceRe and the insurance subsidiaries of RenaissanceRe, with a negative outlook), which reductions could, among other things, trigger negative consequences for RenaissanceRe under the insurance contracts of its insurance subsidiaries);

•	the risk that either of Platinum or RenaissanceRe may experience a large and/or unexpected loss arising from a natural or man-made event that causes a reduction in either company’s total capitalization and overall value;

•	the possibility that the merger may not be completed due to the failure to obtain the required approval of Platinum shareholders, the occurrence of a material adverse effect on either company’s business, or the failure to satisfy other conditions to closing;

•	the restrictions on the conduct of RenaissanceRe’s business imposed by the merger agreement prior to the completion of the merger, which require RenaissanceRe to conduct its business in the ordinary course, subject to specific limitations, and may delay or prevent RenaissanceRe from undertaking business opportunities that may arise pending completion of the merger;

•	the risk that certain of Platinum’s contractual counterparties have the right, as a result of the merger, to cancel contracts and the surviving company may be required to provide collateral or may be required to cancel and commute a contract;

•	the possibility for legal actions which could be brought by RenaissanceRe shareholders or Platinum shareholders, and their potential economic costs and risk for distraction;

•	that the value of the share component of the merger consideration fluctuates with the price of RenaissanceRe common shares and that a decline in the trading price of RenaissanceRe common shares during the pendency of the merger could result in the value of the merger consideration being unattractive to Platinum shareholders;

•	the possibility that RenaissanceRe shareholders may not react favorably to the proposed merger;

•	the potential adverse effect on RenaissanceRe’s share price if the merger is not completed or is not completed on a timely basis, or if the combined company does not produce the strategic and financial benefits estimated to be obtainable by RenaissanceRe management; and

•	the risks described in the section of this proxy statement/prospectus titled “Risk Factors” and the matters described under the heading “Forward-Looking Statements.”

The above discussion of the information and factors considered by RenaissanceRe’s board of directors includes the material information and factors, both positive and negative, considered by RenaissanceRe’s board of directors, but is not intended to be exhaustive and may not include all of the information and factors considered by RenaissanceRe’s board of directors. The above factors are not presented in any order of priority. In view of the variety of factors considered in connection with its evaluation and the complexity of these matters, RenaissanceRe’s board of directors did not quantify, rank or otherwise assign relative or specific weights to the factors considered in reaching its conclusions. Rather, RenaissanceRe’s board of directors views its conclusions as being based on the totality of the information presented to and considered by it. In addition, individual members of RenaissanceRe’s board of directors may have given different weights to different factors. This explanation of the reasoning of RenaissanceRe’s board of directors and certain information presented in this section is forward-looking in nature and should be read in light of the factors discussed in the section of this proxy statement/prospectus titled “Forward-Looking Statements.”

Accounting Treatment

RenaissanceRe will account for the acquisition of Platinum common shares pursuant to the merger under the acquisition method of accounting in accordance with ASC 805, under which the total consideration paid in the merger will be allocated among acquired assets and assumed liabilities based on the fair values of the assets acquired and liabilities assumed. RenaissanceRe anticipates that the purchase price paid will exceed the fair value of the net assets acquired and the excess will be accounted for as goodwill.

Intangible assets with definite lives will be amortized over their estimated useful lives. Goodwill resulting from the merger will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that the management of RenaissanceRe determines that the value of goodwill has become impaired, an accounting charge will be taken in the fiscal quarter in which such determination is made.

Regulatory Approvals

Subject to the terms and conditions of the merger agreement, RenaissanceRe and Platinum have agreed to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under the merger agreement and applicable laws, rules and regulations to close the merger and the other transactions contemplated by the merger agreement and statutory merger agreement as promptly as practicable after the date of the merger agreement, as discussed in the section of this proxy statement/prospectus titled “The Merger Agreement—Consents and Approvals.”

Notwithstanding the foregoing, in connection with obtaining a required governmental approval, none of RenaissanceRe, Platinum or any of their respective subsidiaries will be required to commence any legal action, and neither RenaissanceRe nor any of its affiliates will be required to agree to take or refrain from taking, any action that would individually or in the aggregate with any other actions, conditions, limitations, restrictions or requirements, result in or constitute a “burdensome condition.” See the section of this proxy statement/prospectus titled the section of this proxy statement/prospectus titled “The Merger—Consents and Approvals.”

Closing of the merger is conditioned on the receipt of required approvals from the Maryland Insurance Administration and the BMA and the expiration or termination of the applicable waiting period required under the HSR Act. A no objection letter with respect to the merger was received from the BMA on December 10, 2014. On December 31, 2014, the FTC granted early termination of the waiting period under the HSR Act.

The insurance laws and regulations of all 50 U.S. states and the District of Columbia generally require that, prior to the acquisition of control of an insurance company, either through the acquisition of or merger with the insurance company or a holding company of that insurance company, the acquiring company must obtain approval from the insurance commissioner of the insurance company’s state of domicile or, in certain jurisdictions, where such insurance company is commercially domiciled. Accordingly, before it can acquire Platinum, RenaissanceRe will be required to obtain approval for this acquisition from the Maryland Insurance Administration. RenaissanceRe made the requisite filing with the Maryland Insurance Administration on December 11, 2014.

Other than the filings described above, neither RenaissanceRe nor Platinum is aware of any governmental or regulatory filings or approvals required to be made or obtained, or waiting periods required to expire after the making of a filing. If the parties discover that other filings or approvals or waiting periods are necessary, they will seek to make or obtain or comply with them, although there can be no assurance that they will be made or obtained or complied with or that any required governmental or regulatory approvals will be granted on a timely basis or, if granted, will not include terms, conditions or restrictions that are adverse to RenaissanceRe or Platinum or that would cause RenaissanceRe to abandon the merger, if permitted by the terms of the merger agreement.

Platinum Credit Facilities

Platinum and certain of its affiliates, Platinum Underwriters Finance, Inc. (which we refer to as “Platinum Finance”), Platinum Underwriters Bermuda, Ltd. and Platinum Underwriters Reinsurance, Inc., are parties to a Third Amended and Restated Credit Agreement, dated as of April 9, 2014, with various banks and financial institutions parties thereto (which we refer to as the “Platinum Banks”), Wells Fargo Bank, National Association, as administrative agent of the Platinum Banks, and certain other agents (as amended, supplemented or otherwise modified from time to time, which we refer to as the “Platinum Credit Agreement”). The Platinum Credit Agreement serves as a $300.0 million secured senior credit facility and is available for letters of credit, with a sublimit of $100.0 million for revolving borrowings. Subject to the satisfaction of certain conditions, the total commitment from the Platinum Banks may be increased up to an aggregate amount not to exceed $150.0 million. The commitment period under the Platinum Credit Agreement expires on April 9, 2018. At January 26, 2015, there were no borrowings and $85.4 million of letters of credit outstanding under the Platinum Credit Agreement.

In connection with the transactions contemplated by the merger agreement and statutory merger agreement, certain approvals will be required under the Platinum Credit Agreement to the extent that the Platinum Credit Agreement remains in effect at the time of consummation of the merger. Whether the Platinum Credit Agreement remains in effect at such time will depend on various considerations and assessments to be made by RenaissanceRe, including the collateral needs of RenaissanceRe and its access to alternative sources of credit after the consummation of the merger. If approvals are sought, there can be no assurance that they will be obtained.

Platinum Finance Notes

Platinum Finance has issued $250.0 million of its Series B 7.5% Notes due June 1, 2017 (which we refer to as the “Platinum Finance Notes”). Platinum Finance’s obligations under the Platinum Finance Notes are fully and unconditionally guaranteed by Platinum. If the merger is consummated, it is anticipated that RenaissanceRe will execute a supplemental indenture related to the Platinum Finance Notes whereby RenaissanceRe will also fully and unconditionally guarantee Platinum Finance’s obligations under the Platinum Finance Notes. This will enable RenaissanceRe to provide its financial statements under the indenture governing the Platinum Finance Notes in lieu of Platinum continuing to provide its financial statements.

Listing of RenaissanceRe Common Shares

It is a condition to the completion of the merger that the RenaissanceRe common shares to be issued to Platinum shareholders pursuant to the merger be authorized for listing on the NYSE upon the completion of the merger, subject to official notice of issuance.

Delisting of Platinum Shares

Upon completion of the merger, Platinum shares currently listed on the NYSE will cease to be listed on the NYSE, and will subsequently be deregistered under the Exchange Act.

Source and Amount of Funds

RenaissanceRe expects to have sufficient cash on hand to complete the transactions contemplated by the merger agreement, including any cash that may be required to pay the cash component of the merger consideration and any fees, expenses and other related amounts.

RenaissanceRe is currently contemplating conducting an offering of senior secured notes in a principal amount of $300.0 million, the proceeds of which may be used to, among other things, fund a portion of the cash component of the merger consideration and for other working capital purposes after closing. The merger is not conditioned on RenaissanceRe obtaining any financing.

THE MERGER AGREEMENT

The following section contains summaries of selected material provisions of the merger agreement. These summaries are qualified in their entirety by reference to the merger agreement, which is incorporated by reference in its entirety and included in this proxy statement/prospectus as Annex A. You should read the merger agreement in its entirety because it, and not this proxy statement/prospectus, is the legal document that governs the merger.

The merger agreement has been included to provide shareholders of Platinum and other investors with information regarding its terms. It is not intended to provide any other factual information about Platinum, RenaissanceRe and Acquisition Sub or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the merger agreement were made by Platinum, RenaissanceRe and Acquisition Sub only for purposes of the merger agreement and as of specific dates; were solely for the benefit of Platinum, RenaissanceRe and Acquisition Sub; may be subject to limitations agreed upon by Platinum, RenaissanceRe and Acquisition Sub, including being qualified by confidential disclosures made for the purposes of allocating risk among Platinum, RenaissanceRe and Acquisition Sub instead of establishing these matters as facts (such disclosures include information that has been included in RenaissanceRe’s public disclosures, as well as additional non-public information); and may be subject to standards of materiality applicable to Platinum, RenaissanceRe and Acquisition Sub that differ from those applicable to shareholders and other investors. Shareholders and other investors are not third-party beneficiaries under the merger agreement (except for the right to receive consideration from and after the consummation of the merger and, solely with respect to those shareholders who are current or former directors or officers of RenaissanceRe or Platinum or their respective subsidiaries, the right to indemnification) and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Platinum, RenaissanceRe, and Acquisition Sub or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the merger agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in Platinum’s or RenaissanceRe’s public disclosures or this proxy statement/prospectus.

Structure of the Merger

Under the merger agreement, Acquisition Sub will be merged with and into Platinum. Platinum will survive the merger and become a direct, wholly owned subsidiary of RenaissanceRe. At the effective time, among other things, the undertaking, property and liabilities of Acquisition Sub and Platinum will vest in Platinum as the surviving company, and the surviving company will continue to be liable for the obligations and liabilities of each of Platinum and Acquisition Sub.

Closing; Effective Time of the Merger

The closing is expected to occur on the third business day after the satisfaction or waiver of all closing conditions, which are summarized below in “—Conditions to the Merger,” unless otherwise agreed in writing by the parties.

The merger will become effective at the effective time, which will be the time on the closing date shown on the certificate of merger issued by the Registrar. RenaissanceRe, Acquisition Sub and Platinum will cause the application for the registration of the surviving company to be filed with the Registrar on the closing date.

Merger Consideration

At the effective time, each Platinum common share issued and outstanding immediately before the effective time (other than any Platinum common shares held by Platinum as treasury stock or held by any of Platinum’s wholly owned subsidiaries or owned by RenaissanceRe or any of its wholly owned subsidiaries and any Platinum common shares as to which appraisal rights have been properly exercised under Bermuda law) will be cancelled and converted into the right to receive, at the election of the holder thereof, the following consideration:

(i)	the cash election consideration;

(ii)	the share election consideration; or

(iii)	the standard election consideration,

in each case, less any applicable withholding taxes and without interest, plus cash in lieu of any fractional RenaissanceRe common shares a holder of Platinum common shares would otherwise be entitled to receive.

The number of RenaissanceRe common shares to be issued to Platinum shareholders as consideration for the merger is 7,500,000 RenaissanceRe common shares, and each of the cash election consideration and the share election consideration is subject to proration if the un-prorated aggregate share consideration is less than or greater than, respectively, 7,500,000 RenaissanceRe common shares. For a description of the specific proration mechanics, please see Section 2.1(c) of the merger agreement included as Annex A to this proxy statement/prospectus. In addition, the merger agreement requires that, subject to applicable laws, following the date of approval and adoption of the merger agreement by the Platinum shareholders and prior to the effective time, Platinum shall declare and pay the special dividend to the holders of record of issued and outstanding Platinum common shares as of a record date for the special dividend to be set as designated by Platinum’s board of directors. Any Platinum shareholder who would otherwise have been entitled to a fraction of a share of RenaissanceRe common shares in connection with the merger will be paid an amount in cash determined by multiplying such fraction by the average price of RenaissanceRe common shares. This average price, calculated to the nearest one-hundredth of one cent, will be determined by valuing RenaissanceRe common shares based on the volume weighted average price per share of RenaissanceRe common shares on the NYSE for the five consecutive trading days immediately before the second trading day before the date of the closing. All Platinum common shares that are held by Platinum, RenaissanceRe or any of their respective wholly owned subsidiaries immediately before the merger will be cancelled and no payment will be made in respect thereof.

Exchange of Platinum Common Shares

Exchange Agent

Prior to the effective time, RenaissanceRe will designate an exchange agent reasonably acceptable to Platinum, for the purpose of exchanging Platinum common shares for the merger consideration and will enter into the exchange agent agreement. At the date that the closing occurs, RenaissanceRe will deposit with the exchange agent (i) certificates or, at RenaissanceRe’s option, shares in book-entry form representing the RenaissanceRe common shares to be exchanged in the merger and (ii) cash in a sufficient amount to pay the aggregate cash portion of the merger consideration. Following the effective time, RenaissanceRe will also promptly deposit with the exchange agent any dividends or distributions on the RenaissanceRe common shares with a record date on or following the effective time in respect of the RenaissanceRe common shares to be issued to former Platinum shareholders who have not yet exchanged their Platinum common shares for the merger consideration.

Election Process

RenaissanceRe will direct the exchange agent to mail to each Platinum shareholder as of the voting record date for the special general meeting a form of election. Each holder of Platinum common shares who surrenders title to such shares and delivers a duly executed election form, electing either the standard election consideration, cash election consideration or share election consideration, together with any other documents reasonably required by the exchange agent, will be entitled to be paid the applicable form of merger consideration for each Platinum common share held by such holder. Any Platinum shareholder who does not properly make an election or whose form is not received by the exchange agent prior to the election deadline shall be deemed to have elected to receive the standard election consideration. RenaissanceRe shall publicly announce the election deadline as soon as practicable but in no event less than four business days prior to the closing date.

Any Platinum shareholder may, at any time prior to the election deadline, change or revoke such holder’s election by written notice received by the exchange agent prior to the election deadline accompanied by a properly completed and signed revised election form and by withdrawal prior to the election deadline of such holder’s certificates or any documents in respect of book-entry shares, as applicable, previously deposited with the exchange agent. After an election is validly made with respect to any Platinum common shares, any subsequent transfer of such Platinum common shares shall automatically revoke such election and, if the subsequent transfer of such Platinum common shares occurs after the election deadline, an election for the standard election consideration shall be deemed to have been made with respect to such Platinum common shares. Subject to the provisions of the exchange agent agreement, the determination of the exchange agent shall be binding as to whether an election shall have been properly made or revoked with respect to Platinum common shares or Platinum equity awards and when elections and revocations were received by the exchange agent.

Exchange Process

As promptly as practical, but in no event later than two business days following the effective time, RenaissanceRe shall cause the exchange agent to mail a letter of transmittal in customary form to each holder of record of Platinum common shares converted into the right to receive the merger consideration, other than those holders who have properly completed and submitted, and not revoked, election forms. Upon surrender of certificates, if any, which immediately prior to the effective time represented the holder’s Platinum common shares, or in the case of Platinum common shares held in book-entry form, pursuant to customary provisions with respect to delivery of an “agent’s” message in accordance with the instructions set forth in the letter of transmittal, together with the duly executed letter of transmittal and any other documents reasonably required by the exchange agent, the holder shall be entitled to receive the merger consideration payable in respect of the number of Platinum common shares evidenced by those certificates or held by such holder in book-entry form. Any certificates so surrendered shall be canceled immediately. No interest shall accrue or be paid on any amount payable upon surrender of certificates or otherwise.

Unregistered Transferees

If any merger consideration is to be paid to a person or entity other than the person or entity in whose name the surrendered certificate is registered, it will be a condition to the payment of such merger consideration to such transferee that the surrendered certificate be accompanied by all documents required to evidence and effect the transfer and that the person or entity requesting such payment pays the applicable transfer taxes or establishes to the satisfaction of RenaissanceRe and the exchange agent that any applicable transfer taxes have already been paid or are not applicable.

No Other Rights

Until surrendered with the procedures described above, each Platinum common share (other than shares held by Platinum, RenaissanceRe or any of their wholly owned subsidiaries) shall be deemed, from and after the effective time, to represent only the right to receive the applicable merger consideration and, in the case of dissenting shares, the right to receive the fair value appraised by the Bermuda Court.

Distributions with Respect to Unexchanged Shares

All RenaissanceRe common shares to be paid as a portion of the merger consideration shall be deemed issued and outstanding as of the effective time. No dividends or other distributions declared or made with respect to the RenaissanceRe common shares shall be paid to any holder of any unexchanged Platinum common shares in respect of any RenaissanceRe common shares that the holder thereof has the right to receive upon the surrender thereof until the instructions for transfer and cancellation described above and in accordance with the terms of the letter of transmittal, and such other documents as may reasonably be required by the exchange agent, have been delivered to the exchange agent, and then dividends or other distributions shall only be paid if and to the extent they are payable to holders of RenaissanceRe common shares as of a record date that is as of or after the effective time.

Duration of Exchange Fund

Any portion of the exchange fund held by the exchange agent that has not been distributed to holders of Platinum common shares one hundred eighty (180) days following the effective time will be delivered to RenaissanceRe, upon demand, and after such transfer, any Platinum shareholder may look only to RenaissanceRe for payment of the merger consideration.

Withholding

The exchange agent, Platinum, RenaissanceRe or the surviving company, as applicable, will be entitled to deduct and withhold from the merger consideration otherwise payable under the merger agreement and from the special dividend those amounts as it is required to deduct and withhold with respect to the making of payment under any provision of applicable tax law or other law. Amounts so withheld will be treated for all purposes of the merger agreement as having been paid to the shareholder in respect of whom the deduction and withholding was made.

Dissenting Shares

At the effective time, all Platinum common shares held by a dissenting shareholder shall be canceled and, unless otherwise required by any applicable law or order, converted into the right to receive the standard election consideration. In the event that the fair value of a dissenting share as appraised by the Bermuda Court is greater than the standard election consideration, the dissenting shareholder shall be entitled to receive such difference from Platinum by payment made within thirty (30) days after such fair value is finally determined pursuant to such appraisal procedure.

In the event that a holder fails to perfect, effectively withdraws or otherwise waives any right to appraisal (which we refer to as an “appraisal withdrawal”), such holder’s Platinum common shares shall be canceled and converted as of the effective time into the right to receive the merger consideration for each such Platinum common share. Any holder that makes an appraisal withdrawal prior to the election deadline shall have the right to submit an election for the applicable Platinum common shares held by such holder, and any holder that makes an appraisal withdrawal after the election deadline shall be deemed to have made an election for the standard election consideration.

Treatment of Platinum Options and Other Platinum Equity Awards

Platinum Options

Immediately prior to the option exercise date, each outstanding share option, whether vested or unvested, shall be deemed exercised (on a net exercise basis) as of the option exercise date (with no action required on the part of the holder of such share option), and the holders of such share options shall be entitled to make the election and receive the special dividend, in each case, with respect to the net number of Platinum common shares deliverable to such holders upon such exercise. Any share options outstanding as of the effective time shall be automatically terminated and forfeited for no consideration, and all rights with respect to such share options shall terminate as of the effective time.

Platinum Restricted Share Awards

At the effective time, each then outstanding restricted share award will become fully vested and non-forfeitable and will be converted into the right to receive, at the election of the holder thereof, the cash election consideration (subject to proration), the share election consideration (subject to proration) or the standard election consideration. Each holder of a restricted share award will be entitled to receive the special dividend with respect to the number of Platinum common shares underlying each such restricted share award.

Platinum Restricted Share Unit Awards

At the effective time, each vested or unvested outstanding time-based RSU will be canceled and converted into the right to receive, at the election of the holder thereof, the cash election consideration (subject to proration), the share election consideration (subject to proration) or the standard election consideration with respect to the number of Platinum common shares underlying such time-based RSU. Each holder of a time-based RSU will be credited with a dividend equivalent payment equal to the amount of the special dividend multiplied by the number of Platinum common shares underlying such time-based RSU, which dividend equivalent payment shall be paid on the day prior to the closing date.

Platinum Market Share Unit Awards

At the effective time, each outstanding vested or unvested MSU will be canceled and converted into the right to receive, at the election of the holder thereof, the cash election consideration (subject to proration), the share election consideration (subject to proration) or the standard election consideration with respect to the MSU achieved shares, which will be the number of share units subject to such MSU immediately prior to the effective time multiplied by the quotient of (A) the average of the closing prices of the Platinum common shares on the NYSE for the twenty (20) trading days ending on the date immediately preceding the effective time, as adjusted by Platinum’s compensation committee in accordance with the terms of Platinum’s 2010 Share Incentive Plan, any applicable award agreements and the agreed-upon adjustment methodology to reflect the special dividend, divided by (B) the average of the closing prices of the Platinum common shares on the NYSE for the twenty (20) trading days ending on the last day of the fiscal quarter immediately preceding the date of grant of the MSUs, subject to any maximum or minimum limitations set forth in the individual award agreement. Each holder of a MSU will be credited with a dividend equivalent payment equal to the amount of the special dividend multiplied by the number of MSU achieved shares underlying such MSU, which dividend equivalent payment will be paid on the day prior to the date of the closing of the merger.

Executive Incentive Plan Awards

At the effective time, each outstanding vested or unvested EIP award will be canceled and converted into the right to receive an amount in cash equal to (A) the applicable number of EIP achieved shares (as defined below) multiplied by (B) the sum of (x) the standard cash amount plus (y) the product of the standard exchange ratio multiplied by the closing price of RenaissanceRe common shares on the NYSE as of the business day immediately prior to the closing date, which amount shall be adjusted as determined by Platinum’s compensation committee in accordance with the terms of Platinum’s EIP, any applicable award agreements and the agreed-upon adjustment methodology to take account of the special dividend. The EIP achieved shares will be the amount, subject to any maximum or minimum limitations set forth in applicable award agreements or the EIP, equal to the product of the total number of share units subject to such EIP award immediately prior to the effective time (i) multiplied by a fraction, the numerator of which is the number of days during the applicable performance period prior to the closing date and the denominator of which is the total number of days during the performance period, multiplied by (ii) a performance factor determined as set forth in the applicable award agreement and the EIP.

Payments

All payments required to be made pursuant to the merger agreement on Platinum equity awards (including share options) shall be less all amounts required to be withheld or deducted under any applicable tax law with respect to making such payments. Except for the dividend equivalent payments to holders of time-based RSU or MSUs, all payments required to be made pursuant to the merger agreement on Platinum equity awards (including any cash in lieu of fractional shares) shall be made through the payroll systems of the surviving company as soon as reasonably practicable after the effective time.

Representations and Warranties of Platinum to RenaissanceRe in the Merger Agreement

The merger agreement contains various customary representations and warranties of Platinum to RenaissanceRe relating to, among other things:

•	organization, good standing and corporate power;

•	capital structure;

•	authorization to enter into, and enforceability of, the merger agreement;

•	the absence of conflicts with, or violations of, (i) organizational documents, (ii) applicable law or (iii) material agreements, indentures or other instruments, in each case as a result of the merger or entry into the merger agreement;

•	consents, approvals, registrations and filings with governmental entities required to be made or obtained before the closing in connection with the entry into the merger agreement or the consummation of the merger;

•	the required vote of Platinum shareholders;

•	the filing, accuracy and completeness of SEC reports of Platinum;

•	the preparation and presentation of financial statements, disclosure controls and the absence of material weaknesses in internal controls;

•	the absence of undisclosed liabilities and compliance with the Sarbanes-Oxley Act of 2002;

•	the absence of certain changes since December 31, 2013;

•	the absence of material pending or threatened legal and arbitration proceedings and investigations;

•	investments and derivatives;

•	insurance matters, including statements and reports filed with applicable insurance regulatory authorities and the enforceability of material reinsurance contracts;

•	material contracts;

•	employee benefits and executive compensation;

•	employee benefit plans;

•	labor relations and other employment matters;

•	tax matters;

•	intellectual property;

•	real property and personal property;

•	governmental permits and compliance with applicable laws;

•	inapplicability of takeover statutes to the merger;

•	interested party transactions;

•	insurance reserves;

•	insurance policies maintained by Platinum;

•	accuracy of information supplied for inclusion in this proxy statement/prospectus;

•	the opinion of Goldman Sachs to Platinum’s board of directors that, as of November 23, 2014 and based upon and subject to the factors and assumptions set forth therein, the standard election consideration, the cash election consideration, and the share election consideration, taken in the aggregate with the special dividend, to be paid pursuant to the merger agreement was fair from a financial point of view to the holders (other than RenaissanceRe and its affiliates) of and outstanding Platinum common shares; and

•	broker’s fees payable in connection with the merger.

Some of the representations and warranties of Platinum in the merger agreement are qualified by knowledge, materiality thresholds, or a “material adverse effect” clause. Platinum’s representations and warranties are qualified by its publicly available disclosures filed with or furnished to the SEC after December 31, 2013 and before November 20, 2014 (other than disclosures contained in the “Risk Factors” or “Forward-Looking Statements” sections of such SEC reports or that otherwise constitute risk factors or that are cautionary, predictive or forward-looking in nature).

For purposes of the merger agreement, “material adverse effect” on Platinum or RenaissanceRe, as the case may be, means any materially adverse effect on the business, operations, assets or financial condition of such party and its subsidiaries, taken as a whole, or on the ability of such party to perform its obligations under the merger agreement without material delay or impairment, except that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any effects resulting from any of the following be taken into account in determining whether there has been, or will be, a material adverse effect:

(i)	a change in general political, legislative, economic or financial market conditions or securities, credit, financial or other capital markets conditions;

(ii)	the commencement, continuation or escalation of actions or war, armed hostilities, sabotage, acts of terrorism, or other man-made disaster;

(iii)	changes, circumstances or events generally affecting the property, marine and casualty insurance and reinsurance industry in the geographic areas and product markets in which such party or its subsidiaries conduct business;

(iv)	the result of any earthquake, hurricane, tsunami, tornado, windstorm, epidemic or other natural disaster;

(v)	any change in applicable law;

(vi)	any change in U.S. generally accepted accounting principles or applicable statutory accounting principles;

(vii)	the public announcement of the execution of the merger agreement, including the impact thereof on relationships with customers, cedents, reinsureds, retrocessionaires, reinsurance brokers or intermediaries, suppliers, vendors, lenders, venture partners or employees;

(viii)	any decline, in and of itself, in the market price, or change in trading volume, of the Platinum common shares (as to a Platinum material adverse effect) or the RenaissanceRe common shares (as to a RenaissanceRe material adverse effect);

(ix)	the failure, in and of itself, to meet any revenue, earnings or other projections, forecasts or predictions for any period ending following November 23, 2014;

(x)	any action taken at the written request of the other party; or

(xi)	solely with respect to determining a RenaissanceRe material adverse effect, any action taken in connection with the clearance of the merger and the other transactions under the HSR Act or any other applicable antitrust, competition, trade regulations or insurance laws.

Notwithstanding anything to the contrary, (a) to the extent any of the events, circumstances, changes or effects set forth in clauses (i)-(vi) above has a disproportionate effect on such party and its subsidiaries compared to other companies of similar size operating in the industries and geographic regions in which such party and its subsidiaries operate, such events, circumstances, changes or effects shall be taken into account in determining whether there has been a “material adverse effect” with respect to such party and (b) the exceptions described in clauses (viii) and (ix) above shall not prevent or otherwise affect a determination that any underlying changes, state of facts, circumstances, events or effects have resulted in, or contributed to, a “material adverse effect” with respect to such party.

In most instances, the representations and warranties of Platinum in the merger agreement that are qualified by “material adverse effect” are qualified only to the extent that the failure of such representations or warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a “material adverse effect” on Platinum and its subsidiaries, in each case, taken as a whole. The representations and warranties of Platinum in the merger agreement do not survive after the effective time.

Please see the introduction to this section “The Merger Agreement” for additional information regarding the nature of the representations and warranties in the merger agreement.

Representations and Warranties of RenaissanceRe to Platinum in the Merger Agreement

The merger agreement contains various customary representations and warranties of RenaissanceRe to Platinum relating to, among other things:

•	organization, good standing and corporate power;

•	capital structure;

•	authorization to enter into, and enforceability of, the merger agreement;

•	the absence of conflicts with, or violations of, (i) organizational documents, (ii) applicable law or (iii) material agreements, indentures or other instruments, in each case as a result of the merger or entry into the merger agreement;

•	consents, approvals, registrations and filings with governmental entities required to be made or obtained before the closing in connection with the entry into the merger agreement or the consummation of the merger;

•	the operations of Acquisition Sub;

•	the filing, accuracy and completeness of SEC reports of RenaissanceRe;

•	the preparation and presentation of financial statements, disclosure controls and the absence of material weaknesses in internal controls;

•	the absence of undisclosed liabilities and compliance with the Sarbanes-Oxley Act of 2002;

•	the absence of certain changes since December 31, 2013;

•	absence of material pending or threatened legal and arbitration proceedings and investigations;

•	insurance matters, including as to its annual group statutory financial statements filed with the BMA;

•	tax matters;

•	governmental permits and compliance with applicable laws;

•	interested party transactions;

•	insurance reserves;

•	accuracy of information supplied for inclusion in this proxy statement/prospectus;

•	available funds to pay the cash portion of the merger consideration; and

•	broker’s fees payable in connection with the merger.

Some of the representations and warranties of RenaissanceRe in the merger agreement are qualified by knowledge, materiality thresholds, or a “material adverse effect” clause. RenaissanceRe’s representations and warranties are also qualified by its publicly available disclosures filed with or furnished to the SEC after December 31, 2013 and before November 20, 2014 (other than disclosures contained in the “Risk Factors” or “Forward-Looking Statements” sections of such SEC reports or that otherwise constitute risk factors or that are cautionary, predictive or forward-looking in nature).

In most instances, the representations and warranties of RenaissanceRe in the merger agreement that are qualified by “material adverse effect” are qualified only to the extent that the failure of such representations or warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a “material adverse effect” on RenaissanceRe and its subsidiaries, in each case, taken as a whole. The representations and warranties of RenaissanceRe in the merger agreement do not survive after the effective time.

Please see the introduction to this section “The Merger Agreement” for additional information regarding the nature of the representations and warranties in the merger agreement.

Conduct of Business Pending the Closing of the Merger

Platinum has agreed that, except as required by applicable law or as consented to in writing by RenaissanceRe (such consent not to be unreasonably withheld, conditioned or delayed), during the period from the execution of the merger agreement to the effective time, it shall, and shall cause its subsidiaries to, conduct its operations in the ordinary course of business and use commercially reasonable efforts to maintain and preserve intact its business and to preserve the goodwill of its customers, cedents, reinsureds, retrocessionaires, reinsurance brokers, regulators, suppliers and others having business dealings with it. Furthermore, Platinum has agreed that during the period from the signing of the merger agreement to the effective time, subject to certain scheduled exceptions or as required by applicable law, it will not, and will not permit any of its subsidiaries to, take any of the following actions without the prior written consent of RenaissanceRe (which consent, with respect to clauses (v), (vi), (vii), (viii), (ix)(A), (xi), (xii), (xiii), (xiv), (xvii), or (xix), shall not be unreasonably withheld, conditioned or delayed):

(i)	other than in accordance with the bye-law amendment, amend or propose to amend its organizational documents or those of any of its subsidiaries;

(ii)	declare or pay any dividend or make other distributions on its share capital, other than (A) dividends or distributions paid by a wholly owned subsidiary to it or its subsidiaries and (B) ordinary course quarterly cash dividends on the Platinum common shares with record and payment dates consistent with past practice, in an amount not to exceed $0.08 per share per quarter;

(iii)

(A) adjust, subdivide, consolidate or reclassify its share capital, (B) redeem, purchase or otherwise acquire, any shares or any securities convertible into shares (except in connection with the satisfaction of certain tax withholding obligations), (C) grant any right or option to acquire any shares, (D) issue, deliver or sell any additional shares or any securities convertible into shares (other than in connection with the satisfaction of certain tax withholding obligations or pursuant to the conversion of pre-existing convertible securities) or (E) enter into any contract, understanding or arrangement with respect to the sale, voting, registration or repurchase of its share capital;

(iv)	except as required by certain existing benefit plans or contracts or by applicable law, (A) grant or provide any severance, change in control, retention or termination payments or benefits or any equity or equity-based compensation to any employee, director, officer or consultant, (B) increase (or commit to increase) the compensation, bonus (including any target bonus opportunity) or pension, welfare, severance or other benefits of, or pay any bonus to, any employee, director, officer or consultant, (C) establish, adopt, terminate or amend any benefit plan (or any such benefit plan, agreement, program, policy or commitment or other arrangement that would be a benefit plan if it were in existence on the date of the merger agreement) (other than routine changes to welfare plans), (D) take any affirmative action to accelerate the vesting or payment of compensation or benefits under any benefit plan (including any outstanding awards of equity or equity-based compensation), (E) establish, modify or amend any performance target for any employee with respect to Platinum’s 2015 fiscal year (or with respect to the 2014 fiscal year or performance period to be paid after the date of the merger agreement) in a manner that would cause such performance targets to be more favorable to the applicable employee, (F) hire or promote any employee (with certain exceptions) or (G) terminate, without “cause,” any employee, officer, director or consultant;

(v)	acquire any business or any entity or division thereof, or any substantial portion of any of the foregoing, or sell, lease, transfer, license or encumber any of its assets, product lines, businesses, rights or properties, except for (A) transactions between Platinum and any of its wholly owned subsidiaries or transactions between any such subsidiaries (B) the acquisition or disposition of investment assets in the ordinary course of business and in accordance with Platinum’s investment guidelines, (C) acquisitions of tangible assets in the ordinary course of business, or dispositions of tangible assets that are obsolete or no longer used in the conduct of business, (D) the acquisition or disposition of intellectual property assets in the ordinary course of business and (E) the creation or incurrence of permitted liens;

(vi)	make or authorize any capital expenditures other than capital expenditures not to exceed $500,000;

(vii)	(A) enter into or materially modify any material contract, (B) enter into any contract that would limit or otherwise restrict Platinum, its subsidiaries, the surviving company, RenaissanceRe or its subsidiaries from engaging or competing in any line of business, in any geographic area or with any person or entity in any material respect, (C) enter into or modify any contract constituting or relating to an interested party transaction, (D) enter into or modify any contract involving the assumption or insurance by Platinum or any of its subsidiaries of liabilities (contingent or otherwise) in excess of $30.0 million or (E) terminate, cancel or request any material change in any real property lease;

(viii)	incur, assume, guarantee or prepay any indebtedness, issue or sell any debt securities or other rights to acquire any debt securities of Platinum or any of its subsidiaries, or enter into any swap or hedging transaction or other derivative agreements, other than (A) indebtedness incurred under Platinum’s credit facilities to support the insurance and reinsurance obligations of Platinum’s insurance subsidiaries in the ordinary course of their business, and (B) any swap or hedging transaction or other derivative agreements entered into in the ordinary course of business in connection with investment assets;

(ix)	(A) make any loans, advances or capital contributions to, or investments in, any other person or entity, other than to any non-insurance subsidiaries, or (B) make, forgive or discharge, in whole or in part, any loans or advances to any current or former employees, officers, directors or consultants;

(x)	change its accounting policies or procedures, subject to certain exceptions;

(xi)	except as required by applicable tax laws or in the ordinary course of business, amend tax returns in a material way, settle any audit or claim relating to a material amount of taxes, make or change any material election relating to taxes or materially change its tax accounting methods, principles or practices;

(xii)	alter or amend in any material respect any existing underwriting, claim handling, loss control, investment, reserving or actuarial practice, guideline or policy or any material assumption underlying any reserves or actuarial practice or policy, subject to certain exceptions;

(xiii)	settle any legal action, other than a settlement that (A) is solely for monetary damages for an amount not to exceed $500,000 for any such settlement individually or $1.0 million in the aggregate, and (B) is in the ordinary course for ordinary course claims under reinsurance contracts within applicable policy or contractual limits;

(xiv)	acquire or dispose of any investment assets in any manner inconsistent with Platinum’s investment guidelines;

(xv)	amend, modify or otherwise change Platinum’s investment guidelines in any material respect;

(xvi)	adopt or enter into any plan or agreement of complete or partial liquidation or dissolution, merger, amalgamation, consolidation, restructuring, recapitalization or other reorganization;

(xvii)	cancel any indebtedness or waive any claims or rights of substantial value, in each case other than in the ordinary course of business;

(xviii)	fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act; or

(xix)	abandon, modify, waive or terminate any material permit.

RenaissanceRe has agreed that, except as required by applicable law or as consented to in writing by Platinum (such consent not to be unreasonably withheld, conditioned or delayed), during the period from the execution of the merger agreement to the effective time, it shall, and shall cause its subsidiaries to, conduct its operations in the ordinary course of business. Furthermore, RenaissanceRe has agreed that during the period from the signing of the merger agreement to the effective time, subject to certain scheduled exceptions or as required by applicable law, it will not, and will not permit any of its subsidiaries, to take any of the following actions without the prior written consent of Platinum (which consent shall not be unreasonably withheld, conditioned or delayed):

(i)	amend or propose to amend its organizational documents or those of any of its subsidiaries in a manner that would reasonably be expected to prevent or to impede, interfere with, hinder or delay in any material respect the consummation of the merger;

(ii)	declare or pay any dividend or make other distributions on its share capital, other than (1) dividends or distributions paid by a wholly owned subsidiary to it or its subsidiaries and (2) ordinary course quarterly cash dividends on the RenaissanceRe common shares with record and payment dates consistent with past practice, in an amount not to exceed $0.35 per share per quarter;

(iii)	(A) adjust, subdivide, consolidate or reclassify its share capital, (B) redeem, purchase or otherwise acquire any shares or any securities convertible into shares (except in connection with the satisfaction of certain tax withholding obligations), (C) grant any right or option to acquire any shares, (D) issue, deliver or sell any additional shares or any securities convertible into shares (other than in connection with the satisfaction of certain tax withholding obligations or pursuant to the conversion of pre-existing convertible securities) or (E) enter into any contract, understanding or arrangement with respect to the sale, voting, registration or repurchase of its share capital;

(iv)	change its accounting policies or procedures, subject to certain exceptions;

(v)	adopt or enter into any plan or agreement of complete or partial liquidation or dissolution, merger, amalgamation, consolidation, restructuring, recapitalization or other reorganization (other than any merger or consolidation among RenaissanceRe and any wholly owned subsidiary); or

(vi)	fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act.

Other Actions

RenaissanceRe and Platinum have agreed that during the period from the execution of the merger agreement until the effective time, RenaissanceRe and Platinum shall not, and shall not permit any of their respective affiliates to, with certain exceptions, take, or agree or commit to take, any action with the knowledge and intent that it would (a) result in any of the conditions to the merger not being satisfied, (b) materially adversely affect the ability of the parties to obtain (1) the approval of the Maryland Insurance Administration with regard to the acquisition of control by RenaissanceRe of Platinum Underwriters Reinsurance, Inc., (2) the approval of the BMA with regard to the change in control and in shareholder controllers of Platinum (a no objection letter with respect to the merger was received from the BMA on December 10, 2014), or (3) the expiration or termination of the applicable waiting period under the HSR Act in connection with the transactions contemplated by the merger agreement (early termination of the waiting period was granted by the FTC on December 31, 2014), in each case without imposition of a “burdensome condition,” (as defined below) (which we refer to as the “required regulatory approvals”), or (c) significantly increase the risk of any governmental entity entering an order prohibiting the consummation of the merger.

Access to Information

During the period from the execution of the merger agreement to the effective time, Platinum has agreed to (i) provide reasonable access to the officers, employees and representatives of RenaissanceRe to Platinum’s officers, employees, agents, properties and books and records and (ii) to furnish promptly to RenaissanceRe all other information concerning Platinum’s business, properties and personnel as RenaissanceRe or its representatives may reasonably request, subject to certain restrictions.

Special General Meeting of Platinum Shareholders

Platinum has agreed to duly call, give notice of, convene and hold the special general meeting as promptly as practicable following the date this proxy statement/prospectus is declared effective by the SEC, for purposes of obtaining the shareholder votes required to approve the proposals to be voted on at the special general meeting, and Platinum has agreed to use its reasonable best efforts to solicit proxies from its shareholders for purposes of obtaining the shareholder votes required to approve the proposals to be voted on at the special general meeting.

Unless the merger agreement is validly terminated as described below under “—Termination of the Merger Agreement,” the obligation of Platinum to call, give notice of, convene and hold the special general meeting for purposes of obtaining the shareholder votes required to approve the proposals to be voted on at the special general meeting will not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any “takeover proposal” (whether or not such takeover proposal constitutes a “superior proposal”) or by an “adverse recommendation change” (as each such term is more particularly described below under “—Restrictions on Solicitations of Takeover Proposals”) by Platinum’s board of directors. Notwithstanding any adverse recommendation change, unless the merger agreement is validly terminated as described herein under “—Termination of the Merger Agreement,” (i) Platinum shall hold the special general meeting for the purpose of obtaining the requisite shareholder vote to approve and adopt the merger proposal and (ii) this proxy statement/prospectus and any accompanying materials may include appropriate disclosure with respect to such adverse recommendation change if and to the extent Platinum’s board of directors determines that the failure to include such disclosure would violate its fiduciary duties under applicable laws.

Consents and Approvals

Subject to the terms and conditions set forth in the merger agreement, RenaissanceRe, Platinum and Acquisition Sub have agreed to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under the merger agreement, the statutory merger agreement and applicable law to consummate the merger and the other transactions contemplated by the merger agreement as soon as practicable after the date of the merger agreement, including preparing and filing as promptly as practicable all necessary notices, reports and other filings and obtaining as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or any governmental entity in order to consummate the merger.

Subject to applicable laws relating to the exchange of information, RenaissanceRe and Platinum each shall, at the request of the other party, furnish the other party with all information concerning itself and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of RenaissanceRe or Platinum to any third party or any governmental entity in connection with the merger. Subject to applicable laws and as required by any governmental entity, RenaissanceRe and Platinum shall each keep the other apprised of the status of matters relating to the consummation of the merger, including promptly furnishing the other party with copies of non-routine notices or other communications received by RenaissanceRe or Platinum, as the case may be, from any third party or any governmental entity with respect to the merger. If RenaissanceRe or Platinum receives a request for information or documentary material from a governmental entity related to the merger, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response to such request.

Subject to the terms and conditions set forth in the merger agreement, each of RenaissanceRe and Platinum agrees to take or cause to be taken the following actions: (i) the prompt provision to every governmental entity with jurisdiction over enforcement of any applicable antitrust or competition laws and each insurance regulator of non-privileged information and documents reasonably requested by such governmental antitrust entity or insurance regulator, (ii) the prompt use of its best reasonable efforts to avoid the entry of any permanent, preliminary or temporary injunction or other decree, decision, determination or judgment that would delay, restrain or otherwise prohibit consummation of the merger and (iii) the prompt use of its reasonable best efforts to take, in the event that any permanent, preliminary or temporary injunction, decision, order, judgment or decree is entered or issued, or becomes reasonably foreseeable to be entered or issued, in any proceeding or inquiry that would make consummation of the merger in accordance with the terms of the merger agreement unlawful or that would delay, restrain, or otherwise prohibit consummation of the merger, any reasonable steps necessary to resist, vacate, modify, suspend, prevent, or remove such actual, anticipated or threatened injunction, decision, order, judgment, determination or decree so as to permit such consummation on a schedule as close as possible to that contemplated by the merger agreement. However, notwithstanding anything in clauses (i)-(iii) above, none of RenaissanceRe, Platinum or any of their respective affiliates will be required to commence any legal action, and neither RenaissanceRe nor any of its affiliates will agree to take or refrain from taking any action that would, individually or in the aggregate with any other actions, conditions, limitations, restrictions or requirements, result in or constitute a burdensome condition (as defined below).

A “burdensome condition” is any condition, limitation, restriction or requirement that: (i) if implemented or effected, would result in a material adverse effect on RenaissanceRe or any of its subsidiaries or a material adverse effect on Platinum or any of its subsidiaries, or a material adverse effect on either party’s ability to perform its respective obligations under the merger agreement without material delay or impairment; or (ii) includes any requirement that RenaissanceRe, Platinum or any of their respective subsidiaries establish any guarantee, “keep well” or capital maintenance arrangement to maintain capital or risk based capital of Platinum Underwriters Reinsurance, Inc. substantially in excess of its capital and risk based capital levels as of the date of the merger agreement.

Restrictions on Solicitation of Takeover Proposals

Platinum has agreed to, and to cause its directors, officers, employees and representatives to, immediately following the date of the merger agreement, cease and cause to be terminated any existing solicitations, discussions or negotiations with respect to any takeover proposal (as defined below).

Additionally, until the earlier of the effective time and the termination of the merger agreement, Platinum has agreed not to, and to cause its directors, officers, employees and representatives not to, directly or indirectly:

•	solicit, initiate or knowingly facilitate or knowingly encourage any inquiries or requests for information regarding, or the making or submission of any proposal or offer that constitutes or could reasonably be expected to result, in (i) a merger, amalgamation, consolidation, share exchange or business combination involving Platinum or any of its subsidiaries representing 15% or more of the assets of Platinum and its subsidiaries, taken as a whole, (ii) a sale, lease, exchange, mortgage, transfer or other disposition, in a single transaction or series of related transactions, of 15% or more of the assets of Platinum and its subsidiaries, taken as a whole, (iii) a purchase or sale of shares or other securities, in a single transaction or series of related transactions, representing 15% or more of the voting power of the share capital of Platinum, including by way of a tender offer or exchange offer, (iv) a reorganization, recapitalization, liquidation or dissolution of Platinum, (v) a merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Platinum or any of its subsidiaries as a result of which the holders of Platinum common shares immediately prior to such transaction would not in the aggregate own at least 85% of the outstanding voting power of Platinum or of the surviving entity in a merger involving Platinum or the resulting direct or indirect parent of Platinum or such surviving entity, or (vi) any other transaction having a similar effect to those described in clauses (i) through (v), in each case other than the merger; we refer to any offer or proposal relating to any of the items set forth in clauses (i)-(vi) above as a “takeover proposal;”

•	terminate, amend, release, modify or fail to enforce any provision of, or grant any permission, waiver or request under, any confidentiality, standstill or similar agreement or obligations of any person (other than RenaissanceRe);

•	engage in any discussions or negotiations with, or furnish or disclose any non-public information relating to Platinum or any of its subsidiaries to, any person that has made or indicated an intention to make, or for the purpose of analyzing or making, a takeover proposal;

•	(i) withdraw or withhold, or modify or qualify in a manner adverse to RenaissanceRe, Platinum’s board of directors’ recommendation to Platinum shareholders that they approve and adopt the merger proposal, which we refer to herein as “Platinum’s board recommendation,” or propose publicly to do so, (ii) fail to include Platinum’s board recommendation in the proxy statement of Platinum, which is a part of this proxy statement/prospectus, or (iii) approve, adopt endorse or recommend, or publicly propose to approve, adopt, endorse or recommend, any takeover proposal (we refer to any of clauses (i)-(iii) as an “adverse recommendation change”); or

•	enter into any agreement in principle, arrangement, understanding or contract providing for or relating to a takeover proposal.

Notwithstanding the restrictions in the immediately preceding paragraph and subject to compliance by Platinum with the provisions of the non-solicitation section of the merger agreement, Platinum and its directors, officers and other representatives shall be permitted, at any time prior to obtaining the requisite shareholder vote to approve and adopt the merger proposal at the special general meeting of Platinum shareholders, in response to a bona fide written takeover proposal not solicited in violation of, and that did not otherwise result from a breach of, such non-solicitation section, to:

•	engage in discussions or negotiations with the person or entity who has made such takeover proposal regarding such takeover proposal, if Platinum’s board of directors determines (i) in good faith that such takeover proposal constitutes, or is reasonably likely to result in, a superior proposal (as defined below) and (ii) that the failure to do so would violate its fiduciary duties under applicable laws;

•

furnish or disclose any non-public information relating to Platinum or any of its subsidiaries to the person or entity who has made such takeover proposal, if (i) Platinum’s board of directors determines

(A) in good faith that such takeover proposal constitutes, or is reasonably likely to lead to, a superior proposal and (B) that failure to take such action would violate its fiduciary duties under applicable laws, (ii) Platinum has entered into a confidentiality agreement containing terms that are not materially less favorable in the aggregate to Platinum than those contained in Platinum’s confidentiality agreement with RenaissanceRe with the person or entity who has made such takeover proposal and (iii) all such information has previously been provided to RenaissanceRe or is provided to RenaissanceRe prior to or substantially concurrently with provision to the person or entity who has made such takeover proposal; and

•	effect an adverse recommendation change or cause or permit Platinum to terminate the merger agreement in order to concurrently enter into an agreement regarding a superior proposal, if, in any such instance, Platinum’s board of directors determines in good faith that such takeover proposal constitutes a superior proposal and that that the failure to take such action would violate its fiduciary duties under applicable laws; provided, however, that Platinum’s board of directors may only make an adverse recommendation change and Platinum may only terminate the merger agreement to enter into an agreement regarding a superior proposal, if (i) Platinum provides four business days’ prior written notice to RenaissanceRe advising that Platinum or Platinum’s board of directors, as applicable, intends to take such action and specifying the reasons therefor, including the material terms and conditions of any superior proposal that is the basis of the proposed action, (ii) during such four business day period, Platinum shall have provided RenaissanceRe with a reasonable opportunity to make any adjustments to the terms and conditions of the merger agreement so that such takeover proposal ceases to be a superior proposal and, if RenaissanceRe, in its sole discretion, proposes to make such adjustments, Platinum shall negotiate with RenaissanceRe in good faith with respect thereto, and (iii) Platinum’s board of directors shall have determined in good faith at the end of such notice period and, after considering the results of such negotiations and the revised proposals made by RenaissanceRe, if any, that the superior proposal giving rise to such notice continues to be a superior proposal and that the failure to take such action would violate its fiduciary duties under applicable laws.

Notwithstanding the restrictions set forth above, at any time prior to obtaining the requisite shareholder vote to approve and adopt the merger proposal at the special general meeting, Platinum’s board of directors shall be permitted, in response to a material event that was not foreseeable by Platinum’s board of directors on the date of the merger agreement, and that becomes known to the Platinum’s board of directors before the requisite shareholder vote (other than a takeover proposal), which we refer to as an “intervening event,” to effect an adverse recommendation change if Platinum’s board of directors determines in good faith that failure to take such action would violate its fiduciary duties under applicable laws. However, Platinum’s board of directors shall not make an adverse recommendation change as described in the immediately prior sentence unless (i) Platinum provides four business days’ prior written notice to RenaissanceRe advising that Platinum’s board of directors intends to take such action and specifying the reasons therefor, including a reasonably detailed description of the applicable intervening event, (ii) during such four business day period, Platinum shall have provided RenaissanceRe with a reasonable opportunity to make any adjustments to the terms and conditions of the merger agreement in response to such notice and, if RenaissanceRe, in its sole discretion, proposes to make such adjustments, Platinum shall negotiate with RenaissanceRe in good faith with respect thereto, and (iii) Platinum’s board of directors shall have determined in good faith at the end of such notice period and, after considering the results of such negotiations and the revised proposals made by RenaissanceRe, if any, that the failure to make such adverse recommendation change would continue to violate its fiduciary duties under applicable laws.

Platinum must advise RenaissanceRe orally and in writing within 24 hours of the receipt of any (i) takeover proposal or indication, proposal or offer by any person or entity that could reasonably result in a takeover proposal, or (ii) request for non-public information relating to Platinum or any of its subsidiaries other than requests for information in the ordinary course of business and unrelated to a takeover proposal. Any notice must indicate the identity of the third party making the takeover proposal, indication, proposal or request and the material terms thereof. In addition, Platinum must keep RenaissanceRe reasonably informed on a prompt basis of the status of such takeover proposal, indication, proposal, offer or request (including any material changes thereto).

We refer to a “superior proposal” as a bona fide written takeover proposal (with references to “15%” and “85%” in the definition of “takeover proposal” deemed to be references to “50%”) that Platinum’s board of directors has determined in its good faith judgment, after taking into account all relevant legal, regulatory, financial, economic and other aspects of such proposal (including the conditionality of such proposal, the ability of the third party making such proposal to obtain all relevant approvals and otherwise to satisfy all relevant conditions to the consummation of the transaction contemplated by such proposal and any financing arrangements required to facilitate the consummation of such transaction), is more favorable, to Platinum shareholders than the transactions contemplated by the merger agreement.

As summarized below in “—Termination of the Merger Agreement—Effects of Termination; Remedies,” in connection with certain terminations of the merger agreement, Platinum may be liable to RenaissanceRe for a termination fee of $60.0 million, including if the merger agreement is terminated (i) by Platinum because it enters into an alternative transaction agreement with respect to a superior proposal prior to the requisite shareholder vote to approve and adopt the merger proposal having been obtained, (ii) by RenaissanceRe as a result of Platinum’s board of directors making an adverse recommendation change regarding its recommendation to Platinum shareholders to approve and adopt the merger proposal, (iii) by RenaissanceRe as a result of Platinum’s willful and material breach of provisions related to holding the special general meeting or Platinum’s non-solicitation obligations, or (iv) by RenaissanceRe if Platinum’s board of directors approves, endorses or recommends a superior proposal or if Platinum enters into a contract relating to a superior proposal.

Expenses

Whether or not the merger closes, all expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such expense, except that RenaissanceRe and Platinum will share equally any filing fees related to regulatory filings and RenaissanceRe shall be solely responsible for filing fees in connection with the HSR Act and the registration and filing fees and the printing and mailing costs of RenaissanceRe’s registration statement of which this proxy statement/prospectus is a part.

Special Dividend by Platinum

Subject to applicable laws, following the date of approval and adoption of the merger proposal by the Platinum shareholders at the special general meeting and prior to the effective time, Platinum shall declare and pay the special dividend to the holders of record of issued and outstanding Platinum common shares as of a record date for the special dividend to be set as designated by Platinum’s board of directors.

Directors’ and Officers’ Indemnification and Insurance

From and after the effective time, RenaissanceRe and the surviving company will indemnify to the fullest extent permitted by applicable laws any person who is or was or before the date of the merger agreement a director or officer of Platinum or any of its subsidiaries, (each of which we refer to as an “indemnified party”), with respect to all acts and omissions arising out of or relating to services as directors or officers of Platinum or its subsidiaries occurring prior to the effective time.

In addition, after the effective time, RenaissanceRe and the surviving company will cause all rights to indemnification, advancement of expenses and exculpation existing on the date of the merger agreement in Platinum’s organizational documents and agreements between an indemnified party and Platinum or its subsidiaries to continue in full force and effect for a period of not less than six years following the effective time.

RenaissanceRe and the surviving company will either: (i) maintain in effect for six years from the effective time directors’ and officers’ liability insurance having at least the same coverage and amounts and containing terms and conditions no less advantageous to the indemnified parties as Platinum’s current directors’ and officers’ liability insurance policy, (which we refer to as the “current Platinum D&O policy,”) with respect to claims arising out of events which occurred before or at the effective time or (ii) request that Platinum purchase a six-year prepaid “tail policy” for an aggregate amount not to exceed 300% of the last annual premium paid by Platinum for the current Platinum D&O policy and on terms and conditions providing at least substantially equivalent benefits as the current Platinum D&O policy with respect to matters existing or occurring prior to the effective time. In obtaining the insurance coverage described in clause (i) above, RenaissanceRe and the surviving company will not be required to pay an annual premium in excess of 300% of the last annual premium paid by Platinum for the current Platinum D&O policy and, if the annual premiums of such insurance coverage exceed such amount, RenaissanceRe or the surviving company is required to obtain as much comparable insurance as possible for an annual premium not exceeding such amount.

Employees and Employee Benefits

Following the closing of the merger, each person who is employed immediately prior to the effective time by Platinum or its subsidiaries and who continues to be employed by RenaissanceRe or any of its subsidiaries immediately following the effective time, (which we refer to as “continuing employees”) shall be eligible to receive compensation and participate in employee benefits maintained or sponsored by RenaissanceRe that are provided to continuing employees, in each case as determined by RenaissanceRe in its sole discretion and subject to RenaissanceRe’s standard hiring procedures and a successful background check.

For purposes of determining eligibility, vesting (other than for purposes of equity grants by RenaissanceRe made after the effective time) and the level of benefit and benefit accrual under the employee benefit plans, programs and policies of RenaissanceRe and its subsidiaries providing benefits to any continuing employee after the effective time, and except to the extent that any of the following would result in a duplication of benefits, each continuing employee shall be credited with such continuing employee’s service with Platinum and its subsidiaries before the effective time, to the same extent as such continuing employee was entitled, before the effective time, to credit for such service under any similar benefit plan in which such continuing employee participated or was eligible to participate immediately prior to the effective time.

For purposes of each employee benefit plan, program or policy of RenaissanceRe or its subsidiaries that is made available to and which provides medical, dental or other welfare benefits to the continuing employees, RenaissanceRe will or will cause the surviving company to waive for such continuing employee and such continuing employee’s covered dependents, any evidence of insurability requirements, preexisting condition exclusions or actively-at-work requirements, to the extent such conditions were inapplicable, satisfied or waived under the corresponding under the employee benefit plans, programs and/or policies of Platinum applicable to a continuing employee prior to the effective time. For the year in which the effective time occurs, RenaissanceRe will use commercially reasonable efforts to provide that continuing employees receive credit for any eligible expenses incurred during that calendar year by the continuing employee and such continuing employee’s covered dependents under each employee benefit plan, program and/or policy of Platinum applicable to such continuing employee, for purposes of satisfying all deductible, coinsurance and maximum out of pocket requirements for that calendar year.

RenaissanceRe agreed to, and agreed to cause the surviving company to, assume and discharge Platinum’s and its subsidiaries’ obligations under certain specified employee benefits plans.

Platinum agreed to terminate its 401(k) plans unless RenaissanceRe, in its sole discretion, provides notice at least ten (10) business days prior to the effective time of its election to sponsor and maintain Platinum’s 401(k) plan(s).

New York Stock Exchange De-listing and Exchange Act Deregistration

RenaissanceRe and Platinum agreed to use their reasonable best efforts to cause the Platinum common shares to be de-listed from the NYSE and deregistered under the Exchange Act promptly following the effective time.

Conditions to the Merger

RenaissanceRe’s and Platinum’s respective obligations to complete the merger are subject to the fulfillment or waiver (by each of RenaissanceRe and Platinum) of certain conditions, including:

•	Platinum shall have obtained the requisite affirmative vote of its shareholders to approve and adopt the merger proposal;

•	Platinum and RenaissanceRe shall have obtained all required regulatory approvals, which shall be in full force and effect;

•	no law, injunction or order by a governmental entity shall have enjoined, restrained or prohibited the merger or the transactions contemplated by the merger agreement;

•	RenaissanceRe’s registration statement in connection with the issuance of RenaissanceRe common shares in connection with the merger shall have been declared effective, no stop order by the SEC suspending the effectiveness of the registration statement shall be in effect and no proceedings for that purpose shall be pending; and

•	the RenaissanceRe common shares to be issued or reserved for issuance in connection with the merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

Each of RenaissanceRe’s and Platinum’s obligations to complete the merger is also separately subject to the satisfaction or waiver of a number of conditions, including:

•	subject to the applicable materiality standards provided in the merger agreement, the representations and warranties of the other party in the merger agreement will be true and correct as of the closing date;

•	the other party having performed its obligations under the merger agreement in all material respects; and

•	since the date of the merger agreement, there shall not have been any effect, change, event or occurrence that has had, or is reasonably likely to have, individually or in the aggregate, a material adverse effect on the other party and its subsidiaries, taken as a whole.

In addition, RenaissanceRe’s obligation to complete the merger is also subject to the satisfaction or waiver of the following: all required regulatory approvals shall have been filed or obtained or shall have occurred, as applicable, in each case without the imposition of a burdensome condition.

Termination of the Merger Agreement

Termination

The merger agreement may be terminated at any time before the effective time by mutual written consent of RenaissanceRe, Acquisition Sub and Platinum, and, subject to certain limitations described in the merger agreement, by either RenaissanceRe or Platinum by notice to the other party, if any of the following occurs:

•

the merger has not been consummated by October 1, 2015, except that this right to terminate shall not be available to any party whose breach of any representation or warranty, or whose failure to fulfill any of its obligations under the merger agreement, has been a principal cause of the failure to consummate the merger by such date;

•	the merger proposal was not approved by the requisite Platinum shareholder vote at the special general meeting;

•	a law prohibits consummation of the merger;

•	if any order restrains, enjoins or otherwise prohibits consummation of the merger, and such order has become final and nonappealable; or

•	the other party has breached a covenant, agreement, representation or warranty that would preclude the satisfaction of certain closing conditions and such breach is not cured in the thirty (30) days following written notice to the breaching party.

The merger agreement may also be terminated, at any time before the effective time, subject to certain limitations described in the merger agreement, by RenaissanceRe, if any of the following occurs:

•	(i) Platinum’s board of directors effects an adverse recommendation change, or (ii) Platinum willfully and materially breaches (A) its obligations regarding the holding of the special general meeting or (B) its obligations not to solicit any takeover proposal, as described above in “—Restrictions on Solicitation Takeover Proposals,” under the merger agreement; or

•	(i) Platinum’s board of directors approves, endorses or recommends a “superior proposal,” (ii) Platinum enters into a contract relating to a superior proposal, (iii) a tender offer or exchange offer for any outstanding shares of Platinum is commenced prior to obtaining the requisite shareholder vote to approve and adopt the merger proposal at the special general meeting of Platinum shareholders and Platinum’s board of directors fails to recommend against acceptance of such tender offer or exchange offer by its shareholders within five business days after commencement or fails to reaffirm publicly the Platinum board recommendation within five business days after RenaissanceRe requests in writing that it do so, or (iv) Platinum or Platinum’s board of directors publicly announces its intention to do (or not to do, in the case of the requested reaffirmation) any of the foregoing in clauses (i)-(iii) above.

The merger agreement may also be terminated, subject to certain limitations described in the merger agreement, by Platinum prior to obtaining the requisite shareholder vote to approve and adopt the merger proposal at the special general meeting, in response to a bona fide written takeover proposal not solicited in violation of, and that did not otherwise result from a breach of, the non-solicitation provisions of the merger agreement, in order to concurrently enter into an agreement regarding a superior proposal. However, Platinum may only terminate the merger agreement to enter into an agreement regarding a superior proposal if:

•	Platinum’s board of directors determines (A) in good faith that the takeover proposal constitutes a superior proposal and (B) that the failure to take such action would violate its fiduciary duties under applicable laws;

•	Platinum provides four business days’ prior written notice to RenaissanceRe advising that Platinum intends to take such action and specifying the reasons therefor, including the material terms and conditions of any superior proposal that is the basis of the proposed action by Platinum;

•	during the four business day period, Platinum shall have provided RenaissanceRe with a reasonable opportunity to make any adjustments to the terms and conditions of the merger agreement so that such takeover proposal ceases to be a superior proposal and, if RenaissanceRe, in its sole discretion, proposes to make such adjustments, Platinum shall negotiate with RenaissanceRe in good faith with respect thereto; and

•

Platinum’s board of directors shall have determined in good faith at the end of such notice period and, after considering the results of such negotiations and the revised proposals made by RenaissanceRe, if any, that the superior proposal giving rise to such notice continues to be a superior proposal and that the failure to take such action would violate its fiduciary duties under applicable laws.

Effects of Termination; Remedies

If the merger agreement is terminated as described above in “—Termination,” the merger agreement will become void and of no further force and effect, and there will be no liability or obligation of any party or its officers and directors under the merger agreement, except (i) as to certain limited provisions relating to confidentiality, the payments of a termination fee in connection with a termination (as described below), and the payment of other transaction expenses, which will survive the termination of the merger agreement, and (ii) that no party will be relieved or released from any liabilities or damages arising out of its willful and material breach of the merger agreement or fraud.

In certain circumstances in connection with a termination of the merger agreement, Platinum will be required to pay RenaissanceRe the termination fee of $60.0 million. Circumstances in which this termination fee is required to be paid include if the merger agreement is terminated:

•	by Platinum because it enters into an alternative transaction agreement with respect to a superior proposal prior to obtaining the requisite shareholder vote to approve and adopt the merger proposal;

•	by RenaissanceRe as a result of Platinum’s board of directors making an adverse recommendation change regarding its recommendation to Platinum shareholders to adopt and approve the merger proposal;

•	by RenaissanceRe as a result of Platinum’s willful and material breach of provisions related to holding the special general meeting or Platinum’s non-solicitation obligations;

•	by RenaissanceRe (i) if Platinum’s board of directors approves, endorses or recommends a superior proposal, (ii) Platinum enters into a contract relating to a superior proposal, (iii) a tender offer or exchange offer for any issued and outstanding shares of Platinum is commenced prior obtaining the requisite shareholder vote to approve and adopt the merger proposal by Platinum shareholders and Platinum’s board of directors fails to recommend against acceptance of such tender offer or exchange offer by its shareholders within five business days after commencement or fails to reaffirm publicly its recommendation of the merger, the merger agreement and the statutory merger agreement within five business days after RenaissanceRe requests in writing that it do so, or (iv) Platinum or Platinum’s board of directors publicly announces its intention to do (or not to do, in the case of the requested reaffirmation) any of the foregoing in subclauses (i)-(iii) above; or

•	(i) by Platinum or RenaissanceRe as a result of (A) the merger not having been consummated by October 1, 2015, or (B) the merger, the merger agreement and the statutory merger agreement not having been approved by the requisite Platinum shareholder vote at the special general meeting or (ii) by RenaissanceRe as a result of Platinum breaching a covenant, agreement, representation or warranty that would preclude the satisfaction of certain closing conditions and such breach is not cured in the thirty (30) days following written notice to Platinum and prior to any such termination described in (i) or (ii), a takeover proposal was made or proposed to Platinum or otherwise publicly announced and within twelve (12) months following the date of such termination, Platinum enters into a contract relating to or otherwise consummates a takeover proposal, whether or not it is the takeover proposal made or proposed to Platinum or otherwise publicly announced prior to termination.

Amendments and Waiver of the Merger Agreement

Amendments

The merger agreement may be amended in writing by the parties by action taken or authorized by their respective boards of directors at any time before or after the approval of matters presented at the special general meeting, so long as no amendment that requires further shareholder approval under applicable law after the requisite shareholder approval at the special general meeting has been obtained shall be made without such further shareholder approval.

Waiver

To the extent legally permissible, the parties may at any time before the effective time do any of the following:

•	extend the time of performance of any of the obligations of the other party;

•	waive any inaccuracies of the representations and warranties contained in the merger agreement or in any document delivered under the merger agreement; or

•	waive compliance with any of the covenants or conditions contained in the merger agreement.

Governing Law; Jurisdiction

The merger agreement is governed in all respects by the laws of Delaware and the parties have agreed and submitted to the exclusive jurisdiction of the U.S. federal courts located in the State of Delaware and the Court of Chancery of the State of Delaware for the interpretation and enforcement of the provisions of the merger agreement.

REGULATORY MATTERS

Subject to the terms and conditions of the merger agreement, RenaissanceRe and Platinum have agreed to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under the merger agreement and applicable laws, rules and regulations to close the merger and the other transactions contemplated by the merger agreement as promptly as practicable after the date of execution of the merger agreement, as discussed in “The Merger Agreement—Consents and Approvals.”

Notwithstanding the foregoing, in connection with obtaining a required regulatory approval, none of RenaissanceRe, Platinum or any of their respective subsidiaries will be required to commence any legal action, and neither RenaissanceRe nor any of its affiliates will be required to agree to take or refrain from taking, any action that would individually or in the aggregate with any other actions, conditions, limitations, restrictions or requirements, result in or constitute a “burdensome condition,” which is any condition, limitation, restriction or requirement that: (i) if implemented or effected, would result in a material adverse effect on RenaissanceRe or any of its subsidiaries or a material adverse effect on Platinum or any of its subsidiaries, or a material adverse effect on either party’s ability to perform its respective obligations under the merger agreement without material delay or impairment; or (ii) includes any requirement that RenaissanceRe, Platinum or any of their respective subsidiaries establish any guarantee, “keep well” or capital maintenance arrangement to maintain capital or risk based capital of Platinum Underwriters Reinsurance, Inc. substantially in excess of its capital and risk based capital levels as of the date of the merger agreement.

U.S. Antitrust

Under the HSR Act, RenaissanceRe and Platinum cannot close the merger until RenaissanceRe and Platinum have notified the Antitrust Division and the FTC of the merger and furnished them with certain information and materials relating to the merger and the applicable waiting period has terminated or expired. The termination of the waiting period means the parties have satisfied the regulatory requirements under the HSR Act. RenaissanceRe and Platinum filed the required notifications with the Antitrust Division and the FTC on December 17, 2014. The waiting period will generally expire thirty (30) days after the appropriate notification has been filed unless the applicable regulatory agency requests additional information or the parties receive early termination. On December 31, 2014, the FTC granted early termination of the waiting period under the HSR Act.

Insurance and other Regulatory Matters

The insurance laws and regulations of all 50 U.S. states and the District of Columbia generally require that before the acquisition of control of an insurance company, either through the acquisition of or merger with the insurance company or a holding company of that insurance company, the acquiring party must obtain approval from the insurance regulator of the insurance company’s state of domicile. In addition, under the laws of certain states, an acquirer must obtain the approval of the state’s insurance regulator to acquire control of an insurance company that is commercially domiciled in that state.

Platinum has one reinsurance company subsidiary domiciled in the U.S.: Platinum Underwriters Reinsurance, Inc., which is domiciled in Maryland. Completion of the merger is accordingly subject to the prior approval of the insurance commissioner of the State of Maryland with respect to Platinum Underwriters Reinsurance, Inc. RenaissanceRe filed a Form A—Acquisition of Control Statement with the Maryland Insurance Administration on December 11, 2014.

Under Section 30E of the Bermuda Insurance Act of 1978, as amended, any person whose shares or the shares of its parent company, if any, are traded on any stock exchange recognized by the BMA who, directly or indirectly, becomes a holder of at least 10%, 20%, 33% or 50% of the shares of RenaissanceRe must notify the BMA in writing within forty five (45) days of becoming such a holder. The BMA may, by written notice, object to such a person if it appears to the BMA that the person is not fit and proper to be such a holder or that the interests of the client or potential clients of the insurer would be threatened by that person becoming a controller. On December 10, 2014, the BMA notified RenaissanceRe’s special Bermuda counsel in writing that it has no such objection to RenaissanceRe’s ownership of Platinum pursuant to the merger. Following the effectiveness of the merger, the BMA may require the holder to reduce its holding of shares and direct, among other things, that voting rights attaching to those shares will not be exercisable. A person that does not comply with such a notice or direction from the BMA will be guilty of an offense.

Although RenaissanceRe and Platinum do not expect these regulatory authorities to raise any significant concerns in connection with their review of the merger, there is no assurance that RenaissanceRe and/or Platinum will obtain all required regulatory approvals on a timely basis, if at all, or that these approvals will not include a restriction, limitation or condition that would trigger a burdensome condition, which, in such case, would permit RenaissanceRe to refuse to close the transactions contemplated by the merger agreement and complete the merger.

Other than the approvals and notifications described above, neither RenaissanceRe nor Platinum is aware of any material regulatory approvals required to be obtained, or waiting periods required to expire, after the making of a filing. If the parties discover that other approvals or filings and waiting periods are necessary, they will seek to obtain or comply with them, although, as is the case with the regulatory approvals described above, there can be no assurance that they will be obtained on a timely basis, if at all, or would not constitute a burdensome condition.

THE PLATINUM SPECIAL GENERAL MEETING

Date, Time and Place

The special general meeting will take place at 9:00 a.m., Atlantic time, on February 27, 2015, at Platinum’s offices at Waterloo House, 100 Pitts Bay Road, Pembroke HM 08 Bermuda.

Purposes of the Special General Meeting

At the special general meeting, Platinum shareholders will be asked to consider and vote on the following proposals:

•	Proposal 1: to consider and vote on the proposal to approve the bye-law amendment;

•	Proposal 2: to consider and vote on the merger proposal;

•	Proposal 3: to consider and vote on, on an advisory (non-binding) basis, the compensation advisory proposal; and

•	Proposal 4: to approve an adjournment of the special general meeting, if necessary or appropriate, for the solicitation of additional proxies from Platinum shareholders in favor of any of the above proposals if there are insufficient votes at the time of such adjournment to approve such proposals.

Completion of the merger is conditioned on, among other things, approval of Proposal 2 above, but is not conditioned on the approval of Proposals 1, 3 or 4.

Platinum’s board of directors has unanimously (1) determined that the merger, on the terms and conditions set forth in the merger agreement, is fair to, and in the best interests of, Platinum, (2) approved the merger agreement, the statutory merger agreement and the transactions contemplated thereby, (3) determined that the bye-law amendment was advisable to and in the best interests of Platinum, and authorized and approved the bye-law amendment and (4) resolved that the bye-law amendment and the merger proposal be submitted to the Platinum shareholders for their consideration at the special general meeting. Accordingly, Platinum’s board of directors unanimously recommends that Platinum shareholders vote (1) “FOR” the bye-law amendment proposal, (2) “FOR” the merger proposal and (3) “FOR” the other proposals described in this proxy statement/prospectus.

Platinum Record Date and Voting by Platinum Directors and Executive Officers

Only Platinum shareholders of record, as shown on Platinum’s register of members, at the close of business on January 29, 2015, the record date for the special general meeting, will be entitled to notice of, and to vote at, the special general meeting or any adjournment or postponement thereof. As of January 29, 2015, the record date for the special general meeting, there were 24,845,418 Platinum common shares issued and outstanding. As of the same date, Platinum directors, executive officers and their affiliates had the right to vote 719,218 Platinum common shares, representing approximately 2.9% of the total Platinum common shares issued and outstanding. Platinum currently expects that all of its directors and executive officers will vote “FOR” each proposal on the Platinum proxy card.

Quorum

The quorum required at the special general meeting is two or more persons present in person and representing in person or by proxy more than 50% of the total issued shares of Platinum as at the record date. If the bye-law amendment is not approved, the quorum required specifically for the merger proposal is two or more persons present in person and representing in person or by proxy in excess of one-third of the total issued shares of Platinum as at the record date.

Required Vote

The vote required for each of the above items is set forth under the description of each proposal. See the section of this proxy statement/prospectus titled “Proposals to be Submitted to Platinum Shareholders; Voting Requirements and Recommendations.”

Voting Securities

As of January 29, 2015, the record date for the special general meeting, there were 24,845,418 Platinum common shares issued and outstanding. Platinum common shares are the only class of Platinum securities that are entitled to vote at the special general meeting or any adjournment or postponement thereof.

Each Platinum common share entitles its holder to one vote on each matter that is voted upon at the Platinum special general meeting or any adjournment or postponement thereof, subject to certain provisions of Platinum’s bye-laws whereby the voting power of all shares will be adjusted to the extent necessary so that there is no 9.5% Member (as such capitalized term is defined in Platinum’s bye-laws), although such adjustment shall not apply in the event that one shareholder owns greater than 75% of the voting power of the issued shares of Platinum. Platinum’s board of directors may deviate from the principles with respect to the adjustment of voting power in Platinum’s bye-laws and determine that shares held by a Platinum shareholder shall carry different voting rights as it determines appropriate (i) to avoid the existence of any 9.5% Member, or (ii) to avoid adverse tax, legal or regulatory consequences to Platinum, any subsidiary of Platinum, or any direct or indirect holder of shares. At the sole discretion of Platinum’s board of directors, Platinum’s board of directors may decline to register a transfer of shares (i) if it appears to Platinum’s board of directors that any non-de minimis adverse tax, legal or regulatory consequences to Platinum or any of its subsidiaries or any direct or indirect holder of shares would result from the transfer, and (ii) if it appears to Platinum’s board of directors that any person would become a 10% Member (as such capitalized term is defined in Platinum’s bye-laws) as a result of such transfer. The purpose of these adjustments to voting power and ownership limitations is to avoid any adverse U.S. tax, legal or regulatory consequences to Platinum. For the avoidance of doubt, a Platinum common share may carry a fraction of a vote.

Because the applicability of Platinum’s voting power reduction bye-law provisions to any particular shareholder depends on facts and circumstances that may be known only to the shareholder or related persons, Platinum requests that Platinum common shareholders holding 9.5% or more of issued Platinum common shares contact Platinum promptly so that Platinum may determine whether the voting power of such holder’s Platinum common shares should be reduced. Platinum’s board of directors may require any direct or indirect holder of shares to provide such information as Platinum’s board of directors may reasonably request for the purpose of determining whether that shareholder’s voting rights are to be adjusted. If a Platinum shareholder fails to respond to such a request, or submits incomplete or inaccurate information in response to such a request, Platinum’s board of directors may determine in its sole discretion that such holder’s shares shall carry no voting rights, in which case such holder shall not exercise any voting rights in respect of such shares until otherwise determined by Platinum’s board of directors. Any determination by Platinum’s board of directors as to adjustments or eliminations of voting power of any shares shall be final and binding and any vote taken based on such determination shall not be capable of being challenged solely on the basis of such determination.

Abstentions and “Broker Non-Votes”

Abstentions and, if applicable, “broker non-votes” will be counted toward the presence of a quorum at the special general meeting, but will not be considered votes cast on any proposal brought before the special general meeting. Because the vote required to approve the proposals to be voted upon at the special general meeting is the affirmative vote of the specified required percentage of the votes cast assuming a quorum is present, an abstention or, if applicable, a “broker non-vote” with respect to any proposal to be voted on at the special general meeting will not have the effect of a vote for or against the relevant proposal, but will reduce the number of votes cast and therefore increase the relative influence of those shareholders voting.

PROPOSALS TO BE SUBMITTED TO PLATINUM SHAREHOLDERS; VOTING REQUIREMENTS AND RECOMMENDATIONS

Proposal 1. Approval of the Bye-Law Amendment

On November 22, 2014, Platinum’s board of directors unanimously approved and adopted an amendment to Platinum’s bye-laws, the form of which amendment is included as Annex B to this proxy statement/prospectus, to reduce the shareholder vote required to approve a merger with any other company from (a) the affirmative vote of three-fourths of the votes cast thereon at a general meeting of the shareholders at which a quorum of two or more persons present in person and representing in person or by proxy in excess of one-third of the total issued shares of Platinum as at the record date is present to (b) a simple majority of the votes cast thereon at a general meeting of the shareholders at which a quorum of two or more persons present in person and representing in person or by proxy in excess of 50% of the total issued shares of Platinum as at the record date is present.

Platinum’s board of directors unanimously determined that the bye-law amendment was advisable to and in the best interests of Platinum, authorized and approved the bye-law amendment, and resolved that the bye-law amendment be submitted to Platinum shareholders for their consideration at the special general meeting.

The affirmative vote of a majority of the votes cast at the special general meeting, at which a quorum is present in accordance with Platinum’s bye-laws, is required to approve the bye-law amendment, which will become effective immediately if so approved. Approval of this proposal IS NOT a condition to completion of the merger.

Platinum’s board of directors unanimously recommends a

vote “FOR” this Proposal 1 to approve the bye-law amendment.

Proposal 2. Approval and Adoption of the Merger Proposal

On November 22, 2014, Platinum’s board of directors unanimously approved and adopted, subject to the approval of Platinum shareholders, a resolution to adopt the merger agreement, the statutory merger agreement and the transactions contemplated thereby. Platinum’s board of directors also unanimously resolved that the merger proposal be submitted to the Platinum shareholders for their consideration at the special general meeting.

If Platinum shareholders approve and adopt the merger proposal and all other conditions to the merger have been satisfied or waived, Acquisition Sub will merge into Platinum, upon the terms and subject to the conditions set forth in the merger agreement. Upon the closing of the merger, the separate corporate existence of Acquisition Sub will cease and Platinum will survive as a wholly owned subsidiary of RenaissanceRe.

Under the terms of the merger agreement, each Platinum common share issued and outstanding immediately before the effective time (excluding any dissenting shares as to which appraisal rights have been properly exercised under Bermuda law), will be cancelled and converted into the right to receive the cash election consideration, (ii) the share election consideration or (iii) the standard election consideration, in each case less any applicable withholding taxes and without interest. The number of RenaissanceRe common shares to be issued to Platinum shareholders (including for this purpose each holder of Platinum equity awards who has the right to make an election as consideration for the merger) is 7,500,000 RenaissanceRe common shares, and each of the cash election consideration and the share election consideration is subject to proration if the un-prorated aggregate share consideration is less than or greater than, respectively, 7,500,000 RenaissanceRe common shares. Platinum shareholders will not receive any fractional shares of RenaissanceRe common shares in the merger. Instead, Platinum shareholders will be paid cash in lieu of the fractional share interest to which such shareholders would otherwise be entitled as described under the section of this proxy statement/prospectus titled “The Merger Agreement—Merger Consideration.” All Platinum common shares that are held by Platinum as treasury stock or held by any wholly owned subsidiary of Platinum, or owned by RenaissanceRe or any wholly owned subsidiary of RenaissanceRe immediately before the merger, will be cancelled and no payment will be made in respect thereof.

In addition, the merger agreement provides that, subject to applicable laws, following the date of approval and adoption of the merger agreement by the Platinum shareholders and prior to the effective time, Platinum will declare and pay the special dividend to the holders of record of issued and outstanding Platinum common shares as of a record date for the special dividend to be set as designated by Platinum’s board of directors. The special dividend is contingent upon the approval and adoption of the merger proposal by the requisite shareholder vote. As set out in the merger agreement, upon the closing of the merger, each dissenting share shall be cancelled and (unless otherwise required by any applicable laws or order) converted into the right to receive the merger consideration together with the special dividend as if an election for the standard election consideration had been made. Under Bermuda law, in the event of a merger of a Bermuda company with another company or corporation, any shareholder of the Bermuda company is entitled to receive fair value for its shares. Platinum’s board of directors considers the fair value for each common share to be the applicable merger consideration and the special dividend. Any Platinum shareholder who is not satisfied that they have been offered fair value for its Platinum common shares and whose Platinum common shares are not voted in favor of the approval and adoption of the merger proposal, may exercise its appraisal rights under the Companies Act to have the fair value of its Platinum common shares appraised by the Bermuda Court. Any Platinum shareholder intending to exercise appraisal rights MUST file its application for appraisal of the fair value of its Platinum common shares with the Bermuda Court within ONE MONTH of the giving of the notice convening the special general meeting.

The merger cannot be completed unless, among other things, Platinum shareholders approve and adopt the merger proposal by the requisite shareholder vote. The approval by Platinum shareholders of this proposal for the approval and adoption of the merger proposal IS a condition to closing in the merger. Please see the section of this proxy statement/prospectus titled “The Merger Agreement—Conditions to the Merger” for more information.

If the bye-law amendment is approved, the affirmative vote of a majority of the votes cast on the merger proposal at the special general meeting, at which a quorum of two or more persons present in person and representing in person or by proxy in excess of 50% of the total issued shares of Platinum as at the record date, is required to approve and adopt the merger proposal. If the bye-law amendment is not approved, the affirmative vote of three-fourths of the votes cast on the merger proposal at the special general meeting, at which a quorum of two or more persons present in person and representing in person or by proxy in excess of one-third of the total issued shares of Platinum as at the record date, will be required to adopt the merger proposal.

Platinum’s board of directors unanimously (1) determined that the merger, on the terms and conditions set forth in the merger agreement, is fair to, and in the best interests of, Platinum, (2) approved the merger agreement, the statutory merger agreement and the transactions contemplated thereby and (3) resolved that the merger proposal be submitted to the Platinum shareholders for their consideration at the special general meeting.

Platinum’s board of directors unanimously recommends a vote “FOR” this Proposal 2 to approve and adopt the merger proposal.

Proposal 3. Approval of the Compensation Advisory Proposal

The Dodd-Frank Act and Rule 14a-21(c) under the Exchange Act require that Platinum seek an advisory (non-binding) vote from Platinum shareholders to approve the “golden parachute compensation” that may be paid or become payable to Platinum’s named executive officers in connection with the merger, as disclosed in the section of this proxy statement/prospectus titled “The Merger—Advisory Vote on Merger-related Compensation for Platinum’s Named Executive Officers.” Accordingly, Platinum is asking Platinum shareholders to vote in favor of the adoption of the following resolution, on an advisory (non-binding) basis:

“RESOLVED, that the compensation that may be paid or become payable to Platinum’s named executive officers in connection with the merger and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of the

SEC’s Regulation S-K in the section of the proxy statement/prospectus titled “The Merger—Advisory Vote on Merger-Related Compensation for Platinum’s Named Executive Officers” is hereby APPROVED.”

The affirmative vote of a majority of the votes cast at the special general meeting, at which a quorum is present in accordance with Platinum’s bye-laws, is required to approve this compensation advisory proposal. Approval of this proposal IS NOT a condition to completion of the merger, and the vote with respect to this proposal is an advisory vote and will not be binding on Platinum or RenaissanceRe. If the merger is completed, the “golden parachute compensation” may be paid to Platinum’s named executive officers to the extent payable in accordance with the terms of the compensation arrangements even if Platinum shareholders fail to approve the “golden parachute compensation.”

Platinum’s board of directors unanimously recommends a vote “FOR” this Proposal 3 to approve the compensation advisory proposal.

Proposal 4. Approval for Possible Adjournment of the Special General Meeting

Platinum shareholders are being asked to consider and vote on a proposal to approve an adjournment of the special general meeting, if necessary or appropriate, for the solicitation of additional proxies from Platinum shareholders in favor of any of the above proposals if there are insufficient votes at the time of such adjournment to approve such proposals.

The affirmative vote of a majority of the votes cast at the special general meeting, at which a quorum is present in accordance with Platinum’s bye-laws, is required to approve this proposal regarding an adjournment of the special general meeting for the solicitation of additional proxies. Approval of this proposal IS NOT a condition to completion of the merger.

Platinum’s board of directors unanimously recommends a vote “FOR”

this Proposal 4 to approve the adjournment of the special general meeting for the solicitation of additional proxies, if necessary or appropriate.

COMPARISON OF SHAREHOLDER RIGHTS

The following is a summary of the material differences between the current rights of RenaissanceRe shareholders and the current rights (unless otherwise stated) of Platinum shareholders. This summary is not intended to be complete and is qualified, except where otherwise provided, by reference to RenaissanceRe’s bye-laws as well as the laws of Bermuda, and Platinum’s memorandum of association and bye-laws, as well as the laws of Bermuda. Copies of these governing corporate instruments are available, without charge, to any person, including to any beneficial owner to whom this proxy statement/prospectus is delivered, by following the instructions listed under the section of this proxy statement/prospectus titled “Where You Can Find More Information.”

Share Capital

RenaissanceRe has an authorized share capital of 325,000,000 shares, consisting of 225,000,000 common shares, par value $1.00 per share, and 100,000,000 preference shares, par value $1.00 per share (which we refer to as the “RenaissanceRe preference shares”). As of January 26, 2015, RenaissanceRe’s issued and outstanding share capital consisted of 38,441,972 RenaissanceRe common shares and 16,000,000 RenaissanceRe preference shares. Additionally, as of January 26, 2015, 2,968,517 RenaissanceRe common shares were reserved for issuance under RenaissanceRe’s equity plans. Upon the exercise of all of RenaissanceRe’s outstanding options, there would be 38,824,034 issued and outstanding RenaissanceRe common shares, and 16,000,000 issued and outstanding RenaissanceRe preference shares. RenaissanceRe common shares and RenaissanceRe preference shares trade on the NYSE.

Platinum has an authorized share capital of 200,000,000 Platinum common shares and 25,000,000 preferred shares, par value $0.01 per share (which we refer to as the “Platinum preferred shares”). As of January 26, 2015, Platinum’s issued and outstanding share capital consisted of 24,845,418 Platinum common shares. In addition, as of January 26, 2015, Platinum had granted options and restricted share units convertible into an aggregate of 558,556 Platinum common shares. Upon the exercise of all of the outstanding options (assuming net exercise at closing of the merger in accordance with the terms of the merger agreement) and vesting of all of Platinum’s outstanding restricted share units, there would be 25,337,460 Platinum common shares issued and outstanding. Platinum common shares trade on the NYSE.

Shareholders’ Equity

Under Bermuda law, the excess of any consideration paid on issue of shares over the aggregate par value of such shares must (except in certain limited circumstances) be credited to a share premium account. Share premium may be distributed in certain limited circumstances, for example, to pay up unissued shares which may be distributed to shareholders in proportion to their holdings as fully paid bonus shares, but is otherwise subject to limitation, and cannot be paid to shareholders.

A Bermuda company may also create a contributed surplus account and may credit to such account any cash and other property paid or transferred to the company as sole beneficial owner (other than in connection with the issuance of shares). Contributed surplus includes proceeds arising from donated shares, credits resulting from the redemption or conversion of shares at less than the amount set up as nominal capital and donations of cash and other assets to the company. The amount standing to the credit of a company’s contributed surplus account may be distributed to shareholders, subject to the company meeting the solvency and net asset tests set out in the Companies Act.

RenaissanceRe	Platinum

Organizational Documents

The rights of RenaissanceRe shareholders are currently governed by its memorandum of association and RenaissanceRe’s bye-laws and by Bermuda law.	The rights of Platinum shareholders are currently governed by its memorandum of association and Platinum’s bye-laws and by Bermuda law.

“Blank Check” Preferred Stock

RenaissanceRe’s board of directors is authorized, subject to certain limitations prescribed by law, to issue preferred shares from time to time in one or more series. RenaissanceRe’s board of directors is authorized with respect to each series to fix its rights, preferences, privileges and restrictions thereof, including but not limited to dividend rights, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption prices and liquidation preferences and the number of shares constituting and the designation of any such shares, without further vote or action by the shareholders.	Platinum’s bye-laws confer on Platinum’s board of directors a broadly similar authorization in respect of: (i) issuing preferred shares from time to time; and (ii) the rights and privileges that may be so affixed to such shares.

Number of Directors

RenaissanceRe’s board of directors shall consist of eight directors; provided, however, that a majority of RenaissanceRe’s board of directors may determine, in its discretion to expand the size of RenaissanceRe’s board of directors to 11 directors.	Platinum’s board of directors shall consist of not less than two directors or such number in excess thereof as Platinum’s board of directors may from time to time determine.

Board Classification/Term

RenaissanceRe’s board of directors shall have the power from time to time and at any time to appoint any person as a director to fill a vacancy on RenaissanceRe’s board of directors occurring as the result of death, disability, disqualification or resignation of any director and to appoint an alternate director to any director so appointed. A director so appointed shall hold office until the next annual general meeting at which the predecessor’s term would have expired or until such new director’s successor is elected or appointed or such new director’s office is otherwise vacated and, in the absence of such election of appointment, RenaissanceRe shareholders may authorize RenaissanceRe’s board of directors to fill any vacancy.

RenaissanceRe’s board of directors may act, notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by RenaissanceRe’s bye-laws as the quorum necessary for the transaction of business at the meetings of RenaissanceRe’s board of directors, the continuing directors may act, only for the purpose of: (i) summoning a general meeting; or (ii) preserving the assets of the company.

Platinum’s board of directors is not classified. Under Platinum’s bye-laws, the directors shall hold office for such term as Platinum shareholders may determine and, if no determination is made, until the next annual general meeting, or until their successors are elected or appointed or their offices is otherwise vacated.

RenaissanceRe	Platinum

Alternate Directors

Under the Companies Act: (i) any person may be appointed an alternate director by or in accordance with a resolution of the shareholders or by a director in such manner as may be provided in the bye-laws and that person shall have the rights and powers of the director for whom he is appointed in the alternative, except that he will not be entitled to attend and vote at any meeting of the directors otherwise than in the absence of such director; and (ii) a director may appoint another director of the company to represent him and to vote on his behalf at any board meeting. The appointment shall not have effect unless notice thereof is given in writing to the RenaissanceRe corporate secretary by the director making the appointment. RenaissanceRe’s bye-laws permit alternate directors.	Platinum’s bye-laws are silent on the appointment of alternate directors. As such, any alternate director would need to have been or need to be appointed by a shareholders’ resolution.

Removal of Directors

RenaissanceRe shareholders are not entitled to remove a director except for cause and then only with an affirmative vote of the holders of not less than 66-2/3% of the voting rights attached to all issued and outstanding capital shares of RenaissanceRe and provided that the notice of any such meeting to remove such director contains a statement of intent to do so and is served on such director not less than sixty (60) days before the meeting. Such director is also entitled to be heard on the motion of his removal for cause.	Under Platinum’s bye-laws Platinum shareholders permitted to vote on the election of directors, may at a special general meeting remove a director provided that the notice of any such meeting convened for the purpose of removing a director shall contain a statement of the intention to remove such director and is served on such director not less than fourteen (14) days before the meeting and at such meeting the director whom is being removed is entitled to be heard on the motion.

Board Vacancies

RenaissanceRe’s board of directors shall have the power from time to time and at any time to appoint any person as a director to fill a vacancy on RenaissanceRe’s board of directors occurring as the result of death, disability, disqualification or resignation of any director and to appoint an alternate director to any director so appointed. A director so appointed shall hold office until the next annual general meeting or until such new director’s successor is elected or appointed or such new director’s office is otherwise vacated and, in the absence of such election of appointment, RenaissanceRe shareholders may authorize RenaissanceRe’s board of directors to fill any vacancy.

RenaissanceRe’s board of directors may act, notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by RenaissanceRe’s bye-laws as the quorum necessary for the transaction of business at the meetings of

Under Platinum’s bye-laws the office of a director shall be vacated if such director: (i) is removed from office pursuant to Platinum’s bye-laws or is prohibited from being a director; (ii) is or becomes of unsound mind or dies; (iii) is or becomes bankrupt, or makes any arrangement or composition with his creditors generally; or (iv) resigns his office by notice to Platinum.

Platinum’s board of directors shall have the power to appoint any person as a director to fill a vacancy on Platinum’s board of directors occurring as a result of death, disability, disqualification or resignation of any director.

RenaissanceRe	Platinum

RenaissanceRe’s board of directors, the continuing directors may act, only for the purpose of: (i) summoning a general meeting; or (ii) preserving the assets of the company.	Platinum’s bye-laws contain broadly similar provisions to those in RenaissanceRe’s bye-laws in respect of Platinum’s board of directors acting notwithstanding any vacancy of its number.

Quorum of the Board

A quorum of RenaissanceRe’s board of directors for the transaction of business shall be two directors.	The quorum necessary for the transaction of business at a meeting of Platinum’s board of directors shall be a majority of directors then in office, present in person or represented.

Action of the Board

Any resolution put to vote at a meeting of RenaissanceRe’s board of directors shall be approved by a simple majority of the votes cast and in the case of an equality of votes the resolution shall fail.	Any resolution put to the vote at a meeting of Platinum’s board of directors shall be approved by a simple majority of the votes cast and in the case of an equality of votes the resolution shall fail.

Action by Written Consent of the Board

Under RenaissanceRe’s bye-laws, a resolution in writing signed by all the directors or their alternates, which may be in counterparts, shall be valid as if passed at a board meeting. Such resolution is effective on the date on which the last director or his alternate signs the resolution.	Under Platinum’s bye-laws a resolution in writing signed by all the directors, which may be in counterparts, shall be valid as if passed at a meeting of Platinum’s board of directors provided that Platinum’s board of directors in its sole discretion determines that: (i) none of the directors signed the written resolution in the U.S.; and (ii) the written resolution or its use would not result in a more than non-de minimis adverse tax, legal or regulatory consequence to Platinum, any of its subsidiaries or any direct or indirect shareholder of Platinum. Such resolution is effective on the date on which the last director signs the resolution.

Calling of Board Meetings

Any director may, and the secretary on the requisition of a director shall, at any time summon a meeting of RenaissanceRe’s board of directors. Notice shall be deemed duly given to a director if it is given, verbally or by telephone or otherwise communicated or sent to such director by post, cable, telex, board facsimile or other mode of representing words in a legible and non-transitory form at such director’s last known address or any other address given by such director to RenaissanceRe for this purpose.	Under Platinum’s bye-laws, the chairman, if there is one, and if not, the chief executive officer, if there is one, and, if not, the president, if there is one, may, and the secretary on the requisition of a majority of the directors then in office, at any time summon a meeting of Platinum’s board of directors. Notice of a meeting of Platinum’s board of directors shall be deemed to be duly given if it is given to each of the directors verbally (including in person or by telephone) or otherwise sent to the directors by post, electronic means or other mode of representing words in a visible form to each director’s last known address or in accordance with any instructions given by any other director to Platinum for this purpose.

RenaissanceRe	Platinum

Location of Board Meetings

RenaissanceRe’s bye-laws are silent on the location for meetings of RenaissanceRe’s board of directors. The RenaissanceRe directors may participate in any meeting of RenaissanceRe’s board of directors by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation shall constitute presence in person at such meeting, except that directors may not participate in any meeting of RenaissanceRe’s board of directors while present in the U.S. or its territories.	Platinum board of directors meetings may be held within or outside of Bermuda, except not in the U.S.

Telecommunication of Board Meetings

Under RenaissanceRe’s bye-laws, directors may participate in any meeting of RenaissanceRe’s board of directors by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation shall constitute presence in person at such meeting, except that directors may not participate in any meeting of RenaissanceRe’s board of directors while present in the U.S. or its territories.	Platinum directors may participate in any meeting of Platinum’s board of directors by such telephone or electronic means from anywhere in the world (other than the U.S.) as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such meeting shall constitute presence in person at such meeting.

Duties of Directors and Director Liability

The Companies Act provides that the business of a company is to be managed and conducted by the board of directors. There is no statutory prescription in Bermuda setting out all of the duties of directors of Bermuda companies. A company’s memorandum of association and bye-laws, together with the Companies Act and relevant case-law at common law, describe the scope of the directors’ powers and duties.

At common law a director owes two types of duty to the company under Bermuda law: a fiduciary duty and a duty of skill and care. A director’s fiduciary duty has four main elements: (i) a duty to act in good faith in the best interest of the company; (ii) a duty to exercise powers for a proper purpose; (iii) a duty to avoid a conflict of interest; and (iv) a duty not to make a secret profit from opportunities that arise from the office of director of the company.

Under the Companies Act, every director in exercising his powers and discharging his duties shall: (i) act honestly and in good faith with a view to the best interests of the company; (ii) exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances; and (iii) disclose material conflicts of interest to the board of the company at the first opportunity. In addition, the Companies Act imposes various duties on directors and officers of a company with respect to certain matters of management and administration of the company.

The Companies Act provides that in any proceedings for negligence, default, breach of duty or breach of trust against any officer, if it appears to a court that such officer is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he or she has acted honestly and reasonably, and that, having regard to all the circumstances of the case, including those connected with his or her appointment, he or she

RenaissanceRe	Platinum

ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from any liability on such terms as the court may think fit. This provision has been interpreted to apply only to actions brought by or on behalf of the company against such officers.

Indemnification

Under Bermuda law, a company is permitted to indemnify any officer or director, out of the funds of the company against (i) any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor, or in which he or she is acquitted, or in connection with any application under relevant Bermuda legislation in which relief from liability is granted to him or her by the court and (ii) any loss or liability resulting from negligence, default, breach of duty or breach of trust, save for his or her fraud and dishonesty. A company may also purchase and maintain insurance for the benefit of any officer of the company against any liability incurred by him under the Companies Act in his capacity as an officer of the company or indemnifying such an officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the officer may be guilty in relation to the company. Nothing in the Companies Act shall make such policy void or voidable.

RenaissanceRe’s bye-laws provide that directors or officers shall be indemnified for any act done, concurred in or omitted to be done in or about the execution of their duties, or supposed duties, or in their respective offices or trusts in respect of RenaissanceRe provided that the indemnity shall not extend to any matter in respect of any willful negligence, willful default, fraud or dishonesty which may attach to such director or officer.

Platinum’s bye-laws provide that the directors and officers and their heirs, executors and administrators shall be indemnified to the fullest extent permitted by law.

Platinum’s bye-laws also provide that Platinum shall purchase and maintain insurance for the benefit of any director, secretary or other officer of Platinum against any liability incurred by him under the Companies Act in his capacity as a director, secretary or officer of the company or indemnifying such director, secretary or officer of the company in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which such director, secretary or other officer of Platinum may be guilty in relation to the company or any subsidiary thereof.

Advancement of Expenses

RenaissanceRe’s bye-laws are silent on the advancement of any expenses to any director or officer in respect of defending against any claims from his actions concurred in or omitted to be done in or about the execution of his duties, or supposed duties, or in his respective offices or trusts in respect of RenaissanceRe.	In contrast, Platinum’s bye-laws provide that Platinum may advance moneys to any director, secretary or other officer for costs, charges and expenses incurred in defending any civil or criminal proceedings against him, save that such advance shall be repaid if any allegation of fraud or dishonesty is proved against him.

Shareholder’s and Derivative Suits

The Bermuda courts generally follow English law precedent, which permits a shareholder action in the name of the company to remedy a wrong done to the company: (i) where the act complained of is alleged to be beyond the corporate power of the company or illegal or would result in the violation of company’s memorandum of association or bye-laws; (ii) where the acts are alleged to constitute a fraud against the minority shareholders;

RenaissanceRe	Platinum

(iii) where the act requires approval by a greater percentage of the company’s shareholders than actually approved it; or (iv) where a power vested in the board of directors has been exercised for an improper purpose.

When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Bermuda Court, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

Under RenaissanceRe’s bye-laws, each RenaissanceRe shareholder agrees to waive any claim or right of action they might have against any director or officer or failure by any director or officer to take any action. The waiver does not extend to any matter in respect of any willful negligence, willful default, fraud or dishonesty which may attach to such director or officer.	Similarly, under Platinum’s bye-laws each Platinum shareholder agrees to waive any claim or right of action such shareholder might have, whether individually or by or in the right of Platinum, against any director, secretary or other officer on account of any action taken by such director, secretary or other officer, or the failure of such director, secretary or other officer to take any action in the performance of his duties with or for Platinum or any of its subsidiaries, provided that such waiver shall not extend to any matter in respect of fraud or dishonesty which is proved against such director, secretary or other officer.

Annual Meeting

Unless waived in accordance with the Companies Act, an annual general meeting is required under Bermuda law and under a company’s bye-laws. Under RenaissanceRe’s bye-laws an annual general meeting shall be held in each year, at such time and in such place, provided always that such annual general meeting is outside the U.S. or its territories, as the president or the chairman or any two directors or any director and the secretary or Platinum’s board of directors shall appoint.	Under Platinum’s bye-laws, the annual general meeting shall be held in each year, at such time and in such place, provided always that such annual general meeting shall be held outside the U.S. or its territories, as the chairman, the chief executive officer, the president or a majority of directors shall determine.

Notice of Annual General Meetings

At least five (5) days’ notice of the annual general meeting should be given to each RenaissanceRe shareholder stating, among other things, the date, place and time at which the meeting is to be held and the general nature of the business to be considered at the meeting.

The annual general meeting may be called by shorter notice, provided all RenaissanceRe shareholders entitled to attend and vote consent to such short notice.

At least five (5) days’ notice of the annual general meeting should be given to each Platinum shareholder entitled to attend and vote thereat, stating the date, time, place (which will not be in the U.S.) that the election of directors will take place thereat, and as far as practicable, the general nature of the business to be considered at the meeting.

The annual general meeting shall be deemed to have been properly called, notwithstanding that shorter notice may have been used to call the meeting, provided all Platinum shareholders entitled to attend and vote so agree that meeting has been properly called.

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Calling and Notice of Special General Meetings

The president or any two directors or any director of RenaissanceRe and the secretary or RenaissanceRe’s board of directors may convene a special general meeting. At least five (5) days’ notice shall be given. The notice shall state the time and place and the general nature of the business to be considered at the meeting.

A special general meeting of RenaissanceRe will, notwithstanding that it is called by shorter notice than that specified in RenaissanceRe’s bye-laws, be deemed to have been properly called, provided that, 95% in nominal value of the shares with the right to attend and vote thereat agree.

RenaissanceRe’s board of directors will, on the requisition of shareholders holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of RenaissanceRe as at the date of the deposit carries the right to vote at general meetings of RenaissanceRe, forthwith proceed to convene a special general meeting of RenaissanceRe. Notwithstanding any other provisions of RenaissanceRe’s bye-laws, not less than sixty (60) days’ and not more than ninety (90) days’ notice shall be given of any special general meeting properly requisitioned by the shareholders in accordance with the Companies Act and RenaissanceRe’s bye-laws.

The chairman, the chief executive officer, the president or a majority of directors may convene a special general meeting whenever in their judgment such a meeting is necessary, provided always that such special general meeting shall be held outside of the U.S. or its territories.

A special general meeting of Platinum will, notwithstanding that it is called by shorter notice than that specified in Platinum’s bye-laws, be deemed to have been properly called, provided that, 95% in nominal value of the shares with the right to attend and vote thereat agree that the meeting has been properly called.

Platinum’s board of directors will, on the requisition of the Platinum shareholders holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of Platinum as at the date of the deposit carries the right to vote at general meetings of Platinum, forthwith proceed to convene a special general meeting of Platinum.

Quorum of Shareholders

Under RenaissanceRe’s bye-laws, two persons present in person and throughout the meeting representing in person or by proxy more than 50% of the total issued shares in RenaissanceRe shall represent a quorum of RenaissanceRe shareholders.	Under Platinum’s bye-laws, a quorum for general meetings is two or more persons present in person and representing in person (or by proxy) in excess of 50% of the total issued voting shares in Platinum at the commencement of the meeting, provided that if there is only one shareholder, the quorum shall be one person present in person or by proxy. Of particular relevance to the matters being put forward for approval by Platinum’s shareholders, is that Platinum’s bye-laws are silent on the requisite quorum and shareholder approval required for a merger. The Companies Act provides that unless the bye-laws of a company otherwise provide, the requisite quorum for a general meeting to approve a merger shall be two persons at least holding or representing by proxy more than one-third of the issued shares of the company or the class, as the case may be. If the proposed amendment to the bye-laws is approved, the quorum for approval of the merger would be two or more persons present in person and representing in person (or by proxy) in excess of 50% of the total issued shares of Platinum.

RenaissanceRe	Platinum

Adjournment of Meetings

In accordance with RenaissanceRe’s bye-laws either: (i) a chairperson may adjourn the meeting with the consent of the RenaissanceRe shareholders present at any general meeting at which a quorum is present; or (ii) the meeting will stand adjourned if within half an hour a quorum is not present to two weeks later, at the same time and place or to such other day, time or places as RenaissanceRe’s board of directors may determine.

In accordance with Platinum’s bye-laws either: (i) a chairperson of a general meeting may adjourn the meeting with the consent of Platinum shareholders present at any general meeting at which a quorum is present; or (ii) the meeting will stand adjourned, if within half an hour a quorum is not present, to the same day one week later, at the same time and place or to such other day, time or place as Platinum’s secretary may determine.

Under Platinum’s bye-laws, if a general meeting is requisitioned by the shareholders and a quorum is not present, the meeting shall be cancelled not adjourned.

Telecommunication of General Meetings

As per RenaissanceRe’s bye-laws, RenaissanceRe shareholders may participate in any general meeting by means of telephone, electronic or other communications facilities as permit all persons participating in the meeting to communicate with one another simultaneously and instantaneously, except that shareholders may not participate in any general meeting while present in the U.S. or its territories.	The situation is broadly similar under Platinum’s bye-laws.

Voting at General Meeting

Unless otherwise required by RenaissanceRe’s bye-laws or the Companies Act (please see below “—Approval of Certain Transactions”), all matters shall be decided by affirmative vote of a majority of the votes cast in accordance with the provisions of RenaissanceRe’s bye-laws and in the case of equality of votes the resolution will fail.	The situation is broadly similar under Platinum’s bye-laws.

Voting by Show of Hands

Under RenaissanceRe’s bye-laws in the first instance any resolution put to a general meeting of the RenaissanceRe shareholders shall be decided by a show of hands. Subject to RenaissanceRe’s bye-laws and any rights or restrictions lawfully allowed or attached to any class of shares thereof, every shareholder present in person and every person holding a valid proxy at such meeting shall be entitled to one vote per share and shall cast such vote by raising his or her hand.	The situation is broadly similar under Platinum’s bye-laws although such votes are subject to any adjustments of voting power pursuant to the bye-laws (please see “—Adjustment of Voting Powers and Ownership Limitations”).

RenaissanceRe	Platinum

Demand for a Poll

Notwithstanding the provisions in respect of voting by a show of hands a poll may be demanded by any of the following persons: (i) the chairperson of such meeting; (ii) at least three shareholders present in person or represented by proxy; (iii) any shareholder or shareholders present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all shareholders having the right to vote at such meeting; or (iii) any shareholder or shareholders present in person or represented by proxy holding shares in the company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all such shares conferring such right.	The provisions relating to a demand for poll is broadly similar under Platinum’s bye-laws.

Action by Written Resolution of the Shareholders

Subject to certain statutory exceptions, a written resolution of the shareholders may be adopted, provided it is signed by all shareholders, which may be in counterparts, and such resolution shall be as valid as if it had been passed at an annual general meeting or special general meeting duly called and constituted.

The written resolution shall take effect on the day the last shareholder signs the resolution.

The situation is broadly similar in respect of Platinum. Subject to certain statutory exceptions, anything which may be done by resolution of Platinum in general meeting or by resolution of a meeting of any class of Platinum shareholders, may be done without a meeting by written resolution provided that no such resolution will be valid unless, in the sole discretion of Platinum’s board of directors: (i) none of the members sign the written resolution in the U.S.; and (ii) the written resolution or its use would not result in a more than de minimis adverse tax, legal or regulatory consequence to Platinum, any of its subsidiaries or any direct or indirect holder of shares.

The written resolution is passed when it is signed by, or in the case of a shareholder that is a corporation, on behalf of, all shareholders who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

A written resolution passed in accordance with Platinum’s bye-laws is as valid as if it had been passed by Platinum in general meeting or by a meeting of the relevant class of shareholders as the case may be. The effective date of the written resolution shall be the date on which the resolution is signed by the last shareholder whose signature is required.

RenaissanceRe	Platinum

Required Vote for Merger

The Companies Act permits a merger between two or more companies that are registered in Bermuda, or between one or more Bermuda “exempted companies” and one or more bodies incorporated outside of Bermuda. Under Bermuda law, each of RenaissanceRe and Platinum is a Bermuda “exempted company.”

The Companies Act provides that, unless the bye-laws provide otherwise, a resolution of the shareholders proposing a merger must be approved by a majority of vote of three-fourths (i.e., a 75% majority) of those voting at such meeting and the quorum will be two persons at least holding or representing by proxy more than one-third of the issued shares of the company.

RenaissanceRe’s bye-laws provide otherwise and state that affirmative vote of the majority of all issued and outstanding capital shares in RenaissanceRe is required for the approval of a merger.

Platinum’s bye-laws are silent on the required vote for the merger and, as such, the Companies Act provisions set out in the column beside this will apply.

However, in the event that the bye-law amendment is approved, as contemplated by the merger agreement, by Platinum shareholders at the special general meeting, only a simple majority shall be required to approve the merger.

Shareholder Proposals

Under Companies Act, shareholders may, at their own expense (unless the company otherwise resolves) require a company to: (i) give to the shareholder entitled to receive notice of the next annual general meeting notice of any resolution that shareholders can properly propose at that meeting; and/or (ii) circulate a statement (of not more than 1,000 words) in respect of any matter referred to in a proposed resolution or any business to be conducted at that meeting.

The number of shareholders necessary for such a request is either the number of shareholders representing not less than one-twentieth of the total voting rights of all the shareholders having at the date of the request a right to vote at the meeting to which the request relates, or not less than 100 shareholders.

Notice of any such intended resolution shall be given, and any statement shall be circulated, to shareholders entitled to have notice of the meeting sent to them by serving a copy of the resolution or statement on each such shareholder in any manner permitted for service of notice of the meeting, and notice of any such resolution shall be given to any other shareholder of the company by giving notice of the general effect of the resolution in any matter permitted for giving him/it notice of meetings of the company.

Director Nominations by Shareholder

The only persons who may be eligible for appointment or election as a RenaissanceRe director in accordance with RenaissanceRe’s bye-laws at any general meeting of RenaissanceRe shall be the persons either: (i) for whom a written notice of nomination signed by not less than twenty (20) shareholders holding in aggregate not less than 10% of the outstanding paid up share capital of RenaissanceRe at that time has been delivered to the registered office of the company for the attention of the secretary not less than sixty (60) days’ prior to the	Platinum’s bye-laws provide that candidates for election for appointment as a director at each annual general meeting or special general meeting shall be nominated by Platinum’s board of directors.

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scheduled date of the meeting; or (ii) who have been approved for such purpose by RenaissanceRe’s board of directors and identified in the notice of such general meeting or by way of note sent to RenaissanceRe shareholders not less than five (5) days prior to the scheduled date of such meeting. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure set out above.

Voting Rights and Proxies

Every shareholder entitled to vote has the right to do so either in person or by one or more persons authorized by a written proxy executed and delivered in accordance with RenaissanceRe’s bye-laws. An instrument of proxy shall be in writing in a form specified in RenaissanceRe’s bye-laws or as close as possible thereto.

The decision of the chairman at any general meeting as to the validity of the appointment of any proxy shall be final.

Subject to the limitations described below under “—Adjustment of Voting Power and Ownership Limitations,” RenaissanceRe’s bye-laws and the rights attaching to each class of share, each holder of a RenaissanceRe common share shall be entitled to one vote per common share held.

Every shareholder entitled to vote has the right to do so either in person or by one or more persons authorized by a written proxy executed and delivered in accordance with Platinum’s bye-laws.

An instrument of proxy shall be in writing in substantially the form specified in Platinum’s bye-laws and such proxy should be received by Platinum at its registered office or at such other place or in such other manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by Platinum in relation to the meeting at which the person named in the instrument appointing a proxy proposes to vote, and an instrument appointing a proxy which is not received in this manner shall be invalid.

A Platinum shareholder who is a holder or two or more shares may appoint more than one proxy to represent him and vote on his behalf in respect of different shares.

The decision of the chairman at any general meeting as to the validity of the appointment of any proxy shall be final.

Subject to the limitations described below under “—Adjustment of Voting Power and Ownership Limitations,” Platinum’s bye-laws and the rights attaching to each class of Platinum shares, each holder of a share carrying the right to vote shall be entitled to one vote per share held.

Adjustment of Voting Powers and Ownership Limitations

RenaissanceRe’s bye-laws contain a provision that can be exercised at RenaissanceRe’s board of directors’ discretion. Such provision restricts a U.S. shareholder holding or controlling shares in RenaissanceRe to the extent that the result would be such that either: (i) such	Platinum’s bye-laws contain a provision whereby the voting power of all shares will be adjusted to the extent necessary so that there is no 9.5% Member (as such capitalized term is defined in Platinum’s bye-laws), although such adjustment shall not apply in the

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shareholder holds more than 10% of the RenaissanceRe shares; and/or (ii) that such shareholding causes RenaissanceRe to become a “controlled foreign corporation” under the Code.

There is also a provision that may be invoked at RenaissanceRe’s board of directors’ sole discretion, but which limits the voting rights of any U.S. shareholder who owns or controls shares in RenaissanceRe that constitute in excess of 9.9% of the voting rights of all issued and outstanding capital. In this instance, RenaissanceRe’s board of directors may, in its absolute discretion, decide that such shares carry no voting rights whatsoever.

These provisions are intended to prevent RenaissanceRe from being characterized as either a “controlled foreign corporation” or a “foreign personal holding company,” which would cause U.S. persons holding 10% or more of its shares to suffer adverse U.S. tax consequences.

RenaissanceRe’s board of directors may waive these restrictions or limitations on voting on a case by case basis and at its absolute discretion.

event that one shareholder owns greater than 75% of the voting power of the issued shares of Platinum.

Platinum’s board of directors may deviate from the principles with respect to the adjustment of voting power in Platinum’s bye-laws and determine that shares held by a Platinum shareholder shall carry different voting rights as it determines appropriate (i) to avoid the existence of any 9.5% Member, or (ii) to avoid adverse tax, legal or regulatory consequences to Platinum, any subsidiary of Platinum, or any direct or indirect holder of shares. At the sole discretion of Platinum’s board of directors, Platinum’s board of directors may decline to register a transfer of shares if it appears to Platinum’s board of directors that any non-de minimis adverse tax, legal or regulatory consequences to Platinum or any of its subsidiaries or any direct or indirect holder of shares would result from the transfer; and (ii) if it appears to Platinum’s board of directors that any person would become a 10% Member (as such capitalized term is defined in Platinum’s bye-laws) as a result of such transfer.

As with the adjustment to voting power and ownership limitations in RenaissanceRe’s bye-laws this is to avoid any adverse U.S. tax, legal or regulatory consequences to Platinum.

Record Date

RenaissanceRe’s bye-laws are silent on who may fix the record date.	Platinum’s board of directors may fix the record date for: (i) determining the shareholders entitled to receive notice of and to vote at any general meeting; and (ii) determining the shareholders entitled to receive any dividend.

Amendment of Memorandum of Association

Under the Companies Act, the resolution of the RenaissanceRe shareholders at a general meeting of which due notice has been given is required to alter the memorandum of association.

Under the Companies Act: (i) the holders of an aggregate of not less than 20% in par value of a company’s issued share capital or any class thereof; or (ii) the holders of not less than 20% of the debentures entitled to object to amendments to the memorandum of association have the right to apply to the court for an annulment of any amendment to the memorandum of association adopted by shareholders at any general meeting. This does not apply to an amendment that

The position is similar for Platinum, save that Platinum’s bye-laws also provide that the memorandum of association may be amended or altered but only with the approval by a resolution of Platinum’s board of directors and the shareholders.

The provisions in the Companies Act relating to an application to the court for an alteration to the memorandum of association to be annulled would apply equally to Platinum.

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alters or reduces a company’s share capital as provided in the Companies Act. Upon such application, the alteration will not have effect until it is confirmed by the court. An application for an annulment of an amendment to the memorandum of association must be made within 21 days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No application may be made by shareholders voting in favor of the amendment.

Amendment of Bye-Laws

In accordance with RenaissanceRe’s bye-laws, any amendment of RenaissanceRe’s bye-laws must be approved by a resolution of RenaissanceRe’s board of directors and by a resolution of the RenaissanceRe shareholders.	The position is the same under Platinum’s bye-laws.

Dividends and Distribution of Contributed Surplus

In accordance with the Companies Act, a company may pay dividends on its issued and outstanding shares in accordance with the company’s bye-laws and the rights attaching to the company’s shares. Dividends may be declared by a company’s board of directors, out of any funds of the company legally available for the payment of such dividends, subject to any preferred dividend right of any holders of any preference shares from time to time.

Under the Companies Act, a company may not make a dividend or distribution out of contributed surplus unless there were reasonable grounds for believing that: (i) the company is, or would, after the payment, be unable to pay its liabilities as they become due; or (ii) the realizable value of the company’s assets would thereby be less than its liabilities.

Subject to RenaissanceRe’s bye-laws, RenaissanceRe’s board of directors may in accordance with the Companies Act declare a dividend to be paid to the shareholders in proportion to the number of shares held by them. Such dividend may be paid in cash or wholly or partly in specie in which case RenaissanceRe’s board of directors may fix the value for distribution in specie of any assets. RenaissanceRe’s board of directors may also make other distributions (in cash or in specie) to the shareholders as may be lawfully made out of the assets of RenaissanceRe.

The position under Platinum’s bye-laws is broadly similar.

Platinum’s bye-laws also provide that Platinum’s board of directors may, prior to declaring a dividend, set aside out of the surplus or profits of Platinum, such amounts as it thinks proper as a reserve to meet contingencies for equalizing dividends or for any other purpose.

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Interested Directors

Under the Companies Act and at common law, if a director or officer has an interest in a material contract he shall be deemed not to be acting honestly and in good faith (one of the codified directors’ duties under the Companies Act) if he does not declare at the first opportunity the nature of that interest either at a meeting of directors or in writing to the board of directors.

A RenaissanceRe director must, in accordance with RenaissanceRe ’s bye-laws, declare his interest in a material contract as required by the Companies Act. RenaissanceRe may enter into a contract or arrangement with a director or company in which such director is interested and such director may be counted, provided that he has declared his direct or indirect interest and the approval of the majority of disinterested directors. However, such director shall not vote on a transaction in which he is interested or if a company he has an interest in is interested.

While the position under the Companies Act and Platinum’s bye-laws is broadly similar to that for RenaissanceRe, Platinum’s bye-laws permit interested directors, provided that the chairman has not disqualified them from doing so, to vote in respect of any contract or proposed contract or arrangement which such director is interested and may be counted in the quorum for such meeting.

Discontinuing the Company

Under the Companies Act, a company may discontinue out of Bermuda and be continued in a jurisdiction outside of Bermuda approved by the Bermuda Ministry of Finance as if it had been incorporated under the laws of that other jurisdiction. A company may make specific provisions for discontinuance in its bye-laws, and may delegate authority to the board of directors to exercise all of the company’s powers to discontinue the company. In the absence of such provision, the decision to discontinue the company to another jurisdiction must be made by the shareholders and requires a resolution passed by a simple majority of the votes cast at a general meeting, provided that at any such meeting any such share will carry the right to vote in respect of such discontinuance whether or not it otherwise carries the right to vote.

RenaissanceRe’s bye-laws are silent on discontinuance and, therefore, the provisions of the Companies Act will apply.

The position under the Companies Act will be the same for Platinum. Platinum’s bye-laws have, however, delegated to Platinum’s board of directors all the powers of Platinum to discontinue Platinum to a jurisdiction outside of Bermuda.

Preemptive Rights

Under Bermuda law, no shareholder has a preemptive right to subscribe for additional issues of a company’s shares unless, and to the extent that, the right is expressly granted to the shareholder under the bye-laws of a company or under any contract between the shareholder and the company.	Platinum’s bye-laws do not provide for any pre-emptive rights on a transfer or an issue of Platinum shares.

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RenaissanceRe’s bye-laws do not provide for any pre-emptive rights on a transfer or an issue of RenaissanceRe shares.

Repurchases of Shares

Under the Companies Act, a company may, if authorized by its memorandum of association or bye-laws repurchase its own shares. RenaissanceRe’s memorandum of association and its bye-laws permits it to purchase its own shares.	Platinum’s bye-laws provide that Platinum may purchase its own shares for cancellation or acquire them as treasury shares on such terms as Platinum’s board of directors thinks fit.

Restrictions on Transfer

Under RenaissanceRe’s bye-laws, the RenaissanceRe’s board of directors may refuse to register a transfer if either: (i) all applicable consents, authorizations and permissions of any governmental body or agency in Bermuda have not been obtained; and/or (ii) such transfer would have the effect of a U.S. shareholder obtaining directly or indirectly 10% of the shares of RenaissanceRe or 9.9% of the voting rights of all outstanding and issued shares.

At the sole discretion of Platinum’s board of directors, Platinum’s board of directors may decline to register a transfer of shares (i) if it appears to Platinum’s board of directors that any non-de minimis adverse tax, legal or regulatory consequences to Platinum, any of its subsidiaries or any direct or indirect holder of shares would result from the transfer; and (ii) if it appears to Platinum’s board of directors that any person would become a 10% Member (as such capitalized term is defined in Platinum’s bye-laws) as a result of such transfer.

Platinum’s board of directors shall also refuse to register a transfer unless all applicable consents, authorizations and permissions of any governmental body or agency in Bermuda have been obtained.

Business Combination Statutes

A Bermuda company may not enter into certain business transactions with its significant shareholders or affiliates without obtaining prior approval from its board of directors and, in certain instances, its shareholders. Examples of such business transactions include amalgamations, mergers, asset sales and other transactions in which a significant shareholder or affiliate receives or could receive a financial benefit that is greater than that received or to be received by other shareholders.

Approval of Certain Transactions

The Companies Act is silent on whether a company’s shareholders are required to approve a sale, lease or exchange of all or substantially all of a company’s property and assets. However, under the Companies Act, certain forms of mergers and reconstructions shall require shareholder approval.

Under the Companies Act, the amalgamation or merger of a Bermuda company with another company or corporation (other than certain affiliated companies in which case a short form merger or amalgamation may be used) requires the amalgamation or merger agreement to be approved by the company’s board of directors and by its shareholders. Unless the company’s bye-laws provide otherwise (as described in the context of the merger elsewhere in the document), the approval of three fourths of the shareholders (i.e., 75%) voting at such meeting is required to approve the amalgamation or merger agreement, and the quorum for such meeting must be two or more persons holding or representing more than one-third of the issued shares of the company. The required vote of shareholders may be reduced if it so provided for in the company’s bye-laws provide as such. For the purposes of the approval of an amalgamation or merger, all shares, whether or not otherwise entitled to vote, carry the right to vote. A separate vote of a class of shares is required if the rights of such class would be altered by virtue of the amalgamation or merger. Any shareholder who does not vote in favor of the amalgamation or merger and who is not satisfied that he or she has been offered fair value for his or her shares may, within one month of the giving of the company’s notice of the shareholder meeting to consider the amalgamation or merger, apply to the Bermuda Court for the appraisal of the fair value of his or her shares. No appeal will lie from an appraisal by the Bermuda Court and the costs of any such application will be at the Bermuda Court’s discretion.

Inspection of Books and Records; Shareholder Lists

Under the Companies Act the shareholders have access to the following: (i) a company’s public documents available at the Registrar of Companies, which includes a company’s memorandum of association and any alterations thereto, including any increase or reduction of the company’s authorized capital; (ii) directly from the company: (A) copies of the memorandum of association and the bye-laws in return for payment; (B) minutes of general meetings without charge for not less than two hours per day during business hours each day or copies of such minutes of such meetings on payment of reasonable charge; and (C) audited financial statements of the company, which must be placed before the shareholders at an annual general meeting. The Companies Act also provides that the register of members and the register of directors and officers are open to inspection by the public at its registered office and must be for at least two hours per day during business hours each day. A company is required to maintain a share register in Bermuda but may, subject to the provisions of the Companies Act, establish a branch register outside Bermuda.

Bermuda law does not, however, provide for a general right for shareholders to inspect or obtain copies of any other corporate records.

Appraisal Rights/Dissenters’ Rights

Under the Companies Act, a dissenting shareholder of an amalgamating or merging company who did not vote in favor of the merger or amalgamation and who is not satisfied that he has been offered fair value for his shares may within one month of the giving of the notice sent to each shareholder calling the meeting at which the merger or amalgamation was decided upon apply to the Bermuda Court to appraise the fair value of his shares. Within one month of the Bermuda Court appraising the fair value of any shares, the amalgamated or surviving company shall be entitled to either: (i) pay to any shareholder an amount equal to the value of his/its shares as appraised by the Bermuda Court; or (ii) terminate the merger or amalgamation in accordance with the Companies Act.

Where the Bermuda Court has appraised the fair value of any shares and the merger or amalgamation has proceeded prior to the appraisal then, within one month of the Bermuda Court appraising the value of the shares, if the amount paid to any shareholder for his shares is less than that appraised by the Bermuda Court, the amalgamated or surviving company shall pay to such shareholder the difference between the amount paid to him and the value appraised by the Bermuda Court.

There shall be no right of appeal from an appraisal by the Bermuda Court. The costs of any application to the Bermuda Court to appraise the fair value of the Platinum common shares shall be in the discretion of the Bermuda Court.

Required Purchase and Sales of Shares

Under the Companies Act, a purchaser is generally able to compulsorily acquire the shares of minority holders in the following ways:

(i)	by a court approved scheme of arrangement under the Companies Act. Schemes may be transfer schemes or cancellation schemes but, unlike a transfer scheme, a cancellation scheme requires the company to pass a solvency test or obtain the agreement of all its creditors to the scheme. In either case, dissenting shareholders do not have express statutory appraisal rights but the Bermuda Court will only sanction a scheme if it is fair. Voting rights attached to shares owned by the offeror may be used to approve the scheme but the Bermuda Court will be concerned to see that the shareholders approving the scheme are representative of the general body of shareholders. Any scheme must be approved by a majority in number representing three-fourths in value of the shareholders present and voting either in person or by proxy at the requisite special general meeting. If there are dissenting shareholders who hold more than 10% of the shares, the court might be persuaded not to exercise its discretion to sanction the scheme on the ground that the scheme constitutes a takeover under the Companies Act and requires 90% acceptance; or

(ii)	by a squeeze-out of a minority shareholder in a Bermuda company by way of a general offer followed by a squeeze-out under the Companies Act. Broadly, if the offer is approved by the holders of 90% in value of the shares which are the subject of the offer, the offeror can compulsorily acquire the shares of dissenting shareholders. Shares owned by the offeror or its subsidiary or their nominees at the date of the offer do not, however, count towards the 90% acceptance. If the offeror or any of its subsidiaries or any nominee of the offeror or any of its subsidiaries together already own more than 10% of the shares in the subject company at the date of the offer the offeror must offer the same terms to all holders of the same class and the holders who accept the offer, besides holding not less than 90% in value of the shares, must also represent not less than 75% in number of the holders of those shares. These additional restrictions should not apply if the offer is made by a subsidiary of a parent (where the subsidiary does not own more than 10% of the shares of the subject company) even where the parent owns more than 10% of the shares of the subject company, provided that the subsidiary and the parent are not nominees. The 90% must be obtained within four months after the making of the offer and, once obtained, the compulsory acquisition may be commenced within two months of the acquisition of 90%. Dissenting shareholders do not have express appraisal rights but are entitled to seek relief (within one month of the compulsory acquisition notice) from the court which has power to make such orders as it thinks fit; or

(iii)	by the holders of 95% or more of the shares or any class of shares serving a notice on the remaining shareholders or class of shareholders under the Companies Act. Dissenting shareholders have a right to apply to the court within one month of receiving the compulsory acquisition notice to have the value of their shares appraised by the Bermuda Court. If one dissenting shareholder applies to the Bermuda Court and is successful in obtaining a higher valuation, that valuation must be paid to all minority shareholders who were the subject of an offer.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

This section describes the material U.S. federal income tax consequences of the merger. It applies to you only if you hold your Platinum common shares as capital assets for tax purposes and you exchange your Platinum common shares in the merger in return for cash and/or RenaissanceRe common shares. This section does not apply to you if you are a member of a special class of holders subject to special rules, including:

•	dealers in securities;

•	traders in securities that elect to use a mark-to-market method of accounting for securities holdings;

•	tax-exempt organizations;

•	life insurance companies;

•	persons liable for alternative minimum tax;

•	persons that own or have owned, actually or constructively, 10% or more of the voting shares of Platinum or RenaissanceRe;

•	persons that hold Platinum common shares as part of a straddle or a hedging or conversion transaction;

•	persons deemed to sell Platinum common shares under the constructive sale provisions of the Code;

•	persons who validly exercise their rights under Bermuda law to seek the determination of the fair value of their Platinum common shares in Bermuda courts;

•	persons that have a functional currency other than the U.S. dollar; or

•	persons that acquired their Platinum common shares upon the exercise of stock options or otherwise as compensation.

This section is based on the Code, its legislative history, existing and proposed regulations, published rulings and court decisions all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds Platinum common shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding Platinum common shares should consult its tax advisor with regard to the U.S. federal income tax consequences of the merger.

This discussion addresses only U.S. federal income taxation.

PLATINUM SHAREHOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES OF THE MERGER AND THE SPECIAL DIVIDEND IN THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL (INCLUDING THE ALTERNATIVE MINIMUM TAX), STATE, LOCAL OR NON-U.S. AND OTHER TAX LAWS AND OF CHANGES IN THOSE LAWS.

You are a U.S. holder if you are a beneficial owner of Platinum common shares and you are:

•	a citizen or resident of the U.S.;

•	a domestic corporation;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, and a person who is described in any of the four bullet points above is referred to by us as a “U.S. Person.”

For purposes of this discussion, a beneficial owner of Platinum common shares that is not a U.S. holder or an entity that is treated as a partnership for U.S. federal income tax purposes is referred to by us as a “non-U.S. holder.”

U.S. Holders

Consequences of the Special Dividend

Pursuant to the terms of the merger agreement, Platinum will pay the special dividend to holders of record of Platinum common shares as of a record date to be set as designated by Platinum’s board of directors. Platinum intends to treat the special dividend as a dividend for U.S. federal income tax purposes. Under such treatment, individual U.S. holders who meet applicable holding period requirements under the Code for qualified dividends (generally more than sixty (60) days during the one hundred twenty-one (121) day period surrounding the ex-dividend date) will be taxed on the special dividend at the preferential tax rates applicable to the qualified dividend income. In addition you may be subject to the Medicare tax on the special dividend, as described below under “—Medicare Tax.” You should consult your tax advisor regarding the application of the extraordinary dividend rules in your particular situation.

It is possible that the IRS could disagree with Platinum’s characterization of the special dividend as a distribution for U.S. federal income tax purposes and instead treat the special dividend as merger consideration paid by RenaissanceRe in exchange for a portion of a holder’s Platinum common shares. In such case, a U.S. holder of Platinum common shares would be taxed in the same manner as described below under “—Consequences of the Merger.”

Consequences of the Merger

The receipt of cash and/or RenaissanceRe common shares in exchange for Platinum common shares pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Except as described under “Controlled Foreign Corporations” and “Passive Foreign Investment Companies,” a U.S. holder that receives cash and/or RenaissanceRe common shares in exchange for Platinum common shares under the merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between (i) the sum of the amount of cash and the fair market value of the RenaissanceRe common shares received in the merger and (ii) the adjusted tax basis in the Platinum common shares exchanged in the merger. Such gain or loss will be long-term capital gain or loss if the holder’s holding period in the Platinum common shares exceeds one year at the effective time. Long-term capital gains of non-corporate U.S. holders (including individuals) generally are eligible for preferential rates of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations. In addition, you may be subject to the Medicare tax on your gain, as described below under “—Medicare Tax.”

A U.S. holder’s tax basis in shares of RenaissanceRe common shares received in the merger will equal the fair market value of the shares of RenaissanceRe common shares as of the effective time. A U.S. holder’s holding period in RenaissanceRe common shares received in the merger will begin on the day after the effective time.

Controlled Foreign Corporations. Section 1248 of the Code generally treats a U.S. holder’s gain from the sale or exchange of shares in a non-U.S. corporation as a dividend to the extent of the U.S. holder’s share of the non-U.S. corporation’s earnings and profits that were accumulated during the period that the U.S. holder held the shares (with certain adjustments), but only if the U.S. holder was a “10% U.S. shareholder” at any time during the five-year period ending on the date of the sale or exchange when the non-U.S. corporation was a “controlled foreign corporation (which we refer to as a “CFC”). For these purposes, a “10% U.S. shareholder” is a U.S. Person that owns (directly or indirectly or constructively, as determined for U.S. federal income tax purposes)

10% or more of the total combined voting power of all classes of stock entitled to vote in a non-U.S. corporation. A non-U.S. corporation is treated as a CFC if, for an uninterrupted period of thirty (30) days or more during the tax year, its 10% U.S. shareholders own (directly, indirectly or constructively) collectively more than 50% of the total combined voting power or total value of the corporation’s stock.

For purposes of taking into account insurance income, a CFC also includes a non-U.S. insurance company in which more than 25% of the total combined voting power of all classes of stock (or more than 25% of the total value of the stock) is owned directly, indirectly through non-U.S. entities or constructively by 10% U.S. shareholders on any day during the taxable year of such corporation, if the gross amount of premiums or other consideration for the reinsurance or the issuing of insurance or annuity contracts generally exceeds 75% of the gross amount of all premiums or other consideration in respect of all risks.

Platinum believes that because of the anticipated dispersion of its share ownership, and provisions in its organizational documents that limit voting power, Platinum should not be treated as a CFC, but the IRS could successfully challenge this conclusion.

RPII Rules. The related person insurance income (which we refer to as “RPII”) rules provide that if a U.S. Person disposes of shares in a non-U.S. insurance corporation in which U.S. Persons own 25% or more of the shares, any gain from the disposition will generally be treated as a dividend to the extent of the shareholder’s share of the corporation’s undistributed earnings and profits that were accumulated during the period that the shareholder owned the shares (whether or not such earnings and profits are attributable to RPII). Platinum believes that these RPII rules should not apply to dispositions of Platinum common shares in the merger because Platinum will not be directly engaged in the insurance business. The RPII provisions, however, have never been interpreted by the courts or the U.S. Treasury Department in the form of final regulations. Regulations interpreting the RPII provisions of the Code exist only in proposed form. It is not certain whether these proposed regulations will be adopted in their present form or what changes or clarifications might ultimately be made thereto or whether any such changes, as well as any interpretation or application of the RPII rules by the IRS, the courts, or otherwise, might have retroactive effect. U.S. holders are urged to consult their own tax advisors regarding the potential application of these provisions to the merger.

Passive Foreign Investment Companies. If Platinum were treated as a passive foreign investment company (which we refer to as a “PFIC”), unless you made certain elections, gain you recognize on the disposition of Platinum common shares in the merger would generally be characterized as ordinary income and subject to a penalty tax. In general, the penalty tax is equivalent to an interest charge on taxes that are deemed due during the period the shareholder owned the shares, computed by assuming that gain with respect to the shares was taxed in equal portions at the highest applicable tax rate throughout the shareholder’s period of ownership. The interest charge is equal to the applicable rate imposed on underpayments of U.S. federal income tax for such period.

In general, a non-U.S. corporation will be treated as a PFIC if (1) 75% or more of its income constitutes passive income; or (2) 50% or more of its assets produce, or are held for the production of, passive income. For the above purposes, “passive income” generally includes interest, dividends, annuities and other investment income. The PFIC statutory provisions, however, contain an exception for income derived in the active conduct of an insurance business by a corporation that is predominantly engaged in an insurance business. The legislative history to the PFIC rules indicates that this exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, but that income derived by an insurance company will be passive income to the extent the insurance company maintains financial reserves in excess of the reasonable needs of its insurance business. If a non-U.S. corporation owns (directly or indirectly) at least 25% by value of any other corporation, then the PFIC statutory provisions contain a look-through rule stating that, for purposes of determining whether such non-U.S. corporation is a PFIC, such non-U.S. corporation shall be treated as if it received directly its proportionate share of the income and as if it held its proportionate share of the assets of such other corporation.

Platinum believes that each of its insurance company subsidiaries is predominantly engaged in an insurance business and does not have financial reserves in excess of the reasonable needs of its insurance business. Further, under the look-through rule, Platinum believes that it should be deemed to own the assets and to have received the income of all of its insurance subsidiaries directly and, while no explicit guidance is provided by the statutory language, that such assets and income should be treated as assets and income of an insurance business for purposes of determining whether Platinum is treated as a PFIC, including the application of the insurance exception. Accordingly, Platinum believes that it is not and has not been a PFIC, but the IRS could successfully challenge this position.

Consequences of Holding RenaissanceRe Common Shares

Dividends. Subject to the PFIC rules discussed below, if you are a U.S. holder, the gross amount of any dividend RenaissanceRe pays out of RenaissanceRe’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) is subject to U.S. federal income taxation. If you are a non-corporate U.S. holder, dividends that constitute qualified dividend income will be taxable to you at the preferential rates applicable to long-term capital gains provided that you hold the RenaissanceRe common shares for more than sixty (60) days during the one hundred twenty-one (121) day period beginning sixty (60) days before the ex-dividend date and meet other holding period requirements. Dividends RenaissanceRe pays with respect to the RenaissanceRe common shares generally will be qualified dividend income provided that, in the year that you receive the dividend, the RenaissanceRe common shares are readily tradable on an established securities market in the U.S.

The dividend is taxable to you when you receive the dividend, actually or constructively. The dividend will generally not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. Distributions in excess of current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in the RenaissanceRe common shares and thereafter as capital gain.

Dividends will be income from sources outside the U.S. and will, depending on your circumstances, be either “passive” or “general” income for purposes of computing the foreign tax credit allowable to you.

Sale, Exchange or Other Disposition. Subject to the PFIC rules discussed below, if you are a U.S. holder and you sell or otherwise dispose of your RenaissanceRe common shares, you will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the amount that you realize and your tax basis in your RenaissanceRe common shares. Capital gain of a non-corporate U.S. holder is generally taxed at preferential rates where the property is held for more than one year. The gain or loss will generally be income or loss from sources within the U.S. for foreign tax credit limitation purposes.

PFIC Rules. If RenaissanceRe is or becomes a PFIC under the PFIC tests discussed above in “—Consequences of the Merger—Passive Foreign Investment Companies,” unless you elect to be taxed annually on a mark-to-market basis with respect to your RenaissanceRe common shares, gain realized on the sale or other disposition of your RenaissanceRe common shares would in general not be treated as capital gain. Instead, if you are a U.S. holder, you would be treated as if you had realized such gain and certain “excess distributions” ratably over your holding period for the RenaissanceRe common shares and would be taxed at the highest tax rate in effect for each such year to which the gain was allocated, together with an interest charge in respect of the tax attributable to each such year. With certain exceptions, your RenaissanceRe common shares will be treated as stock in a PFIC if RenaissanceRe was a PFIC at any time during your holding period in your RenaissanceRe common shares. Dividends that you receive from RenaissanceRe will not be eligible for the special tax rates applicable to qualified dividend income if RenaissanceRe is treated as a PFIC with respect to you either in the taxable year of the distribution or the preceding taxable year, but instead will be taxable at rates applicable to ordinary income. RenaissanceRe believes that it is not a PFIC because each of its insurance company subsidiaries is predominantly engaged in an insurance business and does not have financial reserves in excess of the reasonable needs of its insurance business. Further, under the look-through rule, RenaissanceRe believes that it should be deemed to own the assets and to have received the income of all of its insurance subsidiaries directly and, while no explicit guidance is provided by the statutory language, that such assets and income should be treated as assets and income of an insurance business for purposes of determining whether RenaissanceRe is treated as a PFIC, including the application of the insurance exception. Accordingly, RenaissanceRe believes that it is not and has not been a PFIC, but the IRS could successfully challenge this position.

Medicare Tax

A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. holder’s net investment income generally includes its dividend income and its net gains from the disposition of shares, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of the merger and the consequences of owning RenaissanceRe common shares.

Non-U.S. Holders

Consequences of the Special Dividend

The special dividend will not be subject to U.S. federal income tax unless it is “effectively connected” with your conduct of a trade or business within the U.S. and is attributable to a permanent establishment that you maintain in the U.S. if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis. In such cases, you generally will be taxed in the same manner as a U.S. holder. If you are a corporate non-U.S. holder, “effectively connected” dividends may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

It is possible that the IRS could disagree with Platinum’s characterization of the special dividend as a distribution for U.S. federal income tax purposes and instead treat the special dividend as merger consideration paid by RenaissanceRe in exchange for a portion of a holder’s Platinum common shares. In such case, a non-U.S. holder of Platinum common shares would be taxed in the same manner as described below under “—Consequences of the Merger.”

Consequences of the Merger

If you are a non-U.S. holder, you will not be subject to U.S. federal income tax on gain recognized on the exchange of your Platinum common shares for cash and/or RenaissanceRe common shares unless:

•	the gain is “effectively connected” with your conduct of a trade or business in the U.S., and the gain is attributable to a permanent establishment that you maintain in the U.S. if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis, or

•	you are an individual, you are present in the U.S. for one hundred eighty-three (183) or more days in the taxable year of the sale and certain other conditions exist.

If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Consequences of Holding RenaissanceRe Common Shares

Dividends. If you are a non-U.S. holder, dividends paid to you in respect of RenaissanceRe common shares will not be subject to U.S. federal income tax unless the dividends are “effectively connected” with your conduct of a trade or business within the U.S., and the dividends are attributable to a permanent establishment that you maintain in the U.S. if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis. In such cases you generally will be taxed in the same manner as a U.S. holder. If you are a corporate non-U.S. holder, “effectively connected” dividends may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Sale, Exchange or Other Disposition. If you are a non-U.S. holder, you will not be subject to U.S. federal income tax on gain recognized on the sale, exchange or other disposition of your RenaissanceRe common shares unless:

•	the gain is “effectively connected” with your conduct of a trade or business in the U.S., and the gain is attributable to a permanent establishment that you maintain in the U.S. if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis, or

•	you are an individual, you are present in the U.S. for one hundred eighty-three (183) or more days in the taxable year of the sale and certain other conditions exist.

If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Foreign Account Tax Compliance Act Withholding

A 30% withholding tax will be imposed on certain payments to certain non-U.S. financial institutions (which we refer to as “FFIs”) that fail to comply with information reporting requirements or certification requirements in respect of their direct and indirect U.S. shareholders and/or U.S. accountholders. RenaissanceRe has determined that it is an FFI for this purpose, and has registered its FFI status with the IRS and agreed to comply with the terms the applicable FFI agreement with the IRS (which we refer to as the “FFI Agreement”). Assuming compliance with the terms of the FFI Agreement, as a result of registering with the IRS and agreeing to comply with the terms of the FFI Agreement RenaissanceRe should not be subject to such 30% withholding tax. Under the terms of the FFI Agreement, RenaissanceRe may be required to report information to the IRS regarding the holders of RenaissanceRe common shares and to withhold on a portion of payments under the RenaissanceRe common shares to certain holders that fail to comply with the relevant information reporting requirements (or hold RenaissanceRe common shares directly or indirectly through certain non-compliant intermediaries). However, such withholding will not apply to payments made before January 1, 2017.

Backup Withholding

Backup withholding may apply to payments made in connection with the merger and to payments of dividends and proceeds from the sale, exchange or other disposition of RenaissanceRe common shares. Backup withholding will not apply, however, to a shareholder that (1) furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on the IRS Form W-9 (or a substitute form) included in the letter of transmittal to be delivered to holders of Platinum common shares before completion of the transaction, (2) provides a certification of non-U.S. status on the applicable IRS Form W-8 (typically IRS Form W-8BEN) or appropriate successor form or (3) is otherwise exempt from backup withholding. Any amounts withheld under the backup withholding rules may be allowed as a credit against the shareholder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. Shareholders should consult their own tax advisors to see if they qualify for exemption from backup withholding and, if so, to understand the procedure for obtaining that exemption.

THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF THE POTENTIAL TAX CONSIDERATIONS RELATING TO THE MERGER, AND IS NOT TAX ADVICE. THEREFORE, PLATINUM SHAREHOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER AND THE SPECIAL DIVIDEND IN THEIR PARTICULAR SITUATION, INCLUDING THE APPLICABILITY OF U.S. FEDERAL (INCLUDING THE ALTERNATIVE MINIMUM TAX), STATE, OR LOCAL, NON-U.S. AND OTHER TAX LAWS AND OF CHANGES IN THOSE LAWS.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RenaissanceRe and Platinum

Reinsurance treaties

From time to time, one or more of RenaissanceRe’s subsidiaries has entered into reinsurance treaties with subsidiaries of Platinum that require the Platinum subsidiaries to indemnify RenaissanceRe’s subsidiaries for certain losses arising from all or a portion of ceded risks incepted or renewed during the term of the agreement and allocated to a dedicated account (subject to the terms, conditions and exclusions set forth in any such agreement). Likewise, from time to time, one or more of Platinum’s subsidiaries has entered into reinsurance treaties with subsidiaries of RenaissanceRe that require the RenaissanceRe subsidiaries to indemnify Platinum’s subsidiaries for certain losses arising from all or a portion of ceded risks, incepted or renewed during the term of the agreement and allocated to a dedicated account (subject to the terms, conditions and exclusions set forth in any such agreement). All such transactions were entered into in the ordinary course of business on an arm’s-length basis and are not material to the business of either RenaissanceRe or Platinum.

Platinum IPO

Concurrently with the completion of Platinum’s initial public offering in 2002, RenaissanceRe purchased from Platinum in a private placement 3,960,000 Platinum common shares at a price of $21.2625 per share for an aggregate purchase price of $84.2 million, which represented 8.7 % of the Platinum common shares outstanding upon completion of the initial public offering and a concurrent private placement of 6,000,000 Platinum common shares to The St. Paul Companies, Inc. In connection with this investment, RenaissanceRe entered into an investment agreement with Platinum and The St. Paul Companies, Inc. which provided RenaissanceRe with, among other things, the right to nominate one director to Platinum’s board and, in addition, to designate a non-voting representative to attend Platinum board of directors meetings, subject to certain conditions. The director nominated by RenaissanceRe was Neill Currie, who served on the Platinum board of directors from 2003 until 2005. Upon his resignation from Platinum’s board, Mr. Currie served as RenaissanceRe’s chief executive officer from 2005 to 2012.

In connection with this investment, RenaissanceRe received a ten-year option to purchase up to an additional 2,500,000 Platinum common shares at a price per share equal to 120% of the initial public offering price. This option was subsequently amended to provide for net share settlements. RenaissanceRe sold this option to Platinum in January 2011.

Concurrent with the closing of the investment, Platinum, RenaissanceRe and The St. Paul Companies, Inc. entered into a Transfer Restrictions, Registration Rights and Standstill Agreement which provided, among other things, (i) RenaissanceRe with certain preemptive rights as to future issuance of Platinum common shares, (ii) RenaissanceRe with certain registration rights as to the Platinum common shares and (iii) that RenaissanceRe will not encourage any party with respect to the voting of any of Platinum’s voting securities in an attempt to cause a change of control of Platinum, solicit Platinum shareholders for the approval of any proposal designed to result in a change of control of Platinum, or acquire more than 19.9% of the voting securities of Platinum. This agreement terminated on January 20, 2011.

In addition, concurrent with the closing of the investment, RenaissanceRe entered into a Services and Capacity Reservation Agreement with Platinum pursuant to which RenaissanceRe provided certain services to Platinum in connection with Platinum’s property catastrophe insurance book of business. In exchange for these services, during the term of the Services Agreement RenaissanceRe received an annual fee in an amount equal to the greater of (i) $4.0 million and (ii) 3.5% of Platinum’s aggregate gross written non-marine non-finite property catastrophe premium (including reinstatements). This agreement terminated on September 30, 2007.

RenaissanceRe

The information appearing under the heading “Certain Relationships and Related Transactions, and Director Independence” in RenaissanceRe’s Annual Report on Form 10-K filed with the SEC on February 21, 2014 is hereby incorporated by reference as though it were set forth in full hereunder. See the section of this proxy statement/prospectus titled “Where You Can Find More Information.”

Platinum

The information appearing under the heading “Certain Relationships and Related Transactions, and Director Independence” in Platinum’s Annual Report on Form 10-K filed with the SEC on February 13, 2014 is hereby incorporated by reference as though it were set forth in full hereunder. See the section of this proxy statement/prospectus titled “Where You Can Find More Information.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth information with respect to the beneficial ownership of Platinum common shares as of January 26, 2015 of those persons known to Platinum to be the beneficial owners of more than 5% of outstanding Platinum common shares:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class(6)
FMR LLC Edward C. Johnson 3d 245 Summer Street Boston, MA 02210	2,660,249	(1)	10.7%
Dimensional Fund Advisors LP Palisades West Building One 6300 Bee Cave Road Austin, TX 78746	2,467,911	(4)	9.9%
Donald Smith & Co., Inc. Donald Smith Long/Short Equities Fund, L.P. 152 West 57th Street New York, NY 10019	2,095,202	(3)	8.4%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	1,977,045	(5)	8.0%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	1,722,919	(2)	6.9%

(1)	In an amendment to Schedule 13G filed on February 14, 2014, FMR LLC (which we refer to as “FMR”) and its Chairman, Edward C. Johnson 3d, reported beneficial ownership as of December 31, 2013 of a total of 2,660,249 Platinum common shares which are held by various investment companies (which we refer to as the “Fidelity Funds”) to which Fidelity Management & Research Company, a wholly owned subsidiary of FMR, is an investment adviser, and of which FMR and Mr. Johnson report that each has sole power to dispose but that neither has sole power to vote or direct the voting of, which power resides with Fidelity Funds’ Board of Trustees. The Schedule 13G reported that various persons have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, the Platinum common shares, and that no one person’s interest in the Platinum common shares amounted to more than 5% of the outstanding Platinum common shares of Platinum. Pursuant to a limitation on voting rights in Platinum’s bye-laws, FMR’s voting power with respect to the Platinum common shares owned by it is limited to 9.5% of the voting power of our outstanding Platinum common shares.

(2)

In an amendment to Schedule 13G filed on February 10, 2014, Dimensional Fund Advisors LP, an investment advisor (which we refer to as “Dimensional”), reported sole voting power over 2,410,918 Platinum common shares and sole dispositive power over 2,467,911 Platinum common shares. The Schedule 13G reported that Dimensional serves as investment advisor, sub-advisor and manager to investment companies, trusts and accounts (which we refer to as the “Dimensional Funds”) and in this role possesses voting and/or investment power over Platinum common shares held by the Dimensional Funds. However, all securities reported in the Schedule 13G are owned by the Dimensional Funds and Dimensional disclaims beneficial ownership of such securities. In addition, the Dimensional Funds have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the securities held in their respective accounts and, to the knowledge of Dimensional, the interest of any one such Dimensional Fund does not exceed 5% of the class of securities.

(3)	In a Schedule 13G filed on February 10, 2014, Donald Smith & Co., Inc., an investment advisor (“Donald Smith & Co.”), reported sole voting power over 1,166,357 Platinum common shares and sole dispositive power over 2,095,202 Platinum common shares, and Donald Smith Long/Short Equities Fund, L.P., a limited partnership fund, reported sole voting power over 7,388 Platinum common shares and sole dispositive power over 2,095,202 Platinum common shares. The Schedule 13G reported that (i) Donald Smith & Co. does not serve as custodian of the assets of any of its clients and, accordingly, only the client or the client’s custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities; (ii) the ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, such securities, is vested in the institutional clients which Donald Smith & Co. serves as investment advisor; (iii) any and all discretionary authority which has been delegated to Donald Smith & Co. may be revoked in whole or in part at any time; and (iv) to the knowledge of Donald Smith & Co., with respect to all securities reported in the Schedule 13G owned by its advisory clients, not more than 5% of the class of such securities is owned by any one client. The Schedule 13G also reported that, with respect to the remaining securities owned, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, Platinum common shares, and that no one person’s interest in Platinum common shares is more than 5% of the outstanding Platinum common shares.

(4)	In an amendment to Schedule 13G filed on February 11, 2014, The Vanguard Group, Inc., an investment advisor (which we refer to as “Vanguard”), reported beneficial ownership as of December 31, 2013 of a total of 1,977,045 Platinum common shares, sole voting power over 43,782 Platinum common shares, sole dispositive power over 1,935,163 Platinum common shares and shared dispositive power over 41,882 Platinum common shares. Vanguard also reported that Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 41,882 Platinum common shares as a result of serving as investment manager of collective trust accounts and that Vanguard Investments Australia, Ltd., a wholly owned subsidiary of Vanguard, is the beneficiary owner of 1,900 Platinum common shares as a result of serving as investment manager of Australian investment offerings.

(5)	In an amendment to Schedule 13G filed on February 3, 2014, BlackRock, Inc. reported beneficial ownership as of December 31, 2013 of a total of 1,722,919 Platinum common shares, sole voting power over 1,619,685 Platinum common shares and sole dispositive power over 1,722,919 Platinum common shares. The Schedule 13G reported that various persons have the right to receive, or the power to direct the receipt of dividends from, or the proceeds from the sale of, Platinum common shares, and that no one person’s interest in Platinum common shares is more than 5% of the total outstanding Platinum common shares.

(6)	Based on 24,845,418 outstanding Platinum common shares as of January 26, 2015.

Security Ownership of Management

The following table sets forth information with respect to the beneficial ownership of Platinum common shares as of January 26, 2015 of each of our executive officers and directors. Each of these persons had sole voting power and sole dispositive power with respect to the Platinum common shares beneficially owned by him or her.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(2)
Robert S. Porter	189,935	(1)	*
Michael D. Price	139,837	(1)	*
Michael E. Lombardozzi	101,244	(1)	*
Kenneth A. Kurtzman	79,301	(1)	*
Dan R. Carmichael	75,444		*
H. Elizabeth Mitchell	67,561	(1)	*
Allan C. Decleir	67,515	(1)	*
Neal J. Schmidt	36,586	(1)	*
A. John Hass	14,827		*
Edmund R. Megna	12,298		*
Christopher J. Steffen	10,001		*
Antony P. D. Lancaster	5,526		*
Linda R. Ransom	880		*

All directors and executive officers as a group (13 persons)	800,955		3.2

*	Represents less than 1% of the outstanding Platinum common shares.

(1)	Includes unvested restricted shares as follows: Mr. Decleir: 6,551 Platinum common shares; Mr. Kurtzman: 4,913 Platinum common shares; Mr. Lombardozzi: 8,330 Platinum common shares; Ms. Mitchell: 8,330 Platinum common shares; Mr. Porter: 8,330 Platinum common shares and Mr. Schmidt: 4,913 Platinum common shares. Includes Platinum common shares beneficially owned pursuant to options that are currently exercisable or exercisable within 60 days after January 26, 2015 as follows: Mr. Kurtzman: 33,515 Platinum common shares and Mr. Lombardozzi: 32,065 Platinum common shares. Includes Platinum common shares beneficially owned pursuant to the conversion of share units within 60 days after January 26, 2015 as follows: Mr. Decleir: 12,811 Platinum common shares; Mr. Kurtzman: 1,673 Platinum common shares and Mr. Schmidt: 1,673 Platinum common shares.

(2)	Based on 24,845,418 outstanding Platinum common shares as of January 26, 2015, adjusted to include Platinum common shares covered by options that are currently exercisable or exercisable within 60 days after January 26, 2015 and share units that are convertible into Platinum common shares within 60 days after January 26, 2015 held by such person or group.

LEGAL MATTERS

Appleby (Bermuda) Limited has provided to RenaissanceRe an opinion regarding the validity of the RenaissanceRe common shares to be issued pursuant to the merger. Certain U.S. federal income tax matters relating to the merger have been passed upon for RenaissanceRe by Willkie Farr & Gallagher LLP, and for Platinum by Sullivan & Cromwell LLP.

EXPERTS

The consolidated financial statements of RenaissanceRe appearing in RenaissanceRe’s Annual Report (Form 10-K) for the year ended December 31, 2013 (including schedules appearing therein), and the effectiveness of RenaissanceRe’s internal control over financial reporting as of December 31, 2013, have been audited by Ernst & Young Ltd., independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Platinum’s consolidated financial statements as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG Audit Limited, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER THE

UNITED STATES FEDERAL SECURITIES LAWS

RenaissanceRe is a Bermuda exempted company. In addition, certain of its directors and officers, as well as certain of its experts named in this proxy statement/prospectus, reside outside the U.S., and all or a substantial portion of RenaissanceRe’s assets and their assets are located outside the U.S. Therefore, it may be difficult for investors to effect service of process within the U.S. upon those persons or to recover against RenaissanceRe or those persons on judgments of courts in the U.S., including judgments based on civil liabilities provisions of the U.S. federal securities laws. However, investors may serve RenaissanceRe with process in the U.S. with respect to actions against RenaissanceRe arising out of or in connection with the U.S. federal securities laws relating to offers and sales of the securities covered by this proxy statement/prospectus by serving RenRe North America Holdings Inc., its U.S. agent irrevocably appointed for that purpose.

Platinum is a Bermuda exempted holding company, and certain of its officers and directors as well as certain of its experts named in this proxy statement/prospectus, reside outside the U.S., and all or a substantial portion of Platinum’s assets and their assets are located outside the U.S. are residents of various jurisdictions outside of the U.S. Therefore, it may be difficult for investors to effect service of process within the U.S. upon those persons or to recover against Platinum or those persons on judgments of courts in the U.S., including judgments based on civil liabilities provisions of the U.S. federal securities laws. However, investors may serve Platinum with process in the U.S. with respect to actions against Platinum arising out of or in connection with the U.S. federal securities laws relating to offers and sales of the securities covered by this proxy statement/prospectus by serving CT Corporation, 111 Eighth Avenue, 13th Floor, New York, NY 10011, its U.S. agent appointed for that purpose.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT/PROSPECTUS. NONE OF RENAISSANCERE OR

PLATINUM HAS AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. RENAISSANCERE IS OFFERING THESE SECURITIES ONLY IN STATES WHERE THE OFFER IS PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS. RENAISSANCERE’S BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

COSTS OF SOLICITING PROXIES

Platinum will bear its own costs of soliciting proxies. Solicitation will be made by mail, and may be made by directors, officers and employees, personally or by telephone or e-mail. Proxy cards and materials also will be distributed to beneficial owners of Platinum common shares through brokers, custodians, nominees and other parties, and Platinum expects to reimburse such parties for their charges and expenses. Platinum has retained MacKenzie Partners, Inc. to assist in the solicitation of Platinum proxies at a fee not expected to exceed $20,000, plus reimbursement of out-of-pocket expenses, including phone calls and services relating to reimbursement of banks and brokers.

SHAREHOLDER PROPOSALS FOR PLATINUM’S 2015 ANNUAL GENERAL MEETING

Platinum held its 2014 annual general meeting of shareholders on April 22, 2014. Subject to compliance with the waiver requirements of the Companies Act, Platinum does not intend to hold an annual general meeting of shareholders in 2015 if the merger is completed. In the event the merger is not completed for any reason, Platinum expects to hold an annual general meeting of shareholders in 2015. Platinum shareholders may no longer submit a shareholder proposal pursuant to Rule 14a-8 of the Exchange Act in connection with Platinum’s 2015 annual general meeting. In accordance with Rule 14a-8 of the Exchange Act, any proposal of a shareholder intended to be presented at the 2015 annual general meeting must have been received by Platinum no later than the close of business on November 21, 2014 in order for the proposal to have been considered for inclusion in Platinum’s notice of meeting, proxy statement and proxy for such meeting. Pursuant to Rule 14a-4(c)(1) of the Exchange Act, if a shareholder who intends to present a proposal at the 2015 annual general meeting (other than proposals submitted pursuant to Rule 14a-8) does not notify Platinum of such a proposal on or before February 4, 2015, then proxies received by Platinum for the 2015 annual general meeting will be voted by the persons named as such proxies by Platinum in their discretion with respect to such proposals. All shareholder proposals should be addressed to the Secretary, Platinum Underwriters Holdings, Ltd., Waterloo House, 100 Pitts Bay Road, Pembroke HM 08 Bermuda.

OTHER MATTERS

As of the date of this proxy statement/prospectus, Platinum’s board of directors knows of no specific matter to be brought before the special general meeting that is not referred to in this proxy statement/prospectus. If any other matter properly comes before the special general meeting, including any other matter in furtherance of or incidental to any matter referred to in this proxy statement/prospectus or any shareholder proposal properly made, the persons named in the accompanying proxy will have authority to vote such proxy in their discretion on such business.

HOUSEHOLDING OF PROXY STATEMENT/PROSPECTUS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. As permitted by the Exchange Act, only one copy of this proxy statement/prospectus is being delivered to shareholders residing at the same address, unless shareholders have notified the company whose shares they hold of their desire to receive multiple copies of this proxy statement/prospectus. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement/prospectus, or if you are receiving multiple copies of this proxy statement/prospectus and wish to receive only one, please contact the company whose shares you hold at its address identified below. Each of RenaissanceRe and Platinum will promptly deliver, upon oral or written request, a separate copy of this proxy statement/prospectus to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to either RenaissanceRe or Platinum at its respective address below.

WHERE YOU CAN FIND MORE INFORMATION

RenaissanceRe has filed a registration statement on Form S-4 to register with the SEC the RenaissanceRe common shares to be issued to Platinum shareholders in the merger, if the merger is approved. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of RenaissanceRe in addition to being a proxy statement of Platinum. As allowed by SEC rules, this proxy statement/prospectus does not contain all the information you can find in the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, or the annexes to the registration statement. RenaissanceRe and Platinum both file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that RenaissanceRe or Platinum file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. These SEC filings are also available to the public from the Internet website maintained by the SEC at http://www.sec.gov.

If you are a RenaissanceRe or Platinum shareholder, some of the documents previously filed with the SEC may have been sent to you, but you can also obtain any of them through the appropriate company, the SEC or the SEC’s Internet website as described above. Documents filed with the SEC are available from the appropriate company without charge, excluding all exhibits, except that, if RenaissanceRe or Platinum has specifically incorporated by reference an exhibit in this proxy statement/prospectus, the exhibit will also be provided without charge.

You may obtain documents filed by the appropriate company with the SEC by requesting them in writing or by telephone from the following addresses:

RENAISSANCERE HOLDINGS LTD.

Attn: General Counsel

Renaissance House

12 Crow Lane

Pembroke

HM 19 Bermuda

(441) 295-4513

PLATINUM UNDERWRITERS HOLDINGS, LTD.

Attn: General Counsel

Waterloo House

100 Pitts Bay Road

Pembroke

HM 08 Bermuda

(441) 295-7195

If you would like to request documents, in order to ensure timely delivery, you must do so at least five business days before the date of the special general meeting if you are a Platinum shareholder. This means you must request this information no later than February 20, 2015. RenaissanceRe and Platinum will mail promptly requested documents to requesting shareholders by first class mail, or another equally prompt means.

You can also get more information by visiting RenaissanceRe’s website at www.renre.com and by visiting Platinum’s website at www.platinumre.com.

Materials from this website and other websites mentioned in this proxy statement/prospectus are not incorporated by reference into this proxy statement/prospectus. If you are viewing this proxy statement/prospectus in electronic format, each of the URLs mentioned in this proxy statement/prospectus is an active textual reference only.

The SEC allows RenaissanceRe and Platinum to “incorporate by reference” information in this proxy statement/prospectus, which means that RenaissanceRe and Platinum can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information included directly in this proxy statement/prospectus.

The documents listed below that RenaissanceRe and Platinum have previously filed with the SEC are considered to be a part of this proxy statement/prospectus. They contain important business and financial information about RenaissanceRe and Platinum:

RenaissanceRe Filings (File No. 001-14428)

Annual Report on Form 10-K	For the fiscal year ended December 31, 2013, filed with the SEC on: February 21, 2014.

Quarterly Reports on Form 10-Q	For the quarters ended September 30, 2014, June 30, 2014 and March 31, 2014, filed with the SEC on: November 6, 2014, July 30, 2014 and April 30, 2014, respectively.

Current Reports on Form 8-K	Filed with the SEC on: December 30, 2014, November 26, 2014, November 25, 2014, November 24, 2014, November 19, 2014, November 14, 2014, November 4, 2014, July 29, 2014, July 1, 2014, May 22, 2014, April 29, 2014, March 31, 2014 and February 4, 2014 (other than the portions of those documents not deemed to be filed).

Proxy Statement (Annual General Meeting of the Shareholders)	Filed with the SEC on: April 11, 2014, as amended.

The description of RenaissanceRe common shares contained in its Form 8-A, as amended or supplemented for the purpose of updating the description	Filed with the SEC on: July 10, 1996.

Platinum Filings (File No. 001-31341)

Annual Report on Form 10-K	For the fiscal year ended December 31, 2013, filed with the SEC on February 13, 2014.

Quarterly Reports on Form 10-Q	For the quarters ended September 30, 2014, June 30, 2014 and March 31, 2014, filed with the SEC on October 22, 2014, July 24, 2014 and April 24, 2014, respectively.

Current Reports on Form 8-K	Filed with the SEC on: January 16, 2015, November 24, 2014, October 21, 2014, October 15, 2014, July 22, 2014, July 16, 2014, June 19, 2014, April 24, 2014, April 16, 2014, April 10, 2014, February 4, 2014 and January 13, 2014 (other than the portions of those documents not deemed to be filed).

Proxy Statement (Annual General Meeting of the Shareholders)	Filed with the SEC on: March 21, 2014.

The description of Platinum common shares contained in its Registration Statement on Form S-3, as amended or supplemented for the purpose of updating the description	Filed with the SEC on: May 28, 2002.

Each of RenaissanceRe and Platinum also hereby incorporates by reference any additional documents that RenaissanceRe or Platinum may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this proxy statement/prospectus to the date of the special general meeting. Nothing in this proxy statement/prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

RenaissanceRe has supplied all of the information contained or incorporated by reference into this proxy statement/prospectus relating to RenaissanceRe, as well as all unaudited pro forma financial information, and Platinum has supplied all information contained or incorporated by reference into this proxy statement/prospectus relating to Platinum. This proxy statement/prospectus constitutes a prospectus of RenaissanceRe and a proxy statement of Platinum.

In the event of conflicting information in this proxy statement/prospectus in comparison to any document incorporated by reference into this proxy statement/prospectus, or among documents incorporated by reference, the information in the latest filed document controls.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT/PROSPECTUS IN DECIDING HOW TO VOTE YOUR PLATINUM COMMON SHARES. RENAISSANCERE AND PLATINUM HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT DIFFERS FROM THAT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS. THIS PROXY STATEMENT/PROSPECTUS IS DATED JANUARY 29, 2015. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND NEITHER THE MAILING OF THIS PROXY STATEMENT/PROSPECTUS TO PLATINUM SHAREHOLDERS NOR THE ISSUANCE OF RENAISSANCERE COMMON SHARES SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

This proxy statement/prospectus contains a description of the representations and warranties that each of RenaissanceRe and Platinum made to the other in the merger agreement. Representations and warranties made by RenaissanceRe, Platinum and other applicable parties are also set forth in contracts and other documents (including the merger agreement) that are attached or filed as Annexes to this proxy statement/prospectus or are incorporated by reference into this proxy statement/prospectus. These materials are included or incorporated by reference only to provide you with information regarding the terms and conditions of the agreements, and not to provide any other factual information regarding RenaissanceRe, Platinum or their respective businesses. Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the other information provided elsewhere in this proxy statement/prospectus or incorporated by reference into this proxy statement/prospectus.

EXECUTION VERSION

ANNEX A

AGREEMENT AND PLAN OF MERGER

by and among

RENAISSANCERE HOLDINGS LTD.,

PORT HOLDINGS LTD.

and

PLATINUM UNDERWRITERS HOLDINGS, LTD.

Dated as of November 23, 2014

i

ii

EXHIBITS

Exhibit A	Form of Statutory Merger Agreement

Exhibit B	Form of Memorandum of Association of Surviving Company

Exhibit C	Form of Bye-Laws of Surviving Company

Exhibit D	Bye-Law Amendment

Disclosure Letters

Company Disclosure Letter

Parent Disclosure Letter

iii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of November 23, 2014 (this “Agreement”), by and among RENAISSANCERE HOLDINGS LTD., a Bermuda exempted company (“Parent”), PORT HOLDINGS LTD., a Bermuda exempted company and a wholly owned subsidiary of Parent (“Acquisition Sub”), and PLATINUM UNDERWRITERS HOLDINGS, LTD., a Bermuda exempted company (the “Company”). Certain capitalized terms used in this Agreement have the respective meanings specified in Section 8.13.

RECITALS

WHEREAS, it is proposed that Acquisition Sub will be merged with and into the Company with the Company surviving such merger (the “Merger”), upon the terms and subject to the conditions of this Agreement and the statutory merger agreement in the form attached hereto as Exhibit A (the “Statutory Merger Agreement”), and in accordance with the Companies Act 1981 of Bermuda, as amended (the “Companies Act”);

WHEREAS, the board of directors of each of Parent, Acquisition Sub and the Company has unanimously (a) determined that the Merger is advisable and fair to, and in the best interests of, Parent, Acquisition Sub or the Company, as the case may be; and (b) approved and adopted this Agreement, the Statutory Merger Agreement and the Transactions, including the Merger;

WHEREAS, the board of directors of the Company (the “Company Board”) has authorized and approved the Bye-Law Amendment (as hereinafter defined), and deems it advisable and in the best interests of the Company;

WHEREAS, Parent, as sole shareholder of Acquisition Sub, has approved this Agreement, the Statutory Merger Agreement and the Transactions, including the Merger;

WHEREAS, the board of directors of Parent has authorized and approved the issuance of Parent Common Shares in connection with the Merger (the “Parent Share Issuance”) and deems it advisable and fair to, and in the best interests of, Parent to consummate the Parent Share Issuance and the other Transactions; and

WHEREAS, Parent, Acquisition Sub and the Company desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties to this Agreement agree as follows:

ARTICLE I

THE MERGER

Section 1.1 The Merger; Effective Time. Upon the terms and subject to the conditions of this Agreement and the Statutory Merger Agreement, Parent, Acquisition Sub and the Company will cause (a) the Statutory Merger Agreement to be executed and delivered and (b) an application for registration of the Surviving Company (the “Merger Application”) to be prepared, executed and delivered to the Registrar of Companies in Bermuda (the “Registrar”) as provided under Section 108 of the Companies Act on the Closing Date and will cause the Merger to become effective under the Companies Act. The Merger shall become effective at the time and date shown on the certificate of merger issued by the Registrar (the “Certificate of Merger”). The parties agree that they will request the Registrar to provide in the Certificate of Merger that the effective time and date of the Merger will be 10:00 a.m., New York City time, on the Closing Date (the “Effective Time”).

Section 1.2 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) will take place at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York, at 10:00 a.m., New York City time, on the date (the “Closing Date”) that is the third (3rd) Business Day after the day on which the last of those conditions (other than any conditions in Article VI that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) is satisfied or waived in accordance with this Agreement or at such other place and time or on such other date as Parent and the Company may agree in writing.

Section 1.3 Effects of the Merger. As of the Effective Time, subject to the terms and conditions of this Agreement and the Statutory Merger Agreement, Acquisition Sub shall be merged with and into the Company, with the Company surviving such Merger (the “Surviving Company”). The parties acknowledge and agree that (a) the Merger shall be effected so as to constitute a “merger” as such term is understood under the Companies Act and (b) the Surviving Company shall be deemed to be a “surviving company” in accordance with Section 104H of the Companies Act. Pursuant to Section 109(2) of the Companies Act, from and after the Effective Time: (i) the Merger of the Company and Acquisition Sub and the vesting of their undertaking, property and liabilities in the Surviving Company shall become effective; (ii) the Surviving Company shall continue to be liable for the obligations and liabilities of each of the Company and Acquisition Sub; (iii) any existing cause of action, claim or liability to prosecution shall be unaffected; (iv) any civil, criminal or administrative action or proceeding pending by or against the Company or Acquisition Sub may be continued to be prosecuted by or against the Surviving Company; (v) a conviction against, or ruling, order or judgment in favor of or against, the Company or Acquisition Sub may be enforced by or against the Surviving Company; (vi) the Certificate of Merger shall be deemed to be the certificate of incorporation of the Surviving Company; (vii) the Registrar shall strike off the register Acquisition Sub; and (viii) the cessation of Acquisition Sub shall not be a winding-up within Part XIII of the Companies Act.

Section 1.4 Surviving Company Memorandum of Association and Bye-Laws. At the Effective Time, the memorandum of association and the bye-laws of the Surviving Company shall be in the form of memorandum of association and the bye-laws which are attached hereto as Exhibit B and Exhibit C (as they may be amended or modified from time to time after the date hereof and prior to the Effective Time by the mutual written agreement of the parties).

Section 1.5 Directors. The parties to this Agreement shall take all requisite action so that the directors of Acquisition Sub immediately prior to the Effective Time shall be, from and after the Effective Time, the directors of the Surviving Company until their successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the bye-laws of the Surviving Company and applicable Laws.

Section 1.6 Officers. The officers of Acquisition Sub immediately prior to the Effective Time shall be, from and after the Effective Time, the officers of the Surviving Company until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the bye-laws of the Surviving Company and applicable Laws.

ARTICLE II

EFFECT OF THE MERGER ON SHARE CAPITAL

Section 2.1 Conversion of Share Capital. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Acquisition Sub, the Company or the holder of any share capital of Acquisition Sub or the Company:

(a) Effect on Acquisition Sub Share Capital. Each common share, par value $1.00 per share, of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) fully paid and non-assessable common share, par value $1.00 of the Surviving Company.

(b) Cancellation of Treasury Shares and Parent-Owned Securities. Notwithstanding anything in this Agreement to the contrary, each common share of the Company, par value $0.01 per share (each, a “Company Common Share”), owned by the Company or any of its wholly owned Subsidiaries or by Parent, Acquisition Sub or any other wholly owned Subsidiary of Parent immediately prior to the Effective Time (collectively, the “Excluded Shares”) shall be canceled automatically and shall cease to exist, and no consideration shall be delivered in respect of the Excluded Shares.

(c) Conversion of Common Shares. Each Company Common Share issued and outstanding immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares, but including, for the avoidance of doubt, the Company Common Shares deliverable to holders of Company Share Options pursuant to Section 2.4(b)) shall automatically be converted, at the election of the holder thereof in accordance with the procedures set forth in Section 2.2(c), into and shall thereafter represent the right to receive the following consideration:

(i) For each Company Common Share with respect to which the Standard Election is made and not revoked pursuant to Section 2.2(c) (or deemed to have been made pursuant to Section 2.2(c)), the Standard Election Consideration. For the purposes of this Agreement, the “Standard Election Consideration” shall mean (A) 0.2960 validly issued, fully paid and non-assessable Parent Common Shares (the “Standard Exchange Ratio”) and (B) an amount of cash equal to $35.96, without interest (the “Standard Cash Amount”).

(ii) For each Company Common Share with respect to which a Cash Election has been made and not revoked or lost pursuant to Section 2.2(c), the Cash Election Consideration. For the purposes of this Agreement, the “Cash Election Consideration” shall mean either (A) if the Unprorated Aggregate Share Consideration is equal to or greater than the Aggregate Share Consideration, an amount of cash equal to $66.00 (the “Default Cash Election Amount”), or (B) if the Unprorated Aggregate Share Consideration is less than the Aggregate Share Consideration, (1) an amount of cash equal to the sum of (x) the Standard Cash Amount and (y) the Cash Oversubscription Amount, and (2) a number of validly issued, fully paid and non-assessable Parent Common Shares equal to the difference between (I) the Standard Exchange Ratio and (II) the quotient obtained by dividing the Cash Oversubscription Amount by the Parent Share Price.

(iii) For each Company Common Share with respect to which a Share Election has been made and not revoked or lost pursuant to Section 2.2(c), the Share Election Consideration. For the purposes of this Agreement, the “Share Election Consideration” shall mean either (A) if the Unprorated Aggregate Share Consideration is equal to or less than the Aggregate Share Consideration, 0.6504 validly issued, fully paid and non-assessable Parent Common Shares (the “Default Share Election Amount”) or (B) if the Unprorated Aggregate Share Consideration is greater than the Aggregate Share Consideration, (1) a number of validly issued, fully paid and non-assessable Parent Common Shares equal to the sum of (x) the Standard Exchange Ratio and (y) the Share Oversubscription Amount, and (2) an amount of cash equal to the difference between (I) the Standard Cash Amount and (II) the product of the Share Oversubscription Amount and the Parent Share Price.

(d) As of the Effective Time, all Company Common Shares shall be canceled automatically and shall cease to exist, and the holders of Company Common Shares shall cease to have any rights with respect to such Company Common Shares, other than, (i) in the case of the Company Common Shares (other than Dissenting Shares and Excluded Shares), the right to receive the Transaction Consideration in accordance with Section 2.2, and (ii) in the case of the Dissenting Shares, the right to receive the Appraised Fair Value in accordance with (and subject to the terms of) Section 2.3.

(e) Certain Adjustments. If, between the date of this Agreement and the Effective Time, the number of outstanding Company Common Shares or Parent Common Shares shall have been changed into a different number of shares or a different class of shares by reason of any stock dividend, subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares, or any similar event shall have occurred, then the Standard Exchange Ratio shall be equitably adjusted, without duplication, to proportionally reflect such change; provided, that nothing in this Section 2.1(e) shall be construed to permit the Company or Parent to take any action with respect to its securities that is otherwise prohibited by the terms of this Agreement, or to restrict the ability of the Company or Parent from taking any action with respect to its respective securities that is not otherwise prohibited by the terms of this Agreement.

Section 2.2 Exchange Procedures.

(a) Exchange Agent. Prior to the Effective Time, Parent shall (i) select a bank or trust company, reasonably acceptable to the Company, to act as the paying and exchange agent in the Merger (the “Exchange Agent”) and (ii) enter into an exchange agent agreement with the Exchange Agent (the “Exchange Agent Agreement”).

(b) Exchange Fund. At or prior to the Effective Time, Parent shall deposit, or cause to be deposited with the Exchange Agent, for the benefit of the holders of Company Common Shares, other than Excluded Shares, (i) certificates, or at Parent’s option, shares in book-entry form representing an aggregate number of Parent Common Shares to be exchanged pursuant to Section 2.1(c) and (ii) an aggregate amount of cash sufficient to deliver the aggregate amount of cash required pursuant to Section 2.1(c) and any cash payable in lieu of fractional shares under Section 2.2(f). In addition, Parent shall deposit with the Exchange Agent, as necessary from time to time after the Effective Time, any dividend or other distributions payable pursuant to Section 2.2(e). All Parent Common Shares, cash and other amounts deposited with the Exchange Agent pursuant to this Section 2.2 are referred to as the “Exchange Fund.”

(c) Election Procedures. Each holder of an Award (each, an “Award Holder”) and each record holder of Company Common Shares on the Election Form Record Date shall have the right, subject to the limitations set forth in this Section 2.2 and Section 2.4, to submit an election (each, an “Election”) in accordance with the following procedures:

(i) Parent shall direct the Exchange Agent to mail a form of election, which form shall be in a form reasonably acceptable to the Company (the “Election Form”), with the Company Proxy Statement to the record holders of Company Common Shares as of the record date for the Company Shareholders Meeting (the “Election Form Record Date”) and each Award Holder, which Election Form shall be used by each record holder of Company Common Shares and each Award Holder who wishes to make an Election.

(ii) Each holder of a Company Common Share and each Award Holder may specify in an Election Form submitted in accordance with the provisions of this Section 2.2(c) whether such holder elects to receive with respect to such holder’s Company Common Shares or Awards, (A) the Standard Election Consideration (such Election with respect to such Company Common Shares or Awards, the “Standard Election”), (B) the Cash Election Consideration (such Election with respect to such Company Common Shares or Awards, the “Cash Election”), or (C) the Share Election Consideration (such Election with respect to such Company Common Shares or Awards, the “Share Election”).

(iii) Any holder of a Company Common Share or any Award Holder who does not properly make an Election in accordance with the provisions of this Section 2.2(c), or whose Election Form is not received by the Exchange Agent prior to the Election Deadline in the manner provided in Section 2.2(c)(iv), will be deemed to have made the Standard Election with respect to such Company Common Shares or Awards. For the avoidance of doubt, for the purpose of determining the allocation of the Transaction Consideration among the holders of Company Common Shares and Award Holders (as applicable), any holder of Dissenting Shares shall be deemed to have made a Standard Election with respect to such Dissenting Shares.

(iv) Any such holder’s Election shall have been properly made only if the Exchange Agent shall have received at its designated office, by the Election Deadline, an Election Form properly completed and signed and, to the extent such Election Form relates to Company Common Shares, accompanied by Certificates (unless such Company Common Shares are Book-Entry Shares, in which case the holders shall follow the instructions set forth in the Election Form) of Company Common Shares to which such Election Form relates (or customary affidavits and indemnification regarding the loss or destruction of such Certificates or by an appropriate guarantee of delivery of such Certificates as set forth in such Election Form; provided that such Certificates are in fact delivered to the Exchange Agent within five (5) Business Days after the date of execution of such guarantee of delivery).

(v) Ability to Revoke Election Forms. Any holder may, at any time prior to the Election Deadline, change or revoke such holder’s Election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed revised Election Form or, to the extent such Election Form relates to Company Common Shares, by withdrawal prior to the Election Deadline of such holder’s Certificates, or of the guarantee of delivery of such Certificates, or any documents in respect of Book-Entry Shares, previously deposited with the Exchange Agent. After an Election is validly made with respect to any Company Common Shares, any subsequent transfer of such Company Common Shares shall automatically revoke such Election and, if the subsequent transfer of such Company Common Shares occurs after the Election Deadline, the Standard Election shall be deemed to have been made with respect to such Company Common Shares pursuant to Section 2.2(c)(ii). Notwithstanding anything to the contrary in this Agreement, all Elections shall be automatically deemed revoked upon a valid termination of this Agreement in accordance with Article VII. Subject to the terms of the Exchange Agent Agreement and this Agreement, the Exchange Agent shall have reasonable discretion to determine if any Election is not properly made with respect to any Company Common Share or Award (neither Parent nor the Company nor the Exchange Agent being under any duty to notify any shareholder or award holder of any such defect); in the event the Exchange Agent makes such a determination, such Election shall be deemed to be not in effect, and the Company Common Shares or Awards covered by such Election shall, for purposes hereof, be deemed to be a Standard Election, unless a proper Election is thereafter timely made with respect to such Company Common Shares or Awards.

(vi) Determination of Exchange Agent Binding. Within three (3) Business Days after the Effective Time, Parent shall cause the Exchange Agent to effect the allocation of the Transaction Consideration among the holders of Company Common Shares, other than Excluded Shares, and Award Holders (subject to Section 2.4(e)), as set forth in Section 2.1(c). Subject to the provisions of the Exchange Agent Agreement, the determination of the Exchange Agent shall be binding as to whether an Election shall have been properly made or revoked pursuant to this Section 2.2(c) with respect to Company Common Shares or Awards and when Elections and revocations were received by it. Subject to the provision of the Exchange Agent Agreement, the Exchange Agent also shall make all computations as to the allocation and the proration contemplated by Section 2.1(c), and any such computation shall be conclusive and binding on the holders of Company Common Shares or Awards.

(d) Exchange Procedures.

(i) Letter of Transmittal. As promptly as practicable (but in no event later than two (2) Business Days) following the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of Company Common Shares converted pursuant to Section 2.1(c) into the right to receive the Transaction Consideration, other than those holders who have properly completed and submitted, and have not revoked Election Forms pursuant to Section 2.2(c), the following: (A) a letter of transmittal in customary form (a “Letter of Transmittal”), specifying that delivery shall be effected upon (x) proper delivery of certificates, if any, which immediately prior to the Effective Time represented the holder’s Company Common Shares (“Certificates”), or in the case of Company Common Shares held in non-certificated form (“Book-Entry

Shares”), pursuant to customary provisions with respect to delivery of an “agent’s” message in accordance with the instructions set forth in the Letter of Transmittal, and (y) the delivery of a Letter of Transmittal to the Exchange Agent and (B) instructions for surrendering Certificates, if any, in exchange for the Transaction Consideration.

(ii) Surrender of Certificates. Upon surrender of a Certificate for cancellation to the Exchange Agent in accordance with Section 2.2(d)(i), together with a duly executed Letter of Transmittal and any other documents reasonably required by the Exchange Agent, the holder of that Certificate shall be entitled to receive, and the Exchange Agent shall pay in exchange therefor, the Transaction Consideration payable in respect of the number of Company Common Shares evidenced by that Certificate. Any Certificates so surrendered shall be canceled immediately. No interest shall accrue or be paid on any amount payable upon surrender of Certificates.

(iii) Book-Entry Shares. Notwithstanding anything to the contrary contained in this Agreement, any holder of Book-Entry Shares shall not be required to deliver a Certificate but may, if required by the Exchange Agent, be required to deliver an executed Letter of Transmittal to the Exchange Agent to receive the Transaction Consideration that such holder is entitled to receive pursuant to this Article II. Each holder of record of one or more Book-Entry Shares whose Company Common Shares were converted into the right to receive the Transaction Consideration in accordance with Section 2.2(d) shall automatically upon the Effective Time or following the Exchange Agent’s receipt of the applicable Letter of Transmittal (or, at any later time at which such Book-Entry Shares shall be so converted) be entitled to receive, and Parent shall cause the Exchange Agent to pay and deliver as promptly as practicable after such time, the Transaction Consideration to which such holder is entitled pursuant to this Article II.

(iv) Unregistered Transferees. If any Transaction Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate is registered, it will be a condition to the payment of such Transaction Consideration to such transferee (including the payment of any cash constituting a part thereof to such transferee and the registration of any Parent Common Shares constituting a part thereof in the name of such transferee), that (A) the surrendered Certificate be accompanied by all documents required to evidence and effect that transfer and (B) the Person requesting such payment (1) pays any applicable transfer Taxes or (2) establishes to the satisfaction of Parent and the Exchange Agent that any such Taxes have already been paid or are not applicable.

(v) No Other Rights. Until surrendered in accordance with Section 2.2(d), each Company Common Share (other than any Dissenting Share or Excluded Share) shall be deemed, from and after the Effective Time, to represent only the right to receive the applicable Transaction Consideration and, in the case of Dissenting Shares, the right to receive the Appraised Fair Value in accordance with (and subject to the terms of) Section 2.3. The Transaction Consideration paid in respect of each Company Common Share upon the surrender of any Certificate or Book-Entry Share in accordance with this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Company Common Shares previously represented by such Certificate or Book-Entry Share.

(e) Distributions with Respect to Unexchanged Shares. All Parent Common Shares to be paid as a portion of the Transaction Consideration shall be deemed issued and outstanding as of the Effective Time. No dividends or other distributions declared or made with respect to the Parent Common Shares shall be paid to any holder of any unexchanged Company Common Shares in respect of any Parent Common Shares that the holder thereof has the right to receive upon the surrender thereof until the instructions for transfer and cancellation provided in this Article II and in accordance with the terms of the Letter of Transmittal, and such other documents as may reasonably be required by the Exchange Agent pursuant to this Section 2.2, have been delivered to the Exchange Agent, and then shall only be paid if and to the extent they relate to the Parent Common Shares issued in exchange therefor and are payable to holders of Parent Common Shares as of a record date that is as of or after the Effective Time and prior to the date of such issuance.

(f) Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional Parent Common Shares shall be issued in respect of a holder’s Company Common Shares or an Award Holder’s Awards, no dividends or other distributions of Parent shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Parent with respect thereto. In lieu of such fractional share interests, Parent shall pay to each holder of Company Common Shares or Awards an amount in cash equal to the product obtained by multiplying (i) the fractional share interest of any Parent Common Share to which such holder (after taking into account all Company Common Shares surrendered by such holder or such holder’s Awards, as applicable) would otherwise be entitled by (ii) the Average Parent Share Price.

(g) No Further Transfers. Immediately prior to the Effective Time, the register of members of the Company shall be closed and there shall be no further registration of transfers of the Company Common Shares that were issued and outstanding immediately prior to the Effective Time.

(h) Required Withholding. Parent, the Company, the Surviving Company and the Exchange Agent shall be entitled to deduct and withhold from any Transaction Consideration payable under this Agreement and from the Special Dividend, in cash or in kind, such amounts as may be required to be deducted or withheld therefrom under (i) the Code, (ii) any applicable state, local or foreign Tax Laws or (iii) any other applicable Laws. To the extent that any amounts are so deducted and withheld, those amounts shall be treated as having been paid to the Person in respect of whom such deduction or withholding was made for all purposes under this Agreement.

(i) No Liability. None of Parent, the Surviving Company or the Exchange Agent shall be liable to any holder of Certificates or Book-Entry Shares for any amount paid to a public official under any applicable abandoned property, escheat or similar Laws under this Agreement, and any such amounts will be treated for all purposes under this Agreement as having been paid to the holder of such Certificates or Book-Entry Shares.

(j) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent; provided, however, that no such investment or loss thereon shall affect the amounts payable to holders of Certificates or Book-Entry Shares pursuant to this Article II; and provided, further, that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations of issuers organized under the laws of a state of the United States of America, rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or bankers’ acceptances of commercial banks with capital exceeding $3 billion. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable under Section 2.1(a) shall be paid promptly to Parent. Unless otherwise required by law for U.S. federal, state, local and foreign Tax purposes, the parties shall treat any interest and other income from the Exchange Fund as having been earned by Parent.

(k) Termination of Exchange Fund. Any portion of the Exchange Fund that remains unclaimed by the holders of Certificates or Book-Entry Shares one hundred eighty (180) days after the Effective Time shall be delivered by the Exchange Agent to Parent upon demand. Thereafter, any holder of Certificates or Book-Entry Shares who has not complied with this Article II shall look only to Parent for payment of the applicable Transaction Consideration.

(l) Lost, Stolen or Destroyed Certificates. If any Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount in the form reasonably required by Parent as indemnity against any claim that may be made against Parent on account of the alleged loss, theft or destruction of such Certificate, the Exchange Agent shall pay the Transaction Consideration to such Person in exchange for such lost, stolen or destroyed Certificate.

Section 2.3 Shares of Dissenting Holders. At the Effective Time, all Dissenting Shares shall be canceled and, unless otherwise required by any applicable Law or Order, converted into the right to receive the Standard Election Consideration as described in Section 2.1(c), and any holder of Dissenting Shares shall, in the event that the fair value of a Dissenting Share as appraised by the Supreme Court of Bermuda, under Section 106(6) of the Companies Act (the “Appraised Fair Value”) is greater than the Standard Election Consideration, be entitled to receive such difference from the Company by payment made within thirty (30) days after such Appraised Fair Value is finally determined pursuant to such appraisal procedure. In the event that a holder fails to perfect, effectively withdraws or otherwise waives any right to appraisal (each, an “Appraisal Withdrawal”), such holder’s Company Common Shares shall be canceled and converted as of the Effective Time into the right to receive the Transaction Consideration for each such Company Common Share; provided, that any holder that makes an Appraisal Withdrawal prior to the Election Deadline shall have the right to submit an Election in accordance with Section 2.2(c) for the applicable Company Common Shares held by such holder, and any holder that makes an Appraisal Withdrawal after the Election Deadline shall be deemed to have made a Standard Election in accordance with Section 2.2(c)(iii). The Company shall give Parent (i) prompt written notice of (A) any demands for appraisal of Dissenting Shares or Appraisal Withdrawals received by the Company and (B) to the extent that the Company has Knowledge, any applications to the Supreme Court of Bermuda for appraisal of the fair value of the Dissenting Shares and (ii) to the extent permitted by applicable Laws, the opportunity to participate with the Company in, and to be regularly consulted by the Company with respect to (including as to the making of any settlement offers by the Company), any settlement negotiations and proceedings with respect to any demands for appraisal under the Companies Act. The Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to, offer to settle, or settle, any such demands or applications.

Section 2.4 Company Equity Awards.

(a) Company Actions. At or prior to the Effective Time, or such earlier date as contemplated in this Section 2.4, the Company Board or the Compensation Committee of the Company Board (the “Compensation Committee”) shall adopt such resolutions and take such other actions as may be required to (i) terminate each of the Company Equity Plans, unless Parent, in its sole and absolute discretion, agrees to sponsor and maintain such Company Equity Plans by providing the Company with written notice of such election at least ten (10) days before the Effective Time and (ii) effectuate the provisions of this Section 2.4 so as to ensure that, after the Effective Time, no Person shall have any rights under the Company Equity Plans except for the right to receive the payments, if any, contemplated in this Section 2.4.

(b) Company Share Options. Immediately prior to the earlier of the Election Form Record Date and the record date for the Special Dividend (the “Option Exercise Date”), each outstanding option to purchase Company Common Shares granted by the Company under the Company Equity Plans (each, a “Company Share Option”), whether vested or unvested, shall be deemed exercised (on a net exercise basis) as of the Option Exercise Date (with no action required on the part of the holder of the Company Share Option), and the holders of such Company Share Options shall be entitled to make the Election and receive the Special Dividend, in each case, with respect to the net number of Company Common Shares deliverable to such holders upon such exercise. Any Company Share Options outstanding as of the Effective Time shall be automatically terminated and forfeited for no consideration, and all rights with respect to such Company Share Options shall terminate as of the Effective Time. For the purposes of this Agreement, the “Company Equity Plans” are the Company 2002 Share Incentive Plan, the Company 2006 Share Incentive Plan, the Company 2010 Share Incentive Plan and the Company Amended and Restated Executive Incentive Plan. For the avoidance of doubt, the number of Company Common Shares with respect to which an Election may be made pursuant to this Section 2.4(b) shall be included for all purposes of calculating the Number of Cash Elections, the Number of Share Elections and the Number of Standard Elections, as applicable, that have been made (or deemed to have been made) pursuant to Section 2.2(c).

(c) Company Restricted Shares. At the Effective Time, each restricted Company Common Share granted under any Company Equity Plan (a “Company Restricted Share Award”) that is then outstanding shall become fully vested and non-forfeitable and shall be converted into the right to receive, at the election of the holder thereof as provided in and subject to the provisions of Section 2.2, the Share Election Consideration, the Cash Election Consideration or the Standard Election Consideration. Each holder of a Company Restricted Share Award shall be entitled to receive the Special Dividend with respect to the number of Company Common Shares underlying each such Company Restricted Share Award.

(d) Company Restricted Share Units.

(i) Company Time-Based Restricted Share Units. At the Effective Time, each outstanding time-based Company restricted share unit granted by the Company under any Company Equity Plan (a “Company Time-Based RSU”), vested or unvested, shall be canceled and converted into the right to receive, at the election of the holder thereof as provided in and subject to the provisions of Section 2.2, the Share Election Consideration, the Cash Election Consideration or the Standard Election Consideration with respect to the number of Company Common Shares underlying such Company Time-Based RSU. Each holder of a Company Time-Based RSU shall be credited with a dividend equivalent payment equal to the amount of the Special Dividend multiplied by the number of Company Common Shares underlying such Company Time-Based RSU, which dividend equivalent payment shall be paid on the day prior to the Closing Date.

(ii) Company Market-Based Restricted Share Units. At the Effective Time, each outstanding market-based restricted share unit granted by the Company under any Company Equity Plan (a “Company MSU”), whether vested or unvested, shall be canceled and converted into the right to receive, at the election of the holder thereof as provided in and subject to the provisions of Section 2.2, the Share Election Consideration, the Cash Election Consideration or the Standard Election Consideration with respect to the “MSU Achieved Shares”, which, for the purposes of this Agreement, shall be the number of share units subject to such Company MSU immediately prior to the Effective Time multiplied by the quotient of (A) the average of the closing prices of the Company Common Shares on the NYSE for the twenty (20) trading days ending on the date immediately preceding the Effective Time, as adjusted by the Compensation Committee in accordance with the terms of the Company 2010 Share Incentive Plan and any applicable award agreements, to reflect the Special Dividend, calculated pursuant to the principles, practices and methodologies set forth in Section 2.4 of the Company Disclosure Letter, divided by (B) the average of the closing prices of the Company Common Shares on the NYSE for the twenty (20) trading days ending on the last day of the fiscal quarter immediately preceding the date of grant of the Company MSUs, subject to any maximum or minimum limitations set forth in the individual award agreement. Each holder of a Company MSU shall be credited with a dividend equivalent payment equal to the amount of the Special Dividend multiplied by the number of MSU Achieved Shares underlying such Company MSU, which dividend equivalent payment shall be paid on the day prior to the Closing Date.

(iii) Company Executive Incentive Plan Restricted Share Units. At the Effective Time, each outstanding share unit award granted by the Company under the Company Amended and Restated Executive Incentive Plan (a “Company EIP Award”), whether vested or unvested, shall be canceled and converted into the right to receive an amount in cash equal to (A) the applicable number of EIP Achieved Shares multiplied by (B) the sum of (x) the Standard Cash Amount plus (y) the product of the Standard Exchange Ratio multiplied by the closing price of Parent Common Shares on the NYSE as of the Business Day immediately prior to the Closing Date, which amount shall be adjusted as determined by the Compensation Committee in accordance with the terms of the Company Amended and Restated Executive Incentive Plan and any applicable award agreements, to take account of the Special Dividend, calculated pursuant to the principles, practices and methodologies set forth in Section 2.4 of the Company Disclosure Letter. For the purposes of this Agreement, the “EIP Achieved Shares” shall be the amount, subject to any maximum or minimum limitations set forth in applicable award agreements or the Company Amended and Restated Executive

Incentive Plan, equal to the product of the total number of share units subject to such Company EIP Award immediately prior to the Effective Time (1) multiplied by a fraction, the numerator of which is the number of days during the applicable performance period prior to the Closing Date and the denominator of which is the total number of days during the performance period, multiplied by (2) a performance factor determined as set forth in the applicable award agreement and the Company Amended and Restated Executive Incentive Plan.

(e) Payments. All payments required to be made pursuant to this Section 2.4 shall be less all amounts required to be withheld or deducted under the Code or any provision of state, local or foreign Law relating to Tax with respect to making such payments. Except for the dividend equivalent payments described in Section 2.4(d)(i) and Section 2.4(d)(ii), all payments pursuant to this Section 2.4 (including any cash in lieu of fractional shares to be paid pursuant to this Section 2.4 in accordance with Section 2.2(f)) shall be made through the payroll systems of the Surviving Company as soon as reasonably practicable after the Effective Time (but in any event, no later than ten (10) Business Days after the Effective Time, or, to the extent payment on such date would trigger a tax or penalty under Section 409A of the Code, the earliest date that such payment would not trigger such tax or penalty).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure letter (with reference to the section of this Agreement to which the information stated in such disclosure letter relates; provided, that any fact or condition disclosed in any section of such disclosure letter in such a way as to make its relevance to another section of such disclosure letter that relates to a representation or representations made elsewhere in Article III of this Agreement reasonably apparent shall be deemed to be an exception to such representation or representations notwithstanding the omission of a reference or cross reference thereto) delivered by the Company to Parent prior to the execution of this Agreement (the “Company Disclosure Letter”) or as disclosed in the Company SEC Reports (other than disclosures contained in the “Risk Factors” or “Forward-Looking Statements” sections of such Company SEC Reports or that otherwise constitute risk factors or that are cautionary, predictive or forward-looking in nature), that are publicly available and filed or furnished with the SEC after December 31, 2013 and at least two (2) Business Days prior to the date hereof, the Company represents and warrants to Parent and Acquisition Sub that:

Section 3.1 Organization, Standing and Power.

(a) Each of the Company and its Subsidiaries is a corporation, exempted company, limited liability company or other legal entity duly organized or incorporated, validly existing and in good standing (if and to the extent such term is so recognized in the relevant jurisdiction) under the Laws of its jurisdiction of organization or incorporation. Each of the Company and its Subsidiaries has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as now conducted.

(b) Each of the Company and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation, exempted company, limited liability company or other legal entity and is in good standing (if and to the extent such term is so recognized in the relevant jurisdiction) in each jurisdiction where the character or location of the assets and properties owned, leased or operated by it or the nature of its business makes such qualification or license necessary, except where failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Subsidiary is in violation of the Organizational Documents in any material respect.

(c) The Company has provided or made available to Parent true and complete copies of (i) the memorandum of association (the “Memorandum of Association”) and bye-laws (the “Bye-Laws”) of the Company and (ii) the memorandum of association and bye-laws or other similar Organizational Documents in effect as of the date hereof of each of the Company’s Subsidiaries (collectively, the “Company Organizational Documents”).

Section 3.2 Capitalization.

(a) As of the date of this Agreement, the Company’s authorized share capital consists solely of 200,000,000 Company Common Shares and 25,000,000 preferred shares, par value $0.01 per share (each, a “Preferred Share”).

(b) As of November 21, 2014, (i) 24,836,879 Company Common Shares were issued and outstanding, (ii) no Company Common Shares were held in the treasury of the Company and (iii) no Company Common Shares were held by the Company’s Subsidiaries. Section 3.2(b) of the Company Disclosure Letter sets forth, a correct and complete list, as of November 21, 2014, of Company Share Options, Restricted Share Awards, Company Time-Based RSUs, Company MSUs and Company EIP Awards (each, an “Equity Award”) under the Company Equity Plans, including the holder, date of grant, expiration date, vested status and vesting schedule, number of Company Common Shares underlying such Equity Award (including the target and maximum number of Company Common Shares underlying such award), the Company Equity Plan under which the Equity Award was granted and, where applicable, exercise or reference price. From November 21, 2014 to the date hereof, the Company has not issued any Company Common Shares except pursuant to the vesting or exercise of Equity Awards outstanding on November 21, 2014 in accordance with their terms and, since November 21, 2014, the Company has not issued any Equity Awards. All outstanding grants of Equity Awards were made under and in compliance with the Company Equity Plans. No Preferred Shares are issued and outstanding.

(c) Except as described in this Section 3.2, as of the date hereof, there are (i) no shares or securities of, or other equity or voting interests in, the Company, (ii) no outstanding shares or securities of the Company convertible into or exchangeable for share capital of, or other equity or voting interests in, the Company, (iii) no outstanding options, warrants, rights or other commitments or agreements to acquire from the Company, or that obligate the Company to issue, any shares or securities, or other equity or voting interests in, the Company, (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchange security or other similar agreement or commitment relating to any shares or securities of, or other equity or voting interests in the Company (the items in clauses (i), (ii), (iii) and (iv) being referred to, collectively, as “Company Securities”), and (v) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Company Securities, or dividends paid thereon.

(d) With respect to the Equity Awards, (i) each grant of an Equity Award was duly authorized no later than the date on which the grant of such Equity Award was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the Company Board or Compensation Committee, or a committee thereof and any required approval by the shareholders of the Company, (ii) each such grant was made in accordance with all applicable Laws, including the rules of the NYSE, (iii) the per share exercise price of each Company Share Option was not less than the fair market value of a Company Common Share on the applicable Grant Date, (iv) each such grant qualifies in all material respects for the Tax and accounting treatment afforded such Equity Awards in the Company’s Tax Returns and the Company SEC Reports, respectively, and (v) no material modifications have been made to any such grants after the Grant Date and all such grants either comply in all material respects with or are exempt from Section 409A of the Code. The treatment of the Equity Awards provided in Section 2.4 will comply with all applicable Laws and the terms and conditions of the Company Equity Plans and the applicable Equity Award agreements.

(e) All issued and outstanding Company Common Shares and all Company Common Shares that are subject to issuance prior to the Effective Time and upon the terms and subject to the conditions specified in the instruments under which they are issuable, (i) are, or, in the case of shares issued after the date hereof, will be, duly authorized, validly issued, fully paid and non-assessable, and issued in compliance with applicable Law and the terms and provisions of the Company’s Organizational Documents, and (ii) are not, or, in the case of shares issued after the date hereof, will not be, subject to any pre-emptive or similar rights, purchase option call or right of first refusal or similar rights.

(f) There are no outstanding contractual obligations of the Company or any of its Subsidiaries (i) to repurchase, redeem or otherwise acquire any Company Common Shares, bonds, debentures, notes or other indebtedness of the Company or share capital, bonds, debentures, notes or other indebtedness of any Subsidiary of the Company or (ii) to provide any funds to or make any investment in (A) any Subsidiary of the Company that is not wholly owned by the Company or (B) any other Person. No holder of securities in the Company or any of its Subsidiaries has any right to have such securities registered by the Company or any of its Subsidiaries.

(g) The Company Common Shares constitute the only outstanding class of securities of the Company or its Subsidiaries registered under the Exchange Act.

Section 3.3 Corporate Authorization. The Company has all necessary corporate power and authority to enter into this Agreement and the Statutory Merger Agreement and, subject to approval and adoption of this Agreement and the Statutory Merger Agreement by the Requisite Company Vote, to consummate the Transactions. The Company Board has by resolution duly adopted, (i) determined that the Merger, on the terms and conditions set forth herein, is fair to, and in the best interests of, the Company, (ii) approved this Agreement, the Statutory Merger Agreement and the Transactions, (iii) determined that the amendments to the Company’s Bye-Laws that are set forth on Exhibit D (“Bye-Law Amendment”) are advisable to and in the best interests of the Company, and authorized and approved the Bye-Law Amendment, and (iv) resolved, subject to Section 5.9, to recommend to the shareholders of the Company that they approve and adopt this Agreement, the Statutory Merger Agreement, the Bye-Law Amendment and the Merger (the “Company Board Recommendation”). The execution, delivery and performance by the Company of this Agreement, the Statutory Merger Agreement and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action on the part of the Company, subject only to the Requisite Company Vote.

Section 3.4 Enforceability. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by Parent and Acquisition Sub, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Laws related to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors’ rights generally and subject to the effect of general principles of equity (whether considered in a proceeding at equity or at law).

Section 3.5 Non-Contravention. The execution, delivery and performance of this Agreement and the Statutory Merger Agreement by the Company and the consummation by the Company of the Transactions do not and will not (assuming the accuracy of the representations and warranties made in Section 4.5 and Section 4.7):

(a) contravene or conflict with, or result in any violation or breach of, any provision of the Company Organizational Documents (as they may be amended pursuant to the Bye-Law Amendment);

(b) contravene or conflict with, or result in any violation or breach of, any Laws or Orders applicable to the Company or any of its Subsidiaries or by which any assets of the Company or any of its Subsidiaries (“Company Assets”) are bound, assuming that all consents, approvals, authorizations, filings and notifications described in Section 3.7 have been obtained or made or, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect;

(c) result in any violation or breach of, or constitute a default (with or without notice or lapse of time or both) under, any Contracts to which the Company or any of its Subsidiaries is a party or by which any Company Assets are bound (collectively, “Company Contracts”), except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect;

(d) require any consent, approval or other authorization of, or filing with or notification to, any Person under any Company Contracts, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect;

(e) give rise to any termination, cancellation, amendment, modification or acceleration of any rights or obligations under any Company Contracts, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; or

(f) cause the creation or imposition of any Liens on any Company Assets, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.6 Subsidiaries.

(a) A true and complete list of all Subsidiaries of the Company and their respective jurisdictions of organization or incorporation, as of the date of this Agreement, is set forth in Section 3.6 of the Company Disclosure Letter. Each of the Subsidiaries of the Company is wholly owned by the Company, directly or indirectly, free and clear of any Liens other than Permitted Encumbrances. Except for Investment Assets held in the ordinary course of business and the capital stock or other equity ownership interests of the Subsidiaries set forth in Section 3.6 of the Company Disclosure Letter, the Company does not own, directly or indirectly, any share capital or other equity interest of, or any other securities convertible or exchangeable into or exercisable for share capital or equity interest of, any Person.

(b) Each issued and outstanding share of the share capital or non-corporate equity interests (including partnership interests and limited liability company interests), as applicable, of each Subsidiary of the Company that is held, directly or indirectly, by the Company, (i) is duly authorized, validly issued, fully paid and nonassessable, and was issued in compliance with the applicable Law, the terms and provisions of the applicable Subsidiary’s Organizational Documents and any preemptive or similar rights, subscription rights, anti-dilutive rights, purchase option, call or right of first refusal or similar rights and (ii) is not or, in the case of any share or non-corporate equity interest issued after the date hereof, will not be, subject to any pre-emptive or similar rights, purchase option, call or right of first refusal or similar rights.

(c) All of the outstanding share capital of, or other equity or voting interests in, each Subsidiary of the Company are owned directly or indirectly, by the Company free and clear of all Liens other than Permitted Encumbrances. There are no subscriptions, options, warrants, rights, calls, contracts or other commitments, understandings, restrictions or arrangements relating to the issuance, acquisition, redemption, repurchase or sale of any share capital or other equity or voting interests of any Subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement, any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any securities of any Subsidiary of the Company. None of the Subsidiaries of the Company has any outstanding equity compensation plans relating to the share capital of, or other equity or voting interests in, any Subsidiary of the Company. Neither the Company nor any of its Subsidiaries has any obligation to make any payments based on the price or value of any securities of any Subsidiary of the Company or dividends paid thereon.

Section 3.7 Governmental Authorizations. The execution, delivery and performance of this Agreement and the Statutory Merger Agreement by the Company and the consummation by the Company of the Transactions do not and will not require any consent, approval or other authorization of, or filing, license, permit, declaration or registration with or notification to, or waiver from, any international, national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal, arbitral body or self-regulated entity, whether domestic or foreign (each, a “Governmental Entity”), other than:

(a) (i) the filing of the Merger Application and related attachments with the Registrar and (ii) the written notification from the Bermuda Monetary Authority confirming that the Bermuda Monetary Authority has no objection to the Merger;

(b) the filing with the Securities and Exchange Commission (the “SEC”) of (i) a proxy statement (the “Company Proxy Statement”) relating to the special meeting of the shareholders of the Company to be held to consider and vote upon the approval and adoption of the Bye-Law Amendment, this Agreement, the Statutory Merger Agreement and the Merger (the “Company Shareholders Meeting”) and (ii) any other filings and reports that may be required in connection with this Agreement and the Transactions under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”);

(c) compliance with the NYSE rules and regulations;

(d) compliance with the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and as set forth in Section 3.7(d) of the Company Disclosure Letter with respect to any Governmental Entity with jurisdiction over enforcement of any applicable antitrust or competition Laws;

(e) the required filings with the applicable Governmental Entities under applicable Insurance Laws that are specifically set forth in Section 3.7(e) of the Company Disclosure Letter; and

(f) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.8 Vote Required.

(a) The Requisite Company Vote is the only vote of the holders of any class or series of the share capital of the Company or any of its Subsidiaries necessary (under the Company Organizational Documents, the Companies Act, other applicable Laws or otherwise) to approve and adopt this Agreement, the Statutory Merger Agreement and the Merger.

(b) There are no shareholder agreements, voting trusts, proxies or similar agreements, arrangements or commitments to which the Company or any of its Subsidiaries is a party or of which the Company has Knowledge with respect to the voting of any share of the Company or any of its Subsidiaries. There are no bonds, debentures, notes or other instruments of indebtedness of the Company or any of its Subsidiaries that have the right to vote, or that are convertible or exchangeable into or exercisable for securities having the right to vote, on any matters on which shareholders of the Company may vote.

Section 3.9 SEC Reports.

(a) The Company has timely filed with the SEC (including following any extensions of time for filing provided by Rule 12b-25 promulgated under the Exchange Act) all forms, reports, schedules, statements and other documents required to be filed by the Company with the SEC, and any documents or information furnished to the SEC on a voluntary basis on Current Reports on Form 8-K, in each case since January 1, 2012 (collectively, the “Company SEC Reports”). The Company SEC Reports, as filed with or furnished to the SEC, (i) complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such Company SEC Reports, as the case may be, (ii) were prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act and other applicable Laws and (iii) did not, at the time they were filed, or if amended or restated, at the time of such later amendment or restatement, and at their respective effective dates, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which such statements were made, not misleading. No Subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act or is otherwise required to file any forms, reports, schedules, statements or other documents with the SEC, any foreign Governmental Entity that performs a similar function to that of the SEC or any securities exchange or quotation service.

(b) As of their respective dates, or, if amended, as of the date of the last such amendment, the Company SEC Reports, as filed with or furnished to the SEC, complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder. As of the date hereof, there are no outstanding or unresolved written comments from the SEC with respect to the Company SEC Reports. As of the date hereof, to the Knowledge of the Company, none of the Company SEC Reports filed on or prior to the date hereof is the subject of ongoing SEC review.

Section 3.10 Financial Statements; Internal Controls.

(a) The audited consolidated financial statements and unaudited consolidated interim financial statements (including all related notes and schedules) of the Company and its consolidated Subsidiaries included or incorporated by reference in the Company SEC Reports:

(i) complied in all material respects with applicable accounting requirements and the rules and regulations of the SEC;

(ii) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the notes to those financial statements); and

(iii) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments, none of which are, individually or in the aggregate, material).

(b) No material weaknesses exist with respect to the internal control over financial reporting of the Company that would be required to be disclosed by the Company pursuant to Item 308(a)(3) of Regulation S-K promulgated by the SEC that have not been disclosed in the Company SEC Reports as filed with or furnished to the SEC prior to the date hereof. The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act designed to ensure that information required to be disclosed by the Company in the reports that it files and submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including that information required to be disclosed by the Company in the reports that it files and submits under the Exchange Act is accumulated and communicated to management of the Company, as appropriate, to allow timely decisions regarding required disclosure. The Company has disclosed, based on its most recent evaluation, to the Company’s outside auditors and the audit committee of the Company Board, (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company has provided or made available to Parent true and complete copies of any such disclosure contemplated by clauses (A) and (B) of the immediately preceding sentence made by management to the Company’s independent auditors and the audit committee of the Company Board since January 1, 2012.

Section 3.11 Liabilities.

(a) There are no liabilities or obligations of any kind, whether accrued, contingent, absolute, inchoate or otherwise (collectively, “Liabilities”) of the Company or any of its Subsidiaries that are required to be recorded or reflected on a balance sheet, including the footnotes thereto, prepared in accordance with GAAP, other than:

(i) Liabilities reflected or reserved for in the consolidated balance sheet of the Company and its consolidated Subsidiaries as of September 30, 2014 or disclosed in the footnotes thereto, set forth in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2014, as filed with the SEC prior to the date hereof; and

(ii) Liabilities incurred since September 30, 2014 in the ordinary course of business.

(b) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity, on the other hand, or any “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated under the Securities Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company SEC Reports.

(c) The Company is in compliance in all material respects with (i) the provisions of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations of the SEC promulgated thereunder that are applicable to the Company and (ii) the rules and regulations of the NYSE that are applicable to the Company. With respect to each Company SEC Report on Form 10-K or Form 10-Q, each of the principal executive officer and the principal financial officer of the Company has made all certifications required by Rule 13a-14 or 15(d) under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC promulgated thereunder with respect to such Company SEC Reports. None of the “back-up” or “sub-certifications” made by any officers or employees of the Company or any of its Subsidiaries since January 1, 2012 to support any such certifications made by the principal executive officer or principal financial officer of the Company has identified or raised any significant exceptions.

Section 3.12 Absence of Certain Changes. Since December 31, 2013 to the date of this Agreement (a) except for the execution, delivery and performance of this Agreement and the discussions, negotiations and transactions related thereto, the business of the Company and its Subsidiaries has been carried on and conducted in all material respects in the ordinary course of business, (b) there has not been any declaration, setting aside for payment or payment of any dividend or other distribution in respect of any of the Company Common Shares or other equity or voting interests of the Company (other than regular quarterly cash distributions made on March 31, 2014, June 30, 2014 and September 30, 2014 and to be made on December 31, 2014), (c) there has not been any change in any material respect in the Company’s or any of its Subsidiaries’ financial accounting or actuarial methods, principles or practices, except insofar as may have been required by GAAP, by Applicable SAP or applicable Law, and (d) there has not been any effect, change, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

Section 3.13 Litigation. Other than ordinary course claims under Reinsurance Contracts within applicable policy or contractual limits that do not involve allegations of bad faith or seek extra-contractual obligations, are not the subject of any proceeding by or before any Governmental Entity and have not proceeded to formal litigation, arbitration or mediation, there are no legal actions, claims, demands, arbitrations, hearings, charges, complaints, investigations, examinations, indictments, litigations, suits or other civil, criminal, administrative or investigative proceedings (collectively, “Legal Actions”) pending or, to the Knowledge of the Company, threatened against (a) the Company or any of its Subsidiaries or (b) any director, officer or employee of the Company or any of its Subsidiaries or other Person for whom the Company or any of its Subsidiaries may be liable, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. There are no Orders outstanding against the Company, any of its Subsidiaries or their respective properties and assets, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.14 Investments; Derivatives.

(a) The Company has provided Parent with a correct and complete list of all bonds, stocks, mortgage loans, derivatives (including swaps, swaptions, caps, floors, foreign exchange and options or forward agreements) and all other instruments of indebtedness, stocks, partnership or joint venture interests and all other equity interests, certificates issued by or interests in trusts, alternatives investments and direct and indirect investments in hedge funds and other investments that were carried on the books and records of the Company and its Subsidiaries as of October 31, 2014 (such investment assets, together with all investment assets acquired by the Company and its Subsidiaries between such date and the date of this Agreement, the “Investment Assets”). Except for Investment Assets sold in the ordinary course of business after October 31, 2014 or in compliance with the Investment Guidelines, each of the Company and its Subsidiaries, as applicable, has good and marketable title to all of the Investment Assets it purports to own, free and clear of all Liens except Permitted Encumbrances. A copy of the Company’s policies with respect to the investment of the Investment Assets is set forth in Section 3.14(a) of the Company Disclosure Letter (the “Investment Guidelines”), and the composition of the Investment Assets complies in all material respects with, and the Company and its Subsidiaries have complied in all material respects with, the Investment Guidelines.

(b) The Investment Assets in all material respects comply with, and the acquisition thereof complied with, any and all investment restrictions under applicable Law.

Section 3.15 Insurance Matters.

(a) Section 3.15(a) of the Company Disclosure Letter contains a true and correct list of each of the Company’s Subsidiaries which, by virtue of its operations and activities, is required to be licensed as an insurance company, reinsurance company or reinsurance intermediary (collectively, the “Company Insurance Subsidiaries”), together with the jurisdiction of domicile thereof and each jurisdiction in which each such Company Insurance Subsidiary is licensed to conduct the business of insurance or reinsurance. None of the Company Insurance Subsidiaries is commercially domiciled in any other jurisdiction or is otherwise treated as domiciled in a jurisdiction other than that of its formation. Each of the Company Insurance Subsidiaries and each of the Company’s other Subsidiaries that provide services to the Company Insurance Subsidiaries is licensed, authorized or otherwise eligible to conduct its business as currently conducted, to the extent required by Law, in each jurisdiction where it engages in business and for each line of business written therein, except where the failure to be so licensed, authorized or otherwise eligible to conduct its business as currently conducted would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) Except as required by Insurance Laws of general applicability and the insurance Permits maintained by the Company Insurance Subsidiaries, there are no material written agreements, memoranda of understanding, commitment letters or similar undertakings binding on the Company or on any of the Company Insurance Subsidiaries or to which any of the Company Insurance Subsidiaries is a party, on the one hand, and any Governmental Entity is a party or addressee, on the other hand, or any Orders by, or supervisory letters or cease-and-desist orders from, any Governmental Entity, nor have any of the Company Insurance Subsidiaries adopted any board or committee resolutions at the request of any Governmental Entity, in each case with respect to such Company Insurance Subsidiaries, including any that would (i) limit the ability of any of the Company Insurance Subsidiaries to enter into Reinsurance Contracts, (ii) require any divestiture of any investment of any of the Company Insurance Subsidiaries, (iii) in any manner relate to the ability of any of the Company Insurance Subsidiaries to pay dividends, (iv) require any investment of any of the Company Insurance Subsidiaries to be treated as non-admitted assets (or the local equivalent), (v) require or impose any capital commitment, “keep well” or similar capital maintenance arrangement with respect to any Company Insurance Subsidiary, or (vi) otherwise restrict the conduct of business of any of the Company Insurance Subsidiaries, nor have any of the Company Insurance Subsidiaries been advised by any Governmental Entity that it is contemplating any such undertakings.

(c) The Company has provided or made available to Parent true and complete copies of all annual, quarterly and other periodic statements, together with all exhibits, interrogatories, notes, schedules and actuarial opinions, affirmations or certifications filed with or submitted to the appropriate Insurance Regulator of each jurisdiction in which a Company Insurance Subsidiary is licensed or authorized or otherwise eligible or accredited with respect to the conduct of the business of reinsurance since January 1, 2012 (collectively, the “Company Statutory Statements”). The financial statements included in the Company Statutory Statements were prepared in accordance with Applicable SAP, applied on a consistent basis during the periods involved, and fairly present in all material respects the statutory financial position of the relevant Company Insurance Subsidiary as of the respective dates thereof and the results of operations and changes in capital and surplus (and shareholders’ equity, as applicable) of such Company Insurance Subsidiary for the respective periods then ended. Such Company Statutory Statements complied in all material respects with all applicable Insurance Laws when filed or submitted and no material violation or deficiency has been asserted in writing (or, to the Knowledge of the Company, orally) by any Insurance Regulator with respect to any of such Company Statutory Statements that has not been cured or otherwise resolved to the satisfaction of such Insurance Regulator.

(d) The Company has provided or made available to Parent to the extent permitted by applicable Law, true and complete copies of all material examination reports (and has notified Parent of any pending material examinations) of any Insurance Regulators received by it on or after January 1, 2012 through the date of this Agreement relating to the Company Insurance Subsidiaries. All material deficiencies or violations noted in such examination reports have been cured or resolved to the satisfaction of the applicable Insurance Regulator prior to the date of this Agreement. The Company has also provided Parent with true and complete copies of (i) its “underwriting directives” with respect to Bermuda, New York and Chicago; (ii) its “claims processing” and “claim policy/technical” manuals with respect to its operations in the United States and Bermuda; and (iii) its “actuarial reserving process” policies with respect to its operations in Bermuda and the United States, in each case that are specifically identified in Section 3.15(d) of the Company Disclosure Letter (collectively, the “Scheduled Policies”). The Scheduled Policies represent the only material written internal policies, procedures and guidelines that are currently in use by the Company and its Subsidiaries relating to underwriting directives, claims handling and actuarial reserving practices. As of the date hereof, none of the Scheduled Policies have been amended or modified from the forms provided or made available to Parent prior to the date hereof.

(e) Section 3.15(e) of the Company Disclosure Letter contains a true and complete list, as of the date of this Agreement, of each Material Reinsurance Contract. (i) Each Material Reinsurance Contract is valid and binding on the applicable Company Insurance Subsidiary, and to the Knowledge of the Company, each other party thereto, and is in full force and effect, except where the failure to be valid, binding or in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect,

(ii) the applicable Company Insurance Subsidiary and, to the Knowledge of the Company, any other party thereto, has performed all obligations required to be performed by it under each Material Reinsurance Contract, except where such noncompliance would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (iii) none of the Company Insurance Subsidiaries has received written or, to the Knowledge of the Company, oral, notice of the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a default on the part of such Company Insurance Subsidiary under any Material Reinsurance Contract, except where such default would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (iv) to the Knowledge of the Company, with respect to each Ceded Reinsurance Contract, (A) there are no events or conditions which constitute, or, after notice or lapse of time or both, will constitute, a default on the part of any counterparty under such Ceded Reinsurance Contract, (B) no such counterparty is insolvent or the subject of a rehabilitation, liquidation, conservatorship, receivership, bankruptcy or similar proceeding, (C) the financial condition of any reinsurer or retrocessionaire under such Ceded Reinsurance Contract is not impaired to the extent that a default thereunder is reasonably anticipated, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (D) no notice of intended cancellation has been received by the Company Insurance Subsidiary from any such reinsurer or retrocessionaire and (E) the Company Insurance Subsidiary is entitled under the law of the domiciliary jurisdiction to take full credit in its Company Statutory Statements for all amounts recoverable by it pursuant to such Ceded Reinsurance Contract and all such amounts recoverable have been properly recorded in its books and records of account and are properly reflected in its Company Statutory Statements. As of the date hereof, there are no pending, and since January 1, 2012 to the date hereof, there have not been any, material disputes under any of the Material Reinsurance Contracts.

Section 3.16 Material Contracts.

(a) As of the date hereof, there are no material Contracts to which the Company or any of its Subsidiaries is a party (other than Reinsurance Contracts, Real Property Leases and Benefit Plans) (i) that are required to be described in, or filed as an exhibit to, any Company SEC Reports that are not so described or filed as required by the Securities Act or the Exchange Act, (ii) that contain any provisions restricting the ability of the Company or any of its Subsidiaries, or which, following the consummation of the Merger, would restrict the ability of Parent or any of its controlled Affiliates, including the Surviving Company and its Subsidiaries, to compete or transact in any business or with any Person or in any geographic area or grants a right of exclusivity to any Person, (iii) pursuant to which any indebtedness of the Company or any of its Subsidiaries is outstanding or may be incurred or pursuant to which the Company or any of its Subsidiaries guarantees any indebtedness of any other Person (other than the Company or any of its Subsidiaries) (except for trade payables arising in the ordinary course of business), (iv) with respect to a partnership, joint venture or other similar arrangement with any other Person (other than the Company or any of its Subsidiaries), relate to the formation, creation, operation, management or control of any such partnership or joint venture; (v) that involves or could reasonably be expected to involve aggregate payments by or to the Company and/or its Subsidiaries in excess of $2,000,000 in any twelve-month period, other than Contracts that can be terminated by the Company or any of its Subsidiaries on less than 90 days’ notice without payment by the Company or any Subsidiary of the Company of any material penalty; (vi) that have been entered into since January 1, 2012 or otherwise provide for material ongoing obligations of the Company or any of its Subsidiaries and involve the acquisition from another Person or disposition to another Person of capital stock or other equity interests of another Person or of a business (excluding, for the avoidance of doubt, acquisitions or dispositions of Investment Assets, supplies, products, office equipment, furnishings, fixtures, properties or other tangible assets in the ordinary course of business, or of supplies, products, office equipment, furnishings, fixtures, properties or other tangible assets that are obsolete, warn out, surplus or no longer used or useful in the conduct of business of the Company or any of its Subsidiaries), (vii) pursuant to which (A) the Company or any of its Subsidiaries is granted or obtains any right to use any material Intellectual Property owned by any third party (other than standard form contracts granting rights to use commercially available software) or (B) any third party is granted or obtains the right to use or register any material Intellectual Property owned by the Company or any of its Subsidiaries, including, in each case, any license agreements, coexistence agreements, or covenants not to sue, (viii) that prohibits or restricts the payment of dividends or distributions in respect of the shares or capital stock of the Company or any of its Subsidiaries, prohibits the pledging of the shares or capital stock of the Company or any Subsidiary of the Company or prohibits or restricts the issuance of any guarantee by the Company or any Subsidiary of the Company, or (ix) that is a Contract with an investment manager or Investment advisor providing services to the Company or any of its Subsidiaries or otherwise relating to the management of the Investment Assets (each such Contract described in clauses (i)-(ix), other than any Reinsurance Contract, Real Property Lease or Benefit Plan, a “Material Contract”).

(b) (i) Each Material Contract is a legal, valid and binding agreement of the Company and its Subsidiaries to the extent such Person is a party thereto, as applicable, and to the Knowledge of the Company, each other party thereto is in compliance in all material respects with its terms and is in full force and effect, except where the failure to be valid, binding or in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (ii) the Company and each of its Subsidiaries, and, to the Knowledge of the Company, each other party thereto, has performed all obligations required to be performed by it under such Material Contract, except where such noncompliance would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (iii) neither the Company nor any of its Subsidiaries has received notice of the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a default on the part of the Company or any of its Subsidiaries under any Material Contract, except where such default would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect and (iv) there are no events or conditions which constitute, or, after notice or lapse of time or both, will constitute a default on the part of any counterparty under such Material Contract, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.17 Benefit Plans. Except as otherwise set forth in Section 3.17 of the Company Disclosure Letter:

(a) All material Benefit Plans other than Benefit Plans maintained by the Company or any of its Subsidiaries outside of the United States primarily for the benefit of Employees or consultants working outside of the United States (collectively, the “Non-U.S. Benefit Plans”), are listed on Section 3.17(a) of the Company Disclosure Letter. For the purposes of this Agreement, “Benefit Plans” include all benefit and compensation plans, programs, contracts, policies, agreements or arrangements covering current or former employees of the Company or any of its Subsidiaries (the “Employees”), current or former consultants of the Company or any of its Subsidiaries, current or former directors of the Company, or under which the Company or any of its Subsidiaries has any liability (including any contingent liability), including but not limited to, “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not such plans are subject to ERISA, and deferred compensation, pension, retirement, health, welfare, severance, employment, perquisite, change in control, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans, programs, contracts, policies, agreements or arrangements. True and complete copies of all material Benefit Plans (or a written summary of any unwritten material Benefit Plan), including any trust agreement or insurance contract forming a part of such Benefit Plans, and all amendments thereto, have been provided or made available to Parent prior to the date of this Agreement.

(b) All Benefit Plans other than the Non-U.S. Benefit Plans, (collectively, the “U.S. Benefit Plans”) have been funded, established, maintained and administered in compliance in all material respects with their respective terms, ERISA, the Code and other applicable Laws. Each U.S. Benefit Plan which is subject to ERISA (an “ERISA Plan”) that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA intended to be qualified under Section 401(a) of the Code, has received a favorable determination or opinion letter from the Internal Revenue Service, and, to the Knowledge of the Company, there are no existing circumstances or any events that have occurred that could reasonably be expected to adversely affect the qualified status of any such plan. There are no pending or, to the Knowledge of the Company, threatened actions, claims or lawsuits against or relating to the Benefit Plans, the assets of any of the trusts under such plans or the sponsor or the administrator, or against any fiduciary of the Benefit Plan with respect to the operation of such arrangements (other than routine benefits claims) which is reasonably expected to result in a material liability to the Company. No Benefit Plan is under audit or investigation by any Governmental Entity which is reasonably expected to result in a material liability to the Company.

(c) Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any ERISA Plan that, assuming the taxable period of such transaction expired as of the date of this Agreement, would reasonably be expected to subject the Company or any Subsidiary to a material tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA. Neither the Company nor any of its Subsidiaries has incurred or reasonably expects to incur a material tax or penalty imposed by Section 4980F of the Code or Section 502 of ERISA or any material liability under Section 4071 of ERISA.

(d) Neither the Company, any of its Subsidiaries, nor any corporation, trade or business, or entity that would be deemed a “single employer” with the Company or any Subsidiary within the meaning of Section 414(b), (c), (m), or (o) of the Code or Section 4001 of ERISA, or any of their respective predecessors, has contributed to, contributes to, has been required to contribute to, or otherwise participated in or participates in or in any way has any Liability, directly or indirectly, within the last six (6) years prior to the date hereof with respect to (i) an employee benefit plan that is or was subject to Section 412, 430 or 4971 of the Code or Section 302 or Title IV of ERISA, including, without limitation, any “multiemployer plan” (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code), (ii) a “multiple employer plan” (as defined in Section 413 of the Code), (iii) a “multiple employer welfare arrangement (as defined in Section 3(40) of ERISA), or (iv) a plan maintained in connection with any trust described in Section 501(c)(9) of the Code. None of the Benefit Plans provide retiree health, life insurance or other welfare benefits except as may be required by Section 4980B of the Code and Section 601 of ERISA or any other applicable Law.

(e) There has been no amendment to, or announcement by, the Company or any of its Subsidiaries relating to, any of the U.S. Benefit Plans that would result in a material increase in liabilities to the Company or any of its Subsidiaries above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 2013. Neither the execution of this Agreement, shareholder approval and adoption of this Agreement, receipt of approval or clearance from any one or more Governmental Entities in connection with the Merger or the other transactions contemplated by this Agreement, nor the consummation of the Transactions, alone or in combination with any other event, will (w) entitle any Employees, directors or consultants of the Company or any of its Subsidiaries to severance or other payment, or increase any compensation or benefits due (other than severance pay required by applicable Law), (x) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of any compensation or benefits under, or increase the amount of compensation or benefits payable, under any Benefit Plan, (y) result in payments that would individually or in combination with any other such payment, constitute an “excess parachute payment,” as defined in Section 280G(b)(l) of the Code or be non-deductible under Section 162(m) of the Code, or (z) limit or restrict the right of the Company or any of its Subsidiaries or, after the consummation of the Transactions, Parent or any of its Subsidiaries, to merge, amend or terminate any Benefit Plan. Except as disclosed in Section 3.17(e) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to, or is otherwise obligated under, any contract, agreement, plan or arrangement that provides for the gross-up of a Tax, interest or penalties imposed by Section 409A or 4999 of the Code (or any corresponding provision of state or local Law).

(f) All of the material Non-U.S. Benefit Plans are listed in Section 3.17(f) of the Company Disclosure Letter and have been funded, established, maintained and administered in compliance in all material respects with their respective terms and all applicable Law (including compliance with any applicable requirements with respect to registration and good standing with regulatory authorities) and have been approved by any applicable taxation authorities for favorable taxation status to the extent such approval is available (and, to the Knowledge of the Company, circumstances do not exist that are reasonably likely to cause such approval to cease to apply). The Company and its Subsidiaries have no material unfunded liabilities with respect to any such Non-U.S. Benefit Plans that are not set forth in the consolidated balance sheets included in or incorporated by reference into the Company SEC Reports filed prior to the date of this Agreement. There is no pending or, to the Knowledge of the Company’s executive officers, threatened material litigation relating to the Non-U.S. Benefit Plans.

Section 3.18 Labor Relations.

(a) A true and complete list of (i) current employees of the Company and each of its Subsidiaries, specifying their name (except to the extent applicable Law prohibits such disclosure, in which case an employee identification number is substituted for name), position, work location, date of hire, annual salary or wage rate, target bonus or commission opportunity, any other compensation, bonus and total compensation for the last completed fiscal year and target bonus or commission opportunity for the Company’s 2015 fiscal year and (ii) any individual providing consulting services to the Company and each of its Subsidiaries (other than employees), showing applicable contract rates and other payments (other than reimbursements of bona fide expenses in connection with such services) made or due to such individual providing consulting services to the Company has been provided or made available to Parent prior to the date of this Agreement. Each individual who renders (or, since January 1, 2012, any other individual who previously rendered) services to the Company or any of its Subsidiaries who is or was classified by such Company or Subsidiary as having the status of an independent contractor or other non-employee status for any purpose (including for purposes of taxation and tax reporting and under Benefit Plans) is currently or was previously properly so characterized.

(b) The Company is not party to any collective bargaining or similar agreement covering its Employees. Except as set forth in Section 3.18(b) of the Company Disclosure Letter: (i) neither the Company nor any of its Subsidiaries is the subject of any proceeding that asserts that the Company or any of its Subsidiaries has committed an unfair labor practice or that seeks to compel it to bargain with any labor union or labor organization and (ii) there is no pending or, to the Knowledge of the Company, threatened, labor strike, dispute, walk-out, work stoppage, slow down or lockout involving the Company or any of its Subsidiaries.

(c) Each of the Company and its Subsidiaries are, and since January 1, 2012, have been, in compliance in all material respects with all applicable Laws relating to employment and employment practices, the classification of employees, wages, overtime, hours, collective bargaining, unlawful discrimination, civil rights, safety and health, workers’ compensation, plant closing and mass layoff Laws (including the Worker Adjustment and Retraining Notification Act, as amended, and each similar state, local or foreign Law) and terms and conditions of employment. There are no charges with respect to or relating to either of the Company or its Subsidiaries pending or, to the Knowledge of the Company, threatened before the U.S. Equal Employment Opportunity Commission or any national, federal, state or local agency, domestic or foreign, responsible for the prevention of unlawful employment practices. Neither the Company nor any of its Subsidiaries has received any written notice from any national, federal, state or local agency, domestic or foreign, responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of either of the Company or its Subsidiaries and no such investigation is in progress.

Section 3.19 Taxes. Except as set forth in Section 3.19 of the Company Disclosure Letter:

(a) All Tax Returns required to be filed by or with respect to the Company or any of its Subsidiaries have been timely (taking into account any applicable extensions) and properly prepared and filed except for Tax Returns as to which the failure to so file would not have a Company Material Adverse Effect, and all such Tax Returns are true, complete and correct in all material respects.

(b) Except for Taxes as to which the failure to pay or adequately provide for would not have a Company Material Adverse Effect, the Company and its Subsidiaries have fully paid all Taxes and all material estimates of Tax required to be paid, and have made adequate provision (in accordance with GAAP and Applicable SAP) for any Taxes that are not yet due and payable for all taxable periods, or portions thereof, ending on or before the date of this Agreement.

(c) Each of the Company and its Subsidiaries has withheld and paid proper and accurate amounts of Taxes from payments made to its employees, independent contractors, creditors, shareholders and other third parties in compliance in all material respects with all withholding and similar provisions of any Tax Laws except to the extent the failure to do so would not have a Company Material Adverse Effect.

(d) There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection, assessment or reassessment of, material Taxes due from the Company or any of its Subsidiaries for any taxable period and no request for any such waiver or extension is currently pending except for such agreements or requests that would not have a Company Material Adverse Effect.

(e) No audit or other proceeding by any Governmental Entity is pending or to the Knowledge of the Company, threatened in writing with respect to any Taxes due from or with respect to the Company or any of its Subsidiaries except for such audits and proceedings that would not have a Company Material Adverse Effect.

(f) Neither the Company or any of its Subsidiaries has entered into any closing or other agreement or settlement with respect to any material Taxes, other than agreements or settlements that will not require the Company or any of its Subsidiaries to recognize additional amounts of income after the Closing Date.

(g) The Company has made available to Parent complete and correct copies of all United States federal income tax returns filed by or on behalf of the Company or any of its Subsidiaries for all taxable periods beginning on or after January 1, 2010 and all U.S. state tax returns filed by or on behalf of the Company or any of its Subsidiaries for taxable year 2013.

(h) Neither the Company nor any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any distribution occurring during the two-year period ending on the date of this Agreement that was purported or intended to be governed by Section 355 of the Code (or any similar provision of applicable Law).

(i) There are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than Permitted Encumbrances.

(j) Neither the Company nor any of its Subsidiaries has participated in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) (other than loss transactions) or comparable provision of any other applicable Tax Law, and neither the Company nor any of its Subsidiaries has been a “material advisor” to any such transaction within the meaning of Section 6111 of the Code.

(k) Neither the Company nor any of its Subsidiaries has ever been a member of an affiliated, combined, consolidated or unitary Tax group for purposes of filing any Tax Return except for a group in which the Company and all or some of its Subsidiaries were the only members. Neither the Company nor any of its Subsidiaries has any liability for any Taxes of any Person (other than the Company or its Subsidiaries) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local, or non-U.S. law, or as a transferee or successor, by contract or by operation of Law.

(l) Assuming the taxable year of Platinum Underwriters Bermuda, Ltd. and Platinum Regency Holdings ends at the end of the day before the Closing Date, the Company reasonably expects that either (i) the gross “related person insurance income” (as such term is defined in Section 953 of the Code) of Platinum Underwriters Bermuda, Ltd. and Platinum Regency Holdings will not exceed twenty percent (20%) of its gross insurance income for the current taxable year or (ii) direct or indirect insureds (and persons related to those insureds) will not own directly or indirectly through entities twenty percent (20%) or more of the voting power or value of the Company’s shares for the current taxable year.

(m) Neither the Company nor any of its Subsidiaries reasonably expects that it will be a passive foreign investment company (as defined in Section 1297 of the Code and the Treasury Regulations thereunder) for the taxable year which includes the day of the Closing Date.

(n) Each of Platinum Underwriters Holdings, Ltd. and Platinum Regency Holdings is, and at all times since formation has been, classified as a corporation for U.S. federal income tax purposes.

(o) Neither the Company nor any of its non-U.S. Subsidiaries are engaged in a trade or business within the United States within the meaning of Section 864(b) of the Code.

(p) The representations and warranties made in Section 3.2(d)(iv), Section 3.17 and this Section 3.19 are the sole representations made with respect to matters related to Taxes applicable to the Company.

Section 3.20 Intellectual Property.

(a) Except as would not have a Company Material Adverse Effect:

(i) the Company owns or has enforceable rights or licenses to use the Intellectual Property used in the business of the Company as currently conducted. The conduct of the business of the Company and its Subsidiaries as currently conducted does not infringe upon or misappropriate the Intellectual Property rights of any third party, and no claim has been asserted or, to the Knowledge of the Company, threatened to the Company or any Subsidiary that the conduct of the business of the Company and its Subsidiaries as currently conducted infringes upon or misappropriates the Intellectual Property rights of any third party;

(ii) no present or former employee, officer, or director of the Company, or agent or outside contractor of the Company, holds any right, title or interest, directly or indirectly, in whole or in part, in or to any Owned Intellectual Property that is material to the business of the Company and its Subsidiaries;

(iii) none of the Intellectual Property owned or purported to be owned by the Company or a Subsidiary (the “Owned Intellectual Property”) has been adjudged invalid or unenforceable in whole or in part and, to the Knowledge of the Company, the Owned Intellectual Property is valid and enforceable. Section 3.20(a)(iii) of the Company Disclosure Letter sets forth a complete and correct listing of all Registered Owned Intellectual Property. To the Knowledge of the Company, no person is engaging in any activity that infringes upon the Owned Intellectual Property;

(iv) to the Knowledge of the Company, each agreement under which Intellectual Property is licensed to the Company or a Subsidiary (the “Licensed Intellectual Property”) is valid and enforceable, is binding on all parties to such license, and is in full force and effect, and no party thereto is in breach thereof or default thereunder;

(v) the Company and its Subsidiaries have taken commercially reasonable measures to protect the confidential nature of the trade secrets and confidential information that they own or use;

(vi) to the Knowledge of the Company, the software owned by the Company does not contain any disabling mechanism or protection feature designed to prevent its use, including any computer virus, worm,

software lock, drop-dead device, Trojan-horse routine, trap door, back door (including capabilities that permit non-administrative users to gain unrestricted access or administrative rights to software or that otherwise bypasses security or audit controls), time bomb or malware or any other codes or instructions that may be used to access, modify, replicate, distort, delete, damage or disable software or data, other software operating systems, computers or equipment with which the software interacts; and

(vii) in the past 12 months, there has been no material failure or malfunction of any IT Systems which has caused any material disruption to the business of the Company and its Subsidiaries. The Company and the Subsidiaries of the Company have implemented reasonable backup, security and disaster recovery technology and procedures.

(b) Except as set forth in Section 3.20(b) of the Company Disclosure Letter, all Material Contracts of the type described in Section 3.16(a)(vii)(A) are terminable by the Company without cause and without the imposition of a penalty of $50,000 or more.

(c) To the Knowledge of the Company, the Company and its Subsidiaries are compliant in all material respects with their respective privacy policies and contractual commitments to their respective customers, consumers and employees, concerning data protection and the privacy and security of Personal Data of such customers, consumers and employees, including any applicable Data Protection Laws. Since January 1, 2012, to the Knowledge of the Company, (i) the Company and its Subsidiaries have not experienced any Information Security Breach, and (ii) no Person has been offered any payment or benefit in exchange for the return or destruction of Company information obtained by a third-party without authorization, including data, passwords or Personal Data.

(d) Notwithstanding anything to the contrary set forth in this Agreement, this Section 3.20 contains all of the representations and warranties provided by the Company with respect to Intellectual Property. For purposes of this Agreement, “Intellectual Property” means (i) United States patents, patent applications and statutory invention registrations, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names, domain names and other source identifiers, and registrations and applications for registration thereof, (iii) copyrights (including copyrights in computer software and Internet websites) and registrations and applications for registration thereof and (iv) trade secrets under applicable Laws, including confidential and proprietary information and know-how.

Section 3.21 Real Property; Personal Property.

(a) Neither the Company nor any of its Subsidiaries owns any real property.

(b) The Company and its Subsidiaries have a valid and enforceable right to use or a valid and enforceable leasehold interest in, all real property (including all buildings, fixtures and other improvements thereto) material to the conduct of their respective businesses as such businesses are now being conducted. Neither the Company’s nor any of its Subsidiaries’ leasehold interest in any such property is subject to any Lien, except for Permitted Encumbrances. None of the Company or any of its Subsidiaries is in material breach of, or material default under, or has received written notice of any material breach of, or material default under, any agreement evidencing any Lien or other agreement affecting any Real Property Lease, which default continues on the date of this Agreement.

(c) Set forth in Section 3.21(c) of the Company Disclosure Letter is a complete and correct list of the leases, subleases and other agreements (the “Real Property Leases”) under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property (the “Leased Real Property”). The Company has provided or made available to Parent true and complete copies of all Real Property Leases, together with amendments, extensions and material related documentation, prior to the date hereof and such Real Property Leases have not been amended or modified since that date.

(d) Each Real Property Lease is valid, binding and in full force and effect, and no termination event or condition or uncured material breach or default on the part of the Company or any Subsidiary exists under any Real Property Lease. No option has been exercised by the Company or any of its Subsidiaries under any Real Property Lease, and neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted any Person the right to use or occupy the Leased Real Property or any portion thereof. None of the Company or any of its Subsidiaries has sold, assigned, transferred, pledged or created or suffered a Lien (except for Permitted Encumbrances) on all or any part of its leasehold interest in the Leased Real Property. The Leased Real Property (including the improvements and fixtures thereon) has been maintained in accordance with normal industry practice is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it is currently being used. As of the date hereof, to the Knowledge of the Company, no landlord under any Real Property Lease has indicated that it will not grant its consent to the sublease or assignment of such Real Property Lease by the tenant thereunder, or that such landlord will condition its granting of any such consent on the payment of any non de minimis fee.

(e) The Company and its Subsidiaries have good and marketable title to, or a valid and enforceable leasehold interest in, all personal Company Assets owned, used or held for use by them, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company’s nor any of its Subsidiaries’ ownership of or leasehold interest in any such personal Company Assets is subject to any Liens (except for Permitted Encumbrances).

Section 3.22 Permits; Compliance with Laws.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each of the Company and its Subsidiaries is, and since January 1, 2012, has been, in possession of all franchises, grants, authorizations, licenses, easements, variances, exceptions, consents, certificates, approvals and other permits of any Governmental Entity (“Permits”) necessary for it to own, lease and operate its properties and assets or to carry on its business as it is now being conducted (collectively, the “Company Permits”), and all such Company Permits are in full force and effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, no suspension or cancellation of any of the Company Permits is pending or threatened, and no such suspension or cancellation will result from the Transactions.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and each of its Subsidiaries is, and since January 1, 2012 has been, in compliance with (i) all Laws applicable to the Company or such Subsidiary or by which any of the Company Assets is bound and (ii) all Company Permits. Neither the Company nor any of its Subsidiaries is subject to any Order of, or any continuing, pending or threatened in writing (i) formal investigation or (ii) formal inquiry by, any Governmental Entity.

(c) Without limiting the generality of the foregoing, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and each of its Subsidiaries is, and since January 1, 2012 has been, in compliance with (i) the Foreign Corrupt Practices Act of 1977, as amended, and any rules and regulations promulgated thereunder, (ii) the Organization for Economic Cooperation and Development Convention Against Bribery of Foreign Public Officials in International Business Transactions and legislation implementing such Convention and (iii) the United Kingdom Bribery Act of 2010, as amended, and any rules and regulations promulgated thereunder. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, none of the Company or any of its Subsidiaries or, to the Knowledge of the Company, any of their respective directors, officers, employees or agents, does any business with or involving the government of, any person or project located in any country targeted by any of the economic sanctions promulgated by any Executive Order issued by the President of the

United States or administered by the United States Treasury Department’s Office of Foreign Assets Control, or knowingly supports or facilitates any such business or project, in each case other than as permitted under such economic sanctions. None of the Company or any of its Subsidiaries has received any written notice of violation (or allegation of violation) of such sanctions from any Governmental Entity. This Section 3.22 does not relate to the Company SEC Reports, financial statements or compliance with the Sarbanes-Oxley Act (as associated rules and regulations), which are the subject of Section 3.9, Section 3.10 and Section 3.11.

Section 3.23 Takeover Statutes. No “fair price,” “moratorium,” “control share acquisition,” “interested shareholder” or other anti-takeover statute or regulation (collectively, “Takeover Statutes”) applies to the Company with respect to this Agreement, the Statutory Merger Agreement, the Merger or the other Transactions by reason of it being a party to this Agreement and the Statutory Merger Agreement, performing its obligations hereunder and thereunder and consummating the Merger and the other Transactions.

Section 3.24 Interested Party Transactions. There are no transactions, Contracts, arrangements or understandings between (a) the Company and any of its Subsidiaries, on the one hand, and (b) any director, officer or employee of the Company or any Person (other than the Company or its Subsidiaries) which owns of record or beneficially any equity interest in the Company or any Subsidiary of the Company, on the other hand, of the type that would be required to be disclosed under Item 404 of Regulation S-K of the SEC (each, an “Interested Party Transaction”).

Section 3.25 Reserves.

(a) The insurance reserves for claims, losses (including incurred, but not reported, losses), loss adjustment expenses (whether allocated or unallocated) and unearned premiums of each Company Insurance Subsidiary contained in its Company Statutory Statements (i) were, except as otherwise noted in the applicable Company Statutory Statement, determined in all material respects in accordance with generally accepted actuarial standards consistently applied as in effect at such time, except as otherwise noted in the financial statements and notes thereto included in such Company Statutory Statements, (ii) were computed on the basis of methodologies consistent with those used in computing the corresponding reserves in prior fiscal years, except as otherwise noted in the financial statements and the notes thereto included in such Company Statutory Statements, and (iii) satisfied the requirements of all applicable Laws in all material respects.

(b) With respect to the Company Insurance Subsidiaries, the Company has provided or made available to Parent true and complete copies of (i) all actuarial reports by independent external actuaries and (ii) all material internal actuarial reports, in each case, prepared on or after January 1, 2012 and prior to the date of this Agreement. The information and data furnished by the Company and the Company Insurance Subsidiaries to its actuaries in connection with the preparation of such actuarial reports were (i) obtained from the books and records of the relevant Company Insurance Subsidiary and (ii) accurate in all material respects for the periods covered in such reports.

Section 3.26 Insurance Policies Maintained by the Company. Except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, (a) all property and liability insurance policies maintained by the Company and its Subsidiaries covering the Company and its Subsidiaries are in full force and effect and all premiums due and payable thereon have been paid, and (b) neither the Company nor any of its Subsidiaries is in breach or default of any such insurance policies or has taken any action or failed to take any action which, with notice or the lapse of time or both, would constitute such a breach or default or permit termination or modification of any such insurance policies.

Section 3.27 Information Supplied. Subject to the accuracy of the representations and warranties of Parent and Acquisition Sub set forth in Section 4.19, none of the information supplied or to be supplied by or on behalf of the Company specifically for inclusion or incorporation by reference (a) in the Company Proxy Statement shall, on the date the Company Proxy Statement is first sent or mailed to shareholders of the Company or at the time of the Company Shareholders Meeting and (b) in the Parent Registration Statement shall, at the time the Parent Registration Statement or any amendments or supplements thereto, are filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or omit to state any material fact with respect to the Company or any of its Affiliates that is necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting or the issuance of Parent Common Shares in the Merger which has become false or misleading.

Section 3.28 Opinion of Financial Advisor. On or prior to the date of this Agreement, the Company Board has received the opinion of Goldman, Sachs & Co. (the “Financial Advisor”) to the effect that, as of the date of such opinion and based upon and subject to the factors and assumptions set forth therein, the Standard Election Consideration, the Cash Election Consideration and the Share Election Consideration, taken in the aggregate with the Special Dividend, to be paid pursuant to this Agreement is fair from a financial point of view to the holders (other than Parent and its Affiliates) of Company Common Shares.

Section 3.29 Brokers and Finders. Other than Goldman, Sachs & Co., no broker, finder or investment banker other than the Financial Advisor is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT

Except as set forth in the disclosure letter (with specific reference to the section of this Agreement to which the information stated in such disclosure letter relates; provided, that any fact or condition disclosed in any section of such disclosure letter in such a way as to make its relevance to another section of such disclosure letter that relates to a representation or representations made elsewhere in Article IV of this Agreement reasonably apparent shall be deemed to be an exception to such representation or representations notwithstanding the omission of a reference or cross reference thereto) delivered by Parent to the Company prior to the execution of this Agreement (the “Parent Disclosure Letter”), or as disclosed in the Parent SEC Reports (other than disclosures contained in the “Risk Factors” or “Forward-Looking Statements” sections of such Parent SEC Reports or that otherwise constitute risk factors or that are cautionary, predictive or forward-looking in nature) that are publicly available and filed or furnished with the SEC after December 31, 2013 and at least two (2) Business Days prior to the date hereof, Parent and Acquisition Sub represent and warrant to the Company that:

Section 4.1 Organization, Standing and Power. Each of Parent and Acquisition Sub is a corporation or exempted company duly organized or incorporated, validly existing and in good standing (if and to the extent such term is so recognized in the relevant jurisdiction) under the Laws of its jurisdiction of organization or incorporation. Each of Parent and Acquisition Sub has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as now conducted.

Section 4.2 Capitalization.

(a) As of the date of this Agreement, Parent’s authorized share capital consists of 325,000,000 shares, consisting of 225,000,000 Parent Common Shares and 100,000,000 preference shares.

(b) As of November 21, 2014, (i) 38,559,634 Parent Common Shares were issued and outstanding, (ii) no Parent Common Shares were held in the treasury of Parent, (iii) no Parent Common Shares were held by Parent’s Subsidiaries and (iv) 2,745,393 Parent Common Shares were reserved for issuance under the Parent Equity Plans. From November 21, 2014 to the date hereof, Parent has not issued any Parent Common Shares except pursuant to the vesting or exercise of Parent Share Options outstanding on November 21, 2014 in accordance with their terms and, since November 21, 2014, Parent has not issued any Parent Share Options. All outstanding grants of Parent Share Options were made under and in compliance with the Parent Equity Plans. 16,000,000 Parent Preference Shares are issued and outstanding. Except as set forth above, as of the date hereof, there are (A) no shares or securities of, or other equity or voting interests in, Parent, (B) no outstanding shares or securities of Parent convertible into or exchangeable for share capital of, or other equity or voting interests in, Parent, (C) no outstanding options, warrants, rights or other commitments or agreements to acquire from Parent, or that obligate Parent to issue, any shares or securities, or other equity or voting interests in, Parent, (D) no obligations of Parent to grant, extend or enter into any subscription, warrant, right, convertible or exchange security or other similar agreement or commitment relating to any shares or securities of, or other equity or voting interests in Parent (the items in clauses (A), (B), (C) and (D) being referred to, collectively, as “Parent Securities”), and (E) no other obligations by Parent or any of its Subsidiaries to make any payments based on the price or value of any Parent Securities, or dividends paid thereon.

(c) All issued and outstanding Parent Common Shares and all Parent Common Shares that are subject to issuance prior to the Effective Time and upon the terms and subject to the conditions specified in the instruments under which they are issuable, (i) are, or, in the case of shares issued after the date hereof, will be, duly authorized, validly issued, fully paid and non-assessable, and issued in compliance with applicable Law and the terms and provisions of Parent’s Organizational Documents, and (ii) are not, or, in the case of shares issued after the date hereof, will not be, subject to any pre-emptive or similar rights, purchase option call or right of first refusal or similar rights.

(d) There are no outstanding contractual obligations of Parent or any of its Subsidiaries (i) to repurchase, redeem or otherwise acquire any Parent Common Shares, bonds, debentures, notes or other indebtedness of Parent or share capital, bonds, debentures, notes or other indebtedness of any Subsidiary of Parent or (ii) to provide any funds to or make any investment in (A) any Subsidiary of Parent that is not wholly owned by Parent or (B) any other Person. No holder of securities in Parent or any of its Subsidiaries has any right to have such securities registered by Parent or any of its Subsidiaries.

(e) The Parent Common Shares and the Parent Preference Shares constitute the only outstanding class of securities of Parent or its Subsidiaries registered under the Exchange Act.

Section 4.3 Corporate Authorization.

(a) Each of Parent and Acquisition Sub has all necessary corporate power and authority to enter into this Agreement and the Statutory Merger Agreement and to consummate the Transactions. The board of directors of Parent has by resolution duly adopted and approved this Agreement, the Statutory Merger Agreement and the Transactions. The board of directors of, and the sole shareholder of, Acquisition Sub have unanimously adopted resolutions approving and declaring advisable this Agreement, the Statutory Merger Agreement and the Transactions. The execution and delivery and performance of this Agreement and the Statutory Merger Agreement by each of Parent and Acquisition Sub and the consummation by each of Parent and Acquisition Sub of the Transactions have been duly and validly authorized by all necessary corporate action on the part of Parent and Acquisition Sub.

(b) No vote or approval of the holders of any class or series of shares of Parent is necessary to approve this Agreement or the Transactions. The approval of this Agreement, the Statutory Merger Agreement and the

Transactions by Parent in its capacity as sole shareholder of Acquisition Sub (which approval is being provided by the written consent of Parent immediately after the execution of this Agreement, as contemplated by Section 5.7(b)) is the only vote or approval of the holders of any class or series of shares of Acquisition Sub that is necessary to approve this Agreement, the Statutory Merger Agreement or the Transactions.

Section 4.4 Enforceability. This Agreement has been duly executed and delivered by each of Parent and Acquisition Sub and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes a legal, valid and binding agreement of each of Parent and Acquisition Sub, enforceable against each of them in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Laws related to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors’ rights generally and subject to the effect of general principles of equity (whether considered in a proceeding at equity or at law).

Section 4.5 Non-Contravention. The execution, delivery and performance of this Agreement and the Statutory Merger Agreement by Parent, Acquisition Sub and their respective Affiliates and the consummation by Parent, Acquisition Sub and their respective Affiliates of the Transactions do not and will not (assuming the accuracy of the representations and warranties made in Section 3.5 and Section 3.7):

(a) contravene or conflict with, or result in any violation or breach of, any provision of the organizational documents of Parent, Acquisition Sub or their respective Affiliates, as in effect on the date of this Agreement;

(b) contravene or conflict with, or result in any violation or breach of, any Laws or Orders applicable to Parent or any of its Affiliates or by which any assets of Parent or any of its Affiliates (“Parent Assets”) are bound, assuming that all consents, approvals, authorizations, filings and notifications described in Section 4.7 have been obtained or made or, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect;

(c) result in any violation or breach of, or constitute a default (with or without notice or lapse of time or both) under, any Contracts to which Parent or any of its Affiliates is a party or by which any Parent Assets are bound (collectively, “Parent Contracts”), except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect; or

(d) require any consent, approval or other authorization of, or filing with or notification to, any Person under any Parent Contracts, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect;

Section 4.6 Subsidiaries.

(a) A correct and complete list of all Subsidiaries of Parent and their respective jurisdictions of organization or incorporation is set forth in Section 4.6 of the Parent Disclosure Letter.

(b) Each issued and outstanding share of the share capital or non-corporate equity interests (including partnership interests and limited liability company interests), as applicable, of each Subsidiary of Parent that is held, directly or indirectly, by Parent (i) is duly authorized, validly issued, fully paid and nonassessable, and was issued in compliance with the applicable Law, the terms and provisions of the applicable Subsidiary’s Organizational Documents and any preemptive or similar rights, subscription rights, anti-dilutive rights, purchase option, call or right of first refusal or similar rights and (ii) is not or, in the case of any share or non-corporate equity interest issued after the date hereof, will not be, subject to any pre-emptive or similar rights, purchase option, call or right of first refusal or similar rights.

Section 4.7 Governmental Authorizations. The execution, delivery and performance of this Agreement and the Statutory Merger Agreement by Parent, Acquisition Sub and their respective Affiliates and the consummation by Parent, Acquisition Sub and their respective Affiliates of the Transactions do not and will not require any consent, approval or other authorization of, or filing, license, permit, declaration or registration with or notification to, or waiver from, any Governmental Entity, other than:

(a) (i) the filing of the Merger Application and related attachments with the Registrar and (ii) the written notification from the Bermuda Monetary Authority confirming that the Bermuda Monetary Authority has no objection to the Merger;

(b) the filing with the SEC of any filings or reports that may be required in connection with this Agreement, the Statutory Merger Agreement and the Transactions under the Exchange Act or the Securities Act;

(c) compliance with the NYSE rules and regulations;

(d) compliance with the pre-merger notification requirements of the HSR Act and as set forth in Section 4.7(d) of the Parent Disclosure Letter with respect to any Governmental Entity with jurisdiction over enforcement of any applicable antitrust or competition Laws;

(e) the required filings with the applicable Governmental Entities under applicable Insurance Laws that are specifically set forth in Section 4.7(e) of the Parent Disclosure Letter; and

(f) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 4.8 Capitalization and Interim Operations of Acquisition Sub. The authorized share capital of Acquisition Sub consists solely of 100 common shares, par value $1.00 per share, all of which are validly issued and outstanding. All of the issued and outstanding share capital of Acquisition Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly owned Subsidiary of Parent. Acquisition Sub has not conducted any business prior to the date of this Agreement and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other Transactions.

Section 4.9 SEC Reports.

(a) Parent has timely filed with the SEC (including following any extensions of time for filing provided by Rule 12b-25 promulgated under the Exchange Act) all forms, reports, schedules, statements and other documents required to be filed by Parent with the SEC, and any documents or information furnished to the SEC on a voluntary basis on Current Reports on Form 8-K, in each case since January 1, 2012 (collectively, the “Parent SEC Reports”). The Parent SEC Reports, as filed with or furnished to the SEC, (i) complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such Parent SEC Reports, as the case may be, (ii) were prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act and other applicable Laws and (iii) did not, at the time they were filed, or if amended or restated, at the time of such later amendment or restatement, and at their respective effective dates, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which such statements were made, not misleading. No Subsidiary of Parent is subject to the periodic reporting requirements of the Exchange Act or is otherwise required to file any forms, reports, schedules, statements or other documents with the SEC, any foreign Governmental Entity that performs a similar function to that of the SEC or any securities exchange or quotation service.

(b) As of their respective dates, or, if amended, as of the date of the last such amendment, the Parent SEC Reports, as filed with or furnished to the SEC, complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder. As of the date hereof, there are no outstanding or unresolved written comments from the SEC with respect to the Parent SEC Reports. As of the date hereof, to the Knowledge of Parent, none of the Parent SEC Reports filed on or prior to the date hereof is the subject of ongoing SEC review.

Section 4.10 Financial Statements; Internal Controls.

(a) The audited consolidated financial statements and unaudited consolidated interim financial statements (including all related notes and schedules) of Parent and its consolidated Subsidiaries included or incorporated by reference in the Parent SEC Reports:

(i) complied in all material respects with applicable accounting requirements and the rules and regulations of the SEC;

(ii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes to those financial statements); and

(iii) fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments, none of which are, individually or in the aggregate, material).

(b) No material weaknesses exist with respect to the internal control over financial reporting of Parent that would be required to be disclosed by Parent pursuant to Item 308(a)(3) of Regulation S-K promulgated by the SEC that have not been disclosed in the Parent SEC Reports as filed with or furnished to the SEC prior to the date hereof. Parent has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act designed to ensure that information required to be disclosed by Parent in the reports that it files and submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including that information required to be disclosed by Parent in the reports that it files and submits under the Exchange Act is accumulated and communicated to management of Parent, as appropriate, to allow timely decisions regarding required disclosure. Parent has disclosed, based on its most recent evaluation, to Parent’s outside auditors and the audit committee of the board of directors of Parent, (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect in any material respect Parent’s ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal control over financial reporting. Parent has provided or made available to the Company true and complete copies of any such disclosure contemplated by clauses (A) and (B) of the immediately preceding sentence made by management to Parent’s independent auditors and the audit committee of Parent’s board of directors since January 1, 2012.

Section 4.11 Liabilities.

(a) There are no Liabilities of Parent or any of its Subsidiaries that are required to be recorded or reflected on a balance sheet, including the footnotes thereto, prepared in accordance with GAAP, other than:

(i) Liabilities reflected or reserved for in the consolidated balance sheet of Parent and its consolidated Subsidiaries as of September 30, 2014 or disclosed in the footnotes thereto, set forth in Parent’s Quarterly Report on Form 10-Q for the period ended September 30, 2014, as filed with the SEC prior to the date hereof; and

(ii) Liabilities incurred since September 30, 2014 in the ordinary course of business.

(b) Neither Parent nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among Parent and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity, on the other hand, or any “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated under the Securities Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Parent or any of its Subsidiaries in the Parent SEC Reports.

(c) Parent is in compliance in all material respects with (i) the provisions of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations of the SEC promulgated thereunder that are applicable to Parent, and (ii) the rules and regulations of the NYSE that are applicable to Parent. With respect to each Parent SEC Report on Form 10-K or Form 10-Q, each of the principal executive officer and the principal financial officer of Parent has made all certifications required by Rule 13a-14 or 15(d) under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC promulgated thereunder with respect to such Parent SEC Reports.

Section 4.12 Absence of Certain Changes. Since December 31, 2013 to the date of this Agreement, (a) except for the execution, delivery and performance of this Agreement and the discussions, negotiations and transactions related thereto, the business of Parent and its Subsidiaries has been carried on and conducted in all material respects in the ordinary course of business, (b) there has not been any declaration, setting aside for payment or payment of any dividend or other distribution in respect of any of the Parent Common Shares or other equity or voting interests of Parent (other than regular quarterly cash distributions made on March 31, 2014, June 30, 2014 and September 30, 2014 and to be made on December 31, 2014), (c) there has not been any change in any material respect in Parent’s or any of its Subsidiaries’ financial accounting or actuarial methods, principles or practices, except insofar as may have been required by GAAP, by Applicable SAP or applicable Law, and (d) there has not been any effect, change, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect.

Section 4.13 Litigation. Other than ordinary course claims under Parent Insurance Contracts within applicable policy or contractual limits that do not involve allegations of bad faith or seek extra-contractual obligations, are not the subject of any proceeding by or before any Governmental Entity and have not proceeded to formal litigation, arbitration or mediation, there are no Legal Actions pending or, to the Knowledge of Parent, as of the date hereof, threatened against (a) Parent or any of its Subsidiaries or (b) any director, officer or employee of Parent or any of its Subsidiaries or other Person for whom Parent or any of its Subsidiaries may be liable, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. There are no Orders outstanding against Parent, any of its Subsidiaries or their respective properties and assets, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 4.14 Insurance Matters.

(a) Section 4.14(a) of the Parent Disclosure Letter contains a true and correct list of each of Parent’s Subsidiaries which, by virtue of its operations and activities, is required to be licensed as an insurance company, reinsurance company or insurance or reinsurance intermediary, as applicable (collectively, the “Parent Insurance Subsidiaries”), together with the jurisdiction of domicile thereof and each jurisdiction in which each such Parent Insurance Subsidiary is licensed to conduct the business of insurance or reinsurance, as applicable. None of the Parent Insurance Subsidiaries is commercially domiciled in any other jurisdiction or is otherwise treated as domiciled in a jurisdiction other than that of its formation. Each of the Parent Insurance Subsidiaries and each of

Parent’s other Subsidiaries that provide services to the Parent Insurance Subsidiaries is licensed, authorized or otherwise eligible to conduct its business as currently conducted, to the extent required by Law, in each jurisdiction where it engages in business and for each line of business written therein, except where the failure to be so licensed, authorized or otherwise eligible to conduct its business as currently conducted would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(b) Except as required by Insurance Laws of general applicability and the insurance Permits maintained by the Parent Insurance Subsidiaries, there are no material written agreements, memoranda of understanding, commitment letters or similar undertakings binding on Parent or on any of the Parent Insurance Subsidiaries or to which any of the Parent Insurance Subsidiaries is a party, on the one hand, and any Governmental Entity is a party or addressee, on the other hand, or any Orders by, or supervisory letters or cease-and-desist orders from, any Governmental Entity, nor have any of the Parent Insurance Subsidiaries adopted any board or committee resolutions at the request of any Governmental Entity, in each case with respect to such Parent Insurance Subsidiaries, including any that would (i) limit the ability of any of the Parent Insurance Subsidiaries to enter into Parent Insurance Contracts, (ii) require any divestiture of any investment of any of the Parent Insurance Subsidiaries, (iii) in any manner relate to the ability of any of the Parent Insurance Subsidiaries to pay dividends, (iv) require any investment of any of the Parent Insurance Subsidiaries to be treated as non-admitted assets (or the local equivalent), (v) require or impose any capital commitment, “keep well” or similar capital maintenance arrangement with respect to any Parent Insurance Subsidiary or (vi) otherwise restrict the conduct of business of any of the Parent Insurance Subsidiaries, nor have any of the Parent Insurance Subsidiaries been advised by any Governmental Entity that it is contemplating any such undertakings.

(c) Parent has provided or made available to the Company true and complete copies of all of its annual group statutory financial statements and group statutory financial returns, including the notes, actuarial opinions, affirmations and certifications incorporated in such group statutory financial returns, as filed with the Bermuda Monetary Authority in its capacity as Group Supervisor under the Insurance Act of 1978 of Bermuda, as amended (the “Group Supervisor”), since January 1, 2012 (collectively, the “Parent Group Statements”). The financial statements included in the Parent Group Statements were prepared in accordance with Applicable SAP, applied on a consistent basis during the periods involved, and fairly present in all material respects the statutory financial position of Parent and the Parent Insurance Subsidiaries as regulated by the Group Supervisor as of the respective dates thereof and the results of operations and changes in capital and surplus (and shareholders’ equity, as applicable) of Parent and the Parent Insurance Subsidiaries as regulated by the Group Supervisor for the respective periods then ended. Such Parent Group Statements complied in all material respects with all applicable Insurance Laws when filed or submitted and no material violation or deficiency has been asserted in writing (or, to the Knowledge of Parent, orally) by the Group Supervisor with respect to any of such Parent Group Statements that has not been cured or otherwise resolved to the satisfaction of the Group Supervisor.

(d) Parent has provided or made available to the Company to the extent permitted by applicable Law, true and complete copies of all material examination reports (and has notified the Company of any pending material examinations) of the Group Supervisor received by it on or after January 1, 2012 through the date of this Agreement relating to Parent and the Parent Insurance Subsidiaries regulated by the Group Supervisor. All material deficiencies or violations noted in such examination reports have been cured or resolved to the satisfaction of the Group Supervisor prior to the date of this Agreement.

Section 4.15 Taxes. Except as set forth in Section 4.15 of the Parent Disclosure Letter:

(a) All Tax Returns required to be filed by or with respect to Parent or any of its Subsidiaries have been timely (taking into account any applicable extensions) and properly prepared and filed except for Tax Returns as to which the failure to so file would not have a Parent Material Adverse Effect, and all such Tax Returns are true, complete and correct in all material respects.

(b) Except for Taxes as to which the failure to pay or adequately provide for would not have a Parent Material Adverse Effect, Parent and its Subsidiaries have fully paid all Taxes and all material estimates of Tax required to be paid, and have made adequate provision (in accordance with GAAP and Applicable SAP) for any Taxes that are not yet due and payable for all taxable periods, or portions thereof, ending on or before the date of this Agreement.

(c) Each of Parent and its Subsidiaries has withheld and paid proper and accurate amounts of Taxes from payments made to its employees, independent contractors, creditors, shareholders and other third parties in compliance in all material respects with all withholding and similar provisions of any Tax Laws except to the extent the failure to do so would not have a Parent Material Adverse Effect.

(d) There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection, assessment or reassessment of, material Taxes due from Parent or any of its Subsidiaries for any taxable period and no request for any such waiver or extension is currently pending except for such agreements or requests that would not have a Parent Material Adverse Effect.

(e) No audit or other proceeding by any Governmental Entity is pending or to the Knowledge of Parent, threatened in writing with respect to any Taxes due from or with respect to Parent or any of its Subsidiaries except for such audits and proceedings that would not have a Parent Material Adverse Effect.

(f) Neither Parent nor any of its Subsidiaries has entered into any closing or other agreement or settlement with respect to any material Taxes, other than agreements or settlements that will not require Parent or any of its Subsidiaries to recognize additional amounts of income after the Closing Date.

(g) Neither Parent nor any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any distribution occurring during the two-year period ending on the date of this Agreement that was purported or intended to be governed by Section 355 of the Code (or any similar provision of applicable Law).

(h) There are no Liens for Taxes on any of the assets of Parent or any of its Subsidiaries other than Permitted Encumbrances.

(i) Neither Parent nor any of its Subsidiaries has ever been a member of an affiliated, combined, consolidated, or unitary Tax group for purposes of filing any Tax Return except for a group in which Parent and all or some of its Subsidiaries were the only members. Neither Parent nor any of its Subsidiaries has any liability for any Taxes of any Person (other than Parent or its Subsidiaries) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local, or non-U.S. law, or as a transferee or successor, or by operation of Law.

(j) Neither Parent nor any of its Subsidiaries has participated in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) (other than loss transactions) or comparable provision of any other applicable Tax Law, and neither Parent nor any of its Subsidiaries has been a “material advisor” to any such transaction within the meaning of Section 6111 of the Code.

(k) Parent reasonably expects that either (i) the gross “related person insurance income” (as such term is defined in Section 953 of the Code) of Parent and each of its Subsidiaries will not exceed 20% of its gross insurance income for the current taxable year or (ii) direct or indirect insureds (and persons related to those insureds) will not own directly or indirectly through entities 20% or more of the voting power of Parent’s or any of its Subsidiaries’ shares for the current taxable year.

(l) Parent reasonably expects that it will not be a passive foreign investment company (as defined in Section 1297 of the Code and the Treasury Regulations thereunder) for Parent’s taxable year which includes the day of the Closing Date.

(m) All Subsidiaries of Parent that are directly owned by Parent are, and at all times since formation have been, classified as corporations for U.S. federal income tax purposes.

(n) Neither Parent nor any of its non-U.S. Subsidiaries is engaged in a trade or business within the United States within the meaning of Section 864(b) of the Code.

(o) The representations and warranties made in this Section 4.15 are the sole representations and warranties made with respect to matters related to Taxes applicable to Parent.

Section 4.16 Permits; Compliance with Laws.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, each of Parent and its Subsidiaries is, and since January 1, 2012, has been, in possession of all Permits necessary for it to own, lease and operate its properties and assets or to carry on its business as it is now being conducted (collectively, the “Parent Permits”), and all such Parent Permits are in full force and effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, no suspension or cancellation of any of the Parent Permits is pending or threatened, and no such suspension or cancellation will result from the Transactions.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, Parent and each of its Subsidiaries is, and since January 1, 2012 has been, in compliance with, (i) all Laws applicable to Parent or such Subsidiary or by which any of the Parent Assets is bound and (ii) all Parent Permits. Neither Parent nor any of its Subsidiaries is subject to any Order of, or any continuing, pending or threatened in writing (i) formal investigation or (ii) formal inquiry by, any Governmental Entity.

(c) Without limiting the generality of the foregoing, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, Parent and each of its Subsidiaries is, and since January 1, 2012 has been, in compliance with (i) the Foreign Corrupt Practices Act of 1977, as amended, and any rules and regulations promulgated thereunder, (ii) the Organization for Economic Cooperation and Development Convention Against Bribery of Foreign Public Officials in International Business Transactions and legislation implementing such Convention and (iii) the United Kingdom Bribery Act of 2010, as amended, and any rules and regulations promulgated thereunder. Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, none of Parent or any of its Subsidiaries or, to the Knowledge of Parent, any of their respective directors, officers, employees or agents, does any business with or involving the government of, any person or project located in any country targeted by any of the economic sanctions promulgated by any Executive Order issued by the President of the United States or administered by the United States Treasury Department’s Office of Foreign Assets Control, or knowingly supports or facilitates any such business or project, in each case other than as permitted under such economic sanctions. None of Parent or any of its Subsidiaries has received any written notice of violation (or allegation of violation) of such sanctions from any Governmental Entity. This Section 4.16 does not relate to the Parent SEC Reports, financial statements or compliance with the Sarbanes-Oxley Act of 2002 (as associated rules and regulations), which are the subject of Section 4.9 and Section 4.10 and Section 4.11.

Section 4.17 Interested Party Transactions. There are no transactions, Contracts, arrangements or understandings between (a) Parent and its Subsidiaries, on the one hand, and (b) any director, officer or employee of the Company or any person (other than Parent or its Subsidiaries) which owns of record or beneficially any equity interest in Parent or any Subsidiary of the Company, on the other hand, of the type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

Section 4.18 Reserves.

(a) The insurance reserves for claims, losses (including incurred, but not reported, losses), loss adjustment expenses (whether allocated or unallocated) and unearned premiums of each Parent Insurance Subsidiary contained in its Parent Statutory Statements (i) were, except as otherwise noted in the applicable Parent Statutory Statement, determined in all material respects in accordance with generally accepted actuarial standards consistently applied as in effect at such time, except as otherwise noted in the financial statements and notes thereto included in such Parent Statutory Statements, (ii) were computed on the basis of methodologies consistent with those used in computing the corresponding reserves in prior fiscal years, except as otherwise noted in the financial statements and the notes thereto included in such Parent Statutory Statements, and (iii) satisfied the requirements of all applicable Laws in all material respects.

(b) With respect to the Parent Insurance Subsidiaries, Parent has provided or made available to the Company true and complete copies of (i) all actuarial reports by independent external actuaries and (ii) all material internal actuarial reports, in each case prepared on or after January 1, 2012 and prior to the date of this Agreement. The information and data furnished by Parent and the Parent Insurance Subsidiaries to its actuaries in connection with the preparation of such actuarial reports were (i) obtained from the books and records of the relevant Parent Insurance Subsidiary and (ii) accurate in all material respects for the periods covered in such reports.

Section 4.19 Information Supplied. Subject to the accuracy of the representations and warranties of the Company set forth in Section 3.27, none of the information supplied or to be supplied by or on behalf of Parent and Acquisition Sub specifically for inclusion or incorporation by reference (a) in the Company Proxy Statement shall, on the date the Company Proxy Statement is first sent or mailed to shareholders of the Company or at the time of the Company Shareholders Meeting and (b) in the Parent Registration Statement shall, at the time the Parent Registration Statement or any amendments or supplements thereto, are filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or omit to state any material fact with respect to Parent or any of its Affiliates that is necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting or the issuance of Parent Common Shares in the Merger which has become false or misleading.

Section 4.20 Available Funds. Parent has, or will have on the Closing Date, funds sufficient to (i) pay the cash portion of the Transaction Consideration, (ii) pay any and all fees and expenses required to be paid by Parent and Acquisition Sub in connection with the transactions contemplated by this Agreement and (iii) satisfy all of the other payment obligations of Parent and Acquisition Sub contemplated hereunder. In no event shall the receipt or availability of any funds or financing by Parent or any Affiliate or any other financing transactions be a condition to any of Parent’s obligations hereunder.

Section 4.21 Brokers and Finders. The Company will not be responsible for any brokerage, finder’s or other fee or commission to any broker, finder or investment banker in connection with the Transactions based upon arrangements made by or on behalf of Parent or Acquisition Sub.

ARTICLE V

COVENANTS

Section 5.1 Conduct of Business of the Company. Except as required by applicable Law or as expressly otherwise provided in this Agreement, without the prior written consent of Parent, such consent not to be unreasonably withheld, conditioned or delayed, the Company shall, and shall cause each of its Subsidiaries to,

(x) conduct its operations only in the ordinary course of business and (y) use its commercially reasonable efforts to maintain and preserve intact its business and to preserve the goodwill of its customers, cedents, reinsureds, retrocessionaires, reinsurance brokers, regulators, suppliers and other Persons with whom it has business relationships. Without limiting the generality of the foregoing, and except as required by applicable Law or as expressly otherwise provided in this Agreement or set forth in Section 5.1 of the Company Disclosure Letter, the Company shall not, and shall not permit any of its Subsidiaries to, take any of the following actions, without the prior written consent of Parent (which consent shall not, with respect to paragraphs (e), (f), (g), (h), (i)(i), (k), (l), (m), (n), (q), (s) or, solely with respect to the foregoing paragraphs, paragraph (t), shall not be unreasonably withheld, conditioned or delayed):

(a) Amend or propose to amend the Memorandum of Association or the Bye-Laws (other than pursuant to the Bye-Law Amendment) or other Company Organizational Documents (whether by merger, amalgamation, consolidation or otherwise) or waive any requirement thereof;

(b) Declare or pay, or propose to declare or pay, any dividends on or make other distributions in respect of any of its share capital, whether in cash, shares or property or any combination thereof, except for (i) dividends paid by a direct or indirect wholly owned Subsidiary to it or its Subsidiaries and (ii) ordinary course quarterly cash dividends on the Company Common Shares, with record and payment dates consistent with past practice, in an amount not to exceed $0.08 per share per quarter;

(c) (i) Adjust, subdivide, consolidate or reclassify its share capital or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares or that of its Subsidiaries, (ii) redeem, purchase or otherwise acquire, or offer to purchase, redeem or otherwise acquire, directly or indirectly, any shares or any securities convertible or exchangeable into or exercisable for any shares (except in connection with the satisfaction of Tax withholding obligations with respect to payments related to obligations existing as of the date hereof), (iii) grant any Person any right or option to acquire any shares, (iv) issue, deliver or sell any additional shares or any securities convertible or exchangeable into or exercisable for any shares or such securities (other than in connection with the satisfaction of Tax withholding obligations with respect to payments related to obligations existing as of the date hereof or pursuant to the conversion of convertible securities outstanding as of the date of this Agreement) or (v) enter into any Contract, understanding or arrangement with respect to the sale, voting, registration or repurchase of its share capital;

(d) Except as required pursuant to existing Contracts or Benefit Plans in effect as of the date of this Agreement and listed on Section 3.17(a) or Section 3.17(f) of the Company Disclosure Letter, or as otherwise required by applicable Laws, (i) grant or provide any severance, change in control, retention or termination payments or benefits or any equity or equity-based compensation to any Employee, director, officer or consultant of the Company or any of its Subsidiaries, (ii) increase, or commit to increase, the compensation, bonus (including any target bonus opportunity) or pension, welfare, severance or other benefits of, or pay any bonus to, any Employee, director, officer or consultant of the Company or any of its Subsidiaries, (iii) establish, adopt, terminate or amend any Benefit Plan or any benefit plan, agreement, program, policy, commitment or other arrangement that would be a Benefit Plan if it were in existence as of the date of this Agreement (other than routine changes to welfare plans), (iv) except as specifically provided in this Agreement or under any Benefit Plan, take any affirmative action to accelerate the vesting or payment of payment, or fund or in any other way secure the payment, of compensation or benefits under any Benefit Plan (including any outstanding awards of equity or equity-based compensation), (v) establish (to the extent 2015 performance targets have not yet been established), modify or amend any performance target for any Employee with respect to the Company’s 2015 fiscal year (or with respect to the 2014 fiscal year or performance period to be paid after the date of this Agreement) in a manner that would cause such performance targets to be more favorable to the applicable Employee than those provided to Parent pursuant to Section 3.18(a) of this Agreement, or make any payment or compensation award to any such Employee in excess of the amounts to which such Employee would otherwise have been entitled based on the actual results of the Company and its Subsidiaries for such periods as compared to such established performance targets; (vi) hire or promote any employee or (vii) terminate, without “cause,” any Employee, officer, director or consultant of the Company or any of its Subsidiaries; provided, that so long as Parent is notified and consulted in the process, the Company may hire employees to fill a vacancy as a result of the termination of employment of an Employee on the date of this Agreement so long as (A) such terminated Employee’s aggregate annual compensation and benefits during 2014 were less than $500,000 (with applicable adjustments made for periods of employment of less than a full calendar year) and (B) such replacement employee’s aggregate annual compensation and benefits (with applicable adjustments made for periods of employment of less than a full calendar year) are not in excess of the compensation and benefits that were provided to the terminated Employee during 2014 (with applicable adjustments made for periods of employment of less than a full calendar year);

(e) (i) Acquire, by merger, amalgamation, consolidation, acquisition of equity interests or assets, or otherwise, any business or any corporation, partnership, limited liability company, joint venture or other Person or division thereof, or any substantial portion thereof, or (ii) sell, lease, assign, transfer, license, encumber, abandon or otherwise dispose of, or agree to sell, lease, assign, transfer, license, encumber, abandon or otherwise dispose of, any of its assets, product lines, businesses, rights or properties (including capital stock or share capital of its Subsidiaries and indebtedness of others held by it and its Subsidiaries) except for (A) transactions between the Company and any wholly owned Subsidiary of the Company or transactions between any such wholly owned Subsidiaries, (B) the acquisition or disposition of Investment Assets in the ordinary course of business and in accordance with the Investment Guidelines, (C) acquisitions of supplies, products, office equipment, furnishings, fixtures or other tangible assets in the ordinary course of business, or dispositions of supplies, products, office equipment, furnishings, fixtures or other tangible assets that are obsolete, worn out, surplus or no longer used or useful in the conduct of business of the Company or any of its Subsidiaries, (D) the acquisition or disposition of Intellectual Property assets in the ordinary course of business and (E) the creation or incurrence of a Permitted Encumbrance;

(f) Make or authorize any capital expenditures other than capital expenditures not to exceed $500,000, calculated after taking into account related commitments by the Company or any of its Subsidiaries to pay service or other fees after the Effective Time);

(g) (i) Enter into or materially modify any Material Contract, other than as expressly permitted under another subsection of this Section 5.1, (ii) enter into any Contract that would limit or otherwise restrict the Company or any of its Subsidiaries or any of their successors, or that would, after the Effective Time, limit or otherwise restrict Parent or any of its Subsidiaries or any of their successors, from engaging or competing in any line of business, in any geographic area or with any Person in any material respect, (iii) enter into or modify any Contract constituting or relating to an Interested Party Transaction, (iv) enter into or modify any Contract involving the assumption or insurance by the Company of any of its Subsidiaries of liabilities (contingent or otherwise) in excess of $30,000,000, except as disclosed on Section 5.1(g) of the Company Disclosure Letter (and the Company and its Subsidiaries shall otherwise comply with their existing underwriting policies, practices and guidelines, and shall keep Parent informed on a reasonably current basis (and as otherwise reasonably requested from time to time by Parent or its Representatives) of developments relating to their underwriting activities) or (v) terminate, cancel or request any material change in any Material Contract or Real Property Lease;

(h) Incur, assume, guarantee or prepay any indebtedness, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, or enter into any “keep well” or other agreement to maintain any financial condition of another Person, or enter into any swap or hedging transaction or other derivative agreements, other than (i) indebtedness incurred under the Company Credit Facilities to support the insurance and reinsurance obligations of Company Insurance Subsidiaries in the ordinary course of their business, including the replacement of existing or maturing letters of credit issued thereunder, and (ii) any swap or hedging transaction or other derivative agreements entered into in the ordinary course of business in connection with Investment Assets and in accordance with the Investment Guidelines;

(i) (i) Make any loans, advances or capital contributions to, or investments in, any other Person, other than to any Subsidiaries of the Company (other than Company Insurance Subsidiaries) or (ii) make, forgive or discharge, in whole or in part, any loans or advances to any current or former Employees, officers, directors or consultants of the Company or any of its Subsidiaries;

(j) Change the accounting policies or procedures of the Company or any of its Subsidiaries, other than as required by changes in GAAP, or Regulation S-X of the SEC, or under Applicable SAP;

(k) Except as required by applicable Tax Laws or in the ordinary course of business, amend Tax Returns in a material way, settle or compromise any audit or claim relating to a material amount of Taxes, make or change any material election relating to Taxes or materially change its Tax accounting methods, principles or practices, except as required by applicable Tax Laws;

(l) Alter or amend in any material respect any existing underwriting, claim handling, loss control, investment, reserving or actuarial practice, guideline or policy or any material assumption underlying any reserves or actuarial practice or policy, except as may be required by GAAP, Applicable SAP or applicable Laws;

(m) Settle any Legal Action, in each case made or pending against, or made by or contemplated to be made by, as applicable, the Company or any of its Subsidiaries, or any of their officers and directors in their capacities as such, other than the settlement of any Legal Actions that, (i) is solely for monetary damages for an amount not to exceed $500,000 for any such settlement individually or $1,000,000 in the aggregate, and (ii) subject to Section 5.1(l), is in the ordinary course for ordinary course claims under Reinsurance Contracts within applicable policy or contractual limits;

(n) Acquire or dispose of any Investment Assets in any manner inconsistent with the Investment Guidelines;

(o) Amend, modify or otherwise change the Investment Guidelines in any material respect;

(p) Adopt or enter into any plan or agreement of complete or partial liquidation or dissolution, merger, amalgamation, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

(q) Cancel any indebtedness or waive any claims or rights of substantial value, in each case other than in the ordinary course of business;

(r) Fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder;

(s) Abandon, modify, waive or terminate any material Permit; or

(t) Agree to do any of the foregoing.

Section 5.2 Conduct of Business of Parent and Acquisition Sub. Except as required by applicable Law or as expressly otherwise provided in this Agreement, without the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed, Parent shall, and shall cause each of its Subsidiaries to conduct its operations in the ordinary course of business. Without limiting the generality of the foregoing, and except as required by applicable Law or as expressly otherwise provided in this Agreement or set forth in Section 5.2 of the Parent Disclosure Letter, Parent shall not, and shall not permit any of its Subsidiaries to, take any of the following actions, without the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed:

(a) Amend or propose to amend the Organizational Documents of Parent (whether by merger, amalgamation, consolidation or otherwise) or waive any requirement thereof in a manner that would, individually or in the aggregate, be reasonably expected to prevent or to impede, interfere with, hinder or delay in any material respect the consummation of the Transactions;

(b) Declare or pay, or propose to declare or pay, any dividends on or make other distributions in respect of any of its share capital (whether in cash, shares or property or any combination thereof), except for (i) dividends paid by a direct or indirect wholly owned Subsidiary to it or its Subsidiaries and (ii) ordinary course quarterly dividends on the Parent Common Shares with record and payment dates consistent with past practice; provided, that any such dividend shall be at a rate no greater than $0.35 per Parent Common Share;

(c) (i) Adjust, subdivide, consolidate or reclassify the share capital of Parent, (ii) redeem, purchase or otherwise acquire, or offer to purchase, redeem or otherwise acquire, directly or indirectly, any shares or any securities convertible or exchangeable into or exercisable for any shares (except in connection with the satisfaction of Tax withholding obligations with respect to payments related to obligations existing as of the date hereof), (iii) grant any Person any right or option to acquire any shares, (iv) issue, deliver or sell any additional shares or any securities convertible or exchangeable into or exercisable for any shares or such securities (other than in connection with the satisfaction of Tax withholding obligations with respect to payments related to obligations existing as of the date hereof or pursuant to the conversion of convertible securities outstanding as of the date of this Agreement) or (v) enter into any Contract, understanding or arrangement with respect to the sale, voting, registration or repurchase of its share capital, except, (A) in the case of each of clauses (iii) through (v), (1) the issuance of restricted shares, performance based performance shares or grants of share options or other equity awards to employees and directors of Parent pursuant to the Parent Equity Plans up to an amount set forth on Section 5.2(c) of the Parent Disclosure Letter (it being understood that Parent customarily makes annual equity award grants in February of each calendar year), and (2) the issuance of common shares required to be issued upon the exercise or settlement of share options or other equity-related awards outstanding on the date hereof under the Parent Equity Plans (provided that no equity-related awards shall be entitled to accelerated vesting solely as a result of the consummation of the Merger), (B) in the case of each of clauses (ii) and (v), redemptions or repurchases of Parent Common Shares pursuant to its previously announced share repurchase program for an amount not exceeding $500,000,000 in the aggregate, and (C) in the case of each of clauses (iii) through (v), other than to be granted, issued or sold (or contemplated to be granted, issued or sold), as applicable, as consideration (whether in whole or in part) in an amount not exceeding $400,000,000 in the aggregate in connection with any transactions entered into by Parent involving one or more acquisitions of any businesses or assets;

(d) Change the accounting policies or procedures of Parent or any of its Subsidiaries, other than as required by changes in GAAP, or Regulation S-X of the SEC, or under Applicable SAP;

(e) Adopt or enter into any plan or agreement of complete or partial liquidation or dissolution, merger, amalgamation, consolidation, restructuring, recapitalization, or other reorganization of Parent (other than any merger or consolidation among Parent and any wholly owned Subsidiary of Parent);

(f) Fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder; or

(g) Agree to do any of the foregoing.

Section 5.3 Other Actions. Parent and the Company agree that during the period from the date of this Agreement until the Effective Time, Parent and the Company shall not, and shall not permit any of their respective Affiliates to, except in accordance with Section 5.9, the proviso in Section 5.8(d) or Article VII, take, or agree or commit to take, any action with the knowledge and intent that it would (a) result in any of the conditions to the Merger set forth in Article VI not being satisfied, (b) materially adversely affect the ability of the parties to obtain any of the Required Regulatory Approvals without imposition of a Burdensome Condition or (c) significantly increase the risk of any Governmental Entity entering an Order prohibiting the consummation of the Transactions.

Section 5.4 Examination Reports. The Company will provide or make available to Parent, to the extent permitted by applicable Law, true and complete copies of all material examination reports (and the Company will notify Parent of any pending material examinations, if any exist) of any Insurance Regulators relating to the Company Insurance Subsidiaries received by the Company after the date of this Agreement through the Closing Date. Parent will provide or make available to the Company, to the extent permitted by applicable Law, true and complete copies of all material examination reports (and Parent will notify the Company of any pending material examinations) of the Group Supervisor relating to Parent and the Parent Insurance Subsidiaries regulated by the Group Supervisor received by Parent after the date of this Agreement through the Closing Date.

Section 5.5 Company Proxy Statement and Parent Registration Statement.

(a) As promptly as practicable following the date of this Agreement, the Company and Parent shall prepare and file with the SEC, and shall cooperate and provide assistance to each other in the preparation of, (i) the Company Proxy Statement and (ii) the registration statement on Form S-4 in connection with the issuance of Parent Common Shares in the Merger (of which the Company Proxy Statement shall form a part) (the “Parent Registration Statement”). Each of Parent and the Company shall use its reasonable best efforts to (A) have the Parent Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, (B) ensure that the Parent Registration Statement complies in all material respects with the applicable provisions of the Exchange Act and the Securities Act and the rules and regulations of the NYSE and FINRA, as applicable and (C) keep the Parent Registration Statement effective as long as is necessary to consummate the Merger. The Parent Registration Statement and the Company Proxy Statement shall include all information reasonably requested by such other party and required by the Securities Act or the Exchange Act to be included therein. Subject to Section 5.9, the Company Board shall make the Company Board Recommendation to the Company’s shareholders and shall include such recommendation in the Company Proxy Statement. Parent shall provide to the Company all information concerning Parent and Acquisition Sub, and their respective Affiliates and holders of share capital as may be reasonably requested by the Company and required by the Securities Act or the Exchange Act in connection with the Company Proxy Statement, and the Company shall provide to Parent all information concerning the Company, its Affiliates and holders of share capital as may be reasonably requested by Parent and required by the Securities Act or the Exchange Act in connection with the Parent Registration Statement. Each of the Company, Parent and Acquisition Sub shall promptly correct any information provided by it for use in the Company Proxy Statement or the Parent Registration Statement, as applicable, if and to the extent such information shall have become false or misleading in any material respect.

(b) (i) Each of the Company and Parent shall (A) notify the other promptly upon the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Company Proxy Statement or the Parent Registration Statement or for additional information, (B) supply the other with copies of all written correspondence between the applicable party or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Company Proxy Statement or the Parent Registration Statement and (C) advise the other of any oral comments received from the SEC with respect to the Company Proxy Statement or Parent Registration Statement; (ii) the parties shall use their reasonable best efforts to respond as promptly as reasonably practicable to any comments received from the SEC concerning the Company Proxy Statement and the Parent Registration Statement and to resolve such comments with the SEC; and (iii) each of Parent and the Company will (A) provide the other with a reasonable opportunity to review and comment on the Parent Registration Statement, the Company Proxy Statement and any amendment or supplement to the Parent Registration Statement or the Company Proxy Statement, as applicable, and any written communications (including any responses to any comments of the SEC) prior to filing such with the SEC, (B) include in such document or communications all comments reasonably proposed by the other and reasonably acceptable to the other and (C) not file such document or communication with the SEC prior to receiving the approval of the other (which will not be unreasonably withheld, conditioned or delayed).

(c) Parent shall advise the Company, promptly after it receives notice thereof, of the time of effectiveness of the Parent Registration Statement, the issuance of any stop order relating thereto or the suspension of the qualification of the Parent Common Shares issuable in connection with the Merger for offering or sale in any jurisdiction, and Parent and the Company shall use their reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Parent shall also use its reasonable best efforts to take any other action required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or “blue sky” Laws and the rules and regulations thereunder in connection with the issuance of the Parent Common Shares in the Merger, and the Company shall furnish all information concerning the Company and the holders of the Company Common Shares as may be reasonably requested in connection with any such actions.

(d) If, at any time prior to obtaining the Requisite Company Vote, any information relating to the Company or Parent, or any of their respective Affiliates, is discovered by the Company or Parent and, in the reasonable judgment of the Company or Parent, as applicable, should be set forth in an amendment of, or a supplement to, any of the Parent Registration Statement or the Company Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statement therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto, and the Company and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Company Proxy Statement or the Parent Registration Statement and, to the extent required by Laws, in disseminating the information contained in such amendment or supplement to shareholders of the Company and the shareholders of Parent. Nothing in this Section 5.5(d) shall limit the obligation of any party under Section 5.5(a).

Section 5.6 Company Shareholders Meeting. Subject to Section 5.9, the Company shall take all necessary actions in accordance with applicable Law, the Company Organizational Documents and the rules of the NYSE to duly call, give notice of, convene and hold the Company Shareholders Meeting as promptly as practicable after the Parent Registration Statement is declared effective under the Securities Act for the purpose of voting on the approval and adoption of the Bye-Law Amendment, this Agreement, the Statutory Merger Agreement and the Merger. The Company shall cause the Company Proxy Statement to be mailed to the shareholders of the Company entitled to vote at the Company Shareholders Meeting, comply with all legal requirements applicable to the Company Proxy Statement and the Company Shareholders Meeting and hold the Company Shareholders Meeting as soon as practicable after the Parent Registration Statement is declared effective under the Securities Act. The Bye-Law Amendment proposal shall appear first on the proxy card in the Company Proxy Statement ahead of the proposals to approve and adopt this Agreement, the Statutory Merger Agreement and the Merger. Subject to Section 5.9, the Company shall use its reasonable best efforts to obtain the Requisite Company Vote. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn, recess, reconvene or postpone the Company Shareholders Meeting (i) after consultation with Parent, to the extent necessary to ensure that any required supplement or amendment to the Company Proxy Statement is provided to the shareholders of the Company within a reasonable amount of time in advance of the Company Shareholders

Meeting or (ii) after consultation with Parent, if as of the time for which the Company Shareholders Meeting is originally scheduled (as set forth in the Company Proxy Statement) there are insufficient Company Common Shares present (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Shareholders Meeting. Subject to Section 5.9, the Company shall (a) use its reasonable best efforts to solicit or cause to be solicited from its shareholders proxies in favor of the approval and adoption of the Bye-Law Amendment, this Agreement, the Statutory Merger Agreement and the Merger and (b) take all other action necessary or advisable to secure the Requisite Company Vote.

Section 5.7 Parent Vote.

(a) Unless this Agreement shall have been terminated in accordance with its terms, Parent shall vote (or act by written consent with respect to) or cause to be voted (or an action by written consent to be given with respect to) any Company Common Shares beneficially owned by it or any of its Subsidiaries or with respect to which it or any of its Subsidiaries has the power (by agreement, proxy or otherwise) to cause to be voted or to provide a consent, in favor of the approval of the Bye-Law Amendment, this Agreement, the Statutory Merger Agreement and the Merger at any meeting of shareholders of the Company at which the Bye-Law Amendment, this Agreement, the Statutory Merger Agreement and the Merger shall be submitted for approval and at all adjournments or postponements thereof (or, if applicable, by any action of shareholders of the Company by consent in lieu of a meeting).

(b) Immediately following the execution of this Agreement, Parent shall execute and deliver, in accordance with Section 106 of the Companies Act and in its capacity as sole shareholder of Acquisition Sub, a written consent approving this Agreement, the Statutory Merger Agreement and the Transactions. Parent shall promptly deliver a copy of such written consent to the Company immediately following the execution of this Agreement.

Section 5.8 Reasonable Best Efforts; Consents; Filings; Further Action.

(a) Upon the terms and subject to the conditions of this Agreement (including Section 5.8(d)) and in accordance with applicable Laws, each of Parent, Acquisition Sub, and the Company shall cooperate with each other and use, and shall cause their respective Affiliates to cooperate and use, their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable on their part under this Agreement, the Statutory Merger Agreement and applicable Laws to consummate and make effective the Merger and the other Transactions as soon as practicable following the date of this Agreement, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or any Governmental Entity in order to consummate the Transactions; provided that, subject to Section 5.17, neither the Company, Parent nor any of their respective Subsidiaries shall be required to pay any penalty, breakage cost or consent fee to any third party under any Company Contract (including the Company Credit Facilities and the Senior Note Indenture) or any Parent Contract, as applicable, that may be required in order to consummate the Transactions unless the payment of such penalty, breakage cost or consent fee is conditioned upon consummation of the Transactions. If Parent desires to obtain amendments to one or more of the Company Credit Facilities or the Senior Note Indenture on or prior to the Closing Date, then Parent shall be responsible for obtaining such amendment and any related waivers or consents; it being understood that, subject to the proviso to the immediately foregoing sentence, the Company shall, and shall cause each of its Subsidiaries to, at Parent’s reasonable request, assist Parent in obtaining any such amendment, waiver or consent under the Company Credit Facilities or the Senior Note Indenture; provided that, for the avoidance of doubt, no such amendment, waiver or consent will be a condition to Parent’s obligations under this Agreement. In furtherance and not in limitation of the foregoing, each of the Company, Parent and Acquisition Sub agrees to make the appropriate initial application filings and notifications required by the Required Regulatory Approvals as promptly as practicable after the date hereof, including in connection with approvals required pursuant to the HSR Act and filings and notifications with respect to the Bermuda Monetary Authority and Registrar. Subject to applicable Laws relating to the exchange of information, Parent and the Company shall have the right to review in advance and, to the extent practicable, each will consult with the other on and consider in good faith the views of the other in connection with, all the information relating to Parent or the Company, as the case may be, and any of their respective Affiliates, that appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with this Agreement, the Statutory Merger Agreement and the Transactions. In exercising the foregoing rights, each of Parent and the Company shall act reasonably and as promptly as practicable. None of the Company, Parent or any of their respective Affiliates shall permit any of their Representatives to participate in any meeting with any Governmental Entity (including any Insurance Regulator) in respect of any filings, investigation or other inquiry relating to this Agreement, the Statutory Merger Agreement and the Transactions unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity and applicable Laws, gives the other party the opportunity to attend and participate thereat.

(b) Subject to applicable Laws relating to the exchange of information, Parent and the Company each shall, and shall cause their respective Affiliates to, upon request by the other party, furnish the other party with all information concerning itself, its Affiliates, its directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Affiliates to any third party or any Governmental Entity in connection with the Transactions.

(c) Subject to applicable Laws and as required by any Governmental Entity, Parent and the Company shall each keep the other apprised of the status of matters relating to the consummation of the Transactions, including promptly furnishing the other party with copies of non-routine notices or other communications received by Parent, the Company or any of their respective Affiliates, as the case may be, from any third party or any Governmental Entity with respect to the Transactions. If Parent or the Company receives a request for information or documentary material from any such Governmental Entity that is related to the Transactions, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response to such request. Parent and its Affiliates shall advise the Company prior to making or entering into any understandings, undertakings or agreements (oral or written) in connection with the Transactions with the Federal Trade Commission, the Department of Justice, any Insurance Regulator or any other Governmental Entity or any private party challenging the Transactions.

(d) Subject to the terms and conditions set forth in this Agreement, without limiting the generality of the undertakings pursuant to this Section 5.8, each of the Company and Parent agrees to take or cause to be taken the following actions:

(i) the prompt provision to each and every federal, state, local or foreign court or Governmental Entity with jurisdiction over enforcement of any applicable antitrust or competition Laws (“Government Antitrust Entity”) and each Insurance Regulator of non-privileged information and documents reasonably requested by such Government Antitrust Entity or Insurance Regulator or that are necessary, proper or advisable to permit consummation of the Transactions;

(ii) the prompt use of its best reasonable efforts to avoid the entry of any permanent, preliminary or temporary injunction or other decree, decision, determination or judgment that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the Transactions; and

(iii) the prompt use of its reasonable best efforts to take, in the event that any permanent, preliminary or temporary injunction, decision, order, judgment, determination or decree is entered or issued, or becomes reasonably foreseeable to be entered or issued, in any proceeding or inquiry of any kind that would make consummation of the Transactions in accordance with the terms of this Agreement unlawful or that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the Transactions, any and all reasonable steps necessary to resist, vacate, modify, reverse, suspend, prevent, eliminate or remove such actual, anticipated or threatened injunction, decision, order, judgment, determination or decree so as to permit such consummation on a schedule as close as possible to that contemplated by this Agreement;

provided, that nothing herein shall require (and reasonable best efforts shall in no event require) any party or its Affiliates commence any Legal Action, or require Parent or any of its Affiliates to agree to or to take or refrain from taking any action that would, individually or in the aggregate with any other actions, conditions, limitations, restrictions or requirements, result in or constitute a Burdensome Condition.

Section 5.9 No Solicitation.

(a) From and after the date hereof, except as specifically permitted by this Section 5.9: (i) the Company shall, and shall cause each of its Subsidiaries and Representatives to, immediately cease and cause to be terminated any existing solicitations, discussions or negotiations with any Person with respect to any Takeover Proposal, and, in connection therewith, immediately discontinue access by any Person to any data room (virtual or otherwise) established by the Company or its Representatives for such purpose and to request that each Person promptly return or destroy any non-public information previously furnished or made available to such Person or any of its Representatives on behalf of the Company or its Representatives in accordance with the terms of the confidentiality or similar agreement in place with such Person. The Company shall promptly inform its Representatives of the Company’s obligations under this Section 5.9.

(b) Except as permitted in Section 5.9(a), from the date hereof until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated in accordance with Article VII, the Company shall not, and shall cause each of its Subsidiaries and Representatives not to, directly or indirectly:

(i) solicit, initiate or knowingly facilitate or knowingly encourage (including by way of furnishing non-public information) any inquiries or requests for information regarding, or the making or submission of any proposal or offer that constitutes or could reasonably be expected to result in a Takeover Proposal;

(ii) terminate, amend, release, modify or fail to enforce any provision (including any standstill or other provision) of, or grant any permission, waiver or request under, any confidentiality, standstill or similar agreement (including an Acceptable Confidentiality Agreement) or obligations of any Person (other than Parent);

(iii) engage in, continue or otherwise participate in any discussions (except to notify a Person of the existence of the provisions of this Section 5.9) or negotiations with, or furnish or disclose any non-public information relating to the Company or any of its Subsidiaries to, any Person that has made or indicated an intention to make, or for the purpose of analyzing or making, a Takeover Proposal;

(iv) effect an Adverse Recommendation Change; or

(v) enter into any agreement in principle, arrangement, understanding, letter of intent or Contract providing for or relating to a Takeover Proposal.

(c) Notwithstanding anything in the foregoing to the contrary, at any time, subject to the Company’s compliance with the provisions of this Section 5.9 including the execution and delivery of an Acceptable Confidentiality Agreement, the Company and its Representatives and the Company Board shall be permitted to, at any time prior to obtaining the Requisite Company Vote (but not thereafter), in response to a bona fide written Takeover Proposal not solicited in violation of, and that did not otherwise result from a breach of, this Section 5.9:

(i) engage in discussions or negotiations with the Person who has made such Takeover Proposal (and its Representatives) regarding such Takeover Proposal, if the Company Board determines (x) in good faith, after consultation with its financial advisor and Outside Legal Counsel, that such Takeover Proposal constitutes, or is reasonably likely to result in, a Superior Proposal and (y) after consultation with its Outside Legal Counsel, that the failure to do so would violate its fiduciary duties under applicable Laws;

(ii) furnish or disclose any non-public information relating to the Company or any of its Subsidiaries to the Person who has made such Takeover Proposal (and its Representatives), if the Company Board determines (x) in good faith, after consultation with its financial advisor and Outside Legal Counsel, that such Takeover Proposal constitutes, or is reasonably likely to lead to, a Superior Proposal and (y) after consultation with its Outside Legal Counsel, that failure to take such action would violate its fiduciary duties under applicable Laws, but only so long as the Company has caused such Person to enter into an Acceptable Confidentiality Agreement (negotiations and discussions with respect to which are expressly permitted following the requisite Company Board determination); provided, that all such information has previously been provided to Parent or is provided to Parent prior to or substantially concurrently with the time it is provided to such Person; or

(iii) (A) (x) withdraw or withhold, or modify, amend or qualify in a manner adverse to Parent, the Company Board Recommendation, or propose publicly to do any of the foregoing, (y) fail to include the Company Board Recommendation in the Company Proxy Statement or (z) approve, adopt endorse or recommend, or publicly propose to approve, adopt, endorse or recommend, any Takeover Proposal (each, an “Adverse Recommendation Change”) or (B) cause or permit the Company to terminate this Agreement pursuant to Section 7.4(a) in order to concurrently enter into an agreement regarding a Superior Proposal, if, the case of (A) and (B) above, the Company Board determines (I) in good faith, after consultation with its financial advisor and Outside Legal Counsel, that such Takeover Proposal constitutes a Superior Proposal and (II) after consultation with Outside Legal Counsel, that the failure to take such action would violate its fiduciary duties under applicable Laws; provided, however, that the Company Board shall not make an Adverse Recommendation Change, and the Company may not terminate this Agreement pursuant to clause (B) above, unless and until (1) it is four (4) Business Days following Parent’s receipt of written notice (a “Notice of Superior Proposal”) from the Company advising Parent that the Company Board or the Company, as applicable, intends to take such action and specifying the reasons therefor, including the material terms and conditions of any Superior Proposal that is the basis of the proposed action by the Company Board or the Company, as applicable and, if applicable, a statement that the Company intends to terminate this Agreement pursuant to Section 7.4(a) (it being understood and agreed that any amendment to the financial or other material terms of such Superior Proposal shall require a new Notice of Superior Proposal and a new four (4) Business Day period during which the Company shall comply with the terms of this Section 5.9), and (2) during such four (4) Business Day period following Parent’s receipt of a Notice of Superior Proposal, in determining whether to make an Adverse Recommendation Change or to cause or permit the Company to so terminate this Agreement, (x) the Company shall have provided Parent with a reasonable opportunity to make any adjustments to the terms and conditions of this Agreement and the Transactions so that such Takeover Proposal ceases to be a Superior Proposal and, if Parent, in its sole discretion, proposes to make such adjustments, shall negotiate with Parent in good faith with respect thereto, and (y) the Company Board shall have determined in good faith at the end of such notice period and, after considering the results of such negotiations and the revised proposals made by Parent, if any, and after consultation with its financial advisor and Outside Legal Counsel, that the Superior Proposal giving rise to such Notice of Superior Proposal continues to be a Superior Proposal and that the failure to take such action would violate its fiduciary duties under applicable Laws. Notwithstanding any Adverse Recommendation Change, unless this Agreement has been validly terminated in accordance with Article VII, (i) the Company shall hold the Company Shareholders Meeting for the purpose of obtaining the Requisite Company Vote, and nothing contained herein shall relieve the Company of such obligation and (ii) the Company Proxy Statement and any and all accompanying materials may include appropriate disclosure with respect to such Adverse Recommendation Change if and to the extent the Company Board determines after consultation with Outside Legal Counsel that the failure to include such disclosure would violate its fiduciary duties under applicable Laws.

(d) The Company shall notify Parent promptly (and in no event later than twenty-four (24) hours after receipt by, or communication to, the Company or its Representatives) upon receipt of (i) any Takeover Proposal or indication, proposal or offer by any Person that could reasonably result in a Takeover Proposal or (ii) any request for non-public information relating to the Company or any of its Subsidiaries other than requests for information in the ordinary course of business and unrelated to a Takeover Proposal, and shall provide Parent with the identity of such Person and a description of the material terms of such Takeover Proposal, indication, proposal, offer or request. The Company shall keep Parent reasonably informed on a prompt basis of the status of any such Takeover Proposal, indication, proposal, offer or request, and any related communications to or by the Company or its Representatives (including notifying Parent no later than twenty-four (24) hours after receipt by or communications to or from, the Company or its Representatives of any material changes or other action with respect thereto). The Company shall not enter into any confidentiality agreement or other Contract that would prohibit the Company from providing any information to Parent pursuant to this Section 5.9.

(e) Notwithstanding anything in this Agreement to the contrary, at any time prior to obtaining the Requisite Company Vote, the Company Board shall be permitted, in response to an Intervening Event, to effect an Adverse Recommendation Change if the Company Board determines in good faith, after consultation with its financial advisor and Outside Legal Counsel, that failure to take such action would violate its fiduciary duties under applicable Laws; provided, however, that the Company Board shall not make an Adverse Recommendation Change as permitted under this Section 5.9(e), until (i) the Company has provided a written notice (a “Notice of Adverse Recommendation Change”) to Parent that the Company Board intends to take such action and specifying the reasons therefor and including a reasonably detailed description of the applicable Intervening Event, and (ii) during the four (4) Business Day period following Parent’s receipt of such Notice of Adverse Recommendation Change, in determining whether to make an Adverse Recommendation Change, (A) the Company shall have provided Parent with a reasonable opportunity to make any adjustments to the terms and conditions of this Agreement and the Transactions in response to such Notice of Adverse Recommendation Change and, if Parent, in its sole discretion, proposes to make such adjustments, shall negotiate with Parent in good faith with respect thereto, and (B) the Company Board shall have determined in good faith at the end of such notice period and, after considering the results of such negotiations and the revised proposals made by Parent, if any, and after consultation with its financial advisor and Outside Legal Counsel, that the failure to make such Adverse Recommendation Change would continue to violate its fiduciary duties under applicable Laws.

(f) Notwithstanding the foregoing, the Company Board shall be permitted to disclose to the shareholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A under the Exchange Act.

Section 5.10 Notices of Certain Events; Shareholder Litigation.

(a) The Company shall notify Parent promptly of (i) any communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the Transactions, (ii) any communication from any Governmental Entity in connection with the Transactions, (iii) any material Legal Actions threatened or commenced against or otherwise affecting the Company or any of its Subsidiaries that are related to the Transactions (including any Legal Action brought by a shareholder of the Company in accordance with Section 5.10(c)) or (iv) any event, change, occurrence, circumstance or development between the date of this Agreement and the Effective Time which causes or is reasonably likely to cause any breach of its obligations under this Agreement.

(b) Parent shall notify the Company promptly of (i) any communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the Transactions, (ii) any communication from any Governmental Entity in connection with the Transactions or (iii) any event, change, occurrence, circumstance or development between the date of this Agreement and the Effective Time which causes or is reasonably likely to cause any breach of the obligations of Parent or Acquisition Sub under this Agreement.

(c) The Company shall promptly advise Parent orally and in writing of any Legal Action brought by any shareholder of the Company against the Company or its directors or officers relating to this Agreement or the Transactions. Subject to Section 2.3, the Company shall give Parent the opportunity to participate, subject to a customary joint defense agreement, in any such Legal Action, including the defense or settlement of any Legal Action initiated by any shareholder of the Company or any of its directors or officers relating to the Transactions, and no such settlement shall be agreed to without the prior written consent of Parent.

Section 5.11 Access to Information; Confidentiality.

(a) During the period prior to the Effective Time, the Company shall, and shall cause each of its Subsidiaries, to, during the period before the earlier of the termination of this Agreement pursuant to Article VII and the Effective Time: (i) provide to Parent and its Representatives access at reasonable times during normal business hours upon reasonable prior notice to its respective officers, employees, agents, properties, books and records; and (ii) furnish promptly to Parent such information concerning its business, properties and personnel, in each case, as Parent or its Representatives may reasonably request; provided, that Parent and its respective Representatives shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of the Company; provided, further, that the Company shall not be obligated to provide such access or information if doing so could violate applicable Laws or a Contract or obligation of confidentiality owing to a third party, or waive the protection of an attorney-client privilege or other legal privilege, in each case to the extent existing as of the date hereof (as long as the Company has used commercially reasonable efforts to obtain the consent of any third party required thereunder). No investigation conducted under this Section 5.11(a) will affect or be deemed to modify any representation or warranty made in this Agreement.

(b) Parent and the Company shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the letter agreement, dated June 4, 2014 (the “Confidentiality Agreement”), between Parent and the Company with respect to the information disclosed under this Section 5.11; provided, that notwithstanding anything to the contrary in this Agreement or the Confidentiality Agreement, the Company and Parent shall be permitted to disclose to any Tax authority any information required under applicable Law to be provided to, or that is otherwise requested by such Tax authority.

Section 5.12 Employees; Benefit Plans.

(a) Following the Closing, each Employee who is employed immediately prior to the Effective Time by the Company or any of its Subsidiaries and who continues to be employed by Parent and its Subsidiaries (including the Surviving Company and its Subsidiaries) immediately following the Effective Time (each, a “Continuing Employee”), shall be eligible to receive compensation and participate in employee benefit plans that are maintained, sponsored or contributed to by Parent or one of its Subsidiaries that are provided to Continuing Employees, in each case as determined by Parent in its sole discretion, and subject to Parent’s standard hiring procedures and the successful completion of a background check. Parent shall be responsible for communicating the compensation and employee benefits to be provided to the Continuing Employees generally following the Effective Time and, to the extent such communication is made prior to the Effective Time, will provide the Company with a copy of such communication in advance.

(b) For purposes of determining eligibility, vesting (other than for purposes of equity grants by Parent made after the Effective Time) and the level of benefit and benefit accrual under the employee benefit plans, programs and policies of Parent and its Subsidiaries providing benefits to any Continuing Employee after the Effective

Time (the “New Plans”), each Continuing Employee shall be credited with such Continuing Employee’s service with the Company and its Subsidiaries and their respective predecessors before the Effective Time, to the same extent as such Continuing Employee was entitled, before the Effective Time, to credit for such service under any similar Benefit Plan in which such Continuing Employee participated or was eligible to participate immediately prior to the Effective Time (such plans, collectively, the “Old Plans”); provided, that the foregoing shall not apply to the extent that its application would result in a duplication of benefits with respect to the same period of service. In addition, and without limiting the generality of the foregoing, for purposes of each New Plan providing medical, dental, or other welfare benefits to any Continuing Employee, Parent shall, or shall cause the Surviving Company to, cause to be waived, for such Continuing Employee and such Continuing Employee’s covered dependents, any evidence of insurability requirements, all pre-existing condition exclusions and actively-at-work requirements of such New Plan, to the extent such conditions were inapplicable, satisfied or waived under the comparable Old Plan. Parent shall, or shall cause the Surviving Company to, use its commercially reasonable efforts to cause any eligible expenses incurred by any Continuing Employee and such Continuing Employee’s covered dependents under each Old Plan during the calendar year in which the Effective Time occurs for purposes of satisfying all deductible, coinsurance and maximum out of pocket requirements applicable to such Continuing Employee and such Continuing Employee’s covered dependents for the applicable plan year.

(c) Parent shall, and shall cause the Surviving Company and any successor thereto to honor, assume, fulfill and discharge the Company’s and its Subsidiaries’ obligations under the Benefit Plans listed on Section 5.12(c) of the Company Disclosure Letter.

(d) Prior to making any written or oral communications to the Continuing Employees pertaining to compensation or benefit matters that are affected by the Merger or the other transactions contemplated by this Agreement, the Company shall provide Parent with a copy of the intended communication, Parent shall have a reasonable period of time to review and comment on the communication, and Parent and the Company shall cooperate in providing any such mutually agreeable communication.

(e) The Company shall take (or cause to be taken) all actions necessary or appropriate to terminate, effective no later than the day immediately preceding the Closing Date, any Benefit Plan that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code (the “401(k) Plans”), unless Parent, in its sole and absolute discretion, agrees to sponsor and maintain such 401(k) Plans by providing the Company with written notice of such election at least ten (10) Business Days before the Effective Time. Unless Parent provides such notice to the Company, Parent shall receive from the Company, prior to the Effective Time, evidence that the Company Board has adopted resolutions to terminate the 401(k) Plans (the form and substance of which resolutions shall be subject to review of Parent and the Company shall consider in good faith any comments made by Parent or its representatives regarding the content of such resolutions), effective no later than the date immediately preceding the Closing Date. In the event that the distributions of assets from the trust of a 401(k) Plan which is terminated is reasonably anticipated to trigger liquidation charges, surrender charges or other fees to be imposed upon the account of any participant or beneficiary of such terminated plan or upon any Company or plan sponsor, then the Company shall take such actions as are necessary to reasonably estimate the amount of such charges and/or fees and provide such estimate in writing to Parent prior to the Effective Time. The Company also shall take such other actions in furtherance of terminating such 401(k) Plans as Parent may reasonably require. If Parent, in its sole and absolute discretion, agrees to sponsor and maintain any 401(k) Plan, the Company shall (or shall cause its Subsidiaries) to amend such 401(k) Plan, effective as of the Effective Time, to the extent necessary to limit participation to employees of the Company and its Subsidiaries and to exclude all employees of Parent and its Subsidiaries (other than the Company and its Subsidiaries) from participation in such plan, provided, however, that Parent must give the Company written notice of its decision to sponsor and maintain any such 401(k) Plan at least ten (10) Business Days prior to the Effective Time.

(f) The provisions of this Section 5.12 are solely for the benefit of the parties to this Agreement, and nothing in this Agreement, whether express or implied, is intended to, or shall, (i) constitute the establishment or adoption of or an amendment to any employee benefit or compensation plan, program, agreement, contract, policy or arrangement or otherwise be treated as an amendment or modification of any Benefit Plan, New Plan or other benefit plan or arrangement, (ii) limit the right of Parent, the Company or their respective Subsidiaries to amend, terminate or otherwise modify any Benefit Plan, New Plan or other benefit plan, agreement or arrangement following the Effective Time, (iii) confer upon any Continuing Employee any right to continue in the employ or service of Parent, the Surviving Company or any Affiliate of Parent, or interfere with or restrict in any way the rights of Parent, the Surviving Company or any Affiliate of Parent, which rights are hereby expressly reserved, to discharge or terminate the services of any Continuing Employee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between Parent, the Surviving Company or any Affiliate of Parent and the Continuing Employee, or (iv) create any third-party beneficiary or other right (including, but not limited to, a right to employment or continued employment) in any Person, including any current or former director, employee or consultant of the Company or any Subsidiary of the Company, or any participant in any Benefit Plan, New Plan or other benefit plan, agreement or arrangement (or any dependent or beneficiary thereof).

Section 5.13 Directors’ and Officers’ Indemnification and Insurance.

(a) Parent and the Surviving Company shall cause all rights to indemnification, advancement of expenses and exculpation existing on the date of this Agreement in favor of any present or former director or officer of the Company or any of its Subsidiaries (the “Indemnified Parties”) as provided in the Company Organizational Documents, in agreements between an Indemnified Party and the Company or one of its Subsidiaries or otherwise in effect on the date of this Agreement to survive the Merger and to continue in full force and effect for a period of not less than six (6) years after the Effective Time, or, if longer, for such period as is set forth in any applicable agreement with an Indemnified Party in effect on the date of this Agreement. Parent shall guarantee such performance by the Surviving Company.

(b) Parent and the Surviving Company shall, jointly and severally, indemnify all Indemnified Parties to the fullest extent permitted by applicable Laws with respect to all acts and omissions arising out of or relating to their services as directors or officers of the Company or its Subsidiaries occurring prior to the Effective Time. If any Indemnified Party is or becomes involved in any Legal Action in connection with any matter occurring prior to or at the Effective Time, Parent and the Surviving Company shall, jointly and severally, pay as incurred such Indemnified Party’s legal fees, costs and expenses incurred in connection with such Legal Action, subject to Parent’s or the Surviving Company’s, as applicable, receipt of an undertaking by or on behalf of such Indemnified Party, if and only to the extent required by applicable Law, to repay such legal fees, costs and expenses if it is ultimately determined under applicable Laws that such Indemnified Party is not entitled to be indemnified.

(c) Parent and the Surviving Company shall, jointly and severally, maintain in effect for at least six (6) years after the Effective Time the current policies of directors’ and officers’ liability insurance maintained by the Company or policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous with respect to claims arising out of or relating to events which occurred before or at the Effective Time so long as Parent and the Surviving Company are not required to pay an annual amount of premium in excess of 300% of the last annual premium paid by the Company for such insurance prior to the date of this Agreement (such 300% amount being the “Maximum Premium”). If Parent or the Surviving Company are unable to obtain the insurance described in the prior sentence for an amount less than or equal to the Maximum Premium, Parent and the Surviving Company shall, jointly and severally, instead obtain as much comparable insurance as possible for an annual premium equal to the Maximum Premium. At the request of Parent, the Company shall prior to the Effective Time purchase, for an aggregate amount not to exceed 300% of the last annual premium paid by the Company for its existing policy of directors’ and officers’ liability insurance, a six-year prepaid “tail policy” on terms and conditions providing at least substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance maintained by the Company and its Subsidiaries with respect to matters existing or occurring prior to the Effective Time, covering without limitation the Transactions. If such prepaid “tail policy” has been obtained by the Company, it shall be deemed to satisfy all obligations pursuant to this Section 5.13(c) and Parent shall, and shall cause the Surviving Company to, use its reasonable best efforts to cause such policy to be maintained in full force and effect, for its full term, and to honor all of its obligations thereunder.

(d) The covenants contained in this Section 5.13 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives and shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to Law, Contract or otherwise.

(e) In the event that Parent or the Surviving Company or any of their respective successors or assigns (i) consolidates with, amalgamates with or merges into any other person and shall not be the continuing or surviving company or entity of such consolidation, amalgamation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors or assigns of Parent or the Surviving Company, as the case may be, shall succeed to the obligations of such entity set forth in this Section 5.13.

Section 5.14 Public Announcements. Unless and until an Adverse Recommendation Change has occurred or in connection with Section 5.9(c) or as contemplated by the next sentence, Parent and the Company shall (A) consult with each other before issuing, and shall give each other the opportunity to review and comment upon, any press release or otherwise making any public statements about this Agreement or any of the Transactions, (B) include in such press release or public statement all comments reasonably requested by the other party and reasonably acceptable to the party proposing the release or public statement, and (C) not issue such press release or public statement prior to receiving the approval of the other party, such approval not to be unreasonably withheld, conditioned or delayed. Neither Parent nor the Company shall issue any such press release or make any such public statement prior to such consultation and approval, except to the extent required by applicable Laws or NYSE requirements, in which case that party shall use its reasonable best efforts to consult with the other party before issuing any such release or making any such public statement.

Section 5.15 Stock Exchange Delisting. Parent and the Company shall use their reasonable best efforts to cause the Company Common Shares to be de-listed from the NYSE and deregistered under the Exchange Act promptly following the Effective Time.

Section 5.16 Special Dividend. Subject to applicable Laws:

(a) Following the date of the approval and adoption of this Agreement by holders of Company Common Shares constituting the Requisite Company Vote at the Company Shareholders Meeting and prior to the Effective Time, the Company shall declare and pay a special dividend of $10.00 per Company Common Share (the “Special Dividend”) payable to holders of record of outstanding Company Common Shares as of a record date for the Special Dividend set by the Company Board. The Company shall cause the Special Dividend to be paid prior to the Effective Time.

(b) If, between the date of this Agreement and the Effective Time, the number of outstanding Company Common Shares shall have been changed into a different number of shares or a different class of shares by reason of any stock dividend, subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares, or any similar event shall have occurred, then the Special

Dividend shall be equitably adjusted, without duplication, to proportionally reflect such change; provided that nothing in this Section 5.16 shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

Section 5.17 Fees, Expenses and Transfer Taxes.

(a) Whether or not the Merger is consummated, all expenses (including those payable to Representatives) incurred by any party to this Agreement or on its behalf in connection with this Agreement and the Transactions (“Expenses”) shall be paid by the party incurring those Expenses, except that (i) Parent and the Company shall share equally each of the filing fees with respect to the filings contemplated by Section 5.8(a) (other than with respect to the filings and registrations required or deemed appropriate by either Parent or the Company in connection with the HSR Act and applicable foreign antitrust or competition law, which filing fees shall be paid by Parent) and (ii) and the registration and filing fees and the printing and mailing costs of the Parent Registration Statement shall be paid by Parent.

(b) Transfer Taxes. Except as otherwise provided in Article II, all share transfer taxes, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) (“Transfer Taxes”) (if any) incurred in connection with this Agreement or the Transactions shall be paid fifty percent (50%) by Parent or the Surviving Company and fifty percent (50%) by the Company, and, prior to the Effective Time, the Company and Parent shall cooperate with each other in preparing, executing and filing any applicable Tax Returns with respect to such Transfer Taxes.

Section 5.18 Takeover Statutes. If any Takeover Statute is or becomes applicable to this Agreement, the Merger or the other Transactions, each of Parent and the Company and their respective boards of directors shall (a) take all necessary action to ensure that such transactions may be consummated as promptly as practicable upon the terms and subject to the conditions set forth in this Agreement and (b) otherwise act to eliminate or minimize the effects of such Takeover Statute.

Section 5.19 Rule 16b-3. Prior to the Effective Time and in consultation with Parent, the Company shall take such steps as may be reasonably necessary or advisable to cause dispositions of Company equity securities (including derivative securities) pursuant to the Transactions by each individual who is a director or officer of the Company subject to Section 16 of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.20 Passive Foreign Investment Company. On or after the Closing, Parent, the Surviving Company and their respective Subsidiaries shall not take any action (and Parent shall cause its Affiliates not to take any action), outside of transactions entered into in the ordinary course of business of the Surviving Company and its respective Subsidiaries in accordance with past practices of the Company, that would cause the Company to be treated as a “passive foreign investment company” (as defined in Section 1297 of the Code and the Treasury Regulations thereunder) in the taxable year of the Company in which the Closing occurs. The preceding sentence shall not apply if (i) a valid and timely election under Section 338(g) of the Code is made to treat the Merger contemplated by this Agreement as an acquisition of the assets of the Company, (ii) a valid and timely election under Treasury Regulations Section 301.7701-3 is made to change the classification of the Company to an entity disregarded as a separate entity from its sole owner effective the day after the Closing Date, the election results in the closing of the Company’s Taxable year for U.S. federal income Tax purposes, and neither the Company nor any of its Subsidiaries engages in any transactions outside the ordinary course of business after the Closing on the Closing Date, or (iii) any other transaction resulting in an ending of the tax year of the Company on the Closing Date for U.S. federal income Tax purposes is effected.

ARTICLE VI

CONDITIONS

Section 6.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to this Agreement to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

(a) Company Shareholder Approval. This Agreement and the Statutory Merger Agreement shall have been duly approved and adopted by the Requisite Company Vote.

(b) Required Regulatory Approvals. The authorizations, consents, orders, waivers, permits or approvals of, or declarations or filings with, and the expirations of waiting periods required from, any Governmental Entity set forth in Section 6.1(b) of the Company Disclosure Letter and Section 6.1(b) of the Parent Disclosure Letter shall have been filed, have occurred or been obtained (all such authorizations, consents, waivers, permits, orders or approvals of, or declarations or filings and the lapse of all such waiting periods being referred to as the “Required Regulatory Approvals”), and all such Required Regulatory Approvals shall be in full force and effect.

(c) No Injunctions or Restraints. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Laws or Orders (whether temporary, preliminary or permanent) that restrain, enjoin or otherwise prohibit consummation of the Merger or the other Transactions.

(d) Parent Registration Statement. The Parent Registration Statement shall have been declared effective, no stop order by the SEC suspending the effectiveness of the Parent Registration Statement shall be in effect and no proceedings for that purpose shall be pending.

(e) Stock Exchange Listing. The Parent Common Shares to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

Section 6.2 Conditions to Obligations of Parent and Acquisition Sub. The obligations of each of Parent and Acquisition Sub to effect the Merger are also subject to the satisfaction or waiver by Parent on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Company set forth in Section 3.2(a) and (b) (Capitalization) shall be true and correct in all respects, except for de minimis inaccuracies, as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, the accuracy of which will be determined as of that specified date); (ii) the representations and warranties of the Company set forth in Section 3.2(c)-(e) (Capitalization), Section 3.3 (Corporate Authorization) Section 3.4 (Enforceability), Section 3.6 (Subsidiaries), Section 3.8 (Vote Required), Section 3.12 (Absence of Certain Changes), Section 3.23 (Takeover Statutes) and Section 3.29 (Brokers and Finders) that are not qualified by “materiality” or “Company Material Adverse Effect” shall be true and correct in all material respects, and all of such representations that are so qualified by “materiality” or “Company Material Adverse Effect” shall be true and correct in all respects, in each case as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date); and (iii) each of the other representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects, without regard to any “materiality” or “Company Material Adverse Effect” qualifications contained therein, as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), unless the failure or failures of such representations and warranties to be true and correct in all respects would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) Performance of Obligations. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c) Officer’s Certificate. Parent shall have received a certificate, signed by the chief executive officer or chief financial officer of the Company, certifying as to the matters set forth in Section 6.2(a) and Section 6.2(b).

(d) No Company Material Adverse Effect. Since the date of this Agreement there shall not have been any effect, change, event or occurrence that has had, or is reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

(e) Required Regulatory Approvals. The Required Regulatory Approvals shall have been filed or obtained or shall have occurred, as applicable, in each case without the imposition of a Burdensome Condition.

Section 6.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of Parent set forth in Section 4.2(a) and (b) (Capitalization) shall be true and correct in all respects, except for de minimis inaccuracies, as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, the accuracy of which will be determined as of that specified date); (ii) the representations and warranties of Parent set forth in Section 4.2(c)-(e) (Capitalization), Section 4.3 (Corporate Authorization), Section 4.4 (Enforceability), Section 4.6 (Subsidiaries), Section 4.12 (Absence of Certain Changes) and Section 4.21 (Brokers and Finders) that are not qualified by “materiality” or “Parent Material Adverse Effect” shall be true and correct in all material respects, and all of such representations that are so qualified by “materiality” or “Parent Material Adverse Effect” shall be true and correct in all respects, in each case as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date); and (iii) each of the other representations and warranties of Parent set forth in this Agreement shall be true and correct in all respects, without regard to any “materiality” or “Parent Material Adverse Effect” qualifications contained therein, as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), unless the failure or failures of such representations and warranties to be true and correct in all respects would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(b) Performance of Obligations. Each of Parent and Acquisition Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c) Officer’s Certificate. The Company shall have received a certificate, signed by a senior executive officer of Parent, certifying as to the matters set forth in Section 6.3(a) and Section 6.3(b).

(d) No Parent Material Adverse Effect. Since the date of this Agreement there shall not have been any effect, change, event or occurrence that has had, or is reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 6.4 Frustration of Closing Conditions. None of the parties to this Agreement may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by such party’s breach of this Agreement.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

Section 7.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time by mutual written consent of Parent, Acquisition Sub and the Company.

Section 7.2 Termination by Either Parent or the Company. This Agreement may be terminated by either Parent or the Company at any time prior to the Effective Time:

(a) if the Merger has not been consummated by October 1, 2015 (as such date may be extended pursuant to Section 8.11, the “End Date”), except that the right to terminate this Agreement under this clause (a) shall not be available to any party to this Agreement whose breach of any representations or warranties set forth in this Agreement, or whose failure to fulfill any of its obligations hereunder, has been a principal cause of, or resulted in, the failure to consummate the Merger by such date;

(b) if this Agreement and the Statutory Merger Agreement have been submitted to the shareholders of the Company for approval and adoption at a duly convened Company Shareholders Meeting (or adjournment or postponement thereof), such Company Shareholders Meeting has been completed and the Requisite Company Vote is not obtained upon a vote taken thereon;

(c) if any Laws prohibit consummation of the Merger; or

(d) if any Order restrains, enjoins or otherwise prohibits consummation of the Merger, and such Order has become final and nonappealable.

Section 7.3 Termination by Parent. This Agreement may be terminated by Parent at any time prior to the Effective Time:

(a) if the Company Board makes an Adverse Recommendation Change or commits a Willful and Material Breach of its obligations under Section 5.6 or Section 5.9;

(b) if (i) the Company Board approves, endorses or recommends a Superior Proposal, (ii) the Company enters into a Contract relating to a Superior Proposal (other than an Acceptable Confidentiality Agreement permitted by Section 5.9), (iii) a tender offer or exchange offer for any issued and outstanding shares of the Company is commenced prior to obtaining the Requisite Company Vote and the Company Board fails to recommend against acceptance of such tender offer or exchange offer by its shareholders (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders, which shall constitute a failure to recommend against acceptance of such tender offer or exchange offer) within five (5) Business Days after commencement or fails to reaffirm publicly the Company Board Recommendation within five (5) Business Days after Parent requests in writing that it do so, or (iv) the Company or the Company Board publicly announces its intention to do (or not to do, in the case of the requested reaffirmation) any of the foregoing; or

(c) if the Company breaches any of its representations, warranties, covenants or agreements contained in this Agreement, which breach (i) would give rise to the failure of a condition set forth in Section 6.2(a) or Section 6.2(b) and (ii) has not been cured by the Company within thirty (30) days after the Company’s receipt of written notice of such breach from Parent.

Section 7.4 Termination by the Company. This Agreement may be terminated by the Company at any time prior to the Effective Time:

(a) in accordance with Section 5.9(c)(iii); or

(b) if Parent breaches any of its representations, warranties, covenants or agreements contained in this Agreement, which breach (i) would give rise to the failure of a condition set forth in Section 6.3(a) or Section 6.3(b) and (ii) has not been cured by Parent within thirty (30) days after Parent’s receipt of written notice of such breach from the Company.

Section 7.5 Effect of Termination. If this Agreement is terminated pursuant to this Article VII, it shall become void and of no further force and effect, with no liability on the part of any party to this Agreement (or any shareholder, director, officer, employee, agent or Representative of such party) except as contemplated by the next sentence and except that no such termination shall relieve any party of liability for (a) the Willful and Material Breach by any party to perform its obligations, (b) the Willful and Material Breach by any party of its representations or warranties contained in this Agreement or (c) fraud. The provisions of Section 5.11(b), Section 5.17, this Section 7.5, Section 7.6 and Article VIII shall survive any termination of this Agreement.

Section 7.6 Expenses Following Termination; Termination Fee.

(a) Except as set forth in this Section 7.6, all Expenses incurred in connection with this Agreement and the Transactions shall be paid in accordance with the provisions of Section 5.17.

(b) The Company shall pay, or cause to be paid, to Parent (and if such amount is actually paid pursuant to this Agreement, it shall constitute liquidated damages and not a penalty and shall, together with any amounts contemplated to be paid under Section 7.6(c), constitute the sole and exclusive remedy of Parent and Acquisition Sub against the Company and its Subsidiaries and any of their respective Affiliates, shareholders, directors, officers or agents for any loss or damage suffered as a result of the failure of the Merger to be consummated) by wire transfer of immediately available funds an amount equal to $60,000,000 (the “Termination Fee”):

(i) if this Agreement is terminated by the Company pursuant to Section 7.4(a), in which case payment shall be made before or concurrently with such termination;

(ii) if this Agreement is terminated by Parent pursuant to Section 7.3(a) or Section 7.3(b), in which case payment shall be made within three (3) Business Days of such termination; or

(iii) if (A) a Takeover Proposal shall have been made or proposed to the Company or otherwise publicly announced, (B) this Agreement is terminated by either Parent or the Company pursuant to Section 7.2(a) or Section 7.2(b) or is terminated by Parent pursuant to Section 7.3(c) and (C) within twelve (12) months following the date of such termination, the Company enters into a Contract for or relating to, or otherwise consummates any Takeover Proposal (whether or not such Takeover Proposal is the same Takeover Proposal referred to in clause (A)), in which case payment shall be made within three (3) Business Days of the date on which the Company enters into such Contract.

(c) The Company acknowledges that the agreements contained in this Section 7.6 are an integral part of the Transactions, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails timely to pay any amount due under this Section 7.6, and in order to obtain the payment Parent commences a Legal Action that results in a judgment against the Company for such payment, the Company shall pay Parent for its reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees) in connection with such Legal Action, together with any interest on such amount at the prime rate as published in The Wall Street Journal in effect on the date such payment was initially required to be made. Any amounts required to be paid pursuant to this Section 7.6 shall be paid by wire transfer of immediately available funds to an account specified by Parent.

Section 7.7 Amendment. This Agreement may be amended by the parties to this Agreement at any time prior to the Effective Time, whether before or after obtaining the Requisite Company Vote, so long as (a) no amendment that requires further shareholder approval under applicable Laws after the Requisite Company Vote shall be made without such required further shareholder approval and (b) such amendment has been duly approved by the board of directors of each of Parent, Acquisition Sub and the Company. This Agreement may not be amended except by an instrument in writing signed by each of the parties to this Agreement.

Section 7.8 Extension; Waiver. At any time prior to the Effective Time, Parent and Acquisition Sub, on the one hand, and the Company, on the other hand, may (a) extend the time for the performance of any of the obligations of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered under this Agreement, or (c) subject to applicable Laws, waive compliance with any of the covenants or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver shall be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

Section 7.9 Procedure for Termination, Amendment, Extension or Waiver. In order to be effective, (a) any termination or amendment of this Agreement shall require the prior approval of that action by the board of directors of each party seeking to terminate or amend this Agreement and (b) any extension or waiver of any obligation under this Agreement or condition to the consummation of this Agreement shall require the prior approval of a duly authorized officer or the board of directors of the party or parties entitled to extend or waive that obligation or condition.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Interpretation; Construction.

(a) The table of contents and headings in this Agreement are for reference only and shall not affect the meaning or interpretation of this Agreement. Definitions shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references in this Agreement to Articles, Sections and Exhibits shall refer to Articles and Sections of, and Exhibits to, this Agreement unless the context requires otherwise. The words “herein”, “hereof”, “hereunder”, “hereto”, “hereby” and words of similar import shall be deemed to refer to this Agreement as a whole and not to any particular Section or other provision hereof, unless the context shall require. The words “include,” “includes” and “including” shall not be limiting and shall be deemed to be followed by the phrase “without limitation.” The word “or” shall be construed non-exclusively. The phrase “ordinary course of business” shall be construed to be followed by the phrase “consistent with past practice” regardless of whether such phrase is expressed. The phrase “provided or made available” shall be construed to mean posted and accessible to Parent in the “Regatta” datasite or accessible to the Company in the “Bosh” datasite, as applicable and each as operated by RR Donnelley, and which has been posted to such datasite or filed with or furnished to the SEC (or incorporated as exhibits to such documents) and available at www.sec.gov, in each case, at least two (2) Business Days prior to the date of this Agreement. Unless the context shall require otherwise, any Contracts, documents, instruments or Laws defined or referred to in this Agreement shall be deemed to mean or refer to such Contracts, documents, instruments or Laws as from time to time may be amended, modified or supplemented, including (a) in the case of Contracts, documents or instruments, by waiver or consent and (b) in the case of Laws, by succession of comparable successor statutes; provided that, with respect to Contracts, such rule of construction shall only be effective with respect to amendments, modification or supplements effected prior to the date hereof. All references in this Agreement to any particular Law shall be deemed to refer also to any rules and regulations promulgated under that Law. References to a Person also refer to its predecessors and permitted successors and assigns.

(b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring either party by virtue of the authorship of any provision of this Agreement.

Section 8.2 Survival. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, will survive the Effective Time, except for those covenants and agreements contained in this Agreement and such other instruments that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article VIII.

Section 8.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to the Laws that might otherwise govern under applicable principles of conflicts of law.

Section 8.4 Submission to Jurisdiction. The parties to this Agreement irrevocably submit to the jurisdiction of the federal courts of the United States of America located in the State of Delaware and the Court of Chancery of the State of Delaware (each, a “Chosen Court”) solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement (other than the Statutory Merger Agreement, which shall be interpreted, construed, governed and enforced as set forth therein), and in respect of the transactions contemplated by this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document (other than the Statutory Merger Agreement, which shall be interpreted, construed, governed and enforced as set forth therein), that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document (other than the Statutory Merger Agreement, which shall be interpreted, construed, governed and enforced as set forth therein) may not (as a result of a lack of personal jurisdiction) be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding may be heard and determined in such a Delaware state or federal court. The parties to this Agreement agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.6 or in such other manner as may be permitted by applicable Laws, shall be valid and sufficient service thereof.

Section 8.5 Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any Legal Action arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party to this Agreement certifies and acknowledges that (a) no Representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a Legal Action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 8.5.

Section 8.6 Notices. Any notice, request, instruction or other communication under this Agreement shall be in writing and delivered by hand, overnight courier service, facsimile or other electronic transmission:

If to Parent or Acquisition Sub, to:

RenaissanceRe Holdings Ltd.
Renaissance House
12 Crow Lane
Pembroke HM19, Bermuda
Facsimile:	441-295-4327
Attention:	Stephen H. Weinstein, General Counsel
Email:	shw@renre.com

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
United States of America
Facsimile:	212-728-8111
Attention:	Robert B. Stebbins Rajab S. Abbassi
Email:	rstebbins@willkie.com rabbassi@willkie.com

If to the Company, to:

Platinum Underwriters Holdings, Ltd.
Waterloo House
100 Pitts Bay Road
Pembroke HM 08, Bermuda
Attention:	Michael E. Lombardozzi
Email:	mlombardozzi@platinumre.com

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Facsimile:	(212) 558-3588
Attention:	Stephen M. Kotran
Email:	kotrans@sullcrom.com

or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above. Each such communication shall be effective (a) if delivered by hand, when such delivery is made at the address specified in this Section 8.6, (b) if delivered by overnight courier service, the next Business Day after such communication is sent to the address specified in this Section 8.6, or (c) if delivered by facsimile or other electronic transmission, when such facsimile or other electronic transmission is transmitted to the facsimile number or email address, as the case may be, specified in this Section 8.6 and appropriate confirmation is received.

Section 8.7 Entire Agreement. This Agreement (including the Exhibits to this Agreement), the Company Disclosure Letter, the Parent Disclosure Letter and the Confidentiality Agreement constitute the entire agreement and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. No representation, warranty, inducement, promise, understanding or condition not set forth in this Agreement has been made or relied upon by any of the parties to this Agreement. Each party hereby disclaims any other representation, warranty or inducement, express or implied, as to the accuracy or completeness of any other information made by, or made available by, itself or any of its Representatives, with respect to, or in connection with, the negotiation, execution or delivery of this Agreement or the Transactions.

Section 8.8 No Third-Party Beneficiaries. Except for (a) the Indemnified Parties intended to benefit from the provisions of Section 5.13 (as contemplated by Section 5.13(d)) and (b) if the Effective Time occurs, the holders of Company Common Shares, who will have the right to receive Transaction Consideration pursuant to, and in accordance with the terms of, Article II, this Agreement is not intended to confer any rights or remedies upon any Person other than the parties to this Agreement. The representations and warranties in this Agreement are the product of negotiations among the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties in accordance with Section 7.8 and Section 7.9 without notice or liability to any other Person. Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 8.9 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is determined by a court of competent jurisdiction to be invalid or unenforceable, (a) the parties shall negotiate in good faith to substitute a suitable and equitable provision for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible and to the fullest extent permitted by applicable Law and (b) the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.

Section 8.10 Assignment. This Agreement shall not be assignable by operation of law or otherwise, except that Parent may designate, by written notice to the Company, a Subsidiary that is wholly owned by Parent to be merged with the Company in lieu of Acquisition Sub, in which event all references in this Agreement to Acquisition Sub shall be deemed references to such Subsidiary, and in that case, all representations and warranties made in this Agreement with respect to Acquisition Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such Subsidiary as of the date of such designation, mutatis mutandis.

Section 8.11 Specific Performance. The parties to this Agreement agree that money damages would be both incalculable and an insufficient remedy and that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, subject to the discretion of the Chosen Courts, the parties to this Agreement shall be entitled to an injunction or other equitable relief to prevent breaches or violations of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Chosen Court, this being in addition to any other remedy to which they are entitled at law or in equity. Moreover, and in recognition of the foregoing, each of the parties to this Agreement hereby waives (a) any defense in any action for specific performance of this Agreement that a remedy at law would be adequate and (b) any requirement under any law for any party to post security as a prerequisite to obtaining equitable relief. If, prior to the End Date, any party hereto brings any Legal Action in accordance with Section 8.4 to enforce specifically the performance of the terms and provisions hereof by any other party, the End Date shall be automatically extended (x) for the period during which such action is pending, plus ten (10) Business Days or (y) by such other time period established by the court presiding over such action, as the case may be.

Section 8.12 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, all of which shall be one and the same agreement. This Agreement shall become effective when each party to this Agreement shall have received (including by facsimile or other electronic transmission) counterparts signed by all of the other parties.

Section 8.13 Certain Definitions.

As used in this Agreement, the following terms shall have the following respective meanings:

“401(k) Plans” has the meaning set forth in Section 5.12(e).

“Acceptable Confidentiality Agreement” means any confidentiality agreement entered into by the Company from and after the date of this Agreement that contains customary confidentiality, “standstill” and other terms that are not materially less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement.

“Acquisition Sub” has the meaning set forth in the Preamble.

“Adverse Recommendation Change” has the meaning set forth in Section 5.9(c)(iii).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, such first Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Share Consideration” means 7,500,000 Parent Common Shares.

“Agreement” has the meaning set forth in the Preamble.

“Applicable SAP” means, with respect to any Company Insurance Subsidiary or Parent Insurance Subsidiary, as the case may be, the applicable statutory accounting principles (or local equivalents in the applicable jurisdiction) prescribed or permitted by the Insurance Regulator of the jurisdiction of domicile of such Company Insurance Subsidiary or Parent Insurance Subsidiary under applicable Insurance Law.

“Appraisal Withdrawal” has the meaning set forth in Section 2.3.

“Appraised Fair Value” has the meaning set forth in Section 2.3.

“Assumed Reinsurance Contract” means a reinsurance or retrocession treaty or agreement, slip, binder, cover note or other similar arrangement or Contract under which any Company Insurance Subsidiary is the reinsurer or retrocessionaire.

“Average Parent Share Price” means the volume weighted average price per Parent Common Share on the NYSE (as reported by Bloomberg L.P. or, if not reported thereby, by another authoritative source mutually agreed by the Company and Parent) for the five (5) consecutive trading days immediately preceding the second trading day before the Closing Date. For all purposes of this Agreement, the Average Parent Share Price shall be calculated to the nearest one-hundredth of one cent.

“Award” means a Company Restricted Share Award or a Company Time-Based RSU or a Company MSU.

“Award Holder” has the meaning set forth in Section 2.2(c).

“Benefit Plans” has the meaning set forth in Section 3.17(a).

“Book-Entry Shares” has the meaning set forth in Section 2.2(d)(i).

“Burdensome Condition” means: any condition, limitation, restriction or requirement that: (i) if implemented or effected, would result in a Parent Material Adverse Effect or a Company Material Adverse Effect (determined without giving effect to the exclusions set forth in the definition of each of such terms); or (ii) includes any requirement that Parent, the Company or any of their respective Subsidiaries establish any guarantee, “keep well” or capital maintenance arrangement to maintain capital or risk based capital of Platinum Underwriters Reinsurance, Inc. substantially in excess of its capital and risk based capital levels as of the date hereof.

“Business Day” means any day, other than Saturday, Sunday or any other day on which banking institutions in New York or Bermuda are obligated by Law or executive order to be closed, and shall consist of the time period from 12:01 a.m. through 12:00 midnight New York City time.

“Bye-Law Amendment” has the meaning set forth in Section 3.3.

“Bye-Laws” has the meaning set forth in Section 3.1(c).

“Cash Election” has the meaning set forth in Section 2.2(c)(ii).

“Cash Election Consideration” has the meaning set forth in Section 2.1(c)(ii).

“Cash Oversubscription Amount” means the product of the Standard Cash Amount and a fraction, the numerator of which is the Number of Share Elections and the denominator of which is the Number of Cash Elections.

“Ceded Reinsurance Contract” means a reinsurance or retrocession treaty or agreement, slip, binder, cover note or other similar arrangement or Contract under which any Company Insurance Subsidiary is a cedent or retrocedent.

“Certificate of Merger” has the meaning set forth in Section 1.1.

“Certificates” has the meaning set forth in Section 2.2(d)(i).

“Chosen Court” has the meaning set forth in Section 8.4.

“Closing” and “Closing Date” have the meanings set forth in Section 1.2.

“Code” means the Internal Revenue Code of 1986, as amended.

“Companies Act” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble.

“Company Assets” has the meaning set forth in Section 3.5(b).

“Company Board” has the meaning set forth in the Recitals.

“Company Board Recommendation” has the meaning set forth in Section 3.3.

“Company Common Share” has the meaning set forth in Section 2.1(b).

“Company Contracts” has the meaning set forth in Section 3.5(c).

“Company Credit Facilities” shall mean that certain (i) Third Amended and Restated Credit Agreement, dated as of April 9, 2014, by and among the Company, Platinum Bermuda, Ltd., Platinum Reinsurance, Inc., Platinum Finance, Inc., the lenders party thereto, ING Bank N.V. and National Australia Bank Limited, as documentation agents, U.S. Bank National Association, as syndication agent and Wells Fargo Bank, National Association, as administrative agents, (ii) Committed Letter of Credit Facility, dated June 30, 2011, among Platinum Bermuda, Ltd., Platinum Reinsurance, Inc., the Company and Citibank Europe plc, and (iii) Uncommitted U.S. $125,000,000 Facility Agreement, dated July 31, 2012, as amended and restated on July 2, 2013, among the Company, Platinum Bermuda, Ltd., National Australia Bank Limited and ING Bank N.V. as lenders and National Australia Bank Limited, as agent, including the related instruments and agreements executed in connection therewith, and amendments, renewals, replacements, refinancings and restatements to any of the foregoing.

“Company Disclosure Letter” has the meaning set forth in Article III.

“Company EIP Award” has the meaning set forth in Section 2.4(d)(iii).

“Company Equity Plans” has the meaning set forth in Section 2.4(b).

“Company Insurance Subsidiaries” has the meaning set forth in Section 3.15(a).

“Company Material Adverse Effect” means any materially adverse effect on the business, operations, assets or financial condition of the Company and its Subsidiaries, taken as a whole, or on the ability of the Company to perform its obligations hereunder without material delay or impairment; provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any effects resulting from any of the following be taken into account in determining whether there has been, or will be, a Company Material Adverse Effect:

(i) (A) a change in general political, legislative, economic or financial market conditions or securities, credit, financial or other capital markets conditions; (B) the commencement, continuation or escalation of actions or war, armed hostilities, sabotage, acts of terrorism, or other man-made disaster; (C) changes, circumstances or events generally affecting the property, marine and casualty insurance and reinsurance industry in the geographic areas and product markets in which the Company or its Subsidiaries conduct business; (D) the result of any earthquake, hurricane, tsunami, tornado, windstorm, epidemic or other natural disaster; (E) any change in any applicable Laws; or (F) any change in GAAP or Applicable SAP; except in the case of the foregoing clauses (A) through (F) to the extent those events, circumstances, changes or effects have a disproportionate effect on the Company and its Subsidiaries compared to other companies of similar size operating in the industries and geographic regions in which the Company and its Subsidiaries operate;

(ii) (A) the public announcement of the execution of this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, cedents, reinsureds, retrocessionaires, reinsurance brokers or intermediaries, suppliers, vendors, lenders, venture partners or employees; (B) any decline, in and of itself, in the market price, or change in trading volume, of the Company Common Shares; (C) the failure, in and of itself, to meet any revenue, earnings or other projections, forecasts or predictions for any period ending following the date of this Agreement; or (D) any action taken at the written request of Parent; provided, that the exceptions described in the foregoing clauses (B) and (C) shall not prevent or otherwise affect a determination that any underlying changes, state of facts, circumstances, events or effects have resulted in, or contributed to, a Company Material Adverse Effect.

“Company MSU” has the meaning set forth in Section 2.4(d)(ii).

“Company Organizational Documents” has the meaning set forth in Section 3.1(c).

“Company Permits” has the meaning set forth in Section 3.22(a).

“Company Proxy Statement” has the meaning set forth in Section 3.7(b).

“Company Restricted Share Award” has the meaning set forth in Section 2.4(c).

“Company SEC Reports” has the meaning set forth in Section 3.9(a).

“Company Securities” has the meaning set forth in Section 3.2(c).

“Company Share Option” has the meaning set forth in Section 2.4(b).

“Company Shareholders Meeting” has the meaning set forth in Section 3.7(b).

“Company Statutory Statements” has the meaning set forth in Section 3.15(c).

“Company Time-Based RSU” has the meaning set forth in Section 2.4(d)(i).

“Compensation Committee” has the meaning set forth in Section 2.4(a).

“Confidentiality Agreement” has the meaning set forth in Section 5.11(b).

“Continuing Employee” has the meaning set forth in Section 5.12(a).

“Contracts” means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, commitments, leases or other instruments or obligations.

“Data Protection Laws” means any data protection Laws and regulations in the United States of America, the European Union, or elsewhere in the world.

“Default Cash Election Amount” has the meaning set forth in Section 2.1(c)(ii).

“Default Share Election Amount” has the meaning set forth in Section 2.1(c)(iii).

“Dissenting Holder” shall mean a holder of Company Common Shares who did not vote in favor of the Merger and who complies with all of the provisions of the Companies Act concerning the right of holders of Company Common Shares to require appraisal of their Company Common Shares pursuant to Bermuda Law.

“Dissenting Shares” shall mean Company Common Shares held by a Dissenting Holder.

“Effective Time” has the meaning set forth in Section 1.1.

“EIP Achieved Shares” has the meaning set forth in Section 2.4(d)(iii).

“Election” has the meaning set forth in Section 2.2(c).

“Election Deadline” means 5:00 p.m., Eastern time, on the second (2nd) Business Day prior to the Effective Time (which date, notwithstanding anything to the contrary in Section 5.14, shall be publicly announced by Parent as soon as practicable but in no event less than four Business Days prior to the Closing Date).

“Election Form” has the meaning set forth in Section 2.2(c)(i).

“Election Form Record Date” has the meaning set forth in Section 2.2(c)(i).

“Employees” has the meaning set forth in Section 3.17(a).

“End Date” has the meaning set forth in Section 7.2(a).

“Equity Award” has the meaning set forth in Section 3.2(b).

“ERISA” has the meaning set forth in Section 3.17(a).

“ERISA Plan” has the meaning set forth in Section 3.17(b).

“Exchange Act” has the meaning set forth in Section 3.7(b).

“Exchange Agent” has the meaning set forth in Section 2.2(a).

“Exchange Agent Agreement” has the meaning set forth in Section 2.2(a).

“Exchange Fund” has the meaning set forth in Section 2.2(b).

“Excluded Shares” has the meaning set forth in Section 2.1(b).

“Expenses” has the meaning set forth in Section 5.17(a).

“Financial Advisor” has the meaning set forth in Section 3.28.

“FINRA” means the Financial Industry Regulatory Authority.

“GAAP” has the meaning set forth in Section 3.10(a)(ii).

“Government Antitrust Entity” has the meaning set forth in Section 5.8(d)(i).

“Governmental Entity” has the meaning set forth in Section 3.7.

“Grant Date” has the meaning set forth in Section 3.2(d).

“Group Supervisor” has the meaning set forth in Section 4.14(c).

“HSR Act” has the meaning set forth in Section 3.7(d).

“Indemnified Parties” has the meaning set forth in Section 5.13(a).

“Information Security Breach” means any unauthorized acquisition or access to, or unauthorized disclosure of, any Personal Data of Employees or customers of the Company or any of its Subsidiaries.

“Insurance Laws” means all Laws (including all applicable domestic, foreign (including Bermuda), national, provincial, federal, state and local statutes and regulations) regulating the business and products of insurance or concerning the regulation of insurance companies (including acquisition of control), all applicable requirements relating to the sale, issuance, marketing, advertising, and administration of insurance products and all applicable Orders of Insurance Regulators.

“Insurance Regulator” means all Governmental Entities regulating the business of insurance and reinsurance under applicable Insurance Law.

“Intellectual Property” has the meaning set forth in Section 3.20(d).

“Interested Party Transaction” has the meaning set forth in Section 3.24.

“Intervening Event” means a material event, development, occurrence, state of facts or change that was not known to, or reasonably foreseeable by, the Company Board on the date of this Agreement, and that becomes known to the Company Board before the Requisite Company Vote; provided, that in no event will the receipt, existence of, or terms of any Takeover Proposal, or any inquiry relating thereto or any consequence thereof, constitute an Intervening Event.

“Investment Assets” has the meaning set forth in Section 3.14(a).

“Investment Guidelines” has the meaning set forth in Section 3.14(a).

“IT Systems” means all information technology systems, including all of the following, whether owned or used by the Company: servers, computer hardware, networks, software, databases, telecommunications systems, interfaces, and their related systems.

“Knowledge” means, when used with respect to Parent or the Company, the actual knowledge, after reasonable inquiry, of the Persons set forth in Section 8.13(a) of the Company Disclosure Letter or Parent Disclosure Letter, as applicable; it being understood that for the purposes of this definition, “reasonable inquiry” does not require such Persons to conduct, have conducted, obtain or have obtained any non-infringement, inventorship, invalidity, freedom-to-operate or any other opinions of counsel of any nature, formal or informal, or any searches regarding Intellectual Property, including any subject matter, ownership, competitive intelligence or other searches, and no knowledge of any third-party Intellectual Property rights that would have been revealed by such inquiries, opinions or searches will be imputed to Parent or the Company; provided, however, that such Persons shall be deemed to have actual knowledge of any such opinions of counsel conducted or obtained directly by such party.

“Laws” means any binding domestic or foreign laws, statutes, ordinances, rules, regulations, codes or executive orders enacted, issued, adopted, promulgated or applied by any Governmental Entity.

“Leased Real Property” has the meaning set forth in Section 3.21(c).

“Legal Actions” has the meaning set forth in Section 3.13.

“Letter of Transmittal” has the meaning set forth in Section 2.2(d)(i).

“Liabilities” has the meaning set forth in Section 3.11.

“Licensed Intellectual Property” has the meaning set forth in Section 3.20.

“Liens” means any liens, pledges, security interests, claims, options, rights of first offer or refusal, charges or other encumbrances.

“Material Contract” has the meaning set forth in Section 3.16(a).

“Material Reinsurance Contract” means (i) each Ceded Reinsurance Contract and (ii) each Assumed Reinsurance Contract pursuant to which the Company Insurance Subsidiaries receive $500,000 or more of annual premiums.

“Maximum Premium” has the meaning set forth in Section 5.13(c).

“Memorandum of Association” has the meaning set forth in Section 3.1(c).

“Merger” has the meaning set forth in the Recitals.

“Merger Application” has the meaning set forth in Section 1.1.

“MSU Achieved Shares” has the meaning set forth in Section 2.4(d)(ii).

“New Plans” has the meaning set forth in Section 5.12(b).

“Non-U.S. Benefit Plans” has the meaning set forth in Section 3.17(a).

“Notice of Adverse Recommendation Change” has the meaning set forth in Section 5.9(e).

“Notice of Superior Proposal” has the meaning set forth in Section 5.9(c)(iii).

“Number of Cash Elections” means the aggregate number of Company Common Shares or Awards for which the Cash Election has been made and not been revoked or lost pursuant to Section 2.2(c).

“Number of Share Elections” means the aggregate number of Company Common Shares or Awards for which the Share Election has been made and not been revoked or lost pursuant to Section 2.2(c).

“Number of Standard Elections” means the aggregate number of Company Common Shares or Awards for which the Standard Election has been made and not revoked pursuant to Section 2.2(c) (or deemed to have been made pursuant to Section 2.2(c)).

“NYSE” means the New York Stock Exchange.

“Old Plans” has the meaning set forth in Section 5.12(b).

“Option Exercise Date” has the meaning set forth in Section 2.4(b).

“Order” means any order, judgment, injunction, award, decree or writ handed down, adopted or imposed by any Governmental Entity.

“Organizational Documents” means, with respect to any entity, the memorandum of association or the certificate or articles of incorporation and bye-laws or by-laws of such entity, or any similar organizational documents of such entity.

“Outside Legal Counsel” means outside legal advisers of international recognition, reputation and expertise in the areas of Bermuda and U.S. Laws with significant experience advising Boards of Directors on their fiduciary duties in connection with transactions of the type contemplated by this Agreement.

“Owned Intellectual Property” has the meaning set forth in Section 3.20(a)(iii).

“Parent” has the meaning set forth in the Preamble.

“Parent Assets” has the meaning set forth in Section 4.5(b).

“Parent Common Share” means the common shares of Parent, Par Value $1.00 per share.

“Parent Contracts” has the meaning set forth in Section 4.5(c).

“Parent Disclosure Letter” has the meaning set forth in Article IV.

“Parent Equity Plans” means each of the RenaissanceRe Holdings Ltd. 2001 Stock Incentive Plan, as amended, the RenaissanceRe Holdings 2004 Stock Incentive Plan, as amended, the RenaissanceRe Holdings Ltd. 2010 Restricted Stock Unit Plan, as amended, the RenaissanceRe Holdings Ltd. 2010 Performance-Based Equity Incentive Plan, and the Amended and Restated RenaissanceRe Holdings Ltd. Non-Employee Director Stock Plan, as amended.

“Parent Group Statements” has the meaning set forth in Section 4.14(c).

“Parent Insurance Contracts” means each material insurance, reinsurance or retrocession treaty or agreement, slip, binder, cover note or other similar arrangement pursuant to which any Parent Insurance Subsidiary is a party.

“Parent Insurance Subsidiaries” has the meaning set forth in Section 4.14(a).

“Parent Material Adverse Effect” means any materially adverse effect on the business, operations, assets or financial condition of Parent and its Subsidiaries, taken as a whole, or on the ability of the Company to perform its obligations hereunder without material delay or impairment; provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any effects resulting from any of the following be taken into account in determining whether there has been, or will be, a Parent Material Adverse Effect:

(i) (A) a change in general political, legislative, economic or financial market conditions or securities, credit, financial or other capital markets conditions; (B) the commencement, continuation or escalation of actions or war, armed hostilities, sabotage, acts of terrorism, or other man-made disaster; (C) changes, circumstances or events generally affecting the property, marine and casualty insurance and reinsurance industry in the geographic areas and product markets in which Parent or its Subsidiaries conduct business; (D) the result of any earthquake, hurricane, tsunami, tornado, windstorm, epidemic or other natural disaster; (E) any change in any applicable Laws; or (F) any change in GAAP or Applicable SAP; except in the case of the foregoing clauses (A) through (F) to the extent those events, circumstances, changes or effects have a disproportionate effect on Parent and its

Subsidiaries compared to other companies of similar size operating in the industries and geographic regions in which Parent and its Subsidiaries operate;

(ii) (A) the public announcement of the execution of this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, cedents, reinsureds, retrocessionaires, policyholders, insurance or reinsurance brokers or intermediaries, suppliers, vendors, lenders, venture partners or employees; (B) any decline, in and of itself, in the market price, or change in trading volume, of the Parent Common Shares; (C) the failure, in and of itself, to meet any revenue, earnings or other projections, forecasts or predictions for any period ending following the date of this Agreement; (D) any action taken at the written request of the Company; or (E) any action taken in connection with the clearance of the Merger and the other Transactions under the HSR Act or any other applicable antitrust, competition, trade regulations or insurance Laws; provided, that the exceptions described in the foregoing clauses (B) and (C) shall not prevent or otherwise affect a determination that any underlying changes, state of facts, circumstances, events or effects have resulted in, or contributed to, a Parent Material Adverse Effect.

“Parent Permits” has the meaning set forth in Section 4.16(a).

“Parent Preference Shares” means the Series C 6.08% Preference Shares, Par Value $1.00 per share and the Series E 5.375% Preference Shares, Par Value $1.00 per share, of Parent.

“Parent Registration Statement” has the meaning set forth in Section 5.5(a).

“Parent SEC Reports” has the meaning set forth in Section 4.9(a).

“Parent Securities” has the meaning set forth in Section 4.2(b).

“Parent Share Issuance” has the meaning set forth in the Recitals.

“Parent Share Options” means each outstanding option to purchase Parent Common Shares granted under the Parent Equity Plans.

“Parent Share Price” means $101.48.

“Parent Statutory Statements” means all annual, quarterly and other periodic statements, together with all exhibits, interrogatories, notes, schedules and actuarial opinions, affirmations or certifications filed with or submitted to the appropriate Insurance Regulator of each jurisdiction in which a Parent Insurance Subsidiary is licensed or authorized or otherwise eligible or accredited with respect to the conduct of the business of insurance or reinsurance, as applicable, since January 1, 2012.

“Permits” has the meaning set forth in Section 3.22(a).

“Permitted Encumbrance” means (i) statutory liens securing payments not yet due and Liens for Taxes not yet due or that are being contested in good faith by appropriate proceedings, in each case for which adequate reserves have been established in accordance with GAAP in the most recent financial statements included in the Company SEC Reports, (ii) such imperfections or irregularities of title, claims, liens, charges, security interests or encumbrances as do not affect the use of the properties or assets subject thereto or affected thereby or otherwise impair business operations at such properties, (iii) restrictions on transfer imposed by applicable Laws, (iv) assets pledged or transferred to secure reinsurance or retrocession obligations, (v) ordinary-course securities lending and short-sale transactions entered into in accordance with the Investment Guidelines, (vi) investment securities held in the name of a nominee, custodian or other record owner, (vii) statutory deposits required under any applicable Insurance Laws or as may be required under other applicable Laws or Material Contracts, Reinsurance Contracts or Benefit Plans, or (viii) any failure to hold good title which would not reasonably be expected, individually or in the aggregate, to materially detract from the value of any of the property, rights or assets of the business of the Company or any of the Subsidiaries of the Company or materially interfere with the use thereof as currently used by the Company or, as the case may be, any of the Subsidiaries of the Company.

“Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, Governmental Entity and other entity and group (which term shall include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).

“Personal Data” has the same meaning as the term “personal data,” “personal information,” or the equivalent under applicable Data Protection Laws.

“Preferred Share” has the meaning set forth in Section 3.2(a).

“Real Property Leases” has the meaning set forth in Section 3.21(c).

“Registered” means issued by, registered with, renewed by or the subject of a pending application before any Governmental Entity or Internet domain name registrar.

“Registrar” has the meaning set forth in Section 1.1.

“Reinsurance Contracts” means the Assumed Reinsurance Contracts and the Ceded Reinsurance Contracts.

“Representatives” means, when used with respect to Parent or the Company, the directors, officers, employees, Affiliates, consultants, accountants, legal counsel, investment bankers, agents, advisors and other representatives of Parent or the Company, as applicable, and its Subsidiaries.

“Required Regulatory Approvals” has the meaning set forth in Section 6.1(b).

“Requisite Company Vote” means (i) the affirmative vote of a majority of the votes cast at a duly convened meeting of the shareholders of the Company at which a quorum is present in accordance with the Bye-Laws to approve the Bye-Law Amendment and (ii) the affirmative vote of a majority of the votes cast at a duly convened meeting of the shareholders of the Company at which a quorum is present in accordance with the Bye-Laws to approve and adopt this Agreement, the Statutory Merger Agreement and the Merger; provided, that if the Bye-Law Amendment is not approved, “Requisite Company Vote” shall mean the affirmative vote of three-fourths of the votes cast at a duly convened meeting of the shareholders of the Company at which a quorum comprising at least two persons holding or representing by proxy more than one-third of the issued shares of the Company is present to approve and adopt this Agreement, the Statutory Merger Agreement and the Merger in accordance with section 106 (4A) of the Companies Act.

“Scheduled Policies” has the meaning set forth in Section 3.15(d).

“SEC” has the meaning set forth in Section 3.7(b).

“Securities Act” has the meaning set forth in Section 3.7(b).

“Senior Note Indenture” means that certain Indenture, dated as May 26, 2005, by and among the Platinum Underwriters Finance, Inc., the Company and JP Morgan Chase Bank, N.A., as supplemented by that certain

First Supplemental Indenture, dated as of May 26, 2005 and that certain Second Supplemental Indenture, dated as of November 2, 2005, underlying the Company’s Series B 7.50% Notes, due June 1, 2017.

“Share Election” has the meaning set forth in Section 2.2(c)(ii).

“Share Election Consideration” has the meaning set forth in Section 2.1(c)(iii).

“Share Oversubscription Amount” means the product of the Standard Exchange Ratio and a fraction, the numerator of which is the Number of Cash Elections and the denominator of which is the Number of Share Elections.

“Special Dividend” has the meaning set forth in Section 5.16(a).

“Standard Cash Amount” has the meaning set forth in Section 2.1(c)(i).

“Standard Election” has the meaning set forth in Section 2.2(c)(ii).

“Standard Election Consideration” has the meaning set forth in Section 2.1(c)(i).

“Standard Exchange Ratio” has the meaning set forth in Section 2.1(c)(i).

“Statutory Merger Agreement” has the meaning set forth in the Recitals.

“Subsidiary” means, with respect to any Person, any other Person more than 50% of the outstanding voting equity is owned, directly or indirectly, by the initial Person or by one or more other Subsidiaries of the initial Person. For the purposes of this definition, “voting equity” means equity that ordinarily has voting power for the election of directors or Persons performing similar functions (such as a general partner of a partnership or the manager of a limited liability company). For the avoidance of doubt, the Persons identified on Section 8.13(b) of the Parent Disclosure Letter shall not be deemed to be Subsidiaries of Parent under this Agreement.

“Superior Proposal” means a bona fide written Takeover Proposal that the Company Board has determined in its good faith judgment, after consultation with its financial advisor and Outside Legal Counsel, and after taking into account all relevant legal, regulatory, financial, economic and other aspects of such proposal (including the conditionality of such proposal, the ability of the Person(s) making such proposal to obtain all relevant approvals and otherwise to satisfy all relevant conditions to the consummation of the transaction contemplated by such proposal and any financing arrangements required to facilitate the consummation of such transaction), is more favorable, to the shareholders of the Company than the Transactions; provided, that for purposes of this definition, the references to 15% and 85% in the definition of Takeover Proposal shall be deemed to be references to 50%.

“Surviving Company” has the meaning set forth in Section 1.3.

“Takeover Proposal” means any proposal or offer relating to (i) a merger, amalgamation, consolidation, share exchange or business combination involving the Company or any of its Subsidiaries representing 15% or more of the assets of the Company and its Subsidiaries, taken as a whole, (ii) a sale, lease, exchange, mortgage, transfer or other disposition, in a single transaction or series of related transactions, of 15% or more of the assets of the Company and its Subsidiaries, taken as a whole, (iii) a purchase or sale of shares or other securities, in a single transaction or series of related transactions, representing 15% or more of the voting power of the share capital of the Company, including by way of a tender offer or exchange offer, (iv) a reorganization, recapitalization, liquidation or dissolution of the Company, (v) a merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries as a result of which the holders of the Company Common Shares immediately prior to such transaction would not in the aggregate own at least 85% of the outstanding voting power of the Company or of the surviving entity in a merger involving the Company or the resulting direct or indirect parent of the Company or such surviving entity, or (vi) any other transaction having a similar effect to those described in clauses (i) through (v), in each case other than the Transactions.

“Takeover Statutes” has the meaning set forth in Section 3.23.

“Tax Returns” means any and all reports, returns, declarations, claims for refund, elections, disclosures, estimates, information reports or returns or statements supplied or required to be supplied to a taxing authority in connection with Taxes, including any schedule or attachment thereto or amendment thereof.

“Taxes” means any and all federal, state, provincial, local, foreign and other taxes, levies, imposts, duties, and similar governmental charges, in each case that are payable to a Governmental Entity (including any interest, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto) including taxes imposed on, or measured by, income, franchise, profits or gross receipts, ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, share capital, branch, payroll, estimated, withholding, employment, social security (or similar), unemployment, compensation, severance, production, excise, stamp, premium, windfall profits, transfer and gains taxes, and customs duties.

“Termination Fee” has the meaning set forth in Section 7.6(b).

“Transaction Consideration” means, for each Company Common Share or Award with respect to which (i) the Standard Election is made and not revoked or deemed to have been made pursuant to Section 2.2(c), the Standard Election Consideration, (ii) a Cash Election has been made and not revoked or lost, the Cash Election Consideration and (iii) a Share Election has been made and not revoked or lost, the Share Election Consideration.

“Transactions” means the transactions contemplated by this Agreement and the Statutory Merger Agreement, including the Merger, the Parent Share Issuance (solely with respect to Parent) and the Special Dividend (solely with respect to the Company).

“Transfer Taxes” has the meaning set forth in Section 5.17(b).

“Unprorated Aggregate Share Consideration” means the sum of (i) the Number of Standard Elections multiplied by the Standard Exchange Ratio and (ii) the Number of Share Elections multiplied by the Default Share Election Amount.

“U.S. Benefit Plans” has the meaning set forth in Section 3.17(b).

“Willful and Material Breach” means a material breach that is a consequence of any action undertaken by the breaching party with the actual knowledge at the time it took such action that the taking of such action would, or would reasonably be expected to, cause a breach of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties to this Agreement as of the date first written above.

RenaissanceRe Holdings Ltd.

By:	/s/ Jeffrey D. Kelly
	Name:	Jeffrey D. Kelly
	Title:	Executive Vice President and Chief Financial Officer

Port Holdings Ltd.

By:	/s/ Stephen H. Weinstein
	Name:	Stephen H. Weinstein
	Title:	Secretary

Platinum Underwriters Holdings, Ltd.

By:	/s/ Michael D. Price
	Name:	Michael D. Price
	Title:	President and Chief Executive Officer

[Signature Page to Merger Agreement]

Exhibit A

Form of Statutory Merger Agreement

A-1

DATED              2014

(1) RENAISSANCERE HOLDINGS LTD.

(2) PORT HOLDINGS LTD.

(3) PLATINUM UNDERWRITERS HOLDINGS, LTD.

MERGER AGREEMENT

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THIS MERGER AGREEMENT is dated as of                      2014

BETWEEN:

(1)	RenaissanceRe Holdings Ltd. an exempted company incorporated under the laws of Bermuda having its registered office at Renaissance House, 12 Crow Lane, Pembroke HM 19 Bermuda (Parent);

(2)	Port Holdings Ltd. an exempted company incorporated under the laws of Bermuda having its registered office at Renaissance House, 12 Crow Lane, Pembroke HM 19 Bermuda (Acquisition Sub); and

(3)	Platinum Underwriters Holdings, Ltd. an exempted company incorporated under the laws of Bermuda having its registered office at Waterloo House, 100 Pitts Bay Road, 2nd Floor, Pembroke, HM 08, Bermuda (Company).

WHEREAS:

(A)	Acquisition Sub is a wholly-owned subsidiary of Parent;

(B)	Parent, Acquisition Sub and the Company have agreed that the Company will merge with and into Acquisition Sub (Merger), with the Company continuing as the Surviving Company, in accordance with the provisions of the Companies Act 1981 of Bermuda, as amended (Companies Act); and

(C)	This Agreement is the Statutory Merger Agreement referred to in the Agreement and Plan of Merger among Parent, Acquisition Sub and the Company dated [—] 2014 (Plan of Merger).

NOW THEREFORE THE PARTIES HAVE AGREED AS FOLLOWS:

1. DEFINITIONS

Unless otherwise defined herein, capitalized terms have the same meaning as used and defined in the Plan of Merger.

2.	EFFECTIVENESS OF MERGER

The parties to this Agreement agree that, on the terms and subject to the conditions of this Agreement and the Plan of Merger and in accordance with the Companies Act, at the Effective Time the Company shall be merged with and into Acquisition Sub with the Company surviving such Merger and continuing as the Surviving Company.

The Surviving Company will continue to be a Bermuda exempted company under the conditions of this Agreement and the Plan of Merger.

The Merger shall be conditional on the satisfaction on or before the Effective Time of each of the conditions to Merger identified in Article VI of the Plan of Merger.

The Merger shall become effective at the time and date shown on the Certificate of Merger issued by the Registrar of Companies in Bermuda.

3.	NAME OF SURVIVING COMPANY

The Surviving Company shall be named “Platinum Underwriters Holdings, Ltd.”

4.	MEMORANDUM OF ASSOCIATION

The memorandum of association of the Surviving Company shall be in the form of the memorandum of association set forth in Exhibit B of the Plan of Merger, subject to the terms therein.

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5.	BYE-LAWS

The bye-laws of the Surviving Company shall be in the form of the bye-laws set forth in Exhibit C of the Plan of Merger, subject to the terms therein.

6.	DIRECTORS

The directors of Acquisition Sub immediately prior to the Effective Time (Board of Directors), whose names and addresses are set out below, shall be the Board of Directors of the Surviving Company until their successors are elected or appointed or until the earlier of their death, resignation or removal in accordance with the bye-laws of the Surviving Company and applicable Laws:

NAME	ADDRESS
[Kevin J. O’Donnell]	[to be inserted prior to execution]

[Jeffrey D. Kelly]	[to be inserted prior to execution]

[Mark A. Wilcox]	[to be inserted prior to execution]

7.	EFFECT OF MERGER ON SHARE CAPITAL

7.1	At the Effective Time by virtue of the Merger and without any action on the part of Parent, Acquisition Sub, the Company or the holder of any share capital of Acquisition Sub or the Company:

(i) each common share, par value $1.00 per share, of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) fully paid and non-assessable common share, par value $1.00 per share of the Surviving Company;

(ii) notwithstanding anything in this Agreement to the contrary, each common share of the Company, par value $0.01 per share (each a Company Common Share) owned by the Company or any of its wholly owned Subsidiaries or by Parent, Acquisition Sub or any other wholly owned Subsidiary of Parent immediately prior to the Effective Time (collectively the Excluded Shares) shall be canceled automatically and shall cease to exist, and no consideration shall be delivered in respect of the Excluded Shares;

(iii) each Company Common Share issued and outstanding immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares, but including, for the avoidance of doubt, the Company Common Shares deliverable to holders of Company Share Options pursuant to Section 2.4(b) of the Plan of Merger) shall automatically be converted, at the election of the holder thereof in accordance with the procedures set forth in Section 2.2(c) of the Plan of Merger, into and shall thereafter represent the right to receive the following consideration:

(a)	for each Company Common Share with respect to which the Standard Election is made and not revoked pursuant to Section 2.2(c) of the Plan of Merger (or deemed to have been made pursuant to Section 2.2.(c) of the Plan of Merger), the Standard Election Consideration. Pursuant to the Plan of Merger, the “Standard Election Consideration” shall mean (A) 0.2960 validly issued, fully paid and non-assessable Parent Common Shares (Standard Exchange Ratio) and (B) an amount of cash equal to $35.96, without interest (Standard Cash Amount);

(b)	for each Company Common Share with respect to which a Cash Election has been made and not revoked or lost pursuant to Section 2.2 (c) of the Plan of Merger, the Cash Election Consideration. Pursuant to the Plan of Merger, the “Cash Election Consideration” shall mean either (A) if the Unprorated Aggregate Share Consideration is equal to or greater than the Aggregate Share Consideration, an amount of cash equal to $66.00 (the Default Cash Election Amount), or (B) if the Unprorated Aggregate Share Consideration is less than the Aggregate Share Consideration, (1) an amount of cash equal to the sum of (x) the Standard Cash Amount and (y) the Cash Oversubscription Amount, and (2) a number of validly issued, fully paid and non-assessable Parent Common Shares equal to the difference between (I) the Standard Exchange Ratio and (II) the quotient obtained by dividing the Cash Oversubscription Amount by the Parent Share Price; and

A-4

(c)	for each Company Common Share with respect to which a Share Election has been made and not revoked or lost pursuant to Section 2.2(c) of the Plan of Merger, the Share Election Consideration. Pursuant to the Plan of Merger, the “Share Election Consideration” shall mean either (A) if the Unprorated Aggregate Share Consideration is equal to or less than the Aggregate Share Consideration, 0.6504 validly issued, fully paid and non-assessable Parent Common Shares or (B) if the Unprorated Aggregate Share Consideration is greater than the Aggregate Share Consideration, (1) a number of validly issued, fully paid and non-assessable Parent Common Shares equal to the sum of (x) the Standard Exchange Ratio and (y) the Share Oversubscription Amount, and (2) an amount of cash equal to the difference between (I) the Standard Cash Amount and (II) the product of the Share Oversubscription Amount and the Parent Share Price.

(iv) All Company Common Shares shall be canceled automatically and shall cease to exist, and the holders of Company Common Shares shall cease to have any rights with respect to such Company Common Shares, other than, (i) in the case of the Company Common Shares (other than Dissenting Shares and Excluded Shares), the right to receive the Transaction Consideration in accordance with Section 2.2 of the Plan of Merger, and (ii) in the case of the Dissenting Shares, the right to receive the Appraised Fair Value in accordance with (and subject to the terms of) Section 2.3 of the Plan of Merger.

(v) All Dissenting Shares shall be canceled and, unless otherwise required by any applicable Law or Order, converted into the right to receive the Standard Election Consideration as described in Section 2.1(c) of the Plan of Merger, and any holder of Dissenting Shares shall, in the event that the fair value of a Dissenting Share as appraised by the Supreme Court of Bermuda, under Section 106(6) of the Companies Act (Appraised Fair Value) is greater than the Standard Election Consideration, be entitled to receive such difference from the Company by payment within thirty (30) days after such Appraised Fair Value is finally determined pursuant to such appraisal procedure. In the event that a holder fails to perfect, effectively withdraws or otherwise waives any right to appraisal (each, an Appraisal Withdrawal), such holder’s Company Common Shares shall be canceled and converted as of the Effective Time into the right to receive the Transaction Consideration for each such Company Common Share; provided, that any holder that makes an Appraisal Withdrawal prior to the Election Deadline shall have the right to submit an Election in accordance with Section 2.2(c) of the Plan of Merger for the applicable Company Common Shares held by such holder, and any holder that makes an Appraisal Withdrawal after the Election Deadline shall be deemed to have made a Standard Election in accordance with Section 2.2(c)(iii) of the Plan of Merger.

7.2	Notwithstanding any other provision of this Agreement, no fractional Parent Common Shares shall be issued in respect of a holder’s Company Common Shares or an Award Holder’s Awards, no dividends or other distributions of Parent shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Parent with respect thereto. In lieu of such fractional share interests, Parent shall pay to each holder of Company Common Shares or Awards an amount in cash equal to the product obtained by multiplying (i) the fractional share interest of any Parent Common Share to which such holder (after taking into account all Company Common Shares surrendered by such holder or such holder’s Awards, as applicable) would otherwise be entitled by (ii) the Average Parent Share Price.

8.	SETTLEMENT OF MERGER CONSIDERATION

Promptly after the Effective Time the exchange procedures identified in Section 2.2 of the Plan of Merger shall be implemented.

9.	MISCELLANEOUS

9.1	Termination, Amendment and Waiver

The termination, amendment and waiver provisions set out in Article VII of the Plan of Merger shall apply to this Agreement as such provisions apply to the Plan of Merger.

A-5

9.2	Entire Agreement

Except as set out in the Plan of Merger, this Agreement and any documents referred to in this Agreement, constitute the entire agreement between the parties with respect to the subject matter of and the transactions referred to herein and supersede any previous arrangements, understandings and agreements between them relating to such subject matter and transactions.

9.3	Execution in Counterparts

This Agreement may be executed in counterparts each of which when executed and delivered shall constitute an original but all such counterparts together shall constitute one and the same instrument.

10.	NOTICES

Any notice, request, instruction or other communication under this Agreement shall be in writing and delivered by hand, overnight courier service, facsimile or other electronic transmission:

IF TO PARENT OR TO ACQUISITION SUB, TO:

RenaissanceRe Holdings Ltd.

Renaissance House

12 Crow Lane

Pembroke HM19

Bermuda

Facsimile: 441-295-4327

Attention: Stephen H. Weinstein, General Counsel

Email: shw@renre.com

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

United States of America

Facsimile:	212-728-8111
Attention:	Robert B. Stebbins
Rajab S. Abbassi
Email:	rstebbins@willkie.com
rabbassi@willkie.com

IF TO COMPANY, TO:

Platinum Underwriters Holdings, Ltd.
Waterloo House
100 Pitts Bay Road
Pembroke HM 08, Bermuda
Attention:	Michael E. Lombardozzi
Email:	mlombardozzi@platinumre.com

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Facsimile:	(212) 558-3588
Attention:	James C. Morphy
Stephen M. Kotran
Email:	morphyjc@sullcrom.com
kotrans@sullcrom.com

A-6

or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above. Each such communication shall be effective (a) if delivered by hand, when such delivery is made at the address specified in this Section 10, (b) if delivered by overnight courier service, the next Business Day after such communication is sent to the address specified in this Section 10, or (c) if delivered by facsimile or other electronic transmission, when such facsimile or other electronic transmission is transmitted to the facsimile number or email address, as the case may be, specified in this Section 10 and appropriate confirmation is received.

11.	GOVERNING LAW

The terms and conditions of this agreement and the rights of the parties hereunder shall be governed by and construed in all respects in accordance with the laws of Bermuda. The parties to this agreement hereby irrevocably agree that the courts of Bermuda shall have non-exclusive jurisdiction in respect of any dispute, suite, action arbitration or proceedings (Proceedings) which may arise out of or in connection with this agreement and waive any objection to Proceedings in courts of Bermuda on the grounds of venue or on the basis that the Proceedings have been brought in an inconvenient forum.

Signature Page Follows

A-7

IN WITNESS WHEREOF the parties hereto have executed this Agreement the day and year first written above.

SIGNED for and on behalf of
PARENT

By:

Name:

Title:

Witnessed:

By:

SIGNED for and on behalf of
ACQUISITION SUB

By:

Name:

Title:

Witnessed:

By:

SIGNED for and on behalf of
COMPANY

By:

Name:

Title:

Witnessed:

By:

A-8

Exhibit B

Form of Memorandum of Association of Surviving Company

FORM NO. 2

BERMUDA

THE COMPANIES ACT 1981

MEMORANDUM OF ASSOCIATION OF

COMPANY LIMITED BY SHARES

(Section 7(1) and (2))

MEMORANDUM OF ASSOCIATION

OF

Platinum Underwriters Holdings, Ltd.

(hereinafter referred to as “the Company”)

1.	The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.	We, the undersigned, namely,

NAME	ADDRESS	BERMUDIAN STATUS (Yes/No)	NATIONALITY	NUMBER OF SHARES SUBSCRIBED
Dawn C. Griffiths	Clarendon House 2 Church Street Hamilton HM 11 Bermuda	Yes	British	One

Anthony D. Whaley	“	Yes	British	One

James M. Macdonald	“	Yes	British	One

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.	The Company is to be an exempted Company as defined by the Companies Act 1981.

4.	The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding in all, including the following parcels:-

N/A

5.	The authorised share capital of the Company is US$~~12,000~~100 divided into shares of US$1.00 each. ~~The minimum subscribed share capital of the Company is US$12,000.~~

6.	~~The objects for which the Company is formed and incorporated are -~~

~~1.~~	~~to carry on all and or any functions of a holding company;~~

~~2.~~	~~to create, enter into, undertake, procure, arrange for, acquire by purchase or otherwise, hold, sell or otherwise dispose of, trade and or otherwise deal in, whether on a speculative basis or otherwise, all and or any kind of (including without limitation all and or any combinations of) (a) instrument or contract to pay or not to pay a sum of money or render money’s worth on the happening of event or events, specified date or dates or the expiration of period or periods of time or activity, (b) derivative instrument or contract, and (c) instrument or contract structured or intended as, or having, the purpose or intended purpose of securing a profit or avoiding a loss (i) by reference to fluctuations in the value or price of property of any description, or in an index, or other factor or factors, specified for that purpose in the instrument or contract, or (ii) based on the happening of particular event or events, specified date or dates or expiration of period or periods of time or activity specified for that purpose in the instrument or contract, and including, without limitation of the foregoing, all and or any kind of (including without limitation all and or any combinations of) option, swap option contract, bond, warrant, debenture, equity, forward exchange contract, forward rate contract, future, hedge, security, note, certificate of deposit, unit, guarantee and or financial instrument;~~

~~3.~~	~~packaging of goods of all kinds;~~

~~4.~~	~~buying, selling and dealing in goods of all kinds;~~

~~5.~~	~~designing and manufacturing of goods of all kinds;~~

~~6.~~	~~mining and quarrying and exploration for metals, minerals, fossil fuel and precious stones of all kinds and their preparation for sale or use;~~

~~7.~~	~~exploring for, the drilling for, the moving, transporting and refining petroleum and hydro carbon products including oil and oil products;~~

~~8.~~	~~scientific research including the improvement discovery and development of processes, inventions, patents and designs and the construction, maintenance and operation of laboratories and research centres;~~

~~9.~~	~~land, sea and air undertakings including the land, ship and air carriage of passengers, mails and goods of all kinds;~~

~~10.~~	~~ships and aircraft owners, managers, operators, agents, builders and repairers;~~

~~11.~~	~~acquiring, owning, selling, chartering, repairing or dealing in ships and aircraft;~~

~~12.~~	~~travel agents, freight contractors and forwarding agents;~~

~~13.~~	~~dock owners, wharfingers, warehousemen;~~

~~14.~~	~~ship chandlers and dealing in rope, canvas oil and ship stores of all kinds;~~

~~15.~~	~~all forms of engineering;~~

~~16.~~	~~farmers, livestock breeders and keepers, graziers, butchers, tanners and processors of and dealers in all kinds of live and dead stock, wool, hides, tallow, grain, vegetables and other produce;~~

~~17.~~	~~acquiring by purchase or otherwise and holding as an investment inventions, patents, trade marks, trade names, trade secrets, designs and the like;~~

~~18.~~	~~buying, selling, hiring, letting and dealing in conveyances of any sort;~~

~~19.~~	~~employing, providing, hiring out and acting as agent for artists, actors, entertainers of all sorts, authors, composers, producers, directors, engineers and experts or specialists of any kind;~~

~~20.~~	~~to create or acquire by purchase or otherwise and hold, sell, dispose of and deal in real property situated outside Bermuda and in personal property of all kinds wheresoever situated; and~~

~~21.~~	~~to enter into any guarantee, contract of indemnity or suretyship and to assure, support or secure with or without consideration or benefit the performance of any obligations of any person or persons and to guarantee the fidelity of individuals filling or about to fill situations of trust or confidence.~~

6.	The objects for which the Company is formed and incorporated are unrestricted.

7.	~~Powers of the Company~~

~~1.~~	~~The Company shall, pursuant to Section 42 of the Companies Act 1981, but subject to restrictions, if any, that may be provided in the Bye-laws of the Company from time to time, have the power to issue preference shares which are, at the option of the holder, liable to be redeemed.~~

~~2.~~	~~The Company shall, pursuant to Section 42A of the Companies Act 1981, but subject to restrictions, if any, that may be provided in the Bye-laws of the Company from time to time, have the power to purchase its own shares.~~

The following are provisions regarding the powers of the Company:

(i)	has the powers of a natural person;

(ii)	subject to the provisions of Section 42 of the Companies Act 1981, has the power to issue preference shares which at the option of the holders thereof are to be liable to be redeemed;

(iii)	has the power to purchase its own shares in accordance with the provisions of Section 42A of the Companies Act 1981; and

(iv)	has the power to acquire its own shares to be held as treasury shares in accordance with the provisions of Section 42B of the Companies Act 1981.

Exhibit C

Form of Bye-Laws of Surviving Company

BYE-LAWS

of

Platinum Underwriters Holdings, Ltd.

The undersigned HEREBY CERTIFIES that the attached Bye-Laws are a true copy of the Bye-Laws of Platinum Underwriters Holdings Ltd. (Company) adopted by the Shareholders of the Company on [    ] [    ] 201[    ] with effect from [    ], being the date shown on a certificate of merger issued by the Registrar of Companies in Bermuda as that on which a merger between the Company and Port Holdings Ltd became effective.

Director

BYE-LAWS

OF

Platinum Underwriters Holdings Ltd.

BYE-LAWS

of

Platinum Underwriters Holdings Ltd.

INTERPRETATION

1.	DEFINITIONS AND INTERPRETATION

1.1	In these Bye-Laws, unless the context otherwise requires:

Alternate Director: means an alternate Director appointed to the Board as provided for in these Bye-Laws;

Auditor: means the person or firm for the time being appointed as auditor of the Company;

Bermuda: means the Islands of Bermuda;

Board: means the Directors of the Company appointed or elected pursuant to these Bye-Laws and acting by resolution as provided for in the Companies Acts and in these Bye-Laws or the Directors present at a meeting of Directors at which there is a quorum;

Companies Acts: means every Bermuda statute from time to time in force concerning companies insofar as the same applies to the Company;

Company: means Platinum Underwriters Holdings Ltd., a company originally incorporated in Bermuda on 19 April 2002;

Director: means such person or persons appointed or elected to the Board from time to time pursuant to these Bye-Laws and includes an Alternate Director;

Indemnified Person: means any Director, Officer, Resident Representative, member of a committee duly constituted under these Bye-Laws and any liquidator, manager or trustee for the time being acting in relation to the affairs of the Company, and his heirs, executors and administrators;

Officer: means a person appointed by the Board pursuant to these Bye-Laws but shall not include the Auditor;

paid up: means paid up or credited as paid up;

Register: means the Register of Shareholders of the Company maintained by the Company in Bermuda;

Registered Office: means the registered office of the Company which shall be at such place in Bermuda as the Board shall from time to time determine;

Resident Representative: means (if any) the individual or the company appointed to perform the duties of resident representative set out in the Companies Acts and includes any assistant or deputy Resident Representative appointed by the Board to perform any of the duties of the Resident Representative;

Resolution: means a resolution of the Shareholders passed in a general meeting or, where required, of a separate class or separate classes of shareholders passed in a separate general meeting or in either case adopted by resolution in writing, in accordance with the provisions of these Bye-Laws;

Seal: means the common seal of the Company and includes any authorised duplicate thereof;

Secretary: means the individual or the company appointed by the Board to perform any of the duties of the Secretary and includes a temporary or assistant or deputy Secretary;

share: means share in the capital of the Company and includes a fraction of a share;

Bye-laws of Platinum Underwriters Holdings Ltd.	1 of 25

Shareholder: means a shareholder or member of the Company provided that for the purposes of Bye-Law 42 it shall also include any holder of notes, debentures or bonds issued by the Company;

these Bye-Laws: means these Bye-Laws in their present form.

1.2	For the purposes of these Bye-Laws, a corporation which is a shareholder shall be deemed to be present in person at a general meeting if, in accordance with the Companies Acts, its authorised representative is present.

1.3	For the purposes of these Bye-Laws, a corporation which is a Director shall be deemed to be present in person at a Board meeting if an officer, attorney or other person authorised to attend on its behalf is present, and shall be deemed to discharge its duties and carry out any actions required under these Bye-Laws and the Companies Acts, including the signing and execution of documents, deeds and other instruments, if an officer, attorney or other person authorised to act on its behalf so acts.

1.4	Words importing only the singular number include the plural number and vice versa.

1.5	Words importing only the masculine gender include the feminine and neuter genders respectively.

1.6	Words importing persons include companies, associations, bodies of persons, whether corporate or not.

1.7	Words importing a Director as an individual shall include companies, associations and bodies of persons, whether corporate or not.

1.8	A reference to writing shall include typewriting, printing, lithography, photography and electronic record.

1.9	Any words or expressions defined in the Companies Acts in force at the date when these Bye-Laws or any part thereof are adopted shall bear the same meaning in these Bye-Laws or such part (as the case may be).

REGISTERED OFFICE

2.	REGISTERED OFFICE

The Registered Office shall be at such place in Bermuda as the Board shall from time to time appoint.

SHARES AND SHARE RIGHTS

3.	SHARE RIGHTS

3.1	Subject to any special rights conferred on the holders of any share or class of shares, any share in the Company may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may by Resolution determine or, if there has not been any such determination or so far as the same shall not make specific provision, as the Board may determine.

3.2	Subject to the Companies Acts, any preference shares may, with the sanction of a resolution of the Board, be issued on terms:

(a)	that they are to be redeemed on the happening of a specified event or on a given date; and/or,

(b)	that they are liable to be redeemed at the option of the Company; and/or,

(c)	if authorised by the memorandum of association of the Company, that they are liable to be redeemed at the option of the holder.

Bye-laws of Platinum Underwriters Holdings Ltd.	2 of 25

The terms and manner of redemption shall be provided for in such resolution of the Board and shall be attached to but shall not form part of these Bye-Laws.

3.3	The Board may, at its discretion and without the sanction of a Resolution, authorise the purchase by the Company of its own shares upon such terms as the Board may in its discretion determine, provided always that such purchase is effected in accordance with the provisions of the Companies Acts.

3.4	The Board may, at its discretion and without the sanction of a Resolution, authorise the acquisition by the Company of its own shares, to be held as treasury shares, upon such terms as the Board may in its discretion determine, provided always that such acquisition is effected in accordance with the provisions of the Companies Acts. The Company shall be entered in the Register as a Shareholder in respect of the shares held by the Company as treasury shares and shall be a Shareholder of the Company but subject always to the provisions of the Companies Acts and for the avoidance of doubt the Company shall not exercise any rights and shall not enjoy or participate in any of the rights attaching to those shares save as expressly provided for in the Companies Acts.

4.	MODIFICATION OF RIGHTS

4.1	Subject to the Companies Acts, all or any of the special rights for the time being attached to any class of shares for the time being issued may from time to time (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the holders of not less than seventy-five per cent (75%) of the issued shares of that class or with the sanction of a resolution passed at a separate general meeting of the holders of such shares voting in person or by proxy. To any such separate general meeting, all the provisions of these Bye-Laws as to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be one or more persons holding or representing by proxy any of the shares of the relevant class, that every holder of shares of the relevant class shall be entitled on a poll to one vote for every such share held by him and that any holder of shares of the relevant class present in person or by proxy may demand a poll.

4.2	The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be altered by the creation or issue of further shares ranking pari passu therewith.

5.	SHARES

5.1	Subject to the provisions of these Bye-Laws, the unissued shares of the Company (whether forming part of the original capital or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may determine.

5.2	Subject to the provisions of these Bye-Laws, any shares of the Company held by the Company as treasury shares shall be at the disposal of the Board, which may hold all or any of the shares, dispose of or transfer all or any of the shares for cash or other consideration, or cancel all or any of the shares.

5.3	The Board may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by law.

5.4	Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognised by the Company as holding any share upon trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or in any fractional part of a share or (except only as otherwise provided in these Bye-Laws or by law) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.

Bye-laws of Platinum Underwriters Holdings Ltd.	3 of 25

6.	CERTIFICATES

6.1	The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom the shares have been issued. In the case of a share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all.

6.2	If a share certificate is defaced, lost or destroyed, it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of the costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of defacement, on delivery of the old certificate to the Company.

6.3	All certificates for share or loan capital or other securities of the Company (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms and conditions for the time being relating thereto otherwise provide, be issued under the Seal or signed by a Director, the Secretary or any person authorised by the Board for that purpose. The Board may by resolution determine, either generally or in any particular case, that any signatures on any such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any persons.

7.	LIEN

7.1	The Company shall have a first and paramount lien on every share (not being a fully paid share) for all monies, whether presently payable or not, called or payable, at a date fixed by or in accordance with the terms of issue of such share in respect of such share, and the Company shall also have a first and paramount lien on every share (other than a fully paid share) standing registered in the name of a Shareholder, whether singly or jointly with any other person, for all the debts and liabilities of such Shareholder or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such Shareholder, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Shareholder or his estate and any other person, whether a Shareholder or not. The Company’s lien on a share shall extend to all dividends payable thereon. The Board may at any time, either generally or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Bye-Law.

7.2	The Company may sell, in such manner as the Board may think fit, any share on which the Company has a lien but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen (14) days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

7.3	The net proceeds of sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the person who was the holder of the share immediately before such sale. For giving effect to any such sale, the Board may authorise some person to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale.

8.	CALLS ON SHARES

8.1

The Board may from time to time make calls upon the Shareholders (for the avoidance of doubt excluding the Company in respect of any nil or partly paid shares held by the Company as treasury shares) in respect

Bye-laws of Platinum Underwriters Holdings Ltd.	4 of 25

of any monies unpaid on their shares (whether on account of the par value of the shares or by way of premium) and not by the terms of issue thereof made payable at a date fixed by or in accordance with such terms of issue, and each Shareholder shall (subject to the Company serving upon him at least fourteen (14) days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Board may determine.

8.2	A call may be made payable by instalments and shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

8.3	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

8.4	If a sum called in respect of the share shall not be paid before or on the day appointed for payment thereof the person from whom the sum is due shall pay interest on the sum from the day appointed for the payment thereof to the time of actual payment at such rate as the Board may determine, but the Board shall be at liberty to waive payment of such interest wholly or in part.

8.5	Any sum which, by the terms of issue of a share, becomes payable on allotment or at any date fixed by or in accordance with such terms of issue, whether on account of the nominal amount of the share or by way of premium, shall for all the purposes of these Bye-Laws be deemed to be a call duly made, notified and payable on the date on which, by the terms of issue, the same becomes payable and, in case of non-payment, all the relevant provisions of these Bye-Laws as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

8.6	The Board may on the issue of shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

9.	FORFEITURE OF SHARES

9.1	If a Shareholder fails to pay any call or instalment of a call on the day appointed for payment thereof, the Board may at any time thereafter during such time as any part of such call or instalment remains unpaid serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

9.2	The notice shall name a further day (not being less than fourteen (14) days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that, in the event of non-payment on or before the day and at the place appointed, the shares in respect of which such call is made or instalment is payable will be liable to be forfeited. The Board may accept the surrender of any share liable to be forfeited hereunder and, in such case, references in these Bye-Laws to forfeiture shall include surrender.

9.3	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls or instalments and interest due in respect thereof has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

9.4	When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice as aforesaid.

9.5	A forfeited share shall be deemed to be the property of the Company and may be sold, re-offered or otherwise disposed of either to the person who was, before forfeiture, the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Board shall think fit, and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Board may think fit.

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9.6	A person whose shares have been forfeited shall thereupon cease to be a Shareholder in respect of the forfeited shares but shall, notwithstanding the forfeiture, remain liable to pay to the Company all monies which at the date of forfeiture were presently payable by him to the Company in respect of the shares with interest thereon at such rate as the Board may determine from the date of forfeiture until payment, and the Company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited.

9.7	An affidavit in writing that the deponent is a Director of the Company or the Secretary and that a share has been duly forfeited on the date stated in the affidavit shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration (if any) given for the share on the sale, re-allotment or disposition thereof and the Board may authorise some person to transfer the share to the person to whom the same is sold, re-allotted or disposed of, and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal of the share.

REGISTER OF SHAREHOLDERS

10.	REGISTER OF SHAREHOLDERS

The Secretary shall establish and maintain the Register at the Registered Office in the manner prescribed by the Companies Acts. Unless the Board otherwise determines, the Register shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 am and 12:00 noon on every working day. Unless the Board so determines, no Shareholder or intending Shareholder shall be entitled to have entered in the Register any indication of any trust or any equitable, contingent, future or partial interest in any share or any fractional part of a share and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any of the provisions of Bye-Law 5.4.

REGISTER OF DIRECTORS AND OFFICERS

11.	REGISTER OF DIRECTORS AND OFFICERS

The Secretary shall establish and maintain a register of the Directors and Officers of the Company as required by the Companies Acts. The register of Directors and Officers shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 am and 12:00 noon on every working day.

TRANSFER OF SHARES

12.	TRANSFER OF SHARES

12.1	Subject to the Companies Acts and to such of the restrictions contained in these Bye-Laws as may be applicable, any Shareholder may transfer all or any of his shares by an instrument of transfer in the usual common form or in any other form which the Board may approve. No such instrument shall be required on the redemption of a share or on the purchase by the Company of a share.

12.2

The instrument of transfer of a share shall be signed by or on behalf of the transferor and where any share is not fully-paid, the transferee. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. All instruments of transfer when

Bye-laws of Platinum Underwriters Holdings Ltd.	6 of 25

registered may be retained by the Company. The Board may, in its absolute discretion and without assigning any reason therefor, decline to register any transfer of any share which is not a fully-paid share. The Board may also decline to register any transfer unless:

(a)	the instrument of transfer is duly stamped (if required by law) and lodged with the Company, accompanied by the certificate for the shares to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer,

(b)	the instrument of transfer is in respect of only one class of share, and

(c)	where applicable, the permission of the Bermuda Monetary Authority with respect thereto has been obtained.

12.3	Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-Law.

12.4	If the Board declines to register a transfer it shall, within three (3) months after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

12.5	No fee shall be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, stop notice, order of court or other instrument relating to or affecting the title to any share, or otherwise making an entry in the Register relating to any share.

TRANSMISSION OF SHARES

13.	TRANSMISSION OF SHARES

13.1	In the case of the death of a Shareholder, the survivor or survivors, where the deceased was a joint holder, and the estate representative, where he was sole holder, shall be the only person recognised by the Company as having any title to his shares; but nothing herein contained shall release the estate of a deceased holder (whether the sole or joint) from any liability in respect of any share held by him solely or jointly with other persons. For the purpose of this Bye-Law, estate representative means the person to whom probate or letters of administration has or have been granted in Bermuda or, failing any such person, such other person as the Board may in its absolute discretion determine to be the person recognised by the Company for the purpose of this Bye-Law.

13.2	Any person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law may, subject as hereafter provided and upon such evidence being produced as may from time to time be required by the Board as to his entitlement, either be registered himself as the holder of the share or elect to have some person nominated by him registered as the transferee thereof. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have his nominee registered, he shall signify his election by signing an instrument of transfer of such share in favour of his nominee. All the limitations, restrictions and provisions of these Bye-Laws relating to the right to transfer and the registration of transfer of shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death of the Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Shareholder.

13.3

A person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law shall (upon such evidence being produced as may from time to time be required by the Board as to his entitlement) be entitled to receive and may give a discharge for any dividends or other monies payable in respect of the share, but he shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the share any of the rights or privileges of a Shareholder until he shall have

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become registered as the holder thereof. The Board may at any time give notice requiring such person to elect either to be registered himself or to transfer the share and, if the notice is not complied with within sixty (60) days, the Board may thereafter withhold payment of all dividends and other monies payable in respect of the shares until the requirements of the notice have been complied with.

13.4	Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-Law.

SHARE CAPITAL

14.	INCREASE OF CAPITAL

14.1	The Company may from time to time increase its capital by such sum to be divided into shares of such par value as the Company by Resolution shall prescribe.

14.2	The Company may, by the Resolution increasing the capital, direct that the new shares or any of them shall be offered in the first instance either at par or at a premium or (subject to the provisions of the Companies Acts) at a discount to all the holders for the time being of shares of any class or classes in proportion to the number of such shares held by them respectively or make any other provision as to the issue of the new shares.

14.3	The new shares shall be subject to all the provisions of these Bye-Laws with reference to lien, the payment of calls, forfeiture, transfer, transmission and otherwise.

15.	ALTERATION OF CAPITAL

15.1	The Company may from time to time by Resolution:

(a)	divide its shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;

(b)	consolidate and divide all or any of its share capital into shares of larger par value than its existing shares;

(c)	sub-divide its shares or any of them into shares of smaller par value than is fixed by its memorandum, so, however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

(d)	make provision for the issue and allotment of shares which do not carry any voting rights;

(e)	cancel shares which, at the date of the passing of the Resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled; and

(f)	change the currency denomination of its share capital.

15.2	Where any difficulty arises in regard to any division, consolidation, or sub-division under this Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Shareholders who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

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15.3	Subject to the Companies Acts and to any confirmation or consent required by law or these Bye-Laws, the Company may by Resolution from time to time convert any preference shares into redeemable preference shares.

16.	REDUCTION OF CAPITAL

16.1	Subject to the Companies Acts, its memorandum and any confirmation or consent required by law or these Bye-Laws, the Company may from time to time by Resolution authorise the reduction of its issued share capital or any share premium account in any manner.

16.2	In relation to any such reduction, the Company may by Resolution determine the terms upon which such reduction is to be effected including, in the case of a reduction of part only of a class of shares, those shares to be affected.

GENERAL MEETINGS AND RESOLUTIONS IN WRITING

17.	GENERAL MEETINGS AND RESOLUTIONS IN WRITING

17.1	Save and to the extent that the Company elects to dispense with the holding of one or more of its annual general meetings in the manner permitted by the Companies Acts, the Board shall convene and the Company shall hold general meetings as annual general meetings in accordance with the requirements of the Companies Acts at such times and places as the Board shall appoint. The Board may, whenever it thinks fit, and shall, when required by the Companies Acts, convene general meetings other than annual general meetings which shall be called special general meetings.

17.2	Except in the case of the removal of Auditors or Directors, anything which may be done by resolution of the Shareholders in general meeting or by resolution of any class of Shareholders in a separate general meeting may be done by resolution in writing, signed by the Shareholders (or the holders of such class of shares) who at the date of the notice of the resolution in writing represent the majority of votes that would be required if the resolution had been voted on at a meeting of the Shareholders. Such resolution in writing may be signed by the Shareholder or its proxy, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Acts) by its representative on behalf of such Shareholder, in as many counterparts as may be necessary.

17.3	Notice of any resolution in writing to be made under this Bye-Law shall be given to all the Shareholders who would be entitled to attend a meeting and vote on the resolution. The requirement to give notice of any resolution in writing to be made under this Bye-Law to such Shareholders shall be satisfied by giving to those Shareholders a copy of that resolution in writing in the same manner that is required for a notice of a general meeting of the Company at which the resolution could have been considered, except that the length of the period of notice shall not apply. The date of the notice shall be set out in the copy of the resolution in writing.

17.4	The accidental omission to give notice, in accordance with this Bye-Law, of a resolution in writing to, or the non-receipt of such notice by, any person entitled to receive such notice shall not invalidate the passing of the resolution in writing.

17.5	For the purposes of this Bye-Law, the date of the resolution in writing is the date when the resolution in writing is signed by, or on behalf of, the Shareholder who establishes the majority of votes required for the passing of the resolution in writing and any reference in any enactment to the date of passing of a resolution is, in relation to a resolution in writing made in accordance with this Bye-Law, a reference to such date.

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17.6	A resolution in writing made in accordance with this Bye-Law is as valid as if it had been passed by the Company in general meeting or, if applicable, by a meeting of the relevant class of Shareholders of the Company, as the case may be. A resolution in writing made in accordance with this Bye-Law shall constitute minutes for the purposes of the Companies Acts and these Bye-Laws.

18.	NOTICE OF GENERAL MEETINGS

18.1	An annual general meeting shall be called by not less than five (5) days’ notice in writing and a special general meeting shall be called by not less than five (5) days’ notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, day and time of the meeting, and, the nature of the business to be considered. Notice of every general meeting shall be given in any manner permitted by these Bye-Laws to all Shareholders other than such as, under the provisions of these Bye-Laws or the terms of issue of the shares they hold, are not entitled to receive such notice from the Company and every Director and to any Resident Representative who or which has delivered a written notice upon the Registered Office requiring that such notice be sent to him or it.

Notwithstanding that a meeting of the Company is called by shorter notice than that specified in this Bye-Law, it shall be deemed to have been duly called if it is so agreed:

(a)	in the case of a meeting called as an annual general meeting, by all the Shareholders entitled to attend and vote thereat;

(b)	in the case of any other meeting, by a majority in number of the Shareholders having the right to attend and vote at the meeting, being a majority together holding not less than ninety-five per cent (95%) in nominal value of the shares giving that right.

18.2	The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

18.3	The Board may cancel or postpone a meeting of the Shareholders after it has been convened and notice of such cancellation or postponement shall be served in accordance with these Bye-Laws upon all Shareholders entitled to notice of the meeting so cancelled or postponed setting out, where the meeting is postponed to a specific date, notice of the new meeting in accordance with this Bye-Law.

19.	PROCEEDINGS AT GENERAL MEETINGS

19.1	In accordance with the Companies Acts, a general meeting may be held with only one individual present provided that the requirement for a quorum is satisfied. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman, which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Bye-Laws, at least one Shareholder present in person or by proxy and entitled to vote shall be a quorum for all purposes.

19.2

If within five (5) minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum is not present, the meeting, if convened on the requisition of Shareholders, shall be dissolved. In any other case, it shall stand adjourned to such other day and such other time and place as the chairman of the meeting may determine and at such adjourned meeting one Shareholder present in person or by proxy (whatever the number of shares held by him) and entitled to vote shall be a quorum. The Company shall give not less than five (5) days’ notice of any

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meeting adjourned through want of a quorum and such notice shall state that the one Shareholder present in person or by proxy (whatever the number of shares held by them) and entitled to vote shall be a quorum.

19.3	A meeting of the Shareholders or any class thereof may be held by means of such telephone, electronic or other communication facilities (including, without limiting the generality of the foregoing, by telephone, or by video conferencing) as to permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

19.4	Each Director, and upon giving the notice referred to in Bye-Law 18.1 above, the Resident Representative, if any, shall be entitled to attend and speak at any general meeting of the Company.

19.5	The Board may choose one of their number to preside as chairman at every general meeting. If there is no such chairman, or if at any meeting the chairman is not present within five (5) minutes after the time appointed for holding the meeting, or is not willing to act as chairman, the Directors present shall choose one of their number to act or if only one Director is present he shall preside as chairman if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, the persons present and entitled to vote on a poll shall elect one of their number to be chairman.

19.6	The chairman of the meeting may, with the consent by resolution of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for three (3) months or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as expressly provided by these Bye-Laws, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

20.	VOTING

20.1	Save where a greater majority is required by the Companies Acts or these Bye-Laws, any question proposed for consideration at any general meeting shall be decided on by a simple majority of votes cast.

20.2	At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands or by a count of votes received in the form of electronic records, unless (before or on the declaration of the result of the show of hands or count of votes received as electronic records or on the withdrawal of any other demand for a poll) a poll is demanded by:

(a)	the chairman of the meeting; or

(b)	at least three (3) Shareholders present in person or represented by proxy; or

(c)	any Shareholder or Shareholders present in person or represented by proxy and holding between them not less than one tenth (1/10) of the total voting rights of all the Shareholders having the right to vote at such meeting; or

(d)	a Shareholder or Shareholders present in person or represented by proxy holding shares conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one tenth (1/10) of the total sum paid up on all such shares conferring such right.

The demand for a poll may be withdrawn by the person or any of the persons making it at any time prior to the declaration of the result. Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has, on a show of hands or count of votes received as electronic records, been carried or carried unanimously or by a particular majority or not carried by a

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particular majority or lost shall be final and conclusive, and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded for or against such resolution.

20.3	If a poll is duly demanded, the result of the poll shall be deemed to be the resolution of the meeting at which the poll is demanded.

20.4	A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner and either forthwith or at such time (being not later than three (3) months after the date of the demand) and place as the chairman shall direct. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll.

20.5	The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded and it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

20.6	On a poll, votes may be cast either personally or by proxy.

20.7	A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

20.8	In the case of an equality of votes at a general meeting, whether on a show of hands or count of votes received as electronic records or on a poll, the chairman of such meeting shall not be entitled to a second or casting vote and the resolution shall fail.

20.9	In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

20.10	A Shareholder who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such Court and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as such Shareholder for the purpose of general meetings.

20.11	No Shareholder shall, unless the Board otherwise determines, be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

20.12	If:

(a)	any objection shall be raised to the qualification of any voter; or,

(b)	any votes have been counted which ought not to have been counted or which might have been rejected; or,

(c)	any votes are not counted which ought to have been counted,

the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

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21.	PROXIES AND CORPORATE REPRESENTATIVES

21.1	The instrument appointing a proxy or corporate representative shall be in writing executed by the appointor or his attorney authorised by him in writing or, if the appointor is a corporation, either under its Seal or executed by an officer, attorney or other person authorised to sign the same.

21.2	Any Shareholder may appoint a proxy or (if a corporation) representative for a specific general meeting, and adjournments thereof, or may appoint a standing proxy or (if a corporation) representative, by serving on the Company at the Registered Office, or at such place or places as the Board may otherwise specify for the purpose, a proxy or (if a corporation) an authorisation. Any standing proxy or authorisation shall be valid for all general meetings and adjournments thereof or resolutions in writing, as the case may be, until notice of revocation is received at the Registered Office or at such place or places as the Board may otherwise specify for the purpose. Where a standing proxy or authorisation exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Shareholder is present or in respect to which the Shareholder has specially appointed a proxy or representative. The Board may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of any standing proxy or authorisation and the operation of any such standing proxy or authorisation shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it.

21.3	Notwithstanding Bye-Law 21.2, a Shareholder may appoint a proxy which shall be irrevocable in accordance with its terms and the holder thereof shall be the only person entitled to vote the relevant shares at any meeting of the shareholders at which such holder is present. Notice of the appointment of any such proxy shall be given to the Company at its Registered Office, and shall include the name, address, telephone number and electronic mail address of the proxy holder. The Company shall give to the proxy holder notice of all meetings of Shareholders of the Company and shall be obliged to recognise the holder of such proxy until such time as the holder notifies the Company in writing that the proxy is no longer in force.

21.4	Subject to Bye-Law 21.2 and 21.3, the instrument appointing a proxy or corporate representative together with such other evidence as to its due execution as the Board may from time to time require, shall be delivered at the Registered Office (or at such place as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case or the case of a resolution in writing, in any document sent therewith) prior to the holding of the relevant meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll, or, in the case of a resolution in writing, prior to the effective date of the resolution in writing and in default the instrument of proxy or authorisation shall not be treated as valid.

21.5	Subject to Bye-Law 21.2 and 21.3, the decision of the chairman of any general meeting as to the validity of any appointments of a proxy shall be final.

21.6	Instruments of proxy or authorisation shall be in any common form or in such other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting or any resolution in writing forms of instruments of proxy or authorisation for use at that meeting or in connection with that resolution in writing. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll, to speak at the meeting and to vote on any amendment of a resolution in writing or amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy or authorisation shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

21.7	A vote given in accordance with the terms of an instrument of proxy or authorisation shall be valid notwithstanding the previous death or unsoundness of mind of the principal, or revocation of the

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instrument of proxy or of the corporate authority, provided that no intimation in writing of such death, unsoundness of mind or revocation shall have been received by the Company at the Registered Office (or such other place as may be specified for the delivery of instruments of proxy or authorisation in the notice convening the meeting or other documents sent therewith) at least one hour before the commencement of the meeting or adjourned meeting, or the taking of the poll, or the day before the effective date of any resolution in writing at which the instrument of proxy or authorisation is used.

21.8	Subject to the Companies Acts, the Board may at its discretion waive any of the provisions of these Bye-Laws related to proxies or authorisations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend, speak and vote on behalf of any Shareholder at general meetings or to sign resolutions in writing.

BOARD OF DIRECTORS

22.	APPOINTMENT AND REMOVAL OF DIRECTORS

22.1	The number of Directors shall be at least two (2) and not more than six (6) or such numbers in excess thereof as the Company by Resolution may from time to time determine and, subject to the Companies Acts and these Bye-Laws, the Directors shall be elected or appointed by the Company by Resolution and shall serve for such term as the Company by Resolution may determine, or in the absence of such determination, until the termination of the next annual general meeting following their appointment. All Directors, upon election or appointment (except upon re-election at an annual general meeting), must provide written acceptance of their appointment, in such form as the Board may think fit, by notice in writing to the Registered Office within thirty (30) days of their appointment.

22.2	In the event that there shall be, at any time and whether through lapse of term, death, resignation, retirement or otherwise, no Directors in office, the Shareholders entitled to vote at a general meeting where Directors would be elected or appointed may unanimously give notice to the Secretary appointing one or more Directors to serve until the termination of the next annual general meeting. If no such appointment is made within seven (7) days of the cessation of the active service of the last remaining Director on the Board, the Secretary shall forthwith call a general meeting for the purpose solely of electing or appointing a Director or Directors, to serve for such term as the Company by Resolution may determine, or in the absence of such determination, until the next annual general meeting following their appointment. Any Director appointed pursuant to this Bye-Law shall provide written acceptance of their appointment by notice in writing to the Registered Office within thirty (30) days of their appointment.

22.3	The Company may by Resolution increase the maximum number of Directors. Any one or more vacancies in the Board not filled by the Shareholders at any general meeting of the Shareholders shall be deemed casual vacancies for the purposes of these Bye-Laws. Without prejudice to the power of the Company by Resolution in pursuance of any of the provisions of these Bye-Laws to appoint any person to be a Director, the Board, so long as a quorum of Directors remains in office, shall have power at any time and from time to time to appoint any person to be a Director so as to fill a casual vacancy.

22.4	The Company may in a special general meeting called for that purpose remove a Director, provided notice of any such meeting shall be served upon the Director concerned not less than fourteen (14) days before the meeting and he shall be entitled to be heard at that meeting. Any vacancy created by the removal of a Director at a special general meeting may be filled at the meeting by the election of another Director in his place or, in the absence of any such election, by the Board.

23.	RESIGNATION AND DISQUALIFICATION OF DIRECTORS

The office of a Director shall be vacated upon the happening of any of the following events:

23.1	if he resigns his office by notice in writing delivered to the Registered Office or tendered at a meeting of the Board;

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23.2	if he becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Board resolves that his office is vacated;

23.3	if he becomes bankrupt under the laws of any country or compounds with his creditors;

23.4	if he is prohibited by law from being a Director or, in the case of a corporate Director, is otherwise unable to carry on or transact business; or

23.5	if he ceases to be a Director by virtue of the Companies Acts or is removed from office pursuant to these Bye-Laws.

24.	ALTERNATE DIRECTORS

24.1	A Director may appoint and remove his own Alternate Director. Any appointment or removal of an Alternate Director by a Director shall be effected by delivery of a written notice of appointment or removal to the Secretary at the Registered Office, signed by such Director, and such notice shall be effective immediately upon receipt or on any later date specified in that notice. Any Alternate Director may be removed by resolution of the Board. Subject to aforesaid, the office of Alternate Director shall continue until the next annual election of Directors or, if earlier, the date on which the relevant Director ceases to be a Director. An Alternate Director may also be a Director in his own right and may act as alternate to more than one Director.

24.2	An Alternate Director shall be entitled to receive notices of all meetings of Directors, to attend, be counted in the quorum and vote at any such meeting at which any Director to whom he is alternate is not personally present, and generally to perform all the functions of any Director to whom he is alternate in his absence.

24.3	Every person acting as an Alternate Director shall (except as regards powers to appoint an alternate and remuneration) be subject in all respects to the provisions of these Bye-Laws relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for any Director for whom he is alternate. An Alternate Director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director. Every person acting as an Alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). The signature of an Alternate Director to any resolution in writing of the Board or a committee of the Board shall, unless the terms of his appointment provides to the contrary, be as effective as the signature of the Director or Directors to whom he is alternate.

25.	DIRECTORS’ FEES AND ADDITIONAL REMUNERATION AND EXPENSES

The amount, if any, of Directors’ fees shall from time to time be determined by the Company by Resolution or in the absence of such a determination, by the Board. Unless otherwise determined to the contrary, such fees shall be deemed to accrue from day-to-day. Each Director may be paid his reasonable travel, hotel and incidental expenses for attending and returning from meetings of the Board or committees constituted pursuant to these Bye-Laws or general meetings and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company’s business or in the discharge of his duties as a Director. Any Director who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.

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26.	DIRECTORS’ INTERESTS

26.1	A Director may hold any other office or place of profit with the Company (except that of Auditor) in conjunction with his office of Director for such period and upon such terms as the Board may determine, and may be paid such extra remuneration therefor (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.

26.2	A Director may act by himself or his firm in a professional capacity for the Company (other than as Auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

26.3	Subject to the provisions of the Companies Acts, a Director may notwithstanding his office be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested; and be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is interested. The Board may also cause the voting power conferred by the shares in any other company held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.

26.4	So long as, where it is necessary, he declares the nature of his interest at the first opportunity at a meeting of the Board or by writing to the Directors as required by the Companies Acts, a Director shall not by reason of his office be accountable to the Company for any benefit which he derives from any office or employment to which these Bye-Laws allow him to be appointed or from any transaction or arrangement in which these Bye-Laws allow him to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any interest or benefit.

26.5	Subject to the Companies Acts and any further disclosure required thereby, a general notice to the Directors by a Director or Officer declaring that he is a director or officer or has an interest in a person and is to be regarded as interested in any transaction or arrangement made with that person, shall be a sufficient declaration of interest in relation to any transaction or arrangement so made.

POWERS AND DUTIES OF THE BOARD

27.	POWERS AND DUTIES OF THE BOARD

27.1	Subject to the provisions of the Companies Acts and these Bye-Laws, the Board shall manage the business of the Company and may pay all expenses incurred in promoting and incorporating the Company and may exercise all the powers of the Company. No alteration of these Bye-Laws and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Bye-Law shall not be limited by any special power given to the Board by these Bye-Laws and a meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

27.2	The Board may exercise all the powers of the Company except those powers that are required by the Companies Acts or these Bye-Laws to be exercised by the Shareholders.

27.3

The Board on behalf of the Company may provide benefits, whether by the payment of gratuities or pensions or otherwise, for any person including any Director or former Director who has held any executive office or employment with the Company or with any body corporate which is or has been a

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subsidiary or affiliate of the Company or a predecessor in the business of the Company or of any such subsidiary or affiliate, and to any member of his family or any person who is or was dependent on him, and may contribute to any fund and pay premiums for the purchase or provision of any such gratuity, pension or other benefit, or for the insurance of any such person.

27.4	The Board may from time to time appoint one or more of its body to be a managing director, joint managing director or an assistant managing director or to hold any other employment or executive office with the Company for such period and upon such terms as the Board may determine and may revoke or terminate any such appointments. Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Any person so appointed shall receive such remuneration (if any) (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and either in addition to or in lieu of his remuneration as a Director.

28.	DELEGATION OF THE BOARD’S POWERS

28.1	The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Bye-Laws) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney and of such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. Such attorney may, if so authorised by the power of attorney, execute any deed, instrument or other document on behalf of the Company.

28.2	The Board may entrust to and confer upon any Director, Officer or, without prejudice to the provisions of Bye-Law 28.3, other person any of the powers, authorities and discretions exercisable by it upon such terms and conditions with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, authorities and discretions, and may from time to time revoke or vary all or any of such powers, authorities and discretions, but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

28.3	The Board may delegate any of its powers, authorities and discretions to committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, and in conducting its proceedings conform to any regulations which may be imposed upon it by the Board. If no regulations are imposed by the Board the proceedings of a committee with two (2) or more members shall be, as far as is practicable, governed by the Bye-Laws regulating the proceedings of the Board.

29.	PROCEEDINGS OF THE BOARD

29.1	The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes, the motion shall be deemed to have been lost. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.

29.2	Notice of a meeting of the Board may be given to a Director by word of mouth or in any manner permitted by these Bye-Laws. A Director may retrospectively waive the requirement for notice of any meeting by consenting in writing to the business conducted at the meeting.

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29.3	The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be two (2) persons. Any Director who ceases to be a Director at a meeting of the Board may continue to be present and to act as a Director and be counted in the quorum until the termination of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

29.4	A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or proposed contract, transaction or arrangement with the Company and has complied with the provisions of the Companies Acts and these Bye-Laws with regard to disclosure of his interest shall be entitled to vote in respect of any contract, transaction or arrangement in which he is so interested and if he shall do so his vote shall be counted, and he shall be taken into account in ascertaining whether a quorum is present.

29.5	The Resident Representative shall, upon delivering written notice of an address for the purposes of receipt of notice to the Registered Office, be entitled to receive notice of, attend and be heard at, and to receive minutes of all meetings of the Board.

29.6	So long as a quorum of Directors remains in office, the continuing Directors may act notwithstanding any vacancy in the Board but, if no such quorum remains, the continuing Directors or a sole continuing Director may act only for the purpose of calling a general meeting.

29.7	The Board may choose one of their number to preside as chairman at every meeting of the Board. If there is no such chairman, or if at any meeting the chairman is not present within five (5) minutes after the time appointed for holding the meeting, or is not willing to act as chairman, the Directors present may choose one of their number to be chairman of the meeting.

29.8	The meetings and proceedings of any committee consisting of two (2) or more members shall be governed by the provisions contained in these Bye-Laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board.

29.9	A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Board (or by an Alternate Director, as provided for in these Bye-Laws) or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in the like form each signed by one or more of the Directors or members of the committee concerned.

29.10	A meeting of the Board or a committee appointed by the Board may be held by means of such telephone, electronic or other communication facilities (including, without limiting the generality of the foregoing, by telephone or by video conferencing) as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting. Such a meeting shall be deemed to take place where the largest group of those Directors participating in the meeting are physically assembled, or, if there is no such group, where the chairman of the meeting then is.

29.11	All acts done by the Board or by any committee or by any person acting as a Director or member of a committee or any person duly authorised by the Board or any committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or person so authorised.

29.12

If the Company has elected to have a sole Director, the provisions contained in this Bye-Law for meetings of the Directors do not apply and such sole Director has full power to represent and act for the Company

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in all matters as are not by the Companies Acts, its memorandum or the Bye-Laws required to be exercised by the Shareholders. In lieu of minutes of a meeting, the sole Director shall record in writing and sign a note or memorandum of all matters requiring a resolution of Directors. Such a note or memorandum constitutes sufficient evidence of such resolution for all purposes.

OFFICERS

30.	OFFICERS

30.1	The Officers of the Company, who may or may not be Directors, may be appointed by the Board at any time. Any person appointed pursuant to this Bye-Law shall hold office for such period and upon such terms as the Board may determine and the Board may revoke or terminate any such appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such Officer may have against the Company or the Company may have against such Officer for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Save as provided in the Companies Acts or these Bye-Laws, the powers and duties of the Officers of the Company shall be such (if any) as are determined from time to time by the Board.

30.2	The provisions of these Bye-Laws as to resignation and disqualification of Directors shall mutatis mutandis apply to the resignation and disqualification of Officers.

MINUTES

31.	MINUTES

31.1	The Board shall cause minutes to be made and books kept for the purpose of recording:

(a)	all appointments of Officers made by the Board;

(b)	the names of the Directors and other persons (if any) present at each meeting of the Board and of any committee; and

(c)	all proceedings at meetings of the Company, of the holders of any class of shares in the Company, of the Board and of committees appointed by the Board or the Shareholders.

31.2	Shareholders shall only be entitled to see the register of Directors and Officers, the Register, the financial information provided for in Bye-Law 38.3 and the minutes of meetings of the Shareholders of the Company.

SECRETARY AND RESIDENT REPRESENTATIVE

32.	SECRETARY AND RESIDENT REPRESENTATIVE

32.1	The Secretary (including one or more deputy or assistant secretaries) and, if required, the Resident Representative, shall be appointed by the Board at such remuneration (if any) and upon such terms as it may think fit and any Secretary and Resident Representative so appointed may be removed by the Board. The duties of the Secretary and the duties of the Resident Representative shall be those prescribed by the Companies Acts together with such other duties as shall from time to time be prescribed by the Board.

32.2	A provision of the Companies Acts or these Bye-Laws requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

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THE SEAL

33.	THE SEAL

33.1	The Board may authorise the production of a common seal of the Company and one or more duplicate common seals of the Company, which shall consist of a circular device with the name of the Company around the outer margin thereof and the country and year of registration in Bermuda across the centre thereof.

33.2	Any document required to be under seal or executed as a deed on behalf of the Company may be:

(a)	executed under the Seal in accordance with these Bye-Laws; or

(b)	signed or executed by any person authorised by the Board for that purpose, without the use of the Seal.

33.3	The Board shall provide for the custody of every Seal. A Seal shall only be used by authority of the Board or of a committee constituted by the Board. Subject to these Bye-Laws, any instrument to which a Seal is affixed shall be attested by the signature of:

(a)	a Director; or

(b)	the Secretary; or

(c)	any one person authorised by the Board for that purpose.

DIVIDENDS AND OTHER PAYMENTS

34.	DIVIDENDS AND OTHER PAYMENTS

34.1	The Board may from time to time declare dividends or distributions out of contributed surplus to be paid to the Shareholders according to their rights and interests, including such interim dividends as appear to the Board to be justified by the position of the Company. The Board, in its discretion, may determine that any dividend shall be paid in cash or shall be satisfied, subject to Bye-Law 36, in paying up in full shares in the Company to be issued to the Shareholders credited as fully paid or partly paid or partly in one way and partly the other. The Board may also pay any fixed cash dividend which is payable on any shares of the Company half yearly or on such other dates, whenever the position of the Company, in the opinion of the Board, justifies such payment.

34.2	Except insofar as the rights attaching to, or the terms of issue of, any share otherwise provide:

(a)	all dividends or distributions out of contributed surplus may be declared and paid according to the amounts paid up on the shares in respect of which the dividend or distribution is paid, and an amount paid up on a share in advance of calls may be treated for the purpose of this Bye-Law as paid-up on the share;

(b)	dividends or distributions out of contributed surplus may be apportioned and paid pro rata according to the amounts paid-up on the shares during any portion or portions of the period in respect of which the dividend or distribution is paid.

34.3	The Board may deduct from any dividend, distribution or other monies payable to a Shareholder by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of shares of the Company.

34.4	No dividend, distribution or other monies payable by the Company on or in respect of any share shall bear interest against the Company.

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34.5	Any dividend, distribution or interest, or part thereof payable in cash, or any other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post or by courier addressed to the holder at his address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his registered address as appearing in the Register or addressed to such person at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two (2) or more joint holders may give effectual receipts for any dividends, distributions or other monies payable or property distributable in respect of the shares held by such joint holders.

34.6	Any dividend or distribution out of contributed surplus unclaimed for a period of six (6) years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, distribution, interest or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trustee in respect thereof.

34.7	The Board may also, in addition to its other powers, direct payment or satisfaction of any dividend or distribution out of contributed surplus wholly or in part by the distribution of specific assets, and in particular of paid-up shares or debentures of any other company, and where any difficulty arises in regard to such distribution or dividend, the Board may settle it as it thinks expedient, and in particular, may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any Shareholders upon the footing of the values so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Board, provided that such dividend or distribution may not be satisfied by the distribution of any partly paid shares or debentures of any company without the sanction of a Resolution.

35.	RESERVES

The Board may, before declaring any dividend or distribution out of contributed surplus, set aside such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any sums which it may think it prudent not to distribute.

CAPITALISATION OF PROFITS

36.	CAPITALISATION OF PROFITS

36.1	The Board may from time to time resolve to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any share premium account and accordingly that such amount be set free for distribution amongst the Shareholders or any class of Shareholders who would be entitled thereto if distributed by way of dividend and in the same proportions, on the footing that the same be not paid in cash but be applied either in or towards paying up amounts for the time being unpaid on any shares in the Company held by such Shareholders respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid amongst such Shareholders, or partly in one way and partly in the other, provided that for the purpose of this Bye-Law, a share premium account may be applied only in paying up of unissued shares to be issued to such Shareholders credited as fully paid.

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36.2	Where any difficulty arises in regard to any distribution under this Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Shareholders in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Shareholders.

RECORD DATES

37.	RECORD DATES

Notwithstanding any other provisions of these Bye-Laws, the Company may by Resolution or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and for the purpose of identifying the persons entitled to receive notices of any general meeting and to vote at any general meeting. Any such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made or such notice is despatched.

ACCOUNTING RECORDS

38.	ACCOUNTING RECORDS

38.1	The Board shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company’s affairs and to show and explain its transactions, in accordance with the Companies Acts.

38.2	The records of account shall be kept at the Registered Office or at such other place or places as the Board thinks fit, and shall at all times be open to inspection by the Directors, PROVIDED that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the Directors to ascertain with reasonable accuracy the financial position of the Company at the end of each three (3) month period. No Shareholder (other than an Officer of the Company) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorised by the Board or by Resolution.

38.3	A copy of every balance sheet and statement of income and expenditure, including every document required by law to be annexed thereto, which is to be laid before the Company in general meeting, together with a copy of the Auditors’ report, shall be sent to each person entitled thereto in accordance with the requirements of the Companies Acts.

AUDIT

39.	AUDIT

Save and to the extent that an audit is waived in the manner permitted by the Companies Acts, Auditors shall be appointed and their duties regulated in accordance with the Companies Acts, any other applicable law and such requirements not inconsistent with the Companies Acts as the Board may from time to time determine.

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SERVICE OF NOTICES AND OTHER DOCUMENTS

40.	SERVICE OF NOTICES AND OTHER DOCUMENTS

40.1	Any notice or other document (including but not limited to a share certificate, any notice of a general meeting of the Company, any instrument of proxy and any document to be sent in accordance with Bye-Law 38.3) may be sent to, served on or delivered to any Shareholder by the Company

(a)	personally;

(b)	by sending it through the post (by airmail where applicable) in a pre-paid letter addressed to such Shareholder at his address as appearing in the Register;

(c)	by sending it by courier to or leaving it at the Shareholder’s address appearing in the Register;

(d)	where applicable, by sending it by email or facsimile or other mode of representing or reproducing words in a legible and non-transitory form or by sending an electronic record of it by electronic means, in each case to an address or number supplied by such Shareholder for the purposes of communication in such manner; or

(e)	by publication of an electronic record of it on a website and notification of such publication (which shall include the address of the website, the place on the website where the document may be found, and how the document may be accessed on the website) by any of the methods set out in paragraphs (a), (b), (c) or (d) of this Bye-Law, in accordance with the Companies Acts.

In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders.

40.2	Any notice or other document shall be deemed to have been served on or delivered to any Shareholder by the Company

(a)	if sent by personal delivery, at the time of delivery;

(b)	if sent by post, forty-eight (48) hours after it was put in the post;

(c)	if sent by courier or facsimile, twenty-four (24) hours after sending;

(d)	if sent by email or other mode of representing or reproducing words in a legible and non-transitory form or as an electronic record by electronic means, twelve (12) hours after sending; or

(e)	if published as an electronic record on a website, at the time that the notification of such publication shall be deemed to have been delivered to such Shareholder,

and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed and stamped and put in the post, published on a website in accordance with the Companies Acts and the provisions of these Bye-Laws, or sent by courier, facsimile, email or as an electronic record by electronic means, as the case may be, in accordance with these Bye-Laws.

Each Shareholder and each person becoming a Shareholder subsequent to the adoption of these Bye-Laws, by virtue of its holding or its acquisition and continued holding of a share, as applicable, shall be deemed to have acknowledged and agreed that any notice or other document (excluding a share certificate) may be provided by the Company by way of accessing them on a website instead of being provided by other means.

40.3

Any notice or other document delivered, sent or given to a Shareholder in any manner permitted by these Bye-Laws shall, notwithstanding that such Shareholder is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be

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deemed to have been duly served or delivered in respect of any share registered in the name of such Shareholder as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

40.4	Save as otherwise provided, the provisions of these Bye-Laws as to service of notices and other documents on Shareholders shall mutatis mutandis apply to service or delivery of notices and other documents to the Company or any Director, Alternate Director or Resident Representative pursuant to these Bye-Laws.

WINDING UP

41.	WINDING UP

If the Company shall be wound up, the liquidator may, with the sanction of a Resolution of the Company and any other sanction required by the Companies Acts, divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purposes set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Shareholder shall be compelled to accept any shares or other assets upon which there is any liability.

INDEMNITY

42.	INDEMNITY

42.1	Subject to the proviso below, every Indemnified Person shall be indemnified and held harmless out of the assets of the Company against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs including defence costs incurred in defending any legal proceedings whether civil or criminal and expenses properly payable) incurred or suffered by him or by reason of any act done, conceived in or omitted in the conduct of the Company’s business or in the discharge of his duties and the indemnity contained in this Bye-Law shall extend to any Indemnified Person acting in any office or trust in the reasonable belief that he has been appointed or elected to such office or trust notwithstanding any defect in such appointment or election PROVIDED ALWAYS that the indemnity contained in this Bye-Law shall not extend to any matter which would render it void pursuant to the Companies Acts.

42.2	No Indemnified Person shall be liable to the Company for the acts, defaults or omissions of any other Indemnified Person.

42.3	To the extent that any Indemnified Person is entitled to claim an indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by him, the relevant indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

42.4

Each Shareholder and the Company agree to waive any claim or right of action he or it may at any time have, whether individually or by or in the right of the Company, against any Indemnified Person on account of any action taken by such Indemnified Person or the failure of such Indemnified Person to take

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any action in the performance of his duties with or for the Company PROVIDED HOWEVER that such waiver shall not apply to any claims or rights of action arising out of the fraud of such Indemnified Person or to recover any gain, personal profit or advantage to which such Indemnified Person is not legally entitled.

42.5	The Company shall advance moneys to any Indemnified Person for the costs, charges, and expenses incurred by the Indemnified Person in defending any civil or criminal proceedings against them, on condition and receipt of an undertaking in a form satisfactory to the Company that the Indemnified Person shall repay such portion of the advance attributable to any claim of fraud or dishonesty if such a claim is proved against the Indemnified Person.

42.6	The advance of moneys shall not be paid unless the advance is duly authorised upon a determination that the indemnification of the Indemnified Person was appropriate because the Indemnified Person has met the standard of conduct which entitles the Indemnified Person to indemnification and further the determination referred to above must be made by a majority vote of the Board at a meeting duly constituted by a quorum of Directors not party to the proceedings in respect of which the indemnification is, or would be, claimed; or, in the case such meeting cannot be constituted by lack of disinterested quorum, by an independent third party; or, alternatively, by a majority vote of the Shareholders.

AMALGAMATION AND MERGER

43.	AMALGAMATION AND MERGER

Any resolution proposed for consideration at any general meeting to approve the amalgamation or merger of the Company with any other company, wherever incorporated, shall require the approval of a simple majority of votes cast at such meeting and the quorum for such meeting shall be that required in Bye-Law 19.1 and a poll may be demanded in respect of such resolution in accordance with the provisions of Bye-Law 20.2.

CONTINUATION

44.	CONTINUATION

Subject to the Companies Acts, the Board may approve the discontinuation of the Company in Bermuda and the continuation of the Company in a jurisdiction outside Bermuda. The Board, having resolved to approve the discontinuation of the Company, may further resolve not to proceed with any application to discontinue the Company in Bermuda or may vary such application as it sees fit.

ALTERATION OF BYE-LAWS

45.	ALTERATION OF BYE-LAWS

These Bye-Laws may be amended from time to time by resolution of the Board, but subject to approval by Resolution.

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Exhibit D

Bye-Law Amendment

D-1

The Company bye-laws will be amended by the addition of the following new bye-law as bye-law 86 under the caption “MEMBER VOTE TO APPROVE A MERGER”:

86.	Merger

A resolution proposed for consideration at a general meeting to approve the merger of the Company with any other company shall require the affirmative vote of a majority of the votes cast by Members present or represented by proxy and voting at such general meeting and the quorum for such general meeting shall be as set out in Bye-law 27.

D-2

ANNEX B

The Company bye-laws will be amended by the addition of the following new bye-law as bye-law 86 under the caption “MEMBER VOTE TO APPROVE A MERGER”:

86. Merger

A resolution proposed for consideration at a general meeting to approve the merger of the Company with any other company shall require the affirmative vote of a majority of the votes cast by Members present or represented by proxy and voting at such general meeting and the quorum for such general meeting shall be as set out in Bye-law 27.

B-1

ANNEX C

[Letterhead of Goldman, Sachs & Co.]

PERSONAL AND CONFIDENTIAL

November 23, 2014

Board of Directors

Platinum Underwriters Holdings, Ltd.

Waterloo House

100 Pitts Bay Road

Pembroke HM 08

Bermuda

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than RenaissanceRe Holdings Ltd. (“RenRe”) and its affiliates) of the outstanding common shares, par value $0.01 per share (the “Shares”), of Platinum Underwriters Holdings, Ltd. (the “Company”) of the Aggregate Consideration (as defined below) to be paid pursuant to the Agreement and Plan of Merger, dated as of November 23, 2014 (the “Agreement”), by and among RenRe, Port Holdings Ltd., a wholly owned subsidiary of RenRe (“Acquisition Sub”), and the Company. Pursuant to the Agreement, Acquisition Sub will be merged with and into the Company (the “Merger”) and each outstanding Share (not owned by RenRe, Acquisition Sub or any other wholly owned subsidiary of RenRe) will be converted into the right to receive, at the election of the holder thereof, either (i) 0.2960 common shares, par value $1.00 per share (the “RenRe Common Shares”), of RenRe and $35.96 in cash (the “Share and Cash Election Consideration”), (ii) $66.00 in cash (the “Cash Election Consideration”) or (iii) 0.6504 RenRe Common Shares (the “Share Election Consideration”), subject to certain procedures and limitations contained in the Agreement, as to which we express no opinion. The Agreement further provides that, following the approval and adoption of the Agreement by holders of Shares constituting the Requisite Company Vote (as defined in the Agreement) and prior to the Effective Time (as defined in the Agreement), the Company shall declare and pay a special dividend of $10.00 per Share to the holders of record of outstanding Shares as of the applicable record date (the “Special Dividend”; taken in the aggregate with the Share and Cash Election Consideration, the Cash Election Consideration and the Share Election Consideration, the “Aggregate Consideration”).

Goldman, Sachs & Co. and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman, Sachs & Co. and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, RenRe, any of their respective affiliates and third parties, or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the “Transaction”). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, all of which are contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time for which our Investment Banking Division has received, and may receive compensation. We have also provided certain financial advisory and/or underwriting services to RenRe and/or its affiliates or sponsored entities from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as co-manager with respect to a public offering by RenRe of preferred shares in May 2013 and as joint bookrunner with respect to a private placement of catastrophe bonds issued by Mona Lisa Re Ltd., a special purpose vehicle of which RenRe was sponsor and cedent, (aggregate

C-1

Board of Directors

Platinum Underwriters Holdings, Ltd.

November 23, 2014

principal amount $150 million) in July 2013. We may also in the future provide financial advisory and/or underwriting services to the Company, RenRe and their respective affiliates for which our Investment Banking Division may receive compensation.

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company and RenRe for the five fiscal years ended December 31, 2013; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and RenRe; certain other communications from the Company and RenRe to their respective stockholders; certain publicly available research analyst reports for the Company and RenRe; certain internal financial analyses and forecasts for RenRe prepared by its management; certain financial analyses and forecasts for RenRe and certain internal financial analyses and forecasts for the Company, in each case, as prepared by the management of the Company and approved for our use by the Company (the “Forecasts”); and certain operating synergies projected by the managements of the Company and RenRe to result from the Transaction, as approved for our use by the Company (the “Synergies”). We have also held discussions with members of the senior managements of the Company and RenRe regarding their assessment of the strategic rationale for, and the potential benefits of, the Transaction and the past and current business operations, financial condition and future prospects of RenRe and with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Shares and RenRe Common Shares; compared certain financial and stock market information for the Company and RenRe with similar information for certain other companies, the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the property and casualty insurance and reinsurance industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts and the Synergies have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or RenRe or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We are not actuaries and our services did not include any actuarial determination or evaluation by us or any attempt to evaluate actuarial assumptions and we have relied on your actuaries with respect to reserve adequacy. In that regard, we have made no analysis of, and express no opinion as to, the adequacy of the loss and loss adjustments expenses reserves of the Company and RenRe. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or RenRe or on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the holders (other than RenRe and its affiliates) of Shares, as of the date hereof, of the Aggregate Consideration to be paid pursuant to the Agreement. We do not express any view on,

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Board of Directors

Platinum Underwriters Holdings, Ltd.

November 23, 2014

and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the Aggregate Consideration to be paid to the holders (other than RenRe and its affiliates) of Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which RenRe Common Shares will trade at any time or as to the impact of the Transaction on the solvency or viability of the Company or RenRe or the ability of the Company or RenRe to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote or make any election with respect to the Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman, Sachs & Co.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Aggregate Consideration to be paid pursuant to the Agreement is fair from a financial point of view to the holders (other than RenRe and its affiliates) of Shares.

Very truly yours,

/s/ Goldman, Sachs & Co.
(GOLDMAN, SACHS & CO.)

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